QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
METRON TECHNOLOGY N.V.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: N/A
	(2)	Aggregate number of securities to which transaction applies: N/A
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
In connection with SEC Fee Rate Advisory #7 for Fiscal Year 2004, the fee is calculated at $126.70 per $1,000,000 of the cash to be received by the registrant in the transaction. The filing fee was determined based upon an estimated aggregate amount of cash that might be paid to Metron by Applied Materials in the transaction.

	(4)	Proposed maximum aggregate value of transaction: $93,817,158
	(5)	Total fee paid: $11,886.63
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

METRON TECHNOLOGY N.V.
4425 Fortran Drive
San Jose, California 95134-2300
USA

September [—], 2004

Dear Shareholder:

        You are cordially invited to attend the Annual General Meeting of Shareholders (the "Annual Meeting") of Metron Technology N.V., a company organized under the laws of The Netherlands, having its corporate seat at Amsterdam, The Netherlands, and its registered place of business at Kabelstraat 19, Almere, The Netherlands ("Metron"). The Annual Meeting will be held on [                        ], 2004 at 5:30 p.m. local time at the offices of NautaDutilh, Strawinskylaan 1999, 1077 XV Amsterdam, The Netherlands.

        The attached formal notice of Annual Meeting and proxy statement describe the proposals Metron expects to act upon at the Annual Meeting. Metron urges you to review these materials carefully and to use this opportunity to take part in the affairs of Metron by voting on the proposals described in the proxy statement. Proposal 1 relates to the proposed sale of substantially all of Metron's assets to Applied Materials, Inc. and subsequent dissolution of Metron. We cannot complete the asset sale, dissolution and related transactions unless all of the conditions to closing are satisfied, including obtaining the approval of the asset sale, dissolution and related transactions by Metron's shareholders. In addition, there are 9 other proposals for your consideration, which are described in detail in the attached proxy statement.

        The members of Metron's Managing Board and Supervisory Board have determined that the asset sale, dissolution and related transactions are reasonable, proper and advisable and are fair to, and in the best interests of Metron and its shareholders, employees and other stakeholders and recommend that you vote FOR Proposal 1 as more fully described in the attached proxy statement, which Metron urges you to read carefully and in its entirety.

        Your vote is important.    Whether or not you plan to attend the Annual Meeting, please complete the enclosed proxy card and promptly return it in the enclosed postage-paid envelope. The attached proxy statement contains instructions about the methods of voting. If you attend the Annual Meeting, you may have your shares voted as instructed in your proxy card or you may withdraw your proxy at the meeting and vote your shares in person.

        On behalf of Metron's Managing Board and Supervisory Board, I thank you for your support and urge you to vote FOR Proposal 1.

EDWARD D. SEGAL Edward D. Segal Chief Executive Officer and Managing Director

METRON TECHNOLOGY N.V.
4425 Fortran Drive
San Jose, California 95134-2300
USA

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON [                        ], 2004

TO THE SHAREHOLDERS OF METRON TECHNOLOGY N.V.:

        NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders (the "Annual Meeting") of Metron Technology N.V., a company organized under the laws of The Netherlands, having its corporate seat at Amsterdam, The Netherlands, and its registered place of business at Kabelstraat 19, Almere, The Netherlands ("Metron"), will be held on [                        ], 2004 at 5:30 p.m. local time at the offices of NautaDutilh, Strawinskylaan 1999, 1077 XV Amsterdam, The Netherlands for the following purposes:

Matters Relating to the Proposed Transaction with Applied Materials:

  1.
  To approve: (a) the sale and transfer of substantially all of Metron's assets to Applied Materials, Inc., a Delaware corporation ("Applied Materials"), pursuant to the stock and asset purchase agreement, dated August 16, 2004, entered into between Metron and Applied Materials; (b) the amendment of the Articles of Association of Metron to: (i) change the name of Metron to "Nortem N.V." in connection with the asset sale; and (ii) remove from the Articles of Association provisions that are no longer included in The Netherlands Civil Code, and to designate each of Metron's managing directors and each junior civil law notary working with NautaDutilh to apply for the declaration referred to in article 2:125 of The Netherlands Civil Code, and to have the deed of amendment executed; (c) the dissolution and liquidation of Metron immediately following the closing of the asset sale; and (d) the appointment of a liquidator (vereffenaar) for Metron;

Other Matters:

  2.
  To elect supervisory directors to hold office until the next Annual Meeting of Shareholders and until their successors are elected;

  3.
  To approve Metron's ability to issue Metron common shares in an aggregate amount exceeding 19.999% of the outstanding Metron common shares pursuant to convertible debentures and warrants issued in June 2004, and the issuance to any single purchaser of Metron common shares pursuant to convertible debentures or warrants in an aggregate amount that results in a "change of control" of Metron for purposes of the Nasdaq listing standards;

  4.
  To have the Annual Accounts ("jaarrekening") of Metron for the fiscal year ended May 31, 2004 drawn up in the English Language and to adopt the Annual Accounts;

  5.
  To ratify the selection of and to the extent required, to appoint: (a) PricewaterhouseCoopers N.V. as statutory auditors of the Annual Accounts ("jaarrekening") of Metron for the fiscal year ending May 31, 2005; and (b) PricewaterhouseCoopers LLP as independent registered public accountants of Metron for the fiscal year ending May 31, 2005;

  6.
  To approve the preparation of Metron's Annual Report for the fiscal year ended May 31, 2004 in the English language;

  7.
  To extend the authority of the Supervisory Board, for a period of one year: (a) to issue Metron common shares up to the amount of the authorized capital of Metron; and (b) to restrict or exclude pre-emptive rights in relation thereto;

  8.
  To approve the compensation of the Supervisory Board for the fiscal year ending May 31, 2005;

  9.
  To adopt the compensation policy for Metron's Managing Board;

  10.
  To approve the grant of a discharge from liability to Metron's Managing Board and Supervisory Board for the performance of their duties during the fiscal year ended May 31, 2004; and

  11.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the attached proxy statement accompanying this Notice.

        The members of Metron's Managing Board and Supervisory Board have determined that the asset sale, dissolution and related transactions are reasonable, proper and advisable and are fair to, and in the best interests of Metron and its shareholders, employees and other stakeholders and recommend that you vote FOR Proposal 1 as more fully described in the attached proxy statement, which Metron urges you to read carefully. The Supervisory Board recommends a vote FOR each nominee for director named in Proposal 2. The Supervisory Board recommends a vote FOR Proposals 3, 4, 5, 6, 7, 8, 9 and 10.

        Copies of the Annual Accounts, the Annual Report, the draft deed of amendment and the list of nominees for the Supervisory Board are open for inspection at the principal executive offices of Metron, located at 4425 Fortran Drive, San Jose, California 95134-2300, USA, and Metron's principal offices in The Netherlands, located at Kabelstraat 19, NL-1322 AD Almere, by registered shareholders and other persons entitled to attend meetings of shareholders of Metron. Such copies will be open for inspection from the date hereof until the close of the Annual Meeting. In addition, Metron has enclosed a copy of Metron's Annual Report with the attached proxy statement.

        Under the laws of The Netherlands, you are entitled to attend and address the Annual Meeting if, on the date on which the Annual Meeting is held, you are an actual shareholder of Metron. You are entitled to vote at the Annual Meeting the number of Metron common shares which you hold on such date. Accordingly, if prior to the meeting you decide to grant a proxy in order to be represented at the meeting and, after you have granted your proxy, you transfer some or all of the Metron common shares you held at the time that the proxy was granted, your proxy will be deemed to represent the number of Metron common shares you held on the date you granted the proxy minus any Metron common shares you subsequently transferred plus any Metron common shares you acquired since such date. On the date of and prior to the commencement of the Annual Meeting, Metron will verify who is a shareholder of Metron.

        No person has been authorized to give any information or to make any representations other than those set forth in the proxy statement in connection with the solicitation of proxies for the Annual Meeting, and, if given or made, such information must not be relied upon as having been authorized by Metron or any other person.

By Order of the Board of Supervisory Directors
JOEL A. ELFTMANN Joel A. Elftmann Supervisory Director
San Jose, California September [ ], 2004

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. YOU MAY ALSO SUBMIT YOUR PROXY BY FACSIMILE AS DESCRIBED IN THE ATTACHED PROXY STATEMENT. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THE ASSET SALE, DISSOLUTION AND RELATED TRANSACTIONS OR ANY OTHER MATTERS DESCRIBED IN THE ATTACHED PROXY STATEMENT OR DETERMINED IF THE ATTACHED PROXY STATEMENT IS ADEQUATE OR ACCURATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

i

Supervisory Board Committees and Meetings	58
Shareholder Communications with the Supervisory Board	60
Code of Ethics	60
Report of the Audit Committee of the Supervisory Board	60
PROPOSAL 3 APPROVAL TO ISSUE METRON COMMON SHARES IN AN AGGREGATE AMOUNT EXCEEDING 19.999% OF THE OUTSTANDING METRON COMMON SHARES PURSUANT TO OUTSTANDING CONVERTIBLE DEBENTURES AND WARRANTS AND THE ISSUANCE TO ANY SINGLE PURCHASER OF METRON COMMON SHARES PURSUANT TO CONVERTIBLE DEBENTURES OR WARRANTS IN AN AGGREGATE AMOUNT THAT RESULTS IN A "CHANGE OF CONTROL" OF METRON FOR PURPOSES OF THE NASDAQ LISTING STANDARDS	62
PROPOSAL 4 APPROVAL OF ANNUAL ACCOUNTS	65
PROPOSAL 5 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS	66
PROPOSAL 6 APPROVAL OF THE PREPARATION OF THE ANNUAL REPORT IN ENGLISH	68
PROPOSAL 7 APPROVAL FOR THE SUPERVISORY BOARD TO ISSUE METRON COMMON SHARES UP TO THE AMOUNT OF THE AUTHORIZED CAPITAL OF METRON AND TO RESTRICT OR EXCLUDE PRE-EMPTIVE RIGHTS IN RELATION THERETO	69
PROPOSAL 8 APPROVAL OF THE COMPENSATION FOR THE SUPERVISORY BOARD OF METRON	70
PROPOSAL 9 APPROVAL OF COMPENSATION POLICY FOR METRON'S MANAGING BOARD	71
PROPOSAL 10 APPROVAL OF THE GRANT OF A DISCHARGE FROM LIABILITY TO METRON'S MANAGING BOARD AND SUPERVISORY BOARD FOR THE PERFORMANCE OF THEIR DUTIES DURING THE FISCAL YEAR ENDED MAY 31, 2004	72
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	73
EXECUTIVE COMPENSATION	77
REPORT OF THE COMPENSATION COMMITTEE OF THE SUPERVISORY BOARD ON EXECUTIVE COMPENSATION	82
CERTAIN TRANSACTIONS	85
HOUSEHOLDING OF PROXY MATERIALS	87
WHERE YOU CAN FIND MORE INFORMATION	87
OTHER MATTERS	88
ANNEX A STOCK AND ASSET PURCHASE AGREEMENT	A-1
ANNEX B OPINION OF PERSEUS ADVISORS, LLC	B-1
ANNEX C FORM OF INDEMNITY AGREEMENT	C-1
ANNEX D FORM OF VOTING AGREEMENT	D-1
ANNEX E FORM OF NON-COMPETITION AGREEMENT	E-1
ANNEX F FORM OF NON-COMPETITION AGREEMENT	F-1
ANNEX G FORM OF NON-COMPETITION AGREEMENT	G-1
ANNEX H FORM OF NON-COMPETITION AGREEMENT	H-1
ANNEX I DEED OF AMENDMENT	I-1
ANNEX J AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE	J-1
ANNEX K CHARTER OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE OF THE SUPERVISORY BOARD OF DIRECTORS	K-1
ANNEX L POLICY WITH RESPECT TO THE COMPENSATION OF METRON'S MANAGING DIRECTORS	L-1

ii

METRON TECHNOLOGY N.V.
4425 Fortran Drive
San Jose, California 95134-2300
USA

PROXY STATEMENT
FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS

[                        ], 2004

        The enclosed proxy is solicited on behalf of the Board of Supervisory Directors (the "Supervisory Board") of Metron Technology N.V., a company organized under the laws of The Netherlands ("Metron"), for use at the annual general meeting of shareholders to be held on [                        ], 2004, at 5:30 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual General Meeting of Shareholders. The Annual Meeting will be held at the offices of NautaDutilh, Strawinskylaan 1999, 1077 XV Amsterdam, The Netherlands. Metron intends to mail this proxy statement and accompanying proxy card on or about [                        ], 2004 to all shareholders entitled to vote at the Annual Meeting as of the date of the most recent shareholders' register.

        All amounts reflected in this proxy statement with a "$" refer to amounts in U.S. dollars unless otherwise indicated.

SUMMARY TERM SHEET RELATED TO PROPOSAL 1

        The following is a summary of the information contained in Proposal 1. This summary may not contain all of the information that is important to you. You should carefully read this entire proxy statement and the other documents referred to herein for a more complete understanding of the asset sale, dissolution and related transactions. In particular, you should read the annexes attached to this proxy statement, including the stock and asset purchase agreement Metron entered into with Applied Materials on August 16, 2004, the full text of which is attached as Annex A, and the form of Indemnity Agreement, the full text of which is attached hereto as Annex C.

PARTIES TO THE ASSET SALE

Metron Technology N.V.
4425 Fortran Drive
San Jose, California 95134-2300
http://www.metrontech.com

        Metron is a leading global provider of marketing, sales, service and support solutions to semiconductor materials and equipment suppliers and semiconductor manufacturers. Metron provides outsource solutions that address the critical non-core areas of the fab and include products and services such as materials management solutions, cleanroom services, specialty and legacy equipment, and facility maintenance. Metron outsource solutions enable customers to increase fab productivity and focus on their core competencies, such as product development, manufacturing and marketing. By partnering with Metron, suppliers can focus on product development and other core competencies while reducing their time to market using Metron's global infrastructure.

        For more information on the business of Metron, please refer to Metron's Annual Report on Form 10-K for the fiscal year ended May 31, 2004 filed with the United States Securities and Exchange Commission ("SEC") on August 12, 2004.

Applied Materials, Inc.
3050 Bowers Avenue
PO Box 58039
Santa Clara, California
http://www.appliedmaterials.com

        Applied Materials is the largest supplier of products and services to the global semiconductor industry.

        For more information on the business of Applied Materials, please refer to Applied Materials' Annual Report on Form 10-K for the fiscal year ended October 26, 2003, and Form 10-Q for the quarterly period ended August 1, 2004.

STOCK AND ASSETS TO BE SOLD (SEE PAGE 30)

        Under the stock and asset purchase agreement, Metron would sell to Applied Materials the outstanding shares of its worldwide operating subsidiaries and substantially all of the other assets held at the Metron Technology N.V. level, including, but not limited to, Metron's intellectual property and technology and all cash and cash equivalents other than an amount equal to $2,000,000 plus cash received prior to closing upon exercise of warrants and options.

PURCHASE PRICE (SEE PAGE 32)

        Under the stock and asset purchase agreement, Applied Materials would: (a) pay Metron the sum of $84,567,158; (b) assume certain liabilities of Metron; (c) pay to Metron amounts related to certain

Netherlands surtax liabilities and withholding obligations; and (d) reimburse Metron for up to $2,750,000 in certain reimbursable costs. Metron shareholders would not receive any payments directly from Applied Materials.

ASSUMED LIABILITIES (SEE PAGE 31)

        Under the stock and asset purchase agreement, Applied Materials would also acquire substantially all of Metron's liabilities, including, but not limited to, liabilities for taxes related to the asset sale. Metron would retain certain specified liabilities, including, but not limited to, liabilities related to Metron's convertible debentures and warrants, Metron's stock option plans and employee stock purchase plan and liabilities to attorneys, accountants and advisors in connection with the asset sale, dissolution and related transactions.

OPERATION AFTER ASSET SALE; LIQUIDATION AND DISSOLUTION (SEE PAGE 49)

        Following the closing of the asset sale and the satisfaction of Metron's liabilities, Metron would expect to distribute cash in two or more distributions to Metron's shareholders. Metron expects that an initial liquidating distribution would be made as soon as practicable after Metron enters into liquidation, which would occur following the closing of the asset sale. At the conclusion of the liquidation process, which Metron expects would be completed approximately six months following the closing of the asset sale, any cash of Metron remaining after the satisfaction of Metron's liabilities would be distributed to Metron's shareholders. Metron estimates that the total amount of distributions to shareholders in connection with the asset sale and the subsequent dissolution and liquidation of Metron would be in the range of approximately $4.70 to approximately $4.79 per share, prior to the effect of tax withholding requirements that apply differently to each shareholder, as discussed in the section of this proxy statement entitled "Proposal 1—Sale of Substantially All of Metron's Assets, Dissolution and Related Transactions—Material U.S. Federal Income Tax Consequences to U.S. Holders of Metron Common Shares" and "Proposal 1—Sale of Substantially All of Metron's Assets, Dissolution and Related Transactions—Certain Netherlands Tax Considerations For Shareholders Not Residing In The Netherlands."

        Metron's Supervisory Board and Managing Board have not established a timetable for any distributions to its shareholders if the asset sale, dissolution and related transactions are approved. Metron is unable at this time to predict the precise amount and timing of any distributions. The amount and timing of the above-described distributions are dependent upon a variety of factors, including the timing and costs of winding up Metron's business and dissolving. In the event that Metron's liabilities exceed current estimates or unanticipated issues arise in connection with the satisfaction of Metron's liabilities, the liquidating distribution to Metron's shareholders would be less than currently estimated and may be made later than currently anticipated. See the section of this proxy statement entitled "Risk Factors Related to Proposal 1."

MANAGING BOARD AND SUPERVISORY BOARD RECOMMENDATION TO SHAREHOLDERS (SEE PAGE 20)

        After careful consideration, each of Metron's Managing Board and Supervisory Board has unanimously determined, after taking into account the interests of Metron's shareholders, employees and other stakeholders of Metron, that the asset sale, dissolution and related transactions are reasonable, proper and advisable and are fair to, and in the best interests of Metron and its shareholders, employees and other stakeholders. Accordingly, Metron's Managing Board and Supervisory Board recommend that Metron's shareholders vote FOR Proposal 1.

REASONS FOR THE ASSET SALE, DISSOLUTION AND RELATED TRANSACTIONS (SEE PAGE 20)

        In the course of reaching of their decisions to approve the stock and asset purchase agreement, asset sale, dissolution and related transactions, Metron's Managing Board and Supervisory Board each considered a number of factors during their deliberations. These factors are described in the section of this proxy statement entitled "Proposal 1—Sale of Substantially All of Metron's Assets, Dissolution and Related Transactions—Consideration of the Asset Sale, Dissolution and Related Transactions by Metron's Managing Board and Supervisory Board."

OPINION OF FINANCIAL ADVISOR TO METRON (SEE PAGE 23)

        In deciding to approve the asset sale, dissolution and related transactions, Metron's Supervisory Board and Managing Board considered an opinion from the financial advisor to Metron, Perseus Advisors LLC ("Perseus"), that, as of August 16, 2004, the purchase price to be paid pursuant to the stock and asset purchase agreement was fair from a financial point of view to Metron.

        The full text of Perseus' written opinion is attached to this proxy statement as Annex B. Metron encourages you to read the opinion carefully as well as the section of this proxy statement entitled "Proposal 1—Sale of Substantially All of Metron's Assets, Dissolution and Related Transactions—Opinion of Financial Advisor to Metron." The opinion of Perseus, provided to Metron's Supervisory Board and Managing Board in connection with Perseus' evaluation of the purchase price, relates only to the fairness, from a financial point of view, of the purchase price and does not address any other aspect of the transaction. The opinion of Perseus does not constitute a recommendation as to how you should vote on Proposal 1.

VOTE REQUIREMENT FOR THE ASSET SALE, DISSOLUTION AND RELATED TRANSACTIONS (SEE PAGE 14)

        In order to complete the asset sale, dissolution and related transactions, the affirmative vote of at least two-thirds of the valid votes cast at the Annual Meeting either in person or by proxy or any adjournment or postponement thereof, which two-thirds represents more than half of the issued share capital of Metron, in favor of Proposal 1 is required. Holders of Metron common shares will be entitled to cast one vote per share owned on the date of the Annual Meeting.

VOTING AGREEMENTS (SEE PAGE 48)

        Each of the members of Metron's Managing Board and Supervisory Board and certain other shareholders of Metron collectively holding an aggregate of approximately 22.05% of outstanding Metron common shares as of September 14, 2004 have entered into Voting Agreements with Applied Materials, dated as of August 16, 2004, and have delivered proxies to Applied Materials, pursuant to which they have agreed to vote their Metron common shares FOR Proposal 1.

SHARE OWNERSHIP OF MEMBERS OF METRON'S MANAGING BOARD AND THE SUPERVISORY BOARD

        As of the close of business on September 14, 2004, members of Metron's Managing Board and Supervisory Board collectively owned approximately 4.83% of the outstanding Metron common shares entitled to vote at the Annual Meeting. This does not include 962,860 Metron common shares issuable upon the exercise of presently exercisable options which the members of Metron's Managing Board and Supervisory Board beneficially owned as of such date. If all of these stock options had been exercised prior to September 14, 2004, the members of Metron's Managing Board and Supervisory Board would have collectively beneficially owned approximately 11.33% of the outstanding Metron common shares as of September 14, 2004.

INTERESTS OF MEMBERS OF METRON'S MANAGING BOARD AND SUPERVISORY BOARD IN THE ASSET SALE, DISSOLUTION AND RELATED TRANSACTIONS (SEE PAGE 28)

        In considering the recommendation of Metron's Managing Board and Supervisory Board in favor of Proposal 1, you should be aware that some of the members of Metron's Managing Board and Supervisory Board have interests in the asset sale, dissolution and related transactions that are different from, or in addition to, those of Metron's shareholders generally. These differing interests include acceleration of vesting of stock options, employment arrangements and participation in an employee retention plan with Applied Materials following the closing of the asset sale and continuation of director and officer insurance and indemnification. Metron's Managing Board and Supervisory Board were aware of these interests when they approved the stock and asset purchase agreement and the transactions contemplated thereby. See the section of this proxy statement entitled "Proposal 1—Sale of Substantially All of Metron's Assets, Dissolution and Related Transactions—Interests of Certain Persons" for a description of these arrangements.

EXPECTED TIMING OF THE ASSET SALE (SEE PAGE 33)

        Metron expects to complete the asset sale as soon as practicable after all of the conditions to completion contained in the stock and asset purchase agreement have been satisfied or waived. Metron currently expects to complete the asset sale during Metron's second fiscal quarter, ending November 30, 2004, shortly following the Annual Meeting, assuming that Metron's shareholders approve the asset sale, dissolution and related transactions and that the other conditions to closing are satisfied or waived. However, because the asset sale is subject to specified conditions, some of which are beyond Metron's control, the exact timing of the completion of the asset sale cannot be assured.

LIMITATION ON METRON'S ABILITY TO CONSIDER OTHER ACQUISITION PROPOSALS (SEE PAGE 37)

        Metron has agreed to limit its ability to consider, while the asset sale is pending, certain types of extraordinary transactions, such as a tender offer, merger, consolidation, sale of material assets or similar transaction involving Metron.

CONDITIONS TO CLOSING (SEE PAGE 38)

        Metron's and Applied Materials' obligations to complete the asset sale are subject to conditions specified in the stock and asset purchase agreement and described in the section of this proxy statement entitled "Proposal 1—Sale of Substantially All of Metron's Assets, Dissolution and Related Transactions—Principal Terms of the Stock and Asset Purchase Agreement—Conditions to Closing."

TERMINATION (SEE PAGE 40)

        Metron and Applied Materials may terminate the stock and asset purchase agreement by mutual agreement and under circumstances specified in the stock and asset purchase agreement and described in the section of this proxy statement entitled "Proposal 1—Sale of Substantially All of Metron's Assets, Dissolution and Related Transactions—Principal Terms of the Stock and Asset Purchase Agreement—Termination."

INDEMNITY AGREEMENT (SEE PAGE 47)

        As a condition to the consummation of the asset sale, Metron and Applied Materials would enter into an Indemnity Agreement, pursuant to which Applied Materials would defend, indemnify and hold harmless Metron and certain other affiliated parties from and against any and all liabilities, fees, costs or expenses of any nature arising under, resulting from or relating to any contract of Metron that shall not have been assigned to Applied Materials as of the closing of the asset sale, other than contracts related to Metron's convertible debentures and warrants, Metron's stock option plans and Metron's employee stock purchase plan.

MATERIAL TAX CONSEQUENCES OF THE ASSET SALE (SEE PAGE 40).

        The asset sale would be a taxable transaction that may result in a Netherlands corporate income tax liability and value added tax liability for Metron. Liabilities for corporate income taxes and value added taxes that are attributable to the asset sale are liabilities that Applied Materials has agreed to assume.

MATERIAL NETHERLANDS TAX CONSEQUENCES OF THE LIQUIDATION (SEE PAGE 44)

        The liquidating distributions that would be made by Metron to its shareholders would have tax consequences for Metron and its shareholders. To the extent the liquidating distributions exceed the aggregate paid up capital of Metron common shares, they would be treated as dividends for Netherlands tax purposes. Metron would be subject to a Netherlands surtax of 20% on "excess dividends" distributed by Metron to its shareholders. Dividends paid to Metron shareholders that did not attract corporate level surtax would be subject to a 25% Netherlands dividend withholding tax or such lower rate as may be specified by an applicable income tax treaty (provided Metron has received the appropriate tax form from the shareholder claiming the reduced treaty rate or, alternatively, the shareholder claims a refund of the over withheld amount from the Netherlands tax authorities). Applied Materials would pay to Metron as part of the purchase price in the asset sale an amount equal to the surtax and an amount that approximates The Netherlands dividend withholding tax, to the extent those taxes are imposed on distributions of all or any portion of the $84,567,158 paid to Metron by Applied Materials upon the closing of the asset sale by Metron.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE LIQUIDATION (SEE PAGE 41)

        The liquidation of Metron would be treated as a taxable sale in which U.S. shareholders surrender their Metron common shares in exchange for liquidating distributions. The gain or loss recognized with respect to each share would equal: (a) the aggregate of the liquidating distributions received with respect to such share (without reduction for Netherlands dividend withholding tax); minus (b) its adjusted tax basis. U.S. shareholders may claim an income tax deduction or, in certain limited circumstances, a credit against their U.S. federal income tax, for the nonrefundable portion of The Netherlands dividend withholding tax deducted from their distributions.

ACCOUNTING TREATMENT (SEE PAGE 46)

        If Metron's shareholders approve the asset sale, dissolution and related transactions, Metron would record the asset sale in accordance with accounting principles generally accepted in the United States. Upon the completion of the asset sale, Metron would recognize a financial reporting gain, if any, equal to the net proceeds (the sum of the purchase price received less the expenses relating to the asset sale) less the net book value of the assets purchased.

REGULATORY MATTERS (SEE PAGE 47)

        There are no material United States federal or state regulatory approvals required for completion of the asset sale. The asset sale is, however, subject to review by regulatory authorities in China, Germany, Ireland and Israel. Both Metron and Applied Materials have made (or will make) filings, as required by these foreign regulatory authorities. Under these regulations, the asset sale cannot be consummated until the applicable approvals or expiration or termination of any applicable waiting periods have been made or expired or terminated.

QUESTIONS AND ANSWERS RELATED TO PROPOSAL 1

Q:
How is the proposed transaction with Applied Materials structured and who will receive the proceeds of the transaction? (See page 30)

A:
Under the stock and asset purchase agreement between Metron and Applied Materials, Metron would sell to Applied Materials the outstanding shares of its worldwide operating subsidiaries and substantially all of the other assets held at the Metron Technology, N.V. level, including, but not limited to, Metron's intellectual property and technology and all cash and cash equivalents, other than an amount equal to $2,000,000 plus cash received prior to closing upon exercise of warrants and options, and Applied Materials would assume certain liabilities of Metron, pay to Metron $84,567,158 in cash plus amounts related to certain Netherlands surtax liabilities and withholding obligations and reimburse Metron for certain costs and expenses. Following the closing, Metron would enter into liquidation and would ultimately cease to exist. During the process of liquidation, Metron would make an initial liquidating distribution to its shareholders, conclude its business and would then distribute its remaining cash to Metron's shareholders, after satisfying any liabilities not assumed by Applied Materials, including its liabilities to holders of Metron's options, warrants and convertible debentures. Please see the section of the proxy statement entitled "Proposal 1—Sale of Substantially All of Metron's Assets, Dissolution and Related Transactions" for a description of the asset sale, dissolution and related transactions.

Q:
How much cash would Metron's shareholders receive in the liquidation and when would it be received? (See page 49)

A:
Following the closing of the asset sale and the satisfaction of Metron's liabilities, Metron would expect to distribute cash in two or more distributions to Metron's shareholders. Metron expects that an initial liquidating distribution would be made as soon as practicable after Metron enters into liquidation, which would occur following the closing of the asset sale. At the conclusion of the liquidation process, which Metron expects would be completed approximately six months following the closing of the asset sale, any cash of Metron remaining after the satisfaction of Metron's liabilities would be distributed to Metron's shareholders. Metron estimates that the total amount of distributions to shareholders in connection with the asset sale and the subsequent dissolution and liquidation of Metron would be in the range of approximately $4.70 to approximately $4.79 per share, prior to the effect of tax withholding requirements that apply differently to each shareholder, as discussed in the section of this proxy statement entitled "Proposal 1—Sale of Substantially All of Metron's Assets, Dissolution and Related Transactions—Material U.S. Federal Income Tax Consequences to U.S. Holders of Metron Common Shares" and "Proposal 1—Sale of Substantially All of Metron's Assets, Dissolution and Related Transactions—Certain Netherlands Tax Considerations For Shareholders Not Residing In The Netherlands."

  Metron's Supervisory Board and Managing Board have not established a timetable for any distributions to its shareholders if the asset sale, dissolution and related transactions are approved. Metron is unable at this time to predict the precise amount and timing of any distributions. The amount and timing of the above-described distributions are dependent upon a variety of factors, including the timing and costs of winding up Metron's business and dissolving. In the event that Metron's liabilities exceed current estimates or unanticipated issues arise in connection with the satisfaction of Metron's liabilities, the liquidating distribution to Metron's shareholders would be less than currently estimated and may be made later than currently anticipated. See the section of this proxy statement entitled "Risk Factors Related to Proposal 1."

Q:
Would I own any shares of Applied Materials after the asset sale?

A:
No. Applied Materials would pay the purchase price to Metron. Metron's shareholders would not have the option to receive cash or Applied Materials common stock directly from Applied Materials in exchange for their Metron common shares.

Q:
How would Metron's options, warrants and convertible debentures be treated in the asset sale and subsequent liquidation and dissolution? (See page 32)

A:
Metron would retain all liabilities related to its options, warrants and convertible debentures. All unvested Metron options would accelerate and become fully vested as of the closing of the asset sale. Metron expects to offer option holders the choice of either exercising their options for Metron common shares or having their options cashed out by Metron at a price that reflects the difference between the amount that would be distributed to holders of Metron common shares following the closing and the exercise price that would be paid by the option holders without the necessity of actually exercising their options. Holders of Metron's warrants and convertible debentures would be entitled to receive the same amounts as if they had exercised or converted such warrants or convertible debentures, as applicable, at the closing of the asset sale. Metron may seek to negotiate with the holders of its convertible debentures to satisfy the obligations under such debentures prior to the liquidating distributions through cash prepayment or redemption.

Q:
What are the Tax Consequences of the asset sale? (See page 40).

A:
The asset sale would be a taxable transaction that may result in a Netherlands corporate income tax liability and value added tax liability for Metron. Liabilities for corporate income taxes and value added taxes that are attributable to the asset sale are liabilities that Applied Materials has agreed to assume.

Q:
What would be The Netherlands tax consequences of the liquidation? (See page 44)

A:
The liquidating distributions that would be made by Metron to its shareholders would have tax consequences for Metron and its shareholders. To the extent the liquidating distributions exceed the aggregate paid up capital of Metron common shares, they would be treated as dividends for Netherlands tax purposes. Metron would be subject to a Netherlands surtax of 20% on "excess dividends" distributed by Metron to its shareholders. Dividends paid to Metron shareholders that did not attract corporate level surtax would be subject to a 25% Netherlands dividend withholding tax or such lower rate as may be specified by an applicable income tax treaty (provided Metron has received the appropriate tax form from the shareholder claiming the reduced treaty rate or, alternatively, the shareholder claims a refund of the over withheld amount from the Netherlands tax authorities). Applied Materials would pay to Metron as part of the purchase price in the asset sale an amount equal to the surtax and an amount that approximates The Netherlands dividend withholding tax, to the extent those taxes are imposed on distributions of all or any portion of the $84,567,158 paid to Metron by Applied Materials upon the closing of the asset sale by Metron.

Q:
What would be the U.S. federal income tax consequences of the liquidation? (See page 41)

A:
The liquidation of Metron would be treated as a taxable sale in which U.S. shareholders surrender their Metron common shares in exchange for liquidating distributions. The gain or loss recognized with respect to each share would equal: (a) the aggregate of the liquidating distributions received with respect to such share (without reduction for Netherlands dividend withholding tax); minus (b) its adjusted tax basis. U.S. shareholders may claim an income tax deduction or, in certain limited circumstances, a credit against their U.S. federal income tax, for the nonrefundable portion of The Netherlands dividend withholding tax deducted from their distributions.

Q:
If I am a resident of the European Union, The Netherlands Antilles, Aruba or a country that has an income tax treaty with The Netherlands (which includes the United States), where do I obtain my tax form so that I will be subject to a reduced withholding rate on my liquidating distributions? (See page 46)

A:
For residents of the United States who are individuals and certain entities enclosed in the package containing this proxy statement is a Netherlands Form IB 92 USA and return envelope. If you are a resident of the European Union, The Netherlands Antilles, Aruba or a country that has an income tax treaty with The Netherlands (other than the United States), you may call Metron at 408-719-4611 to arrange to have the appropriate tax form sent to you or write to Belastingdienst Centrum voor facilitaire dienstverlening, Afdeling Logistiek reprografisch centrum (postal address: Postbus 1314, 7301 BN Apeldoorn, The Netherlands).

Q:
If I qualify for a reduced withholding tax rate, when and where should I submit my tax form? (See page 46)

A:
In order for Metron to apply a reduced withholding tax rate to your liquidation distributions, Metron must receive your completed tax forms prior to the liquidation distributions. You may submit your completed tax form by mail to P.O. Box 2702 Chicago, IL 60690-9402 or by facsimile to 303-262-0700. We urge you to submit your completed tax form as soon as possible.

Q:
What will happen if I qualify for a reduced withholding tax rate but I do not timely submit the proper tax form?

A:
If you do not have on file a properly completed tax form prior to a liquidating distribution, Metron will withhold at the maximum 25% rate. You may then seek a refund from The Netherlands tax authorities.

Q:
Do Metron's Managing Board and Supervisory Board recommend the approval of the asset sale, dissolution and related transactions?

A:
Yes. Each of Metron's Managing Board and Supervisory Board recommends that Metron's shareholders approve Proposal 1. Metron's Managing Board and Supervisory Board considered many factors in deciding to recommend the approval of the asset sale, dissolution and related transactions. See the section of this proxy statement entitled "Proposal 1—Sale of Substantially All of Metron's Assets, Dissolution and Related Matters—Consideration of the Asset Sale, Dissolution and Related Transactions by Metron's Managing Board and Supervisory Board" for a more detailed description of these considerations.

Q:
What vote of the shareholders is required to adopt Proposal 1?

A:
In order to approve the asset sale, dissolution and related transactions, the affirmative vote of a two-thirds of the valid votes cast at the Annual Meeting either in person or by proxy or any adjournment or postponement thereof, which two-thirds represents more than half of the issued share capital of Metron is required to approve Proposal 1. Holders of Metron common shares will be entitled to cast one vote per share owned on the date of the Annual Meeting.

Q:
When is the asset sale to Applied Materials expected to be completed?

A:
Metron expects to complete the asset sale as soon as practicable after all of the conditions to completion contained in the stock and asset purchase agreement have been satisfied or waived. Metron currently expects to complete the asset sale during Metron's second fiscal quarter, ending November 30, 2004, shortly following the Annual Meeting, assuming that Metron's shareholders approve the asset sale, dissolution and related transactions and that the other conditions to closing are satisfied or waived. However, because the asset sale is subject to specified conditions, some of which are beyond Metron's control, the exact timing of the completion of the asset sale cannot be assured.

Q:
What do I need to do now? (See page 14)

A:
After carefully reading and considering the information contained in this proxy statement, you should complete and sign your proxy and return it in the enclosed return envelope (or vote by facsimile pursuant to the instructions below) as soon as possible so that your shares may be represented at the Annual Meeting.

Q:
Can I change my vote after I have mailed my signed proxy? (See page 15)

A:
Yes. You can change your vote at any time before proxies are voted at the Annual Meeting. You can change your vote by filing with Mr. P.R. Schut, Esq. at the offices NautaDutilh, Strawinskylaan 1999, 1077 XV Amsterdam, The Netherlands, a written notice of revocation or a duly executed proxy bearing a later date prior to 5:30 p.m. local time on [                        ], 2004. You many revoke a previously signed and delivered proxy by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Q:
What happens if I do not either return a Proxy Card or vote in person?

A:
The failure to return your proxy card or the failure to vote in person will have the same effect as voting against Proposal 1.

Q:
May I vote in person?

A:
Yes. If you hold Metron common shares in your name, you may vote in person at the Annual Meeting, rather than signing and returning your proxy card. However, Metron encourages you to return your signed proxy card to ensure that your shares are voted. You may also vote in person at the Annual Meeting if your shares are held in "street name," through a broker or bank provided that you bring a valid proxy from your broker or bank and present it at the Annual Meeting. You may also be asked to present photo identification for admittance.

Q:
What would happen to my Metron common shares as a result of the proposed transaction with Applied Materials?

A:
Nothing. Your Metron common shares would remain outstanding after the closing of the asset sale and may continue to be traded on Nasdaq. However, after Metron's Managing Board and Supervisory Board approve the dissolution of Metron and make the initial distribution of its assets to Metron's shareholders, Metron may delist from Nasdaq.

Q:
Should I send in my Metron share certificates now?

A:
No. Metron's shareholders will not be required to surrender or exchange any share certificates that they hold and should not send such certificates to Metron or Metron's transfer agent for exchange. Metron common shares will remain outstanding after the closing of the asset sale.

Q:
If my Metron common shares are held in "street name" by my broker, will the broker vote the shares on my behalf? (See page 14)

A:
No. Your broker will not vote your shares without instructions from you. You should instruct your broker to vote your shares, following the procedure provided by your broker. Without instructions,

  your shares will not be voted in favor of any proposal set forth in this proxy statement and will have the effect of a vote against Proposal 1.

Q:
What happens if I don't indicate how to vote my proxy?

A:
If you sign and send in your proxy, but do not include instructions on how to vote your properly signed proxy card, your shares will be voted FOR each of the proposals submitted to Metron's shareholders pursuant to this proxy statement.

Q:
Am I entitled to appraisal rights in connection with the asset sale to Applied Materials?

A:
No. Appraisal rights are not available under applicable law in connection with the asset sale.

Q:
Who can help answer my questions about the proposals?

A:
If you have any questions about the proposals presented in this proxy statement, you should contact:

    The Altman Group
    1275 Valley Brook Ave
    Lyndhurst, NJ 07071
    1-800-317-8047

  In addition, Metron's public filings can be accessed at the SEC web site at www.sec.gov. Shareholders of Metron may obtain copies of the documents filed with the SEC free of charge at the Metron investor relations website http://www.investor.metrontech.com.

RISK FACTORS RELATED TO PROPOSAL 1

        In connection with Proposal 1, you should consider the following factors in conjunction with the other information included or incorporated by reference in this proxy statement.

        Failure to complete the asset sale, dissolution and related transactions could cause Metron's share price to decline.

        If the asset sale, dissolution and related transactions are not completed, Metron's share price may decline due to any or all of the following potential consequences:

  •
  the current market price of Metron common shares may reflect a market assumption that the asset sale, dissolution and related transactions will be completed;

  •
  Metron's costs related to the asset sale, such as legal, accounting and certain financial advisor fees, must be paid even if the asset sale, dissolution and related transactions are not completed;

  •
  Metron may have difficulty retaining key personnel; and

  •
  Metron's customers may cancel orders and Metron may experience changes in its relationships with suppliers during the pendency of the transaction that could impact Metron's business going forward.

        Even if the asset sale is completed, the timing and amounts of distributions to shareholders cannot be assured.

        Even if the asset sale is completed, Metron cannot guarantee the amount or timing of any distributions to its shareholders because those determinations depend on a variety of factors, including, but not limited to, the possibility that the costs, expenses and time involved in satisfying Metron's liabilities and obligations and incurred by Metron following the closing of the asset sale, including costs and expenses of winding up Metron's business and dissolving, may exceed current expectations. For the foregoing reasons, there can be no assurance as to the amount of any distributions to Metron's shareholders, even if the asset sale is completed.

        Metron's Managing Board and Supervisory Board may have a potential conflict of interest in recommending approval of the asset sale, dissolution and related transactions.

        Members of Metron's Managing Board and Supervisory Board may have a potential conflict of interest in recommending the approval of the asset sale, dissolution and related transactions. See "Proposal 1—Sale of Substantially All of Metron's Assets, Dissolution and Related Transactions—Interests of Certain Persons."

        Metron may agree to prepay or redeem for cash its convertible debentures and to cancel outstanding warrants in exchange for a cash payment prior to making any liquidating distributions to Metron shareholders.

        If the asset sale occurs, the holders of Metron's convertible debentures will have the right either to convert their debentures into common shares and participate in the liquidating distribution, or to receive a cash payment calculated under the debentures. In addition, if the asset sale occurs, the holders of Metron's warrants may exercise their warrants and receive the same liquidating distribution they would have received if they had exercised their warrants as of the closing of the asset sale. Metron may offer to prepay or redeem the debentures for a negotiated amount and to cancel the warrants in exchange for a cash payment. If Metron prepays or redeems the debentures or cancels the warrants in exchange for a cash payment, or if the holders of the debentures elect to receive a cash payment, the debentures may be paid before any liquidating distribution is made to Metron shareholders. In such an event, the debentures would not be subject to the risk that any retained or post-closing liabilities of

Metron could reduce the amount of funds available for distribution to Metron shareholders, and this risk will be borne entirely by the shareholders of Metron.

        Applied Materials' obligation to complete the asset sale is subject to a number of conditions, including Metron's meeting certain cash, debt and working capital targets.

        Applied Materials' obligation to complete the asset sale is subject to numerous conditions that must be satisfied or waived as of the closing. In particular, Metron is obligated to meet certain cash, debt and working capital targets. You should carefully review the conditions to closing regarding cash, debt and working capital targets set forth in the stock and asset purchase agreement attached as Annex A. If Metron does not meet these targets and if Applied does not waive this condition, the asset sale may not be completed. Metron can not assure you that it will meet any of the closing conditions of the asset sale, including the cash, debt and working capital targets or that Applied Materials would waive any of the closing conditions. See "Proposal 1—Sale of Substantially All of Metron's Assets, Dissolution and Related Transactions—Conditions to Closing."

        Metron may be classified as a passive foreign investment company ("PFIC") for U.S. federal income tax purposes for its current fiscal year.

        Classification of Metron as a PFIC can result in adverse tax consequences for certain U.S. shareholders unless such shareholders take certain affirmative steps, including: (a) making a timely election to treat Metron as a "qualified electing fund"; or (b) making a timely election to mark its shares to market. See the section of the proxy statement entitled "Proposal 1—Sale of Substantially All of Metron's Assets, Dissolution and Related Transactions—Material U.S. Federal Income Tax Consequences to U.S. Holders of Metron Common Shares" for a more detailed discussion of this PFIC risk.

INFORMATION CONCERNING SOLICITATION AND VOTING

SOLICITATION

        Metron will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. Metron has retained The Altman Group to aid in the solicitation of proxies and to verify records relating to the solicitation. The Altman Group will receive a retainer of $5,500 and expense reimbursement for items such as mailing, copying, phone calls, faxes, travel and other related matters, and Metron will indemnify The Altman Group against specified losses arising out of its solicitation services on Metron's behalf. The extent to which these proxy solicitation efforts will be necessary depends on how promptly proxies are received. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names Metron common shares beneficially owned by others to forward to such beneficial owners. Metron may reimburse persons representing beneficial owners of Metron common shares for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by members of Metron's Managing Board or Supervisory Board, officers or other regular employees of Metron. No additional compensation will be paid to the members of Metron's Managing or Supervisory Boards, officers or other regular employees for such services.

REQUIRED VOTES

        In order to approve Proposal 1, the affirmative vote of at least two-thirds of the valid votes cast at the Annual Meeting either in person or by proxy or any adjournment or postponement thereof, which two-thirds represents more than half of the issued share capital of Metron, is required.

        In order to approve Proposals 2 through 10, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required, provided that the votes represent more than half of the issued share capital of Metron.

SUBMITTING YOUR PROXY

        You may submit your proxy to vote by facsimile. To do so, please follow these three easy steps: (1) read the accompanying proxy statement, (2) complete, sign, and date the proxy card and (3) fax the completed, signed and dated proxy card to (303) 262-0700. Your facsimile transmission must be received prior to 8:30 a.m. Pacific Time on [                        ], 2004.

        You may also submit your proxy to vote by mail. To do so, please follow these three easy steps: (1) read the accompanying proxy statement; (2) complete, sign and date the proxy card; and (3) mail the completed, signed and dated proxy card in the enclosed return envelope, which is postage prepaid if mailed in the United States. Your return envelope must be received prior to 8:30 a.m. Pacific Time on [                        ], 2004.

        IF YOU SIGN AND SEND IN YOUR PROXY, BUT DO NOT INCLUDE INSTRUCTIONS ON HOW TO VOTE YOUR PROPERLY SIGNED PROXY CARD, YOUR SHARES WILL BE VOTED FOR EACH OF THE PROPOSALS SUBMITTED TO METRON'S SHAREHOLDERS PURSUANT TO THIS PROXY STATEMENT.

        You may also vote your Metron common shares by attending the Annual Meeting, rather than signing and returning your proxy card, if you own shares in your own name on the date of the Annual Meeting. You are requested to inform Metron before the close of business on [                        ], 2004 whether you will attend the Annual Meeting. Regardless of whether or not you plan to attend the Annual Meeting, Metron encourages you to return your signed proxy card to ensure that your shares are voted. You may also vote in person at the Annual Meeting if your shares are held in "street name"

through a broker or bank, provided that you bring a valid proxy from your broker or bank and present it at the Annual Meeting. You may also be asked to present photo identification for admittance.

VOTING RIGHTS AND OUTSTANDING SHARES

        Only holders of record of Metron common shares at the time of the Annual Meeting will be entitled to vote at the Annual Meeting. At the close of business on September 14, 2004, Metron had 14,815,103 Metron common shares outstanding and entitled to vote.

        Each holder of record of Metron common shares on the date of the Annual Meeting will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

        All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted towards a quorum for purposes of Nasdaq's quorum requirement. No quorum is required under Netherlands law in order for the Annual Meeting to constitute a valid meeting of shareholders. Broker non-votes are not counted for the purpose of determining whether the approval of the requisite number of shares present in person or represented by proxy and entitled to vote at the meeting has been obtained, however broker non-votes are counted for the purpose of determining the total issued share capital of Metron.

REVOCABILITY OF PROXIES

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with Mr. P.R. Schut, Esq. at the offices NautaDutilh, Strawinskylaan 1999, 1077 XV Amsterdam, The Netherlands, a written notice of revocation or a duly executed proxy bearing a later date, however such notice or proxy must be received by Mr. P.R. Schut, Esq. prior to 5:30 p.m. local time on [                        ] , 2004. You may also revoke a previously signed and delivered proxy by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change your instructions.

SHAREHOLDER PROPOSALS

        The deadline for submitting a shareholder proposal for inclusion in Metron's proxy statement and proxy for Metron's 2005 annual general meeting of shareholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 (the "1934 Act") is May 12, 2005. If you wish to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so no earlier than [            ], 2005 and no later than [            ], 2005. You are also advised to review Metron's Articles of Association, which contain additional requirements with respect to advance notice of shareholder proposals and director nominations.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING
STATEMENTS IN THIS PROXY STATEMENT

        This proxy statement and the documents incorporated by reference into this proxy statement contain forward-looking statements about the asset sale, dissolution and related transactions and Metron within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements containing the words "believes," "anticipates," "estimates," "expects," "intends," "plans," "seeks," "will," "may," "should," "would," "projects," "predicts," "continues" and similar expressions or the negative of these terms constitute forward-looking statements that involve risks and uncertainties. Metron intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. Such statements are based on current expectations and are subject to risks, uncertainties and changes in condition, significance, value and effect, including those discussed in the section of this proxy statement entitled "Risk Factors Related to Proposal 1" and the section entitled "Risk Factors" contained in Metron's Annual Report or Form 10-K for the fiscal year ended May 31, 2004. Such risks, uncertainties and changes in condition, significance, value and effect could cause Metron's actual results to differ materially from those anticipated events. Except as may be required under federal law, Metron undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

PROPOSAL 1

SALE OF SUBSTANTIALLY ALL OF METRON'S ASSETS, DISSOLUTION AND RELATED TRANSACTIONS

        This Proposal 1 proposes that Metron shareholders approve: (a) the sale and transfer of substantially all of Metron's assets to Applied Materials, Inc., a Delaware corporation ("Applied Materials"), pursuant to the stock and asset purchase agreement, dated August 16, 2004, entered into between Metron and Applied Materials; (b) the filing of a deed of amendment to the Articles of Association of Metron to; (i) change the name of Metron to "Nortem N.V." in connection with the asset sale and (ii) to remove from the Articles of Association provisions that are no longer permitted under The Netherlands Civil Code, and to designate each of Metron's managing directors and each junior civil law notary working with NautaDutilh to apply for the declaration referred to in article 2:125 of The Netherlands Civil Code, and to have the deed of amendment executed; (c) the dissolution and liquidation of Metron immediately following the closing of the asset sale; and (d) the appointment of a liquidator (vereffenaar) for Metron.

        The following is a description of the material aspects of the asset sale, dissolution and related transactions, including the stock and asset purchase agreement entered into between Metron and Applied Materials on August 16, 2004, the full text of which is attached as Annex A, the form of Indemnity Agreement, the full text of which is attached hereto as Annex C, and certain other agreements entered into (or to be entered into) in connection with the stock and asset purchase agreement. While Metron believes that the following description covers the material terms of the asset sale, dissolution and related transactions and agreements, the description may not contain all of the information that is important to you. You should carefully read this proxy statement and the other documents to which Metron refers for a more complete understanding of the asset sale, dissolution and related transactions.

BACKGROUND OF THE ASSET SALE

        Metron regularly assesses the competitive position of its business and explores strategic opportunities to strengthen its business. Metron and Applied Materials have been generally familiar with each other's businesses, as the companies are in related businesses. Applied Materials and Metron have, from time to time, discussed the possibility of a strategic transaction between them, but prior to the discussions relating to the currently proposed transaction, they had not had any such discussions since June 2003.

        In May of 2003, Metron management discussed with Applied Materials many potential commercial arrangements, including the possibility that Applied Materials would acquire Metron or provide a loan to Metron and in exchange Metron would provide outsourced marketing services to Applied Materials. In addition, in June 2003 Edward D. Segal, Chief Executive Officer of Metron and Menachem Erad, Applied Materials' Chief of Staff and Mergers & Acquisitions, had further discussions regarding an acquisition of Metron by Applied Materials. These discussions were terminated in June of 2003 when Metron and Applied Materials could not reach agreement regarding the terms of a commercial arrangement.

        In November 2003, Joe Bronson, Applied Materials' Senior Vice President and Chief Financial Officer, contacted Mr. Segal at an industry event and expressed renewed interest in exploring a potential strategic transaction with Metron, including an agent relationship, an investment in Metron or an acquisition of Metron. Following that discussion, from time to time over the following months, as described below, members of Metron's management met with, and provided non-material information regarding Metron to, representatives of Applied Materials in order to assist Applied Materials' consideration of a potential strategic transaction between the parties.

        On February 11, 2004, Mr. Segal met with David Wang, then Applied Materials' Group Vice President; Global Services, and David Fried, then Applied Materials' Vice President; Business Development, to discuss Metron's operations. On March 22, 2004, Mr. Segal met with Mr. Wang to further review Metron's operations and how they might fit within the Applied Materials organization. On March 31, 2004, Dennis Riccio, President and Managing Director of Metron, met with Mr. Fried to discuss Metron's products and personnel and how they might fit with the longer term goals of Applied Materials. On March 31, 2004, Mr. Riccio provided additional information requested by Mr. Fried. On April 14, 2004, Mr. Riccio met with Mr. Fried to assist Mr. Fried in preparing a report related to Metron for analysis by Applied Materials' management. On April 28, 2004, Mr. Segal, Mr. Erad, inside counsel of Applied Materials, a representative of De Brauw Blackstone Westbroek P.C., Dutch legal counsel to Applied Materials, a representative of Weil, Gotshal & Manges LLP, legal counsel to Applied Materials, and a representative of NautaDutilh, Dutch legal counsel to Metron, discussed certain aspects of the potential strategic transaction.

        On May 10, 2004, Mr. Erad informed Mr. Segal that Applied Materials was interested in pursuing discussions related to a potential acquisition transaction with Metron. Mr. Erad and Mr. Segal met that same day to discuss a potential acquisition. Mr. Segal and Mr. Erad again met on May 13, 2004 to continue the discussion.

        On May 18, 2004, at a meeting of Metron's Supervisory Board at which Mr. Segal and Doug McCutcheon, Chief Financial Officer and Managing Director of Metron, were also present, Mr. Segal reported to the board the status of discussions with Applied Materials, and the board determined that Mr. Segal should continue discussions with Applied Materials.

        On May 19, 2004, Mr. Segal, Mr. Erad, inside counsel of Applied Materials, a representative of NautaDutilh, a representative of Cooley Godward LLP, U.S. legal counsel to Metron, a representative of Weil Gotshal and a representative of De Brauw Blackstone Westbroek discussed Dutch law relating to various potential acquisition structures.

        Mr. Segal and Mr. Erad met again on May 20, 2004, June 2, 2004 and June 8, 2004. At these meetings, Mr. Segal and Mr. Erad discussed the issues involved in structuring an acquisition of a Dutch company, as well as Metron's concern with the level of costs that would be associated with pursuing negotiations with, and due diligence review by, Applied Materials. The parties tentatively determined that the proposed transaction should be structured as a purchase of Metron's assets. Metron expressed that it would be willing to sign a confidentiality agreement and begin due diligence and negotiation of the definitive agreements relating to the proposed transaction only if Applied Materials agreed to reimburse Metron for at least a portion of the fees and expenses that Metron would incur in connection with those activities.

        On June 15, 2004, Applied Materials agreed to reimburse Metron for certain fees and expenses incurred by Metron in connection with the investigation of a possible transaction between Metron and Applied Materials. On June 21, 2004, Applied Materials and Metron executed a mutual confidentiality agreement.

        On June 22, 2004, an organizational meeting for the commencement of due diligence was held at the offices of Weil Gotshal with representatives of Metron and its legal, accounting and financial advisors and representatives of Applied Materials and its legal, accounting and financial advisors in attendance. Between June 22, 2004 and August 15, 2004, at various different locations, members of Applied Materials' management team, together with its accounting and legal advisors, conducted business, financial, accounting and legal due diligence and participated in discussions with Metron's advisors and management team on various issues related to the diligence review.

        On June 30, 2004, Mr. Segal, representatives of Cooley Godward and representatives of Perseus Advisors, LLC, Metron's financial advisor, met to discuss the proposed transaction.

        On July 1, 2004, at a meeting of the Supervisory Board at which Mr. Segal was also present, the board again discussed the potential transaction and approved retaining Perseus to provide Metron with financial advisory services in connection with the potential transaction.

        Also on July 1, 2004, Applied Materials' counsel provided a draft stock and asset purchase agreement with respect to the proposed transaction to Metron's counsel. Through August 16, 2004, the parties, through meetings and telephone conferences, negotiated and exchanged proposed revised drafts of the stock and asset purchase agreement, as well as related ancillary documents, including an employee retention plan to be implemented by Applied Materials in connection with the proposed transaction and non-competition agreements required to be entered into between Applied Materials and certain individuals in connection with the proposed transaction. Extensive negotiations took place related to the matters covered by these agreements.

        On July 6, 2004, Metron formally retained Perseus to provide Metron with financial advisory services in connection with the proposed transaction.

        At a meeting of Metron's Supervisory Board on July 7, 2004 at which Mr. Segal, Mr. McCutcheon and Mr. Riccio, as well as representatives of Cooley Godward, NautaDutilh and Perseus were also present, the board reviewed the status of the proposed transaction, including progress of the due diligence review, and the status of negotiations. A representative of NautaDutilh advised the board regarding its fiduciary obligations under Dutch law in connection with the proposed transaction. A representative from Perseus reviewed the status of the proposed transaction, strategic alternatives and Perseus' preliminary analysis of financial terms of the transaction.

        At a joint meeting of Metron's Supervisory Board and Managing Board on July 11, 2004, at which representatives of Perseus and Cooley Godward were also present for a portion, the boards reviewed the status of the proposed transaction, including progress of the due diligence review and the negotiations of the agreements. A representative of Perseus provided an update on the status of the transaction and an updated preliminary analysis of financial terms of the proposed transaction. Immediately following this joint meeting, the members of Metron's Managing Board other than Mr. Segal held a meeting at which a representative of NautaDutilh was also present, during which the representative of NautaDutilh advised the board regarding it fiduciary obligations under Dutch law in connection with the proposed transaction.

        At a meeting of Metron's Supervisory Board on July 23, 2004, at which Mr. Segal was also present, the board reviewed the status of the proposed transaction, including progress of the due diligence review and the negotiation of the transaction agreements.

        At a meeting of Metron's Supervisory Board on July 28, 2004, at which Mr. Segal and representatives from Cooley Godward were also present, the board reviewed the status of the proposed transaction, including progress of the due diligence review, and the negotiation of the transaction agreements. Representatives of Cooley Godward discussed with the board the material terms of the draft stock and asset purchase agreement.

        At a meeting of Metron's Managing Board on August 3, 2004, the board reviewed the status of the proposed transaction, including progress of the due diligence review and the negotiation of the transaction agreements. A representative of Cooley Godward discussed with the board the material terms of the draft stock and asset purchase agreement.

        On August 6, 2004, Applied Materials provided to Mr. Segal, Mr. Riccio, Greg Geskovich, Metron's Vice President Fab Solutions Group and Managing Director, and Peter Postiglione, Vice President, Fab Solutions Group of Metron, draft offer letters relating to their employment by Applied Materials following the closing of the proposed transaction. These offer letters included provisions related to the payment to such persons under the proposed employee retention plan, and related documents. These offer letters and the non-competition agreements previously provided to these individuals were negotiated through August 16, 2004.

        At a joint meeting of Metron's Supervisory Board and Managing Board on August 15, 2004, at which a representative of Cooley Godward and representatives of Perseus were also present, the boards reviewed the status of the proposed transaction, including progress of the due diligence review and the negotiation of the transaction agreements. The terms of the employment and retention arrangements between Applied Materials and Mr. Segal, Mr. Riccio, Mr. Postiglione and Mr. Geskovich, relating to the employment of those individuals by Applied Materials following the closing of the asset sale, were also discussed with the boards. A representative of Cooley Godward discussed with the board the material terms of the draft stock and asset purchase agreement. Representatives of Perseus provided a detailed review of its analysis of financial terms of the proposed transaction.

        At a joint meeting of Metron's Supervisory Board and Managing Board on August 16, 2004, at which a representative of Cooley Godward and representatives of Perseus were also present, Mr. Segal and representatives of Cooley Godward and Perseus updated Metron's Managing Board and Supervisory Board on the status of the proposed transaction and informed the Boards that there had been no material changes to the terms of the proposed transaction as it had been presented at the meeting on August 15, 2004. Representatives of Perseus reaffirmed the valuation analysis reviewed with the boards at the previous day's meeting and delivered orally Perseus' fairness opinion, which fairness opinion was subsequently confirmed in writing, that as of August 16, 2004, the purchase price was fair from a financial point of view to Metron. Each of Metron's Managing Board and Supervisory Board unanimously approved Metron's entering into the stock and asset purchase agreement and performing its obligations thereunder and recommended that Metron's shareholders approve the stock and asset purchase agreement and the transactions contemplated thereby.

        Immediately following the joint meeting of the Supervisory Board and Managing Board on August 16, 2004, Metron and Applied Materials executed the stock and asset purchase agreement and related ancillary agreements, Applied Materials entered into voting agreements with certain Metron shareholders and Metron and Applied Materials each issued a press release announcing the transaction.

CONSIDERATION OF THE ASSET SALE, DISSOLUTION AND RELATED TRANSACTIONS BY METRON'S MANAGING BOARD AND SUPERVISORY BOARD

Metron's Reasons for the Asset Sale, Dissolution and Related Transactions

        The following discussion of Metron's reasons for the asset sale contains a number of forward-looking statements that reflect the current views of Metron with respect to future events. Forward-looking statements are subject to risks and uncertainties. Actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Cautionary statements that identify important factors that could cause or contribute to the differences in results and outcomes include those discussed or incorporated by reference in the section of this proxy statement entitled "Risk Factors Related to Proposal 1."

        In considering the transaction with Applied Materials, Metron's Supervisory Board and Managing Board consulted with representatives of Cooley Godward LLP, outside U.S. counsel to Metron, regarding legal due diligence matters and the terms of the stock and asset purchase agreement and related transactions, with NautaDutilh, outside Dutch counsel to Metron, regarding the boards' fiduciary duties and matters related to Dutch law and with Perseus regarding the financial terms of the stock and asset purchase agreement. Metron's Supervisory Board and Managing Board also took into account a number of positive factors in their deliberations concerning the asset sale, including, but not limited to, the following:

  •
  their belief that, given the business, market and execution risks associated with remaining independent and successfully implementing a strategy to increase revenues and profitability,

    remaining an independent operating company was not reasonably likely to create greater value for Metron's shareholders than the prospects presented by the asset sale;

  •
  their belief, having regularly considered various options to increase revenues and strengthen Metron, including merging with other synergistic suppliers, selling divisions to competitors and seeking potential alternative strategic transactions, that the asset sale represents the most favorable alternative currently available to Metron to maximize shareholder value;

  •
  their belief that, while no assurances can be given, the asset sale is likely to be completed because of the limited nature of the closing conditions included in the stock and asset purchase agreement, including the absence of any financing condition to Applied Materials' obligation to complete the asset sale;

  •
  the fact that the asset sale, dissolution and related transactions would be subject to the approval of Metron's shareholders;

  •
  their belief that the asset sale will likely be approved by Metron's shareholders based upon: (a) the potential benefits of the asset sale to Metron and its shareholders identified by the Supervisory Board and Managing Board, as described in this section of the proxy statement; and (b) the agreements by holders of approximately 22.05% of Metron's total outstanding Metron common shares as of September 14, 2004 to approve the asset sale, the stock and asset purchase agreement, the other actions contemplated thereby and any action in furtherance of those activities;

  •
  the fact that Metron's Managing Board and Supervisory Board may, in the exercise of their fiduciary duties and in accordance with the stock and asset purchase agreement, furnish information to, and participate in negotiations or discussions with, another party in connection with an unsolicited written proposal that Metron's Supervisory Board and Managing Board determine in good faith constitutes or is reasonably likely to result in a superior proposal in the manner provided in the stock and asset purchase agreement;

  •
  the fact that Metron's Managing Board and Supervisory Board may, in the exercise of their fiduciary duties and in accordance with the stock and asset purchase agreement, change their recommendation with respect to the transaction with Applied Materials without the possibility of any termination payment in connection therewith;

  •
  their belief that the benefits to Metron contemplated in connection with the asset sale are likely to be achieved within a reasonable time frame;

  •
  the fact that the consideration to be paid in the asset sale is cash, which provides certainty of value to Metron;

  •
  the likely premium of the amount distributed to shareholders relative to Metron's stock price in the recent period prior to the boards' approval of the transaction;

  •
  the opinion of Perseus delivered to the Metron Supervisory Board and Managing Board, as to the fairness, from a financial point of view and as of the date of the opinion, of the purchase price, as more fully described in the section of this proxy statement entitled "Proposal 1—Sale of Substantially All of Metron's Assets—Opinion of Financial Advisor to Metron";

  •
  the terms of the stock and asset purchase agreement; and

  •
  the positive treatment of many Metron employees through continued employment by the subsidiaries of Metron, which will become subsidiaries of Applied Materials following the asset sale.

        Metron's Managing Board and Supervisory Board also identified and considered a number of potentially countervailing factors in their deliberations concerning the asset sale, including, but not limited to, the following:

  •
  the fact that Metron will no longer exist as an independent company and Metron's shareholders will no longer participate in the growth of Metron's business or benefit from any future increases in the value of Metron or from any synergies that may be created by the asset sale;

  •
  the uncertainty of the amounts distributable to Metron's shareholders following the closing of the asset sale and in connection with the liquidation;

  •
  the fact that gains from a cash transaction would be taxable to Metron's shareholders for U.S. federal income tax purposes;

  •
  the risk that the asset sale may not be consummated, including the risks associated with obtaining the necessary approval of Metron's shareholders required to complete the asset sale, notwithstanding the voting agreements obtained from holders of approximately 22.05% of Metron common shares outstanding as of September 14, 2004;

  •
  the fact that under the stock and asset purchase agreement, Metron is obligated to carry on its business in the ordinary course and, subject to specified exceptions, Metron will not take a number of actions related to the conduct of its business without the prior consent of Applied Materials (which cannot be unreasonably withheld, conditioned or delayed);

  •
  the risk of management and employee disruption associated with the asset sale, including the risk that key technical, marketing and management personnel might not remain employed by Metron through the consummation of the asset sale;

  •
  the risk of customer and supplier disruption associated with the asset sale, including the risk that customers and suppliers might reduce the amount of business they conduct with Metron, or cease conducting business with Metron, prior to the consummation of the asset sale;

  •
  the fact that the asset purchase agreement permits Applied Materials to terminate the agreement if, among other things, Metron's Supervisory Board or Managing Board withdraws their recommendations in favor of the asset sale or recommends another acquisition proposal;

  •
  the interests of the members of Metron's Managing Board and Supervisory Board that are different from, or in addition to, those of Metron's shareholders generally (see the section of this proxy statement entitled "Proposal 1—Sale of Substantially All of Metron's Assets, Dissolution and Related Transactions—Interests of Certain Persons");

  •
  the potential impact of the asset sale on employees of Metron not offered continued employment by Applied Materials; and

  •
  the significant costs involved in negotiating and consummating the asset sale.

        Metron's Supervisory Board and Managing Board noted that the voting agreements and the no-shop provisions of the stock and asset purchase agreement could have the effect of discouraging alternative proposals for a business combination or asset sale between Metron and a third party. However, the boards concluded that the voting agreements and the no-shop provisions were necessary to induce Applied Materials to enter into the stock and asset purchase agreement.

        This discussion of information and factors considered by Metron's Supervisory Board and Managing Board is not intended to be exhaustive but is intended to summarize the material factors considered by the boards. In view of the variety of factors considered in connection with its evaluation of the asset sale, Metron's Supervisory Board and Managing Board did not find it practicable to, and did not, quantify or otherwise assign relative or specific weight or values to any of these factors, and individual members of Metron's Supervisory Board and Managing Board may have given different weights to different factors. However, the boards concluded that the potential benefits of the asset sale outweighed the potential countervailing factors and that, overall, the proposed asset sale had greater potential benefits to Metron, its shareholders and other stakeholders relative to other strategic alternatives.

        After taking into account all of the factors set forth above, Metron's Supervisory Board and Managing Board unanimously agreed that the asset sale, dissolution and related transactions are reasonable, proper and advisable and are fair to, and in the best interest of Metron and its shareholders, employees and other shareholders, approved Metron's entering into the stock and asset purchase agreement and performing its obligations thereunder and recommended that Metron's shareholders approve the stock and asset purchase agreement and the transactions contemplated thereby. Accordingly, each of Metron's Managing Board and Supervisory Board recommend that Metron's shareholders vote FOR Proposal 1.

OPINION OF FINANCIAL ADVISOR TO METRON

        In connection with Metron's evaluation of the asset sale, Metron retained Perseus Advisors, LLC ("Perseus") to provide it with certain financial advisory services. Metron selected Perseus based on Perseus' qualifications, expertise, reputation and its knowledge of the business and affairs of Metron. At the meeting of Metron's Supervisory Board and Managing Board on August 16, 2004, Perseus rendered its oral opinion, subsequently confirmed in writing, that as of August 16, 2004, based upon and subject to the various considerations set forth in their opinion, the purchase price to be paid pursuant to the stock and asset purchase agreement, consisting of (a) $84,567,158; (b) the assumption of certain liabilities of Metron; (c) the payments with respect to certain surtax liabilities and withholding obligations; plus (d) up to $2,750,000 in reimbursable costs, was fair from a financial point of view to Metron.

        The full text of the written opinion of Perseus, dated August 16, 2004, is attached as Annex B to this proxy statement. The opinion sets forth, among other matters, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Perseus in rendering its opinion. Metron urges you to read the entire opinion carefully. Perseus' opinion is directed to Metron's Supervisory Board and Managing Board and addresses only the fairness from a financial point of view of the purchase price pursuant to the stock and asset purchase agreement to Metron as of the date of the opinion. It does not address any other aspect of the transaction and does not constitute a recommendation to any holder of Metron common shares as to how to vote at the Annual Meeting. The summary of the opinion of Perseus set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

        In connection with rendering its opinion, Perseus, among other matters:

  •
  reviewed the stock and asset purchase agreement and certain related documents;

  •
  reviewed certain publicly available financial statements and other business and financial information of Metron and Applied Materials;

  •
  reviewed certain internal financial statements and other financial and operating data concerning Metron prepared by the management of Metron;

  •
  reviewed certain financial projections relating to Metron prepared by the senior management of Metron;

  •
  discussed the past and current operations and financial condition and the prospects of Metron with Metron's senior management;

  •
  reviewed and discussed with Metron's senior management certain alternatives to the transaction;

  •
  reviewed and discussed with Metron's senior management its view of the rationale for the transaction;

  •
  reviewed the recent reported closing prices and trading activity for Metron common shares;

  •
  compared the financial performance of Metron and the prices and trading activity of Metron's common shares with that of certain other comparable publicly-traded companies and their securities;

  •
  reviewed certain recent equity research analyst reports covering Metron and the analyst projections contained therein;

  •
  reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

  •
  participated in discussions and negotiations among representatives of Metron and Applied Materials; and

  •
  performed such other analyses and considered such other factors as Perseus deemed appropriate.

        In rendering its opinion, Perseus assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of its opinion. With respect to the financial projections relating to Metron and prepared by the management of Metron, Perseus assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of Metron's management of the future financial performance of Metron. Perseus did not make any independent valuation or appraisal of the assets or liabilities or technology of Metron, nor was Perseus furnished with any such appraisals. In addition, Perseus assumed that the transaction would be consummated in accordance with the terms set forth in the stock and asset purchase agreement. Perseus' opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, August 16, 2004.

        The following is a brief summary of the material analyses performed by Perseus in connection with its opinion dated August 16, 2004 and reviewed with the boards at their meetings on August 15, 2004 and August 16, 2004. These summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Perseus, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

Transaction Multiples

        Perseus calculated several values implied by the purchase price pursuant to the stock and asset purchase agreement based on Metron's closing share price on August 13, 2004 (the last full trading day prior to the date of the announcement of the transaction), including the implied equity value of Metron, the implied equity value per Metron Common Share, the implied premium to Metron's closing share price on August 13, 2004, the implied premium to Metron's volume weighted average closing share price during the 30 days prior to and including August 13, 2004 and the implied aggregate value of Metron. The implied equity value of Metron was calculated based upon the cash proceeds to be received by Metron per the stock and asset purchase agreement and assumes the excluded assets and reimbursement arrangements as described in the stock and asset purchase agreement will be equal to or in excess of the excluded liabilities (other than Metron's liabilities under its convertible debentures, warrants and stock options) as described in the stock and asset purchase agreement. The implied equity value per share reflects the implied equity value divided by the number of fully diluted Metron common shares. The number of fully diluted Metron common shares reflects the sum of the number of Metron common shares outstanding as of August 13, 2004 plus the number of Metron common shares to be issued upon the exercise of outstanding and in-the-money (having an exercise price equal to or below the implied equity value per share) stock options, warrants, and convertible debenture, less the number of shares calculated by dividing the aggregate proceeds to be received by Metron from the exercise of such securities by the implied equity value per share. The number and exercise prices of such securities were based on information provided by Metron. The implied Metron aggregate value reflects the implied equity value less cash plus the value of any debt and capital lease obligations of Metron. The table below summarizes Perseus' calculations:

Implied Metron Equity Value	Implied Metron Equity Value per Share	Implied Premium to Closing Price of Metron Common Shares on August 13, 2004	Implied Premium to 30 Day Volume Weighted Average Closing Price	Implied Metron Aggregate Value
$84.6 million	$4.80	118%	89%	$88 million

        Perseus also calculated the implied aggregate value of Metron as a multiple of estimated revenue for calendar year 2005, the implied equity value per share as a multiple of estimated earnings per share for calendar year 2005 and the implied equity value as a multiple of book value. These multiples were calculated using certain publicly available forecasts prepared by securities research analysts. The table below summarizes Perseus' calculations:

	Implied Multiples
Implied Aggregate Value/Calendar Year 2005 Estimated Revenue	0.3	x
Implied Equity Value Per Share/Estimated Earnings Per Share for Calendar Year 2005	8.9	x
Implied Equity Value/Book Value	1.5	x

Trading Range Analysis

        Perseus reviewed the range of trading prices of Metron common shares and the implied equity value for various periods ended on August 13, 2004, the last full trading day prior to the date of the announcement of the transaction. The table below summarizes Perseus' calculations:

Period Ending August 13, 2004	Range of Trading Prices of Metron Common Shares	Implied Metron Equity Value
(millions)
12 months	$2.07 - $5.20	$34.1 - $92.6
3 months	$2.07 - $3.36	$34.1 - $56.8
30 trading days	$2.07 - $2.85	$34.1 - $47.6

Peak Earnings Analysis

        The semiconductor industry in which Metron participates is highly cyclical. Perseus reviewed selected financial information for Metron for the period from January 1, 2000 through June 30, 2001, a period selected to include the previous semiconductor industry cyclical peak. For the nine months within this period during which publicly available securities research analyst estimates of Metron's forward twelve month earnings per share were highest (from July 7, 2000 through April 6, 2001), Perseus calculated the ratio of the price of Metron common shares to the estimated forward twelve months earnings per share (the "peak price to forward earnings" ratio). Based on this analysis, Perseus derived a peak price to forward earnings ratio range of 5.4x - 8.4x, reflecting data falling between the 25th and 75th percentiles of the observed statistics. Perseus applied this peak price to forward earnings ratio range to publicly available securities research analyst estimates of calendar year 2005 earnings per share for Metron. The table below summarizes Perseus' calculations:

	Metron Calendar Year 2005 Estimated Earnings Per Share	Peak Price to Estimated Forward Earnings Multiple Range (25th Percentile - 75th Percentile)	Implied Value Per Share of Metron	Implied Metron Equity Value
				(millions)
Price to Forward Twelve Months Estimated Earnings Per Share	$0.54	5.4x - 8.4x	$2.91 - $4.53	$48.6 - $79.1

Comparable Company Analysis

        While noting that no comparable public company is identical to Metron, Perseus compared selected financial information for Metron with publicly available information for comparable distribution, semiconductor manufacturing solutions and specialty electronic manufacturing services companies that shared certain characteristics with Metron. Based upon publicly available estimates of certain securities research analysts and using closing prices as of August 13, 2004, Perseus calculated, for each of these companies, the ratios of: stock price to estimated calendar year 2005 earnings per share, aggregate value to estimated calendar year 2005 revenue, and market value of equity (commonly referred to as equity value) to current book value. The aggregate value of a company was defined as equity value less cash plus the value of any debt, capital lease and preferred stock obligations of Metron. The companies used in this comparison included the following:

Distribution Companies	Semiconductor Manufacturing Solutions Companies
Arrow Electronics, Inc.	Air Products and Chemicals, Inc.
Avnet, Inc.	ATMI, Inc. Cabot Microelectronics Corporation
Specialty Electronic Manufacturing Services Companies	DuPont Photomasks, Inc. Entegris, Inc.
Benchmark Electronics, Inc.	Kulicke and Soffa Industries, Inc.
Celestica Inc.	MEMC Electronic Materials, Inc.
Plexus Corporation	Photronics, Inc. Ultra Clean Holdings, Inc.

        Perseus applied ranges for the relevant financial multiples derived from the comparable companies to publicly available securities research analyst estimates of selected financial statistics for Metron. Perseus then estimated the implied equity value of Metron as of August 13, 2004. The table below summarizes Perseus' calculations:

Ratio	Metron Estimated Financial Statistic	Comparable Company Multiple Range	Implied Value Per Share of Metron	Implied Metron Equity Value
(millions)
Price to Estimated Calendar Year 2005 Earnings Per Share	$0.54	6.0x - 10.0x	$3.24 - $5.40	$54.4 - $ 96.5
Aggregate Value to Estimated Calendar Year 2005 Revenue	$274.7 million	0.2x - 0.4x	$3.16 - $5.97	$51.4 - $106.3
Equity Value to Book Value	$55.2 million	1.0x - 2.0x	$3.37 - $6.17	$55.2 - $110.4

        No company utilized in the comparable company analysis is identical to Metron. In evaluating the comparable companies, Perseus made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Metron, such as the impact of competition on the businesses of Metron and the industry in general, industry growth and the absence of any material adverse change in the financial condition and prospects of Metron or the industry or in the financial markets in general. Mathematical analysis, such as determining the average or median, or the high or low, is not in itself a meaningful method of using comparable company data.

Precedent Transaction Premiums Analysis

        Perseus compared certain publicly available statistics for 239 transactions announced between January 1, 2002 and July 15, 2004. This analysis included acquisitions involving publicly-traded target companies with equity values in excess of $25 million and excluded transactions in which the target share price was less than $2.00 one day prior to announcement. Based on this analysis, Perseus derived a range of premiums paid above the closing share prices one day before the announcement of the transaction of 15% - 41%. Perseus also derived a range of premiums paid above the average closing share prices over the 30-day period before the announcement of the transaction of 20% - 50%. These ranges reflect the data falling between the 25th and 75th percentiles of the observed statistics. The table below summarizes Perseus' calculations:

Premium Paid versus the:	Metron Financial Statistic	Precedent Premium Range (25th Percentile - 75th Percentile)	Implied Value per Share of Metron	Implied Metron Equity Value
				(millions)
Share Price One Day Prior to Announcement	$2.20	15% - 41%	$2.53 - $3.10	$41.9 - $52.0
30-Day Average Share Price Prior to Announcement	$2.46	20% - 50%	$2.95 - $3.69	$49.2 - $62.6

        No transaction included in the precedent transaction premiums analysis is identical to the transaction. In evaluating the precedent transactions, Perseus made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Many of these matters are beyond the control of Metron, such as the impact of competition on the business of Metron and the industry in general, industry growth and the absence of any material adverse change in the financial condition and prospects of Metron or the industry or in the financial markets in general which could affect the public trading value of the companies and the aggregate value of the transactions to which they are being compared. Mathematical analysis, such as determining the average or median, or the high or the low, is not in itself a meaningful method of using precedent transaction data.

        In connection with the review of the transaction by Metron's Supervisory Board and Managing Board, Perseus performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Perseus considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Perseus believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Perseus may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Perseus' view of the actual value of Metron. In performing its analyses, Perseus made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Many of these assumptions are beyond the control of Metron. Any estimates contained in Perseus' analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

        Perseus conducted the analyses described above solely as part of its analysis of the fairness of the purchase price from a financial point of view to Metron and in connection with the delivery of its opinion to Metron's Supervisory Board and Managing Board. These analyses do not purport to be appraisals or to reflect the prices at which Metron common shares might actually trade.

        The purchase price was determined through arm's-length negotiations between Metron and Applied Materials and was approved by Metron's Supervisory Board and Managing Board. Perseus provided advice to Metron during these negotiations but did not, however, recommend any specific purchase price to Metron or that any specific purchase price constituted the only appropriate purchase price for the transaction.

        Perseus' opinion and its presentation to Metron's Supervisory Board and Managing Board was one of many factors taken into consideration by such Boards of Directors in deciding to approve the transaction. Consequently, the analyses as described above should not be viewed as determinative of the opinion of Metron's Supervisory Board and Managing Board with respect to the purchase price or of whether they would have been willing to agree to a different purchase price.

        The Metron Supervisory Board and Managing Board retained Perseus based upon Perseus' qualifications, experience and expertise. Perseus is an internationally recognized investment banking and advisory firm. Perseus, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwriting, competitive bidding, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the future, Perseus may provide financial advisory and/or financing services for Applied Materials. Pursuant to an engagement letter dated June 29, 2004 and executed by Metron on July 6, 2004, Perseus provided financial advisory services and a financial opinion in connection with the transaction, and Metron agreed to pay Perseus a fee in connection therewith, a significant portion of which is contingent upon the consummation of the transaction. Metron has also agreed to reimburse Perseus for its expenses incurred in performing its services. In addition, Metron has agreed to indemnify Perseus and its affiliates, their respective directors, officers, agents and employees against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Perseus' engagement and any related transactions.

INTERESTS OF CERTAIN PERSONS

        When considering the recommendation of Metron's Managing Board and Supervisory Board, you should be aware that some of Metron's Supervisory Board members, Managing Board members and executive officers have interests in the asset sale, dissolution and related transactions that are different from, or in addition to, those of Metron's shareholders generally. Each of the members of Metron's Managing Board and Supervisory Board was aware of these interests when they approved the stock and asset purchase agreement.

Certain Employment Arrangements with Managing Directors and Executive Officers

        After the consummation of the asset sale, Edward D. Segal, Metron's Chief Executive Officer and Managing Director, will become a Senior Advisor regarding the acquired Metron business, Dennis R. Riccio, Metron's President, Chief Operating Officer and Managing Director, will become Head of Field Operations and Sales of the acquired Metron business, Gregory S. Geskovich, Metron's Vice President Fab Solutions Group and Managing Director, will become Head of Fab Solutions Group of the acquired Metron business and Peter Postiglione, Metron's Vice President Fab Solutions Group, will become Head of the Equipment Group of the acquired Metron business.

Accelerated Vesting of Stock Options of Managing Directors, Supervisory Directors and Executive Officers

        As of September 14, 2004, the following Managing Directors, Supervisory Directors and Executive Officers of Metron have the following number of Metron common shares subject to unvested options that become immediately exercisable upon consummation of the asset sale:

Name	Number of Metron Common Shares	Weighted Average Exercise Price
Robert R. Anderson	7,813	$3.22
Dana C. Ditmore	15,000	$4.15
Joel A. Elftmann	7,813	$3.22
William L. George	15,000	$4.15
Gregory S. Geskovich	76,875	$2.53
Bruce M. Jaffe	7,813	$3.22
Douglas J. McCutcheon	109,375	$1.99
Sho Nakanuma	7,813	$3.22
Peter Postiglione	50,000	$3.45
Dennis R. Riccio	108,594	$2.43
Edward D. Segal	114,688	$2.46

Employee Bonus Incentive Plan

        If the asset sale is completed, Applied Materials would establish an employee bonus incentive plan (the "Employee Bonus Incentive Plan") in an aggregate amount of $4.8 million to provide an incentive to certain Metron employees whose employment would continue after the closing of the asset sale. No later than five (5) business days prior to the closing, Metron would provide to Applied Materials a proposal with respect to the allocation of $1,240,000 of the Employee Incentive Plan among participants of the Employee Bonus Incentive Plan (other than Messrs. Segal, Riccio, Geskovich and Postiglione). Applied Materials would make the final determinations regarding the allocation of the $1,240,000 among certain employees of Metron (other than Messrs. Segal, Riccio, Geskovich and Postiglione) prior to the closing (the "Bonus Amounts"). Subject to certain specified conditions, Applied Materials would advance twenty-five percent (25%) of the Bonus Amounts in accordance with the allocation described above within thirty (30) days after the closing and pay seventy-five percent (75%) of the Bonus Amounts within 30 days after the earlier of: (a) the second anniversary of the closing of if such participant continues to be an employee of Applied Materials or any of its subsidiaries as of such date; or (b) the effective date of a release of claims signed and not revoked by the such participant for the benefit of Applied Materials following the occurrence of an Early Payment Event. An "Early Payment Event" means: (a) the death or disability (as defined in the Employee Incentive Plan) of such participant, except to the extent cause (as defined in the Employee Incentive Plan) existed prior to participant's death or disability; (b) the date on which such participant's employment with Applied Materials or any of its subsidiaries is terminated by Applied Materials without cause; or (c) the date on which such participant resigns his or her employment with Applied Materials or any of its subsidiaries for Good Reason (as defined in the Employee Incentive Plan). Messrs. Segal, Riccio, Geskovich and Postiglione are eligible to participate in the Employee Bonus Incentive Plan in the amounts of $1,800,000, $900,000, $430,000 and $430,000, respectively.

        As a result of these interests, the members of Metron's Managing Board and Supervisory Board of Metron could be more likely to vote to approve the stock and asset purchase agreement than if they did not hold these interests. Metron's shareholders should consider whether these interests may have influenced the members of Metron's Managing Board and Supervisory Board to support or recommend the asset sale, dissolution and related transactions.

Continuation of Indemnification Obligations

        The stock and asset purchase agreement provides that Applied Materials would continue to indemnify and hold harmless, and provide advancement of expenses to, all past and present members of Metron's Managing Board and the Supervisory Board, officers and employees of Metron and each of its subsidiaries to the extent provided by the applicable charter or other organizational documents or contractual arrangements as in effect at the date of the stock and asset purchase agreement, for acts or omissions occurring at or prior to the closing. See the section of this proxy statement entitled "Proposal 1—Sale of Substantially All of Metron's Assets, Dissolution and Related Transactions—Indemnification, Exculpation and Insurance."

PRINCIPAL PROVISIONS OF THE STOCK AND ASSET PURCHASE AGREEMENT

        The following section of this proxy statement summarizes the principal terms of the stock and asset purchase agreement entered into between Metron and Applied Materials on August 16, 2004, and is qualified in its entirety by reference to the stock and asset purchase agreement, the full text of which is attached as Annex A to this proxy statement and is incorporated herein by reference. You should read the stock and asset purchase agreement and the Indemnity Agreement attached to this proxy statement as Annex C carefully and in their entirety for a description of the terms of the asset sale, dissolution and related transactions.

Stock and Assets Sold

        The stock and asset purchase agreement provides that Applied Materials will purchase all of the business and assets of Metron, including, without limitation, the following assets:

  •
  the outstanding shares of Metron's worldwide operating subsidiaries;

  •
  Metron's intellectual property;

  •
  Metron's rights under any contract relating to Metron's business other than certain retained contracts described below;

  •
  Metron's cash and cash equivalents, other than an amount of retained cash described below;

  •
  Metron's accounts receivable and other current assets;

  •
  Metron's approvals, authorizations, consents, licenses, permits or certificates issued or given by any governmental body, to the extent transferable under applicable law;

  •
  Metron's tangible assets, including, but not limited to, Metron's files and records;

  •
  Metron's deposits, prepayments and rights to refunds (including without limitation any refunds relating to taxes); and

  •
  Metron's assets, if any, reflected on the unaudited balance sheet of Metron and its subsidiaries as of May 31, 2004, or otherwise used in connection with Metron's business.

Excluded Assets

        The stock and asset purchase agreement provides that Metron will retain certain rights and assets in connection with the asset sale, including:

  •
  rights of Metron under any contract that: (a) cannot be assigned to Applied Materials without the consent of a third party (and such consent is not obtained prior to the closing); or (b) that Applied Materials has requested Metron amend or terminate prior to closing (and such amendment or termination has not been obtained prior to closing);

  •
  the payment of $84,567,158 (the "Initial Cash Payment") to be paid to Metron by Applied Materials upon the closing of the asset sale;

  •
  cash equal to: (a) the aggregate cash payments received by Metron from and after August 16, 2004, and prior to the closing upon the exercise of warrants to purchase capital stock of Metron and options issued under Metron's Amended and Restated Employee Stock Option Plan, Supervisory Directors Stock Option Plan or Supplemental Stock Option Plan (the "Metron's Stock Plans"); plus (b) $2,000,000 in cash;

  •
  certain specified contracts, including those related to Metron's convertible debentures and warrants and certain of Metron's employee benefit plans and certain indemnity agreements;

  •
  all cash received by Metron after the closing under Metron's employee stock purchase plan;

  •
  Metron's rights under the stock and asset purchase agreement, the Assignment and Assumption Agreement and the Indemnity Agreement;

  •
  treasury shares held by Metron; and

  •
  Metron's articles of association, by-laws, minute books, corporate seal and other corporate records relating to Metron's corporate organization and capitalization.

Assumed Liabilities

        The stock and asset purchase agreement provides that Applied Materials will assume all of the liabilities of Metron as of the closing (other than certain excluded liabilities (as described below)), and including, without limitation:

  •
  any liability for United States federal or Netherlands income taxes arising from the closing of the asset sale including any liabilities for corporate income taxes resulting from payments from Applied Materials to Metron pursuant to: (a) any surtax to be imposed by The Netherlands on: (i) payments made by Metron to holders of Metron's stock options, warrants and convertible debentures; and (ii) distributions to Metron's shareholders; and (b) the amount of dividend tax Metron will be obligated to withhold and remit to The Netherlands from such payments and distributions, to the extent that the surtax liability and the withholding obligations arise from the Initial Cash Payment, and not with respect to the distribution of any other payment;

  •
  any liability for sales, use, value added, transfer, recordation, intangible, documentary, stamp or similar taxes or charges applicable to or resulting from, the transfer of certain purchased assets to Applied Materials;

  •
  any liability to indemnify the officers and directors of Metron, its subsidiaries for matters arising prior to or as of the closing; and

  •
  any liability under or with respect to any asset purchased by Applied Materials.

Excluded Liabilities

        The stock and asset purchase agreement provides that Applied Materials will not assume the following liabilities of Metron:

  •
  except to the extent expressly assumed by Applied Materials, and except for the surtax liability and the withholding obligations, any liability of Metron arising or resulting from events occurring after the closing, including without limitation any liability arising in connection with the liquidation of Metron and/or any dividend or other distribution by Metron to its shareholders; provided, however, that Applied Materials has agreed to reimburse Metron for reasonable costs and expenses incurred by Metron arising after the closing that are reasonably necessary for the dissolution and liquidation of Metron and the continued existence of Metron through the date of the final liquidation of Metron in an aggregate amount up to $2,750,000;

  •
  any liability under or with respect to any excluded assets including, without limitation, all liabilities under all of Metron's retained contracts; provided, however, that the foregoing does not limit Applied Materials' obligations under the Indemnity Agreement;

  •
  any liability of Metron arising under the stock and asset purchase agreement or the voting agreements;

  •
  all liabilities of Metron's subsidiaries for fees, expenses and costs of legal, accounting, financial or other advisors incurred in connection with or arising from the stock and asset purchase agreement, the asset sale or any of the other transactions contemplated thereby; provided, however, that liabilities of Metron's subsidiaries acquired by Applied Materials for fees, expenses and costs of legal, accounting, financial or other advisors arising after the closing would not be Excluded Liabilities;

  •
  all liabilities of Metron related to amounts payable in connection with the asset sale related to the liquidation of Metron with respect to options, awards or other rights under Metron's Stock Plans and Metron's employee stock purchase plan (including, without limitation, any liability with respect to taxes required to be paid or withheld in connection with any grant, exercise or acceleration of any option, award or other such right); and

  •
  all liabilities of Metron related to or arising from Metron's convertible debentures and/or warrants to purchase capital stock of Metron.

Treatment of Options, Warrants and Debentures

        If the asset sale closes, Metron's outstanding options, awards, warrants and convertible debentures would not be assumed by Applied Materials.

        As contemplated by the stock and asset purchase agreement, Metron would accelerate all outstanding vested options under its option plans upon the closing of the asset sale. Metron expects to offer option holders the choice of either converting their options into Metron common shares or having their options cashed out by Metron at a price that reflects the amount that would be distributed to holders of Metron common shares following the closing and the exercise price that would be paid by the option holders without the necessity of actually exercising their options.

        Holders of Metron's outstanding warrants and convertible debentures would be entitled to receive, following the asset sale, the same consideration such holders would have received if they had exercised or converted such instruments prior to the closing of the asset sale. As of September 14, 2004, Metron's outstanding warrants were exercisable for 1,633,770 Metron common shares and the convertible debentures were convertible into 3,611,107 Metron common shares. Metron may seek to negotiate with the holders of its convertible debentures to satisfy the obligations under such debentures prior to the liquidating distributions through cash prepayment or redemption.

Purchase Price

        Pursuant to the stock and asset purchase agreement, Applied Materials would: (a) pay Metron $84,567,158; (b) assume the Assumed liabilities; (c) pay to Metron amounts equal to the surtax liability and withholding obligations to the extent that the surtax liability and the withholding obligations arise from the liquidating distributions of all or any portion of: (a) the payment of $84,567,158 that would be paid to Metron by Applied Materials upon the closing of the asset sale; and (b) the payment for surtax that would be reimbursed by Applied Materials to Metron and not with respect to the distribution of any other payment; and (d) reimburse Metron for reasonable costs and expenses incurred by Metron arising after the closing that are reasonably necessary for the dissolution and liquidation of Metron and the continued existence of Metron through the date of the final liquidation of Metron in an aggregate amount up to $2,750,000.

Expected Timing of the Asset Sale

        Metron expects that the asset sale will close as soon as practicable after the necessary shareholder approval has been obtained and all other conditions to the completion of the asset sale contained in the stock and asset purchase agreement have been satisfied or waived. However, because the asset sale is subject to specified conditions, some of which are beyond Metron's control, the exact time of the completion of the asset sale cannot be assured. The stock and asset purchase agreement provides that either party may terminate the stock and asset purchase agreement if the closing of the asset sale has not occurred on or before December 15, 2004; provided, however, that if the asset sale shall not have been consummated on or before December 15, 2004, because all waiting periods under applicable antitrust laws have not been terminated or have expired, then such date shall be automatically extended to January 31, 2005.

Representations and Warranties

        Metron has made a number of representations and warranties to Applied Materials in the stock and asset purchase agreement regarding aspects of its business, financial condition, structure, contracts, intellectual property, and other facts pertinent to the asset sale, including, among other things, representations relating to:

  •
  Metron's corporate organization and good standing;

  •
  Metron's authority to enter into and perform its obligations under the stock and asset purchase agreement;

  •
  Metron's capitalization;

  •
  the corporate organization and capitalization of Metron's subsidiaries;

  •
  Metron's corporate records;

  •
  the absence of conflicts with Metron's existing agreements resulting from the consummation or performance of the stock and asset purchase agreement;

  •
  consents required in connection with the consummation of the asset sale;

  •
  Metron's ownership of the shares of its worldwide operating subsidiaries;

  •
  Metron's filings with the SEC;

  •
  the absence of any undisclosed liabilities;

  •
  information to be included in this proxy statement;

  •
  the absence of certain developments since May 31, 2004;

  •
  Metron's taxes;

  •
  Metron's real property;

  •
  Metron's tangible personal property;

  •
  Metron's intellectual property;

  •
  Metron's contracts;

  •
  Metron's employee benefits plans;

  •
  Metron's employees and labor related matters;

  •
  litigation;

  •
  the compliance by Metron with applicable laws;

  •
  Metron's permits;

  •
  environmental matters;

  •
  Metron's insurance policies;

  •
  Metron's inventories, receivables and payables;

  •
  related party transactions;

  •
  Metron's customers and suppliers;

  •
  Metron's banks and bank accounts;

  •
  the requisite vote by Metron's shareholders to approve the asset sale;

  •
  Metron's financial advisor;

  •
  the opinion of Metron's financial advisor;

  •
  the sufficiency of Metron's title to certain purchased assets; and

  •
  the absence of any untrue statement of material fact or omission in connection with the stock and asset purchase agreement.

        Applied Materials has made a number of representations and warranties to Metron in the stock and asset purchase agreement, including, among other things, representations relating to:

  •
  Applied Materials' corporate organization and good standing;

  •
  Applied Materials' authority to enter into and perform its obligations under the stock and asset purchase agreement;

  •
  the absence of conflicts with Applied Materials' existing agreements resulting from the consummation or performance of the stock and asset purchase agreement;

  •
  consents required in connection with the consummation of the asset sale;

  •
  litigation;

  •
  Applied Materials' investment intention; and

  •
  Applied Materials' financial advisors.

Non-Survivability of Representations and Warranties

        The respective representations and warranties and the pre-closing covenants of Metron and Applied Materials contained in stock and asset purchase agreement or in any instrument delivered pursuant to stock and asset purchase agreement expire with, and terminate and extinguish upon, the effective time of the closing.

Covenants and Agreements

        Under the stock and asset purchase agreement, Metron has agreed that, unless Applied Materials otherwise consents in writing, which consent cannot be unreasonably withheld, conditioned or delayed, it will comply with certain restrictions relating to the operation of its business prior to the closing of the asset sale. These restrictions include provisions relating to Metron's agreement to:

  •
  conduct Metron's business in the ordinary course of business;

  •
  use commercially reasonable efforts to: (a) preserve the present business operations, organization (including, without limitation, management and the sales force) and goodwill of Metron and its subsidiaries; and (b) preserve its present relationship with persons having business dealings with Metron, the purchased companies and their subsidiaries;

  •
  maintain all of the assets and properties of Metron and its subsidiaries in their current condition, ordinary wear and tear excepted;

  •
  maintain (to the extent available) insurance upon all of the properties and assets of Metron and its subsidiaries in such amounts and of such kinds comparable to that in effect on the date of the stock and asset purchase agreement;

  •
  maintain the books, accounts and records of Metron and its subsidiaries in the ordinary course of business;

  •
  continue to collect accounts receivable and pay accounts payable in the ordinary course of business utilizing normal procedures and without discounting, deferring or accelerating payment of such accounts except for such actions taken in the ordinary course of business that individually, and in the aggregate, are not material;

  •
  use commercially reasonable efforts to comply with all contractual and other obligations applicable to the operation of Metron and its subsidiaries; and

  •
  comply in all material respects with applicable laws, including, without limitation, environmental laws.

        Except as otherwise expressly permitted by the stock and asset purchase agreement, and except to the extent required by applicable law or the regulations or requirements of any stock exchange or regulatory organization applicable to Metron or its subsidiaries, without the prior written consent of Applied Materials, which consent cannot be unreasonably withheld, conditioned or delayed, Metron has agreed to certain restrictions relating to:

  •
  dividends and other distributions;

  •
  repurchase, redemption and acquisition of outstanding shares of the capital stock or other securities of, or other ownership interests in, Metron or its subsidiaries;

  •
  transfers, issuances or other dispositions of any shares of capital stock or other securities of Metron or any of its subsidiaries or the grant of options, warrants, calls or other rights acquire shares of the capital stock or other securities of Metron;

  •
  recapitalizations, reclassifications, stock splits or like change in the capitalization of Metron or any of its subsidiaries;

  •
  amendments to the certificate of incorporation, articles of association, bylaws or other organizational documents of Metron or any of its subsidiaries;

  •
  compensation (including equity compensation, whether payable in cash, stock or other property) of employees, directors and consultants of Metron or any of its subsidiaries;

  •
  grants of any unusual or extraordinary bonuses, benefits or other direct or indirect compensation to any employee, director or consultant of Metron or any of its subsidiaries;

  •
  benefits under Metron's employee benefit plans or arrangements;

  •
  entering into employment or similar agreements with a director, officer or employee of Metron or any of its subsidiaries;

  •
  borrowing of monies, draw downs on existing lines of credit or debt obligations, and becoming a guarantor, surety, endorser or otherwise liable for any debt, obligation or liability (contingent or otherwise) of any other person;

  •
  liens on the properties or assets (whether tangible or intangible) of Metron or any of its subsidiaries;

  •
  acquisitions of material properties or assets by Metron or any of its subsidiaries and sales or other dispositions of any of the material properties or assets of Metron or any of its subsidiaries;

  •
  the cancellation or compromise of any debt or claim and waivers or releases of any material right of Metron or any of its subsidiaries;

  •
  commitments for capital expenditures of Metron or any of its subsidiaries;

  •
  entering into, or modifying any labor or collective bargaining agreement of Metron or any of its subsidiaries;

  •
  the operation of Metron and its subsidiaries;

  •
  entering into contracts which by reason of its size, nature or otherwise are not in the ordinary course of business;

  •
  entering into or agreeing to enter into any merger or consolidation with any corporation or other entity, or engaging in any new business or investing in, making a loan, advancing or making a capital contribution to, or otherwise acquiring the securities of any other person;

  •
  contract or transaction between Metron on one hand and any of its subsidiaries on the other hand;

  •
  elections relating to taxes, settlements or compromises of any claim, action, suit, litigation, proceeding, arbitration, investigation, audit controversy relating to taxes;

  •
  changes to any of its tax or reporting or accounting practices, methods or policies;

  •
  agreements which restrain, restrict, limit or impede the ability of Metron or any of its subsidiaries to compete with or conduct any business or line of business in any geographic area;

  •
  changing Metron's fiscal year, revaluing any of its assets, changes in financial accounting methods, principles or practices;

  •
  commencing or settling any legal proceeding;

  •
  entering into any contract that would be a material contract; and

  •
  agreeing to do anything prohibited above or anything which would reasonably be expected to result in certain closing conditions not being satisfied.

        The covenants in the stock and asset purchase agreement relating to the conduct of Metron's business during the pre-closing period are complicated and not easily summarized. You are urged to carefully read Article VI of the stock and asset purchase agreement attached as Annex A to this proxy statement.

        Prior to the closing of the asset sale, Metron has also agreed to give Applied Materials reasonable access to, among other things, Metron's books, records, and work papers related to the assets being transferred, and reasonable access to Metron's personnel and properties.

        Metron and Applied Materials agreed to certain additional covenants in the stock and asset purchase agreement, including public disclosure regarding the subject matter of the stock and asset purchase agreement, consents to be obtained in order to transfer certain contracts, preparation of this proxy statement, post-closing tax covenants, and certain contracts required by Applied Materials to be amended or terminated by Metron prior to the closing date.

Limitation on Metron's Ability to Consider Other Acquisition Proposals

        Metron has agreed it shall not, nor shall it authorize or permit any of its subsidiaries, any of their respective directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative retained by Metron or any of its subsidiaries to, directly or indirectly through another person:

  •
  solicit, initiate or knowingly encourage, or take any other action intended to, or which would reasonably be expected to, facilitate, any inquiries or the making of any proposal that constitutes or is reasonably likely to lead to a Company Takeover Proposal (as defined below); or

  •
  participate in any discussions or negotiations regarding, or furnish to any person any information, or otherwise cooperate in any way with, any Company Takeover Proposal.

        "Company Takeover Proposal" means any, inquiry, proposal or offer from any person for: (a) a merger, consolidation, dissolution, recapitalization or other business combination involving Metron; (b) the issuance of twenty percent (20%) or more of the equity securities of Metron as consideration for the assets or securities of another Person; or (c) the purchase or acquisition in any manner, directly or indirectly, twenty percent (20%) or more of the equity securities of Metron or assets (including equity securities of any subsidiary of Metron) that represent twenty percent (20%) or more of the total consolidated assets of Metron, in each case other than the transactions contemplated by the stock and asset purchase agreement.

        However, if Metron receives an unsolicited Company Takeover Proposal that constitutes or is reasonably likely to result in a Company Superior Proposal (as defined below), Metron may in the exercise of its fiduciary duties and subject to certain restrictions: (a) furnish information with respect to Metron and its subsidiaries to the person making such Company Takeover Proposal; and (b) participate in discussions or negotiations with the person making such Company Takeover Proposal.

        "Company Superior Proposal" means any bona fide offer made by a third party that if consummated would result in such person (or its shareholders) owning, directly or indirectly, all or substantially all of the Metron common shares then outstanding (or of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or all or substantially all of the total consolidated assets of Metron, which the Supervisory Board of Metron determines in good faith (after consultation with a financial advisor of nationally recognized reputation) to be: (a) more favorable to Metron's shareholders from a financial point of view than the asset sale to Applied Materials (taking into account all the terms and conditions of such proposal and the stock and asset purchase agreement (including any changes to the financial terms of the stock and asset purchase agreement proposed by Applied Materials in response to such offer or otherwise)); and (b) reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal.

        Metron has also agreed that, except as described below, Metron's Managing Board and the Supervisory Board will not:

  •
  withdraw or modify its recommendation in favor of Proposal 1;

  •
  recommend, adopt or approve any Company Takeover Proposal;

  •
  approve or recommend, or allow Metron or any of its subsidiaries to execute or enter into any agreement constituting or related to a Company Takeover Proposal.

        However, under certain circumstances Metron's Managing Board and the Supervisory Board may change their recommendations in favor of Proposal 1 if it is necessary to do so in order to comply with their fiduciary duties to Metron's shareholders, employees or other stakeholders of Metron under applicable Law.

Indemnification, Exculpation and Insurance

        Applied Materials would cause the purchased companies and their subsidiaries to, indemnify and hold harmless, and provide advancement of expenses to, all past and present directors, officers and employees of Metron and each of its subsidiaries to the extent provided by the applicable charter or other organizational documents as in effect at the date of the stock and asset purchase agreement, for acts or omissions occurring at or prior to the closing in their capacities as such, with references to Metron thereafter deemed to refer to Applied Materials; provided, however, that neither Applied Materials nor any of the purchased companies or their subsidiaries shall have any obligation to indemnify any individual person with respect to any matter constituting: (a) a breach of the stock and asset purchase agreement or any of the related agreements by such Person; (b) criminal conduct by such person; (c) a material violation of any national, state or foreign securities laws by such person; (d) bad faith conduct or a breach of any applicable duty of loyalty by such person; or (e) any other matter in respect of which indemnification would not be permitted for such person under applicable law.

Conditions to Closing

        Metron's and Applied Materials' obligations to complete the asset sale are subject to the fulfillment (or waiver) of the following conditions:

  •
  the requisite approval of Proposal 1 by Metron's shareholders shall have been obtained;

  •
  all filings required to be made shall have been made and all waiting periods (and any extension thereof) applicable to the asset sale under applicable antitrust law shall have been terminated or shall have expired; and

  •
  there shall not be in effect any order by a governmental body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby.

        Applied Materials' obligation to consummate the transactions contemplated by the stock and asset purchase agreement is subject to the fulfillment, on or prior to the date of closing, of each of the following conditions (any or all of which may be waived by Applied Materials in whole or in part to the extent permitted by applicable law):

  •
  the representations and warranties of Metron contained in the stock and asset purchase agreement must be true and correct, as of the date of closing as though made on such date except as would not reasonably be expected to result in a material adverse effect on Metron or its subsidiaries purchased by Applied Materials;

  •
  Metron shall have performed and complied in all material respects with all obligations and covenants required by the stock and asset purchase agreement to be performed or complied with by it on or prior to the date of closing;

  •
  there shall not have been or occurred any event or condition that would reasonably be expected to have a material adverse effect on Metron or its subsidiaries purchased by Applied Materials;

  •
  no legal proceeding shall be pending (or, in the case of legal proceedings in which a governmental body is, or is threatened to become, a party, threatened) against Applied Materials, Metron or any of its subsidiaries, and no legal proceeding in which any resulting liability would be an Assumed Liability shall be pending (or, in the case of legal proceedings in which a governmental body is, or is threatened to become, a party, threatened) against Metron, that in any case seeks to restrain or prohibit, or obtain substantial damages with respect to, the transactions contemplated by the stock and asset purchase agreement, in each case except for any legal proceeding commenced by a supplier of Metron;

  •
  the non-competition agreements executed and delivered by Messrs. Segal, Riccio, Postiglione and Greskovich at the time of signing the stock and asset purchase agreement shall be in full force and effect;

  •
  Metron shall have provided Applied Materials with evidence, reasonably satisfactory to Applied Materials, as to the termination of certain specified employee benefit plans of Metron in accordance with the terms of the stock and asset purchase agreement;

  •
  none of Messrs. Segal, Riccio, Postiglione or Greskovich shall have ceased to be employed by the purchased companies, or shall have directly expressed an intention to terminate his employment with the purchased companies. None of such individuals shall have withdrawn or otherwise terminated or directly expressed any intention to withdraw or otherwise terminate the offers of employment with Applied Materials which they accepted at the time of signing the stock and asset purchase agreement;

  •
  Metron shall have met certain cash, debt and working capital targets; and

  •
  other customary closing conditions.

        The closing conditions in the stock and asset purchase agreement are not easily summarized. In particular, the condition related to cash, debt and working capital targets is complicated and was negotiated in depth by Metron and Applied Materials. You are urged to carefully read Article VII of the stock and asset purchase agreement attached as Annex A to this proxy statement.

        Metron's obligation to consummate the transactions contemplated by the stock and asset purchase agreement is subject to the fulfillment, on or prior to the date of closing, of each of the following conditions (any or all of which may be waived by Metron in whole or in part to the extent permitted by applicable law):

  •
  the representations and warranties of Applied Materials contained in the stock and asset purchase agreement must be true and correct as of the date of closing as though made on such date except as would not reasonably be expected to have a material adverse effect on Applied Materials' ability to consummate the transactions contemplated by the stock and asset purchase agreement;

  •
  Applied Materials shall have performed and complied in all material respects with all obligations and covenants required by the stock and asset purchase agreement to be performed or complied with by Applied Materials on or prior to the date of closing;

  •
  no legal proceedings shall be pending (or, in the case of legal proceedings in which a governmental body is, or is threatened to become, a party, threatened) against Metron that would reasonably be anticipated to: (i) materially delay the post-closing liquidation of Metron and the distribution of its assets to its shareholders as contemplated by the stock and asset purchase agreement; or (ii) result in substantial damages with respect to the consummation of the transactions contemplated by the stock and asset purchase agreement (other than damages that would be an Assumed Liability or that Applied Materials otherwise agrees to assume); and

  •
  other customary closing conditions.

Termination

        The stock and asset purchase agreement may be terminated prior to the closing as follows:

  •
  by mutual written consent of Metron and Applied Materials;

  •
  by either Metron or Applied Materials:

  •
  if the asset sale shall not have been consummated on or before December 15, 2004; provided, however, that: (a) if the asset sale shall not have been consummated on or before such date because the closing condition requiring that all waiting periods under applicable antitrust laws shall have been terminated or expired has not been satisfied or waived, then such date shall be automatically extended to January 31, 2005; and (b) the right to terminate the stock and asset purchase agreement hereunder shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the asset sale to be consummated on or before such date;

  •
  if any order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this stock and asset purchase agreement shall be in effect and shall have become final and nonappealable; or

  •
  if the requisite approval by Metron's shareholders of the asset sale has not been obtained at the Annual Meeting duly convened therefor or at any adjournment or postponement thereof;

  •
  by Applied Materials, if Metron has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the stock and asset purchase agreement, which breach or failure to perform: (a) would give rise to the failure of Metron to have met the closing conditions relating to its representations and warranties and covenants; and (b) is incapable of being cured, or is not cured, by Metron within sixty (60) calendar days following receipt of written notice of such breach or failure to perform from Applied Materials;

  •
  by Metron, if Applied Materials has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the stock and asset purchase agreement, which breach or failure to perform: (a) would give rise to the failure of Applied Materials to have met the closing conditions relating to its representations and warranties and covenants; and (b) is incapable of being cured, or is not cured, by Applied Materials within sixty (60) calendar days following receipt of written notice of such breach or failure to perform from Metron; or

  •
  by Applied Materials, in the event that: (a) a Company Adverse Recommendation Change has occurred; or (b) Metron's Managing Board, Supervisory Board or any committee thereof has have failed to publicly confirm their recommendation and declaration of advisability of the stock and asset purchase agreement and the asset sale within five (5) business days after a written request by Applied Materials that it do so.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS OF METRON COMMON SHARES

        The discussion set forth below is a summary of certain U.S. federal income tax considerations that may be relevant to a U.S. Holder (as defined below) in connection with the asset sale, dissolution and related transactions. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), final, temporary and proposed Treasury regulations thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change (possibly on a retroactive basis).

        This summary is intended for general information only and does not purport to address all of the U.S. federal income tax consequences that may be applicable to holders of Metron common shares. Tax consequences which are different from or in addition to those described herein may apply to a shareholder who is subject to special treatment under the U.S. federal income tax laws, such as a foreign individual or entity, tax-exempt organization, financial institution, insurance company, broker-dealer, a shareholder who holds its shares as part of a hedge, straddle, wash sale, synthetic security, conversion transaction, or other integrated investment comprised of shares and one or more other investments, and a shareholder who acquired shares in a compensatory transaction. This discussion does not address foreign, state or local tax considerations that may apply to U.S. Holders and Non-U.S. Holders except as expressly stated herein. See the section of this proxy statement entitled "Proposal 1—Sale of Substantially All of Metron's Assets, Dissolution and Related Transactions—Certain Netherlands Tax Considerations" for a discussion of certain Netherlands tax considerations that may be relevant to U.S. Holders and Non-U.S. Holders.

        In addition, this discussion only addresses the tax consequences of the transaction for holders who hold their Metron common shares as capital assets within the meaning of Section 1221 of the Code. As used herein, the term "U.S. Holder" means a beneficial owner of Metron common shares who is for U.S. federal income tax purposes (i) a citizen or individual resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if both: (A) a United States court is able to exercise primary supervision over the administration of the trust, and (B) one or more United States persons have the authority to control all substantial decisions of the trust. This discussion does not consider the tax treatment of holders that are partnerships or other pass-through entities or persons who hold Metron ordinary shares through a partnership or other pass-through entity. As used herein, the term "Non-U.S. Holder" means a beneficial owner of Metron common shares that is not a U.S. Holder.

        THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES CONSIDERATIONS BELOW IS FOR GENERAL INFORMATION ONLY. THIS DISCUSSION IS NOT A SUBSTITUTE FOR AN INDIVIDUAL ANALYSIS OF THE TAX CONSEQUENCES OF THE TRANSACTION TO A SHAREHOLDER. EACH SHAREHOLDER SHOULD CONSULT A TAX ADVISER REGARDING THE PARTICULAR FEDERAL, FOREIGN, STATE AND LOCAL TAX CONSEQUENCES OF THE TRANSACTION IN LIGHT OF SUCH SHAREHOLDER'S OWN SITUATION.

Tax Consequence of the Asset Sale

        The asset sale will have no material U.S. federal income tax consequences to the U.S. Holders.

Tax Consequences of the Liquidation

        Subject to the discussions below relating to 10% shareholders of Metron and PFICs (as defined below), the liquidation of Metron will be treated as a taxable sale in which U.S. Holders surrender their Metron common shares in exchange for liquidating distributions. A U.S. Holder's gain or loss and holding period must be determined separately for each Metron common share. The gain or loss recognized with respect to each share will equal: (a) the aggregate of the liquidating distributions received with respect to such share (without reduction for Netherlands dividend withholding tax); minus (b) its adjusted tax basis. A U.S. Holder must apply all liquidating distributions to recover adjusted tax basis first, before reporting gain or loss. If a share was held for more than one year at the time of the first liquidating distribution, the gain or loss on that share will be a long-term capital gain or capital loss. Long-term capital gains recognized by U.S. Holders who are individuals and certain non-corporate entities should be subject to U.S. federal income tax at a maximum marginal rate of 15%. Corporations should be subject to U.S. federal income tax on their capital gains at a maximum marginal rate of 35%.

        Liquidating distributions received by U.S. Holders will be subject to Netherlands dividend withholding tax (see the section of this proxy statement entitled "Proposal 1—Sale of Substantially All of

Metron's Assets, Dissolution and Related Transactions—Certain Netherlands Tax Considerations" below). A U.S. Holder may claim an income tax deduction or a credit (subject to a number of limitations) for Netherlands dividend withholding tax deducted from liquidating distributions received by the U.S. Holder. The credit is calculated separately for different categories of income and may be claimed only against U.S. federal income tax imposed on income from foreign sources. Gain or loss realized by a U.S. Holder from the sale of Metron common shares generally will be treated as a passive income or loss from U.S. sources. As a consequence, a U.S. Holder will be unable to claim a credit for Netherlands dividend withholding tax unless the U.S. Holder has foreign source income in the appropriate foreign tax credit category. Foreign taxes that may not be claimed as a credit in the year they are deducted from a U.S. Holders' distribution may be carried back two years and forward five years and claimed as a credit in those years subject to the same limitations discussed above.

Ten Percent Shareholders

        Under Code Section 1248, gain recognized by a U.S. person from the sale of stock in a foreign corporation (and a liquidation treated as a taxable sale) is recharacterized as dividend income if, immediately before the sale or at some time during the five year period ending on the date of the sale (the "Five Year Period"): (a) the U.S. person owned (directly, indirectly or constructively) at least 10% of the foreign corporation's voting stock (a "10% Shareholder"); and (b) the foreign corporation was then a controlled foreign corporation ("CFC"). A foreign corporation is a CFC if its 10% Shareholders own (directly, indirectly or constructively), stock representing more than 50% of the voting power of the corporation's stock or, more than 50% of the total value of the corporation's stock. Metron was a CFC commencing on the day five years before the anticipated closing (the first day of the Five Year Period) and ending in its fiscal year ending May 31, 2001. Accordingly, U.S. Holders who were 10% Shareholders of Metron during this period ("10% Metron Shareholders") may be required to recharacterize a portion of their gain as dividend income.

        The amount of a 10% Metron Shareholder's Section 1248 dividend will equal the lesser of (i) gain recognized from the sale of Metron common shares (determined in the same manner as gain or loss is determined for other U.S. Holders), or (ii) the earnings and profits ("E&P") of Metron (and its foreign subsidiaries) attributable to the shares sold by the 10% Metron Shareholder. For the purpose of calculating a 10% Metron Shareholder's gain, the adjusted basis of its Metron common shares will include the amount of Metron's undistributed E&P the 10% Metron Shareholder was required to include in its gross income under the rules governing CFCs. The limitation of the Section 1248 dividend to Metron's E&P allocable to the shares sold will apply only if a 10% Metron Shareholder can establish the amount of Metron's E&P allocable to the stock sold. Metron intends to determine the E&P allocable to each share of stock within the Five Year Period when Metron was a CFC and provide that information to 10% Metron Shareholders to allow them to determine the amount of any gain they must recharacterize as a Section 1248 dividend. Gain recharacterized as a Section 1248 dividend should qualify for taxation at the capital gains tax rates that apply to capital gains realized by other U.S. Holders.

        A 10% Metron Shareholder may also claim an income tax deduction or a credit against its federal income tax for Netherlands dividend withholding tax deducted from liquidating distributions made to it, subject to the same limitations that apply to other U.S. Holders. However, while capital gain realized by a U.S. Holder from the sale of its Metron common shares will generally be treated as passive gain from U.S. sources, all (in the case of corporate 10% Metron Shareholders) or a portion (in the case of individual and certain non-corporate shareholders) of the Section 1248 dividend, due to the application of the foreign tax credit limitation rules applicable to dividends taxed at capital gains rates, will be treated as income from foreign sources. As a consequence, a 10% Metron Shareholder may be able to offset federal income tax imposed on its Section 1248 dividend with a credit for The Netherlands dividend withholding tax deducted from the liquidating distributions it receives. In addition to the credit for Netherlands dividend withholding tax, 10% Metron Shareholders who are corporations will be allowed, subject to certain limitations, a credit for Netherlands income taxes paid by Metron out of the E&P that gave rise to its Section 1248 dividend. The rules applicable to Section 1248 dividends and foreign tax credits are extremely complex. Accordingly, 10% Metron Shareholders are urged to consult their own tax advisers concerning the application of these rules to their particular circumstances.

Passive Foreign Investment Companies

        A foreign corporation is a passive foreign investment company ("PFIC") if in any taxable year either: (a) 75 percent or more of its gross income consists of passive income; or (b) 50 percent or more of the value of its assets is attributable to assets that produce, or are held for the production of, passive income. Subject to certain limited exceptions, if a foreign corporation meets the income test or the asset test in a particular year, shares of the corporation held by a U.S. person in that year (and shares acquired from the exercise of warrants held in that year) are treated as shares of a PFIC, even if the corporation fails to meet either test in a subsequent year. A U.S. person holding shares of the corporation in that year will not however, be treated as holding shares of a PFIC if the U.S. person: (i) made a timely election to treat the foreign corporation as a "qualified electing fund" ("QEF"), (ii) made a timely election to mark its shares to market; or (iii) was a 10% Shareholder in the foreign corporation when the foreign corporation was a CFC and when the asset test or income test was met, and such test was met in a taxable year of the corporation beginning after December 31, 1997.

        Under the PFIC regime, federal income tax on a U.S. person's gain from the sale of its PFIC shares is calculated by allocating the gain ratably to each year the U.S. person held the PFIC shares. Gain allocated to years preceding the year in which the foreign corporation became a PFIC and to the year of disposition is treated as gain arising in the year of disposition and taxed as ordinary income. Gain allocated to all other years (the "PFIC Years") is taxed at the highest ordinary income tax rate in effect for each of those years. Interest for the late payment of tax is calculated and added to the tax due for each of the PFIC Years, as if the tax was due and payable with the tax return that was filed for that year.

        A U.S. person may avoid taxation under the PFIC regime by making a timely QEF election. An electing U.S. person is required to annually include in gross income, its pro rata share of the PFIC's ordinary income and net capital gains, (the source of which is uncertain due to a lack of guidance from the IRS). The U.S. person's basis in the PFIC shares is increased by the amount of such gross income inclusions. Gain realized from the sale of PFIC shares covered by a QEF election is taxed at capital gain tax rates. A U.S. person is eligible to make a QEF election, only if the foreign corporation agrees to provide the U.S. person, the information necessary to administer the QEF rules. A QEF election is timely if it is made by the due date of the U.S. person's tax return for the first taxable year in which the U.S. person held shares of the foreign corporation and which includes the close of the foreign corporation's taxable year for which it met the PFIC income or asset test. The QEF election is made on IRS Form 8621.

        A U.S. person may also avoid taxation under the PFIC regime by timely making a mark-to-market election. The mark-to-market regime is available solely to U.S. persons whose PFIC shares are included in a class of stock that is publicly traded. An electing U.S. person must include in gross income, an increase in the value of its PFIC shares during the year, or deduct a decrease in the value of its PFIC shares during the year. Amounts included in gross income or deducted by an electing U.S. person are treated as ordinary income and deductions from U.S. sources. Deductions for any year are limited to the amount by which the income inclusions of prior years exceed the income deductions of prior years. A mark-to-market election is timely if it is made by the due date of the U.S. person's tax return for the first taxable year in which the U.S. person held shares of the foreign corporation and the foreign corporation met the PFIC income or asset test. A mark-to-market election is made on IRS Form 8621.

        Metron believes that it has not met the income test or the asset test in a prior year and therefore that it was not a PFIC in a prior year. Nevertheless, because the determination is an annual determination and is based in part upon the relative values of Metron's passive assets (such as cash and investments) and its non-passive assets (such as goodwill), the values of which may change significantly throughout each year, the possibility exists that Metron may have been a PFIC in a prior year. In particular, Metron has not made any fair market value determination for its assets for years prior to becoming a publicly traded company.

        The asset sale may generate passive income that results in Metron's passive income exceeding 75 percent of its gross income for its fiscal year beginning June 1, 2004. If Metron is a PFIC for its fiscal year beginning June 1, 2004, it will notify U.S. Holders that it is a PFIC and make available the information necessary for a U.S. Holder to make a QEF election. Metron expects that substantially all of its income for the current year that must be included in the gross income of a U.S. Holder who makes a QEF election, would be capital gain income. Because amounts which are included in gross income pursuant to a QEF election increase a U.S. Holder's basis in its shares, such a U.S. Holder may realize a capital loss on its receipt of liquidating distributions. A U.S. Holder may be required to file an amended return for the 2004 calendar year in order to reflect the effect of a QEF election filed with its 2005 tax return.

        The PFIC rules are very complex and could, if they apply, have significant, adverse effects on the taxation of gain realized by a U.S. Holder from the sale of its Metron common shares. Accordingly, U.S. Holders are strongly urged to consult their own tax advisers concerning the application of these rules to their particular circumstance.

Backup Withholding

        Metron shareholders may be subject, under certain circumstances, to backup withholding with respect to the liquidating distributions received from Metron. In general, the liquidating distributions will be subject to backup withholding only if the payments are made through a U.S. office of a broker or other agent of Metron. Backup withholding will apply to these payments if:

  •
  a shareholder fails to furnish a social security or other taxpayer identification number in the manner required by the applicable tax regulations;

  •
  a shareholder furnishes an incorrect taxpayer identification number;

  •
  Metron is notified by the IRS that a shareholder is subject to backup withholding; or

  •
  a shareholder fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is the shareholder's correct taxpayer identification number and that the shareholder is not subject to backup withholding.

        Any amount withheld from a payment to a shareholder under the backup withholding rules is allowable as a refundable credit against the shareholder's U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. The backup withholding rate is 28%. Certain shareholders are not subject to back-up withholding, including, among others, a corporation, and a Non-U.S. Holder who has certified its foreign status on properly executed IRS forms or has otherwise established an exemption (provided that neither Metron nor its agent has actual knowledge that the Non-U.S. Holder is a U.S. shareholder or that the conditions of any other exemption are not in fact satisfied).

CERTAIN NETHERLANDS TAX CONSIDERATIONS FOR SHAREHOLDERS NOT RESIDING IN THE NETHERLANDS

        The following is a summary of certain Netherlands tax considerations that may be relevant to shareholders not residing in The Netherlands. This summary does not purport to describe all possible tax consequences that may be relevant to such shareholders. Specifically, it is not intended for shareholders which have an actual or deemed substantial interest (statutorily defined term) in Metron. Generally speaking, a shareholder holds a substantial interest in Metron if such shareholder, alone or together with his or her partner (statutory defined term) or certain other related persons, directly or indirectly, holds (i) an interest of 5 per cent or more of the total issued capital of Metron or of 5 per cent or more of the issued capital of a certain class of shares of Metron, (ii) rights to acquire, directly or indirectly, such interest or (iii) certain profit sharing rights in Metron.

        The discussion of certain Netherlands taxes set forth below is included for general information purposes only. In view of its general nature, it should be treated with corresponding caution. Shareholders should consult with their tax advisors with regard to the specific tax consequences of the asset sale, dissolution and related transactions applicable to them.

        Except as otherwise indicated, this summary only addresses The Netherlands tax legislation, as in effect and in force at the date hereof, as interpreted in published case law, without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect.

Surtax

        Liquidating distributions made by Metron will have Netherlands tax consequences for Metron, its U.S. Holders and Non-U.S. Holders. To the extent liquidating distributions exceed the aggregate paid-up capital of Metron's common shares that is recognized for Netherlands tax purposes, the distributions will be treated as dividends. The Netherlands may levy a corporate surtax of 20% on excessive dividends distributed by Metron to its shareholders. Dividend distributions are, inter alia, considered excessive to the extent the total dividends distributed during a calendar year exceed 4% of Metron's market capitalization at the beginning of that calendar year. The surtax liability for Metron will be proportionally reduced to the extent excess dividends are distributed to Qualifying Shareholders. A Qualifying Shareholder is a shareholder that has owned stock representing 5% or more of Metron's paid up share capital on each day of the three year period immediately preceding the date of the dividend distribution and who is a resident of the European Union, the Netherlands Antilles, Aruba or a country that has an income tax treaty with the Netherlands (which includes the United States and most developed countries).

        As part of the purchase price, Applied Materials will pay Metron an amount equal to the surtax, to the extent surtax is imposed on liquidating distributions of all or any portion of (i) the $84,567,158 paid to Metron by Applied Materials upon the closing of the asset sale, and (ii) the payments for surtax and dividend withholding tax (discussed below) received by Metron. Prior to the liquidating distributions, Applied Materials will pay Metron an amount equal to its estimated surtax liability. Once the actual surtax due to The Netherlands has been determined, the payments made by Applied Materials to Metron shall be adjusted to equal the actual surtax liability.

Dividend Withholding Tax

        To the extent liquidating distributions are treated as dividends by The Netherlands (see the discussion regarding surtax liability above), they will be subject to Netherlands dividend withholding tax at a rate of 25% or such lower rate as may be specified by an applicable income tax treaty. Metron dividends that are paid out of amounts that have been subject to surtax will be exempt from Netherlands dividend withholding tax if such dividends are paid to residents of the European Union, the Netherlands Antilles, Aruba or a country that has an income tax treaty with The Netherlands (which includes the United States). U.S. Holders and Non-U.S. Holders who are residents of a country that has an income tax treaty with The Netherlands will be eligible to claim a reduced rate of withholding or a refund of Netherlands dividend withholding tax.

        To obtain a reduced rate of withholding, U.S. Holders who are individuals and certain entities will be required to provide us with a properly-executed Form IB 92 USA (or acceptable substitute form) certifying the U.S. Holder's entitlement to treaty benefits prior to the liquidating distributions. U.S. Holders who fail to provide us with the required form prior to the liquidating distributions may seek a refund from the Netherlands tax authorities for any dividend withholding tax that is levied in excess of 15%. U.S. Holders that are corporations owning stock representing more than 10% of the voting rights in Metron at the time of a liquidating distribution are entitled to a reduced dividend withholding tax rate of 5%. A claim for a reduced rate of withholding or a claim for a refund of dividend withholding tax levied in excess of 5% can be obtained in the form of a written general request provided to us or to the Netherlands tax authorities. No specific form is required, but the request must contain (i) the name, place of residence and address of the company (the "US company"); (ii) the total voting rights held by all shareholders in Metron, (iii) the voting rights held by the US company directly in Metron and (iv) a statement that the US company meets the requirements of article 26 of the US-Netherlands tax treaty (the limitation on benefits article of the treaty). The forms or requests for refunds must be filed with The Netherlands competent authority within a period of 3 years after the expiration of the calendar year in which the tax was withheld. Certain specific rules apply for tax exempt pension funds and certain other tax exempt institutions that wish to claim a reduced rate of withholding or a refund of dividend withholding tax. For U.S. Holders who are individual and certain entities a Form IB 92 USA is enclosed in the package containing this proxy statement. Residents of the European Union, the Netherlands Antilles, Aruba or a country that has an income tax treaty with The Netherlands (other than the United States) may request a tax form by contacting Metron at 408-719-4611 or writing to Belastingdienst Centrum voor facilitaire dienstuerlening, Afdeling Logistick reprografisch centrum (postal address: Postbus 1314, 7301 BN Apeldoorn, The Netherlands). NETHERLANDS DIVIDEND WITHHOLDING TAX WILL BE WITHHELD AT THE MAXIMUM RATE OF 25% FROM LIQUIDATING DISTRIBUTIONS MADE TO U.S. HOLDERS AND NON-U.S. HOLDERS WHO DO NOT HAVE A PROPERLY-EXECUTED TAX FORM ON FILE WITH METRON PRIOR TO THE LIQUIDATING DISTRIBUTIONS. IF YOU QUALIFY FOR A REDUCED RATE OF WITHHOLDING WE URGE YOU TO SUBMIT YOUR TAX FORM TO US AS SOON AS POSSIBLE.

        Prior to Metron making the liquidating distributions to its shareholders, Applied Materials will pay Metron an amount estimated to equal the Netherlands dividend withholding tax that will be deducted from the distribution of all or any portion of (i) the $84,567,158 paid to Metron by Applied Materials upon the closing of the asset sale, and (ii) the surtax payments received by Metron. Due to the manner in which the withholding tax payment is calculated, it is likely that the amount of the withholding tax payment received from Applied Materials will be slightly less than the actual Netherlands dividend withholding tax imposed on Metron shareholders.

        THE FOREGOING DISCUSSION IS INTENDED FOR GENERAL INFORMATION AND IS NOT TAX ADVICE. ACCORDINGLY, EACH SHAREHOLDER SHOULD CONSULT A TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO SUCH SHAREHOLDER OF THE TRANSACTION, INCLUDING THE APPLICABILITY AND EFFECT OF ANY FOREIGN, STATE OR LOCAL TAX LAWS AND ANY RECENT OR PROSPECTIVE CHANGES IN APPLICABLE TAX LAWS.

Accounting Treatment

        If the asset sale, dissolution and related transactions are approved by Metron's shareholders as described in this proxy statement, Metron will record the asset sale in accordance with accounting principles generally accepted in the United States. Upon the completion of the asset sale, Metron will recognize a financial reporting gain, if any, equal to the net proceeds (the sum of the purchase price received less the expenses relating to the asset sale) less the net book value of the assets purchased.

REGULATORY MATTERS; HART-SCOTT-RODINO ACT AND ANTITRUST

        There are no material United States federal or state regulatory approvals required for completion of the asset sale. The asset sale is, however, subject to review by regulatory authorities in China, Germany, Ireland and Israel. Both Metron and Applied Materials have made (or will make) filings, as required by these foreign regulatory authorities. Under these regulations, the asset sale cannot be consummated until the applicable approvals or expiration or termination of any applicable waiting periods have been made or expired or terminated.

        Although the specific rules and regulations vary by jurisdiction, each of the non-United States jurisdictions has the right to review the materials submitted to it, to request additional materials and to initiate a more thorough investigation, which could result in preventing the closing of the transaction or delaying its closing for a period of weeks or months. Metron and Applied Materials could seek to resolve any such foreign competition law concerns by means of a negotiated settlement, which could significantly affect the timing of the closing of the transaction and result in significant structural changes to the transaction, or could face future legal challenge in these countries resulting in judgments with significant structural changes imposed on the transaction.

        At any time before or after the completion of the asset sale, notwithstanding that the applicable waiting periods have ended or approval has been granted, any country, including the United States, could take action to enjoin the asset sale under the antitrust laws as it deems necessary or desirable in the public interest or any private party could seek to enjoin the asset sale on anti-competitive grounds. Metron cannot be sure that a challenge to the asset sale will not be made or that, if a challenge is made, that Metron will prevail.

DUTCH CORPORATE GOVERNANCE CODE

        The Dutch Corporate Governance Code, also known as the "Code Tabaksblat" named after Morris Tabaksblat, former CEO of Unilever and president of the Dutch Corporate Governance Committee, is effective as per the financial year beginning on or after January 1, 2004. Recently the Dutch minister of Finance confirmed that the Code Tabaksblat applies to all listed Dutch entities regardless of where such company is listed. Accordingly, the Code Tabaksblat officially applies to Metron Technology NV as per the 1st of June 2004.

        It is recommended by the Code Tabaksblat that all listed Dutch companies include a chapter in their annual report regarding such company's plan to implement and comply with the Code Tabaksblat and discuss problems, if any, such company expects to encounter regarding such compliance. Metron does not intend to implement the Code Tabaksblat as Metron expects that it will be dissolved and liquidated.

INDEMNITY AGREEMENT

        The following description of the Indemnity Agreement contained in this proxy statement is qualified in its entirety by reference to the form of Indemnity Agreement, the full text of which is attached to this proxy statement as Annex C and is incorporated herein by reference.

        Pursuant to the terms of the stock and asset purchase agreement, Applied Materials has the right to request that Metron seek to amend or terminate certain specified contracts of Metron prior to closing. In addition, certain of Metron's contracts require the consent of a third party in order to effectuate the transfer of such contracts to Applied Materials. If Applied Materials requests that Metron seek to amend or terminate a particular contract and such contract is not amended or terminated prior to closing, or the third party has not consented to an assignment of such contract to Applied Materials, then such contracts would be excluded assets. Accordingly Metron would retain all assets and liabilities associated with such contracts unless and until such amendment, termination or consent is obtained. Under the Indemnity Agreement, Applied Materials has agreed to defend, indemnify and hold Metron and certain other parties affiliated with Metron harmless from and against any and all liabilities, fees, costs or expenses of any nature arising under, resulting from or relating to any contract not assumed by Applied Materials other than contracts related to Metron's convertible debentures and warrants, and Metron's stock option plans and employee stock purchase plan.

VOTING AGREEMENTS

        The following description of the Voting Agreements contained in this proxy statement is qualified in its entirety by reference to the form of Voting Agreement, the full text of which is attached to this proxy statement as Annex D and is incorporated herein by reference. Metron urges you to read the form of Voting Agreement carefully and in its entirety.

        In connection with the execution of the stock and asset purchase agreement, each of Robert R. Anderson, Dana Ditmore, Joel A. Elftmann, Entegris, Inc., a Minnesota corporation, FSI International, Inc., a Minnesota corporation, William George, Greg Geskovich, Bruce M. Jaffe, Douglas J. McCutcheon, Sho Nakanuma, Dennis R. Riccio, Edward D. Segal and Segal Investments LP, who as of September 14, 2004, together held approximately 22.05% of the outstanding Metron common shares, executed Voting Agreements with and delivered irrevocable proxies to Applied Materials.

        Under the Voting Agreements, these Metron shareholders agreed to vote their Metron common shares or other securities and any newly acquired shares or other securities:

  •
  in favor of the adoption and approval of the stock and asset purchase agreement, the asset sale and the other actions contemplated by the stock and asset purchase agreement and any matter in furtherance of the foregoing; and

  •
  against: (a) any Company Takeover Proposal made by any person other than Applied Materials, without regard to any recommendation from Metron's Managing Board or the Supervisory Board to shareholders concerning such Company Takeover Proposal, and without regard to the terms of such Company Takeover Proposal; (b) any agreement, amendment of any agreement (including Metron's Articles of Association or other organizational documents), or any other action that is intended or could reasonably be expected to prevent, impede, interfere with, delay, postpone, or discourage the asset sale and any of the other transactions contemplated by the stock and asset purchase agreement; and (c) any action, agreement, transaction or proposal that would result in a material breach of any representation, warranty, covenant, agreement or other obligation of Metron, the purchased companies or their subsidiaries in the stock and asset purchase agreement.

        Each of these shareholders also agreed not to, without the prior written consent of Applied Materials (except as may be specifically required by order or applicable law), directly or indirectly, sell, offer to sell, give, pledge, encumber, assign, grant any option for the sale of or otherwise transfer or dispose of, or enter into any agreement, arrangement or understanding to sell, any of its shares other than to its affiliates.

        Furthermore, each of these shareholders agreed not to, directly or indirectly, disclose to any person other than authorized officers, directors and employees of Applied Materials or Metron or use or otherwise exploit for his or its own benefit or for the benefit of anyone other than Applied Materials or Metron, any Confidential Information (as defined below). "Confidential Information" means any confidential information (whether or not in writing) with respect to the stock and asset purchase agreement, any of the transactions contemplated thereby, and Metron, the purchased companies or their subsidiaries or information of any third party which Metron, the purchased companies or their subsidiaries is under an obligation to keep confidential that is maintained by Metron as confidential.

        In addition, the Voting Agreements further restrict each of the shareholder's ability to solicit or participate in any proposals or discussions which could lead to a Company Takeover Proposal.

        The Voting Agreements terminate upon the earlier of the consummation of the asset sale or the valid termination of the stock and asset purchase agreement.

NON-COMPETITION AGREEMENTS

        Contemporaneously with the execution and delivery of the stock and asset purchase agreement, Messrs. Segal, Riccio, Postiglione or Greskovich entered into non-competition agreements with Applied Materials whereby each such key employee agreed, subject to the closing of the asset sale, not to compete with Applied Materials worldwide in any business activity competitive with Metron's current business without the prior written consent of Applied Materials until the earlier of: (a) two years following the closing; or (b) one year following the termination of such employee's employment with Applied Materials. The non-competition agreements also provide that such key employee may not directly or indirectly: (i) solicit or divert any business, clients or customers away from Applied Materials, any of its subsidiaries or any joint venture of Applied Materials; or (ii) induce customers, clients, suppliers or other persons doing business with Applied Materials, any of its subsidiaries or any joint venture of Applied Materials to reduce or alter any such association or business with Applied Materials, any of its subsidiaries or any joint venture of Applied Materials. The form of non-competition agreements are attached to this proxy statement as Annex E, F, G and H, and you are urged to read them in their entirety.

AMENDMENT TO METRON'S ARTICLES OF ASSOCIATION

        Pursuant to the terms of the stock and asset purchase agreement, Metron has agreed to change its name to a name not including the word "Metron," effective as of the closing of the asset sale. If the asset sale is consummated, Metron would amend its Articles of Association for the purpose of changing Metron's name to "Nortem N.V." In addition, to comply with two recent changes to The Netherlands Civil Code, Metron would amend its Articles of Association to remove the age limit for supervisory directors and remove the provisions in Metron's Articles of Association regarding automatic discharge from liability for the members of Metron's Managing Board and Supervisory Board upon the adoption of the annual accounts of Metron.

        A copy of the draft deed of amendment which would effect these changes is attached as Annex I to this proxy statement. Metron intends to file the deed of amendment as soon as practicable after shareholder approval is obtained and the deed of amendment is executed, subject to the consummation of the asset sale to Applied Materials. In the event that the asset sale to Applied Materials is not consummated, each of Metron's Managing Board and the Supervisory Board has reserved the right to abandon the amendment or modify it to retain the name "Metron Technology N.V."

        The name change will not affect the validity of currently outstanding share certificates. Metron's current shareholders will not be required to surrender or exchange any share certificates that they now hold and should not send such certificates to Metron or its transfer agent for exchange.

DISSOLUTION AND LIQUIDATION OF METRON

General Description of the Dissolution and Liquidation of Metron

        If Proposal 1 is approved by Metron shareholders, Metron would be in dissolution as of immediately following the closing of the asset sale. Metron's liquidator would file a notice of the liquidation for entry in the trade register in The Netherlands. While in liquidation, Metron and its corporate bodies, other than Metron's Managing Board, would continue to exist to the extent required for the purpose of liquidating Metron's assets and liabilities. Under Dutch law, as of Metron's dissolution, Metron would no longer have or be required to have a managing board. When Metron signs documents or issues announcements, Metron would add the words "in liquidatie" to its name. The provisions in Metron's Articles of Association regarding the members of Metron's Managing Board (including their appointment) would apply to Metron's liquidator. The liquidator would have the same powers, duties and liabilities as a member of Metron's Managing Board, to the extent that these are consistent with his duties as liquidator.

        The liquidator would prepare accounts showing the amount and composition of the surplus ("liquidation accounts") and a plan of distribution. These documents would be available for public inspection and Metron would publish a notice in a newspaper stating where and until what date the documents would be available for inspection. Within two months after the date of the public notice creditors or other entitled parties may file with the court an opposition to Metron's liquidation. The liquidator shall place any cash funds not disposed of within six months after the last set date on which the same became due and payable in a deposit for judicial consignments. The liquidator would also select a custodian to keep the books and records of Metron for seven years, as required by Dutch law. Metron's existence would end on the date the liquidation is completed.

        Metron estimates that the total amount of distributions to shareholders in connection with the asset sale and the subsequent liquidation and dissolution of Metron would be in the range of approximately $4.70 to approximately $4.79 per share, excluding the effect of tax withholding requirements that apply differently to each shareholder, as discussed in the section of this proxy statement entitled "Proposal 1—Sale of Substantially All of Metron's Assets, Dissolution and Related Transactions—Material U.S. Federal Income Tax Consequences to U.S. Holders of Metron Common Shares" and "Proposal 1—Sale of Substantially All of Metron's Assets, Dissolution and Related Transactions—Certain Netherlands Tax Considerations For Shareholders Not Residing In The Netherlands."

        Metron's Supervisory Board and Managing Board have not established a timetable for any distributions to its shareholders if the asset sale, dissolution and related transactions are approved. Metron is unable at this time to predict the precise amount and timing of any distributions. The amount and timing of the above-described distributions are dependent upon a variety of factors, including the timing and costs of winding up Metron's business and dissolving. In the event that Metron's liabilities exceed current estimates or unanticipated issues arise in connection with the satisfaction of Metron's liabilities, the liquidating distribution to Metron's shareholders would be less than currently estimated and may be made later than currently anticipated. See the section of this proxy statement entitled "Risk Factors Related to Proposal 1."

        In addition, those option holders of Metron who elect to have their options cashed out in lieu of exercising them (as discussed in the section of this proxy statement entitled "Proposal 1—Sale of Substantially All of Metron's Assets, Dissolution and Related Transactions—Principal Provisions of the Stock and Asset Purchase Agreement—Treatment of Options, Warrants and Debentures"), would also receive an initial payment.

Future Conduct of Metron; Satisfaction of Liabilities

        After the closing of the asset sale, Metron would continue to exist as a public company traded on Nasdaq and would continue to be required to comply with the applicable reporting requirements of the Securities Exchange Act of 1934 and Nasdaq listing standards, and expects to incur costs and expenses as a continuing entity until such time as the liquidation is completed. Metron would also incur liabilities following the asset sale in connection with its compliance with post-closing covenants of the stock and asset purchase agreement and the process of winding up its business, liquidating and dissolving. Moreover, as described above in the section of this proxy statement entitled "Proposal 1—Sale of Substantially All of Metron's Assets, Dissolution and Related Transactions—Principal Provisions of the

Stock and Asset Purchase Agreement—Excluded Liabilities," Metron would be retaining certain liabilities following the asset sale.

        Metron expects to maintain a minimum number of employees, and may pay to its officers, directors, employees and agents, or any of them, compensation for services rendered to Metron prior to Metron's final dissolution and liquidation. Metron would continue to indemnify its officers, directors, employees and agents in accordance with its Articles of Association and contractual obligations. Metron may obtain and maintain insurance to provide for such indemnification. The approval of Proposal 1 by Metron's shareholders would constitute approval of the payment of any such compensation.

        Following the closing of the asset sale, the filing and announcement of a notice of liquidation and the initial liquidation distribution described above, the liquidator would cause Metron to pay, or provide for the payment of, its remaining liabilities and obligations to the extent possible and then transfer any surplus assets of Metron to its shareholders and other persons entitled thereto, if any, subject to compliance with applicable law.

Liquidating Distributions

        Before Metron may make liquidation distributions to its shareholders, Metron must either satisfy or make arrangements for the satisfaction of Metron's liabilities. Under the stock and asset purchase agreement, Applied Materials would, with certain exceptions, assume all of Metron's liabilities. Metron's liquidator would satisfy or make arrangements to satisfy Metron's remaining liabilities. It is likely that Metron would not be able to make a final distribution to its shareholders until its Dutch tax liabilities are determined, notwithstanding the fact that Applied Materials would be assuming certain of those liabilities and reimbursing Metron for others in connection with the asset sale. Although Metron's Supervisory Board and Managing Board have not established a timetable for any possible liquidating distributions to its shareholders, Metron expects, subject to contingencies inherent in winding-up Metron's business, that it would be approximately six months following the closing of the asset sale before Metron's tax and other liabilities are resolved.

Closing of Stock Transfer Books; Cessation of Trading of Metron Common Shares

        Metron intends to close its stock transfer books and discontinue recording transfers of Metron common shares on the earlier of the close of business on the date fixed for the final liquidating distribution or such other date on which Metron's Supervisory Board determines, in accordance with applicable law, to close such stock transfer books. After such date, Metron common shares can only be transferred by a deed executed in front of a civil law notary residing in The Netherlands, and certificates representing Metron common shares would not be assignable or transferable on the books of Metron except by will, intestate succession or operation of law. After the stock transfer books are closed, Metron would not issue any new stock certificates other than replacement certificates. It is also anticipated that no further trading of Metron common shares would occur on or after such date.

Appointment of Liquidator

        In approving the asset sale, dissolution and related transactions, Metron's shareholders would also be approving the appointment of Peter Verloop as Metron's liquidator and approving his authority to select a custodian for Metron's books and records, the remuneration paid to him and to the Supervisory Directors supervising the liquidation. Metron would pay Mr. Verloop at an hourly rate of EUR 200 based on time spent and would indemnify him in connection with his position as the liquidator of Metron. The approval of Proposal 1 by Metron's shareholders would constitute approval of such payments and indemnification.

        Mr. Verloop graduated from Leiden University in 1959, and attended INSEAD at Fontainebleau, France. Mr. Verloop became a partner with NautaDutilh N.V. in 1969. Mr. Verloop specializes in mergers and acquisitions. During his career with NautaDutilh, Mr. Verloop was a substitute-judge in the Court of Appeal in Arnhem and wrote many articles on securitization, leveraged buy outs and splitting up of a company into viable and non-viable funds. Mr. Verloop retired from NautaDutilh in January 2003, and has since been involved as investigator in inquiries for the Enterprise Section of the Court of Appeal in Amsterdam into affairs of companies that are unaffiliated with Metron.

        AFTER CAREFUL CONSIDERATION EACH OF METRON'S MANAGING BOARD AND SUPERVISORY BOARD HAS UNANIMOUSLY DETERMINED AFTER TAKING INTO ACCOUNT THE INTERESTS OF METRON'S SHAREHOLDERS, EMPLOYEES AND OTHER STAKEHOLDERS OF METRON THAT THE ASSET SALE, DISSOLUTION AND RELATED TRANSACTIONS ARE REASONABLE, PROPER AND ADVISABLE AND ARE FAIR TO, AND IN THE BEST INTEREST OF METRON AND ITS SHAREHOLDERS, EMPLOYEES AND OTHER STAKEHOLDERS. ACCORDINGLY, METRON'S BOARDS OF DIRECTORS RECOMMEND THAT METRON'S SHAREHOLDERS VOTE FOR PROPOSAL 1.

PROPOSAL 2

ELECTION OF SUPERVISORY DIRECTORS

        There are five (5) nominees for the five (5) Supervisory Board positions presently authorized by the Supervisory Board and Metron's Articles of Association. Each supervisory director to be elected will hold office until the next annual general meeting of shareholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a supervisory director of Metron and was elected by Metron's shareholders. See "Duties of Metron Management" for a discussion of the duties of the Supervisory Board.

        Supervisory directors are elected by a majority of the votes present in person or represented by proxy and entitled to vote, provided that the votes represent more than half of the issued share capital of Metron. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Supervisory Board may propose. Each person nominated for election has agreed to serve if elected, and the Supervisory Board has no reason to believe that any nominee will be unable to serve.

THE SUPERVISORY BOARD RECOMMENDS A VOTE
FOR EACH NAMED NOMINEE.

NOMINEES

        The names of the nominees and certain information about them as of May 31, 2004 is set forth below:

Name	Age	Position
Robert R. Anderson	66	Supervisory Director
Dana C. Ditmore	63	Supervisory Director
Joel A. Elftmann	64	Supervisory Director
William L. George	61	Supervisory Director
Bruce M. Jaffe	60	Supervisory Director

        Robert R. Anderson has been a supervisory director of Metron since November 1995. From October 1998 through October 2000, Mr. Anderson was Chairman of the Board and, from October 1998 through April 2000, Chief Executive Officer of Yield Dynamics, Inc., (YDI) a semiconductor yield management software company. Mr. Anderson was Chairman of the Board of Silicon Valley Research, a semiconductor design automation software company, from January 1994 and served as Chief Executive Officer from April 1994 until July 1995 and from December 1996 until October 1997 and as Chief Financial Officer from September 1994 to November 1995. Mr. Anderson co-founded KLA Instruments Corporation, now KLA-Tencor Corporation, a supplier of equipment for semiconductor process control, in 1975 and, until his retirement in 1994, served in various capacities including Chief Operating Officer, Chief Financial Officer, Vice Chairman and Chairman. Mr. Anderson also serves as a director of MKS Instruments, Inc., a manufacturer of systems components for the semiconductor industry, Trikon Technologies, Inc., a manufacturer of semiconductor process equipment, and AEHR Test Systems, Inc., a manufacturer of semiconductor test and burn-in equipment.

        Dana C. Ditmore, has been a supervisory director of Metron since October 2003. Following his retirement from Applied Materials in 1997, has served as President of Oak Valley Consulting, Inc., which specializes in senior executive coaching and mentoring in business and operations management and capital equipment sales and service. From 2000 through 2002, Mr. Ditmore served as President and

Chief Operating Officer of Tru-Si Technologies, Inc., with the responsibility to transition the company from the product development of its semiconductor capital equipment to a manufacturing and service organization. Between 1998 and 2000, Mr. Ditmore served as Vice President and General Manager for Lam Research, Inc. for its Customer Support Business Group. Mr. Ditmore was employed with Applied Materials from 1979 and served as its President of North America between 1992 and 1995, with global responsibility for capital equipment systems and service business for all customer companies headquartered in North America. Prior to this position, from 1982, Mr. Ditmore served as Vice President & General Manager for Applied Materials Customer Service Division, with worldwide responsibility for service business and operations. Mr. Ditmore held various senior positions with General Electric for 17 years prior to his employment with Applied Materials. Mr. Ditmore received his Bachelor's and Master's Degrees in Mechanical Engineering from the University of California at Berkeley. Mr. Ditmore graduated from General Electric Advanced Engineering Training Program, and has served as Chairman of the National Society of Professional Engineers for its Santa Clara Valley Chapter. Additionally, Mr. Ditmore had served as Chairman of the Industry Advisory Council for San Jose State University College of Engineering.

        Joel A. Elftmann, a co-founder of Metron, has been a supervisory director of Metron since November 1995 and was a managing director from October 1975 until November 1995. He currently serves as President of Custom Fab Solutions LLC, a custom manufacturer of components and sub assemblies for industry. Mr. Elftmann was previously the Chairman of the Board of FSI International, Inc., a principal and a large minority shareholder of Metron. Mr. Elftmann was a co-founder of FSI and served as a director of FSI from 1973 until January 2002. During that period he served at various times as President, Chief Executive Officer and Chairman of the Board. Mr. Elftmann also serves as a director of Veeco, Inc. Mr. Elftmann is a Director Emeritus and past Chairman of the Board of Directors of Semiconductor Equipment & Materials International, a trade association for suppliers to the semiconductor industry.

        William L. George, has been a supervisory director of Metron since October 2003. Since 1999, has served as the Vice President of worldwide manufacturing operations and order fulfillment for ON Semiconductor where he oversees technology development, manufacturing, quality and reliability and order fulfillment operations at Metron's facilities in the United States, China, Czech Republic, Slovakia, Japan, Philippines and Malaysia. From 1968 to 1999, Mr. George was employed by Motorola where his assignments included various positions in engineering, research and manufacturing. In 1996, Mr. George was appointed Corporate Vice President and Director of Manufacturing of the Motorola Semiconductor Products Sector, with responsibility for directing investment and operational strategy for Motorola's worldwide semiconductor manufacturing operations. In 1992, Mr. George was appointed Corporate Vice President and Director of Manufacturing for Motorola's Semiconductor Components Group, where he headed the worldwide manufacturing operations of the group, including fabrication and final manufacturing plants in Asia, Europe and the Americas. Mr. George received his Bachelor's Degree in Metallurgical Engineering in 1964 from the University of Oklahoma and earned a Ph.D. in Materials Science from Purdue University in 1968. He has authored ten papers on electronic materials and devices and has been granted seven patents on semiconductor devices. In 1996, Purdue recognized Mr. George as a "Distinguished Engineering Alumnus."

        Bruce M. Jaffe has been a supervisory director of Metron since November 2000. Mr. Jaffe is currently the Chief Financial Officer and Vice President of LogicVision, Inc., San Jose, CA. LogicVision is a provider of software tools used in the design and manufacture of complex semiconductors. He has been a director of Pemstar, Inc., a Minnesota-based global contract electronics manufacturer, since August 2000. Mr. Jaffe served as Senior Vice President and Chief Financial Officer of Bell Microproducts, Inc., a California-based distributor of mass storage and computer products, from 1997 to 1999. From 1967 to 1996, Mr. Jaffe was employed by Bell Industries, a California-based distributor of electronic components, where he held several management positions, most recently as

President, Chief Operating Officer and a member of the Board of Directors. From 1965 to 1967, Mr. Jaffe was employed as an accountant by Price Waterhouse & Co. (now PricewaterhouseCoopers LLP). Mr. Jaffe holds a B.S. degree in Business from the University of Southern California and is a certified public accountant. Mr. Jaffe currently serves on the board of advisors for the University of Southern California School of Business.

Supervisory Director Not Continuing in Office after the Annual Meeting

        The following Supervisory Director who is not continuing in office after the Annual Meeting and certain information about him as of May 31, 2004 is set forth below:

Name	Age	Position
Sho Nakanuma	72	Supervisory Director*

        Sho Nakanuma has been a supervisory director of Metron since November 1999. Mr. Nakanuma is not standing for re-election to the Supervisory Board. From 1997 to 2001, Mr. Nakanuma served as Chairman of the Board of Directors of Ando Electric Company in Japan. From 1988 to 1997, Mr. Nakanuma served as President of Ando Electric Company. From 1984 to 1986, Mr. Nakanuma served as President of NEC Electronics Inc. in the United States. From 1985 to 1988, Mr. Nakanuma served as a member of the Board of Directors of NEC Corporation in Japan. Mr. Nakanuma served as a member of the Board of Directors of Semiconductor Equipment and Materials International in the United States from 1996 to 2002. Mr. Nakanuma holds a B.S. degree in Chemical Engineering from Kyoto University and a Ph.D. in Engineering from Tokyo University.

        In order to approve Proposal 2, the affirmative vote of a majority of the votes present at the Annual Meeting either in person or by proxy or any adjournment or postponement thereof is required, provided that the votes represent more than half of the issued share capital of Metron.

THE SUPERVISORY BOARD RECOMMENDS A VOTE
FOR EACH NAMED NOMINEE.

' MANAGING DIRECTORS

        There are six positions on Metron's Managing Board presently authorized by the Supervisory Board and Metron's Articles of Association. There are currently 4 managing directors continuing in office and 2 vacancies. The persons named below serve as a managing director A or a managing director B, as indicated below. For a description of the powers and duties of managing directors A and managing directors B, see "Duties of Metron Management."

        The names of Metron's managing directors and certain information about them as of May 31, 2004 are set forth below:

Name	Age	Positions Held With Metron
Edward D. Segal	64	Chief Executive Officer and Managing Director A
Dennis R. Riccio	53	President, Chief Operating Officer and Managing Director A
Douglas J. McCutcheon	55	Senior Vice President, Chief Financial Officer and Managing Director A
Gregory S. Greskovich	39	Vice President, Fab Solutions Group and Managing Director B

Managing Directors A

        Edward D. Segal has been a managing director of Metron since November 1995. He joined Metron as President and Chief Executive Officer in July 1995. Prior to joining Metron, Mr. Segal served as President and Chief Executive Officer of Transpacific Technology Corporation, a company that he founded in 1982. Mr. Segal is Vice Chairman of the Board of Directors of Semiconductor Equipment & Materials International, a trade association for suppliers to the semiconductor industry. Mr. Segal was a recipient of SEMI's prestigious Bob Graham Award in 2002, given for marketing contributions to the semiconductor materials and equipment industry. Mr. Segal holds a B.S. degree in Metallurgical Engineering from Rensselaer Polytechnic Institute.

        Dennis R. Riccio has been a managing director of Metron since October 2003 and has served as President and Chief Operating Officer of Metron since January 2002. Mr. Riccio served as Senior Vice President, Global Customer Operations, for Asyst Technologies, Inc from August 1998 to December 2001. From January 1997 to August 1998, he served as President of USA Operations of Novellus Systems, Inc., a semiconductor equipment manufacturer. From 1989 to January 1997, he held various senior management positions at Applied Materials, Inc. Mr. Riccio holds a B.S. degree in Public Administration from the University of Arizona.

        Douglas J. McCutcheon has been a managing director of Metron since November 2002, and has served as Senior Vice President and Chief Financial Officer since January 2003. Mr. McCutcheon has over 25 years of experience in financial management in high-tech industries. Prior to joining Metron he served as Senior Vice President, Chief Financial Officer of Asyst Technologies, where he oversaw corporate financial management, acquisitions and capital-raising events. He has held senior financial management positions with Cadence Design Systems, and with Diasonics, and he was the President of Toshiba America Medical Credit (the financing arm of Toshiba's billion-dollar medical equipment business). Mr. McCutcheon holds a B.S. degree in physics from Stanford University and an M.B.A. in finance from the University of California, Berkeley, and has served as a commissioned officer in the U.S. Navy nuclear submarine service.

Managing Director B

        Gregory S. Greskovich has been a managing director of Metron since October 2003. Mr. Greskovich has held senior management positions in the semiconductor equipment industry for the last 10 years, and, prior to joining Metron, held senior management positions at Asyst

Technologies, Inc., where he most recently served as Vice President of Europe Customer Operations and Managing Director. Previously, he served as Vice President of sales for Asyst's Austin, Texas, division. Prior to joining Asyst, Mr. Greskovich spent six years as the Vice President of Marketing and Sales for Progressive System Technologies, Inc. Mr. Greskovich holds an M.B.A. from Mercer University (Atlanta, Georgia) and a J.D. from the University of Miami in Florida.

DUTIES OF METRON MANAGEMENT

        Metron has a Board of Supervisory Directors and a Board of Managing Directors. Under the laws of The Netherlands, supervisory directors cannot be managing directors of a company at the same time. The primary responsibilities of Metron's Supervisory Board are supervising Metron's Managing Board and the general affairs and business of Metron and advising Metron's Managing Board. Metron's Managing Board is responsible for the management of the day-to-day operations of Metron and is required to keep the Supervisory Board informed about such operations. Under Metron's Articles of Association, Metron's Managing Board is required to obtain the prior approval of the Supervisory Board for such resolutions of Metron's Managing Board as the Supervisory Board has designated by resolution and so informed Metron's Managing Board. No resolution to this effect has been passed to date. Generic references in this annual report on Form 10-K/A to directors refer to members of either the Supervisory Board or Managing Board. Other executives do not bear the responsibilities attributed to members of Metron's Managing Board and the Supervisory Board, or the related liabilities, if any.

        Metron's Articles of Association provide for a Supervisory Board of one or more persons. Metron's Articles of Association also provide for the appointment of one or more managing directors A, and one or more managing directors B, under the supervision of the Supervisory Board. The number of supervisory directors and the number of managing directors is determined by the Supervisory Board. Metron presently has six supervisory directors, three managing directors A and one managing director B.

        The general meeting of shareholders appoints the supervisory directors and at all times has the power to suspend or dismiss any supervisory director. A resolution to appoint a supervisory director can only be passed upon recommendation by the Supervisory Board. Under Metron's Articles of Association, each member of the Supervisory Board holds office for a one-year term following that member's election as a member of the Supervisory Board, or until that member's earlier resignation, death or removal by a decision of a general meeting. However, a member of the Supervisory Board elected not at the annual general meeting of shareholders but at an extraordinary meeting of shareholders serves until the next annual general meeting of shareholders or until that member's earlier resignation, death or removal by a decision of the annual general meeting. Under Metron's Articles of Association, each supervisory director is required to resign as of the date of the annual general meeting of shareholders held in the year in which that director attains the age of 72. A shareholders' resolution to suspend or dismiss a supervisory director must be adopted by a two-thirds majority of the valid votes cast representing more than half of the issued share capital.

        The entire Managing Board, as well as each managing director A individually, has the power to represent Metron and bind Metron in agreements with third parties. A managing director B may only represent Metron together with another managing director. The general meeting of shareholders appoints Metron's managing directors for an unlimited period of time, determines whether Metron's managing director shall serve as a managing director A or as a managing director B and at all times has the power to suspend or dismiss any managing director. A resolution to appoint a managing director can only be passed upon recommendation by the Supervisory Board. Each managing director can at all times also be suspended by the Supervisory Board for a period of up to three months. A shareholders' resolution to suspend or dismiss a managing director must be adopted by a two-thirds majority of the valid votes cast representing more than half of the issued share capital. The Supervisory Board decides on the remuneration and further terms and conditions of employment for each of

Metron's managing directors. Managing directors, along with other employees of subsidiaries of Metron, are eligible for options under the terms of Metron's employee option plans. Any grants of options to managing directors will be approved by Metron's shareholders.

        If Proposal 1 is approved by Metron shareholders, Metron will be in dissolution as of immediately following the closing of the asset sale. Under Dutch law, as of Metron's dissolution, Metron would no longer have or be required to have a managing board and its current managing directors are deemed to have ceased to hold office.

Independence

        As required under Nasdaq listing standards, a majority of the members of a listed company's supervisory directors must qualify as "independent," as affirmatively determined by the Supervisory Board. After review of all relevant transactions or relationships between each supervisory director, or any of his or her family members, and Metron, its senior management and its independent auditors, the Supervisory Board affirmatively has determined that all of Metron's supervisory directors are independent directors within the meaning of the applicable Nasdaq listing standard.

SUPERVISORY BOARD COMMITTEES AND MEETINGS

        During the fiscal year ended May 31, 2004, the Supervisory Board held 6 meetings and acted by Unanimous Written Consent 1 time. The Supervisory Board has an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee.

        As required under new Nasdaq listing standards, Metron's independent directors will meet in regularly scheduled executive sessions at which only independent directors are present. The Chairpersons of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee will each preside over at least one executive session. Persons interested in communicating with the independent directors with their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of Metron Technology N.V. at 4425 Fortran Drive, San Jose, California 94134-2300. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation, or Nominating and Corporate Governance Committee.

        The Audit Committee of the Supervisory Board has responsibility for overseeing Metron's financial reporting process, including responsibility for the appointment, compensation, retention and oversight of the work of Metron's independent auditors and any other registered public accounting firm providing services to Metron. The Audit Committee shall also be responsible for reviewing Metron's systems of internal control over corporate accounting procedures. The Audit Committee met four times during such fiscal year. The Supervisory Board has adopted a written charter for the Audit Committee, which is attached hereto as Annex J. The following supervisory directors are members of the Audit Committee: Messrs. Anderson, Ditmore and Jaffe. All members of Metron's Audit Committee are independent (as independence is defined in Rule 4200(a)(14) of the NASD listing standards). The Board of Directors has determined that each of Messrs. Anderson and Jaffe qualify as an "audit committee financial expert," as defined in applicable SEC rules. The Board made a qualitative assessment of each of Messrs. Anderson and Jaffe's level of knowledge and experience based on a number of factors, including their formal education and experience.

        The Compensation Committee of the Supervisory Board has responsibility for Metron's overall compensation strategy and determines and approves the compensation of Metron's Chief Executive Officer, Edward D. Segal, and its other executive officers and managing directors. The Compensation Committee is also responsible for reviewing and approving the compensation of the supervisory directors and for the administration of Metron's employee benefit plans and insurance policies for the officers and directors of Metron. The Compensation Committee met two times during such fiscal year.

The following supervisory directors are members of the Compensation Committee: Messrs. Anderson, Elftmann and George. All members of the Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of Nasdaq listing standards).

        The Nominating and Corporate Governance Committee of the Supervisory Board is responsible for identifying, reviewing and evaluating candidates to serve as supervisory directors of Metron (consistent with criteria approved by the Supervisory Board), reviewing and evaluating incumbent supervisory directors, recommending to the Supervisory Board for selection candidates for election to the Supervisory Board, making recommendations to the Supervisory Board regarding the membership of the committees of the Supervisory Board, assessing the performance of the Supervisory Board, and developing a set of corporate governance principles for Metron. Metron's Nominating and Corporate Governance Committee charter is attached hereto as Annex K. Three (3) directors comprise the Nominating and Corporate Governance Committee: Messrs. Ditmore, Elfmann and Jaffe. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee did not meet during the fiscal year.

        The Nominating and Corporate Governance Committee believes that candidates for supervisory director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Metron, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of Metron's shareholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for supervisory director nominees are reviewed in the context of the current composition of the Supervisory Board, the operating requirements of Metron and the long-term interests of shareholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills and such other factors as it deems appropriate given the current needs of the Supervisory Board and Metron, to maintain a balance of knowledge, experience and capability. In the case of incumbent supervisory directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such supervisory directors' overall service to Metron during their term, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair such supervisory directors' independence. In the case of new supervisory director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Supervisory Board. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates' qualifications and then selects a nominee for recommendation to the Supervisory Board by majority vote. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. To date, the Nominating and Corporate Governance Committee has not rejected a timely supervisory director nominee from a shareholder or shareholders holding more than 5% of Metron's voting stock.

        The Supervisory Board does not have a formal policy with respect to the attendance of members of the Supervisory Board at the annual general meetings of shareholders of Metron. No supervisory directors attended the 2003 annual general meeting of shareholders.

        At this time, the Nominating and Corporate Governance Committee does not consider director candidates recommended by shareholders. The Nominating and Corporate Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Supervisory Board membership, based on the comprehensive criteria for Board membership approved by the Supervisory Board.

        During the fiscal year ended May 31, 2004, each Supervisory Board member attended at least 75% of the aggregate of the meetings of the Supervisory Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

Shareholder Communications with the Supervisory Board

        Historically, Metron has not adopted a formal process for shareholder communications with the Supervisory Board. Nevertheless, every effort has been made to ensure that the views of shareholders are heard by the Supervisory Board or individual supervisory directors, as applicable, and that appropriate responses are provided to shareholders in a timely manner. Metron believes its responsiveness to shareholder communications to the Supervisory Board has been excellent. Nevertheless, during the upcoming year, the Supervisory Board will give full consideration to the adoption of a formal process for shareholder communications with the Supervisory Board and, if adopted, publish it promptly and file it with the Securities and Exchange Commission on Form 8-K.

Code of Ethics

        Metron has adopted the Metron Technology N.V. Code of Business Conduct and Ethics that applies to all officers, supervisory and managing directors and employees, including Metron's principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct and Ethics was filed as exhibit 14.1 to Metron's annual report on Form 10-K/A, filed on September 10, 2004. If Metron makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, Metron will promptly disclose the nature of the amendment or waiver by filing a Current Report on Form 8-K with the SEC, disclosing such information.

REPORT OF THE AUDIT COMMITTEE OF THE SUPERVISORY BOARD(1)

         The Supervisory Board's Audit Committee consists of three directors who are not employees or managing directors of Metron.

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of Metron under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

        During the Audit Committee's meeting to review the financial statements for the fiscal year ended May 31, 2004, the Audit Committee reviewed and discussed the audited financial statements with management and PricewaterhouseCoopers LLP. In connection with the completion of their audit of, and the issuance of their report on, Metron's consolidated financial statements for the year ended May 31, 2004, Metron's independent registered public accountants identified deficiencies that existed in the design or operation of Metron's internal controls that they consider to be a material weakness in the effectiveness of Metron's internal controls pursuant to standards established by the Public Company Accounting Oversight Board (United States). A significant deficiency is defined as a control deficiency, or combination of deficiencies, that adversely affects Metron's ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of Metron's financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the financial statements will not be prevented or detected. Metron's independent registered public accountants advised the Audit Committee of Metron's Supervisory Board of the following matter, which they consider to be a material weakness: Metron's internal controls over revenue recognition were not sufficient to ensure transactions were properly recorded in accordance with management's criteria and generally accepted accounting principles. Specifically, Metron's independent registered public accountants identified six instances where revenue had been recognized in the books of Metron's subsidiaries even though the transactions did not meet Metron's established revenue recognition policy and generally accepted accounting principles. Metron's independent registered public accountants did acknowledge that adjustments were properly recorded by Metron prior to the reporting of financial results for the respective period.

        Metron's independent registered public accountants have discussed the areas of weakness described above with the Audit Committee. The Audit Committee is taking an active role in responding to the deficiencies identified by Metron's independent registered public accountants, including overseeing management's implementation of the remedial measures described below. To this end, management of Metron is working with the Audit Committee to identify and implement corrective actions where required to improve the effectiveness of Metron's internal controls, including the enhancement of systems and procedures. Metron is implementing the following measures:

  •
  reviewing financial controls and procedures for revenue recognition;

  •
  assigning an individual in Metron's equipment solutions group to be the revenue recognition manager;

  •
  conducting revenue recognition training of personnel responsible for authorizing and recording revenue transactions throughout Metron;

  •
  such other remedial measures as deemed necessary by the Audit Committee and management;

  •
  requiring the review and approval by certain officers of Metron for revenue transactions above a specified level;

  •
  engaging an independent internal controls consultant to assist Metron to document, test and develop current and expanded internal controls and procedures; and

  •
  assigning Company employees to directly assist the independent internal controls consultant.

        Management believes that the measures noted above will address the matter identified by Metron's independent registered public accountants as a material weakness. The Audit Committee and management plan to continue to monitor the effectiveness of Metron's internal controls and procedures on an ongoing basis and will take further action, as appropriate. The Audit Committee Believes that management maintains an effective system of internal controls that results in fairly resented financial statements. Based on these discussions, the Audit Committee recommended to the Supervisory Board that the audited financial statements be included in Metron's Annual Report on Form 10-K.

        The discussions with PricewaterhouseCoopers LLP also included the matters required by Statement on Auditing Standards No. 61. The Audit Committee received from PricewaterhouseCoopers LLP written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1. This information was discussed with PricewaterhouseCoopers LLP.

Audit Committee
Robert R. Anderson Dana C. Ditmore Bruce M. Jaffe

PROPOSAL 3

APPROVAL TO ISSUE METRON COMMON SHARES IN AN AGGREGATE AMOUNT EXCEEDING 19.999% OF THE OUTSTANDING METRON COMMON SHARES PURSUANT TO OUTSTANDING CONVERTIBLE DEBENTURES AND WARRANTS AND THE ISSUANCE TO ANY SINGLE PURCHASER OF METRON COMMON SHARES PURSUANT TO CONVERTIBLE DEBENTURES OR WARRANTS IN AN AGGREGATE AMOUNT THAT RESULTS IN A "CHANGE OF CONTROL" OF METRON FOR PURPOSES OF THE NASDAQ LISTING STANDARDS

OVERVIEW

        On June 16, 2004, Metron completed the sale to certain institutional investors, in a transaction exempt from registration under the Securities Act, of convertible debentures in an aggregate principal amount of $6,000,000, bearing interest at the rate of 6.5% per annum and having a maturity date of June 16, 2008 (the "Debentures"), and warrants to purchase an aggregate of 766,768 Metron common shares (the "Warrants"), of which 50% have an exercise price of $3.79 per share and 50% have an exercise price of $3.92 per share, and all of which are exercisable until June 16, 2009 (the "Financing"). The Debentures and Warrants were issued under a Subscription Agreement, dated May 26, 2004.

        The Debentures are initially convertible into 1,666,665 Metron common shares at a price of $3.60 per share. Metron is entitled to issue Metron common shares in lieu of the cash payment of interest on the Debentures, subject to certain conditions, including shareholder approval of this Proposal 3. Metron common shares issued in lieu of cash to pay interest are valued at 90% of the average of the volume-weighted average trading prices for the 20 trading days preceding the relevant interest payment date. Metron is entitled to force conversion of the Debentures into Metron common shares in the event the Metron Common Share price exceeds $11.00 per share for 20 consecutive trading days, provided certain conditions are met. Generally, these conditions are that:

  1.
  Metron has duly honored all conversions occurring prior to the date the holders of the Debentures receive notice of the forced conversion;

  2.
  there is an effective registration statement (and Metron believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future) for all of the Metron common shares issued or issuable pursuant the Debentures (the "Underlying Shares") or all the Underlying Shares can be sold immediately pursuant to Rule 144;

  3.
  the Metron common shares are listed for trading on Nasdaq (and Metron believes, in good faith, that trading of the Metron common shares on Nasdaq will continue uninterrupted for the foreseeable future);

  4.
  all liquidated damages and other amounts owing in respect of the Debentures and Underlying Shares have been paid or will, concurrently with the issuance of the Underlying Shares, be paid in cash;

  5.
  a sufficient number of Metron common shares are reserved from Metron's authorized share capital to provide for the issuance of all Underlying Shares issuable under the Debentures subject to forced conversion;

  6.
  no event of default nor any event that with the passage of time would constitute an event of default under the Debentures has occurred and is continuing; and

  7.
  the forced conversion would not result, when aggregated with all other prior issuances of Metron common shares pursuant to the Warrants and the Debentures, in the issuance of more than 19.999% of the number of Metron common shares outstanding immediately prior to the Financing, unless shareholder approval has been obtained for such issuance.

        The conversion price of the Debentures is subject to adjustments under certain circumstances. If certain changes occur to Metron's capitalization, such as a stock split, dividend of Metron common shares or other capital reorganization, then the conversion price of the Debentures will be adjusted appropriately. In addition, the conversion price will be adjusted downward if Metron issues securities at a per share price less than the then-applicable conversion price (a "Debenture Adjustment Issuance"), excluding, among other things, issuances in connection with certain strategic transactions and issuances of options to employees, managing directors and supervisory directors. After a Debenture Adjustment Issuance, the new conversion price of the Debentures would equal the per share price of such Debenture Adjustment Issuance.

        Enable Capital, LLC acted as placement agent in connection with the Financing and received a fee equal to $354,000, paid in cash.

        The exercise prices of the Warrants are subject to adjustments under certain circumstances. If certain changes occur to Metron's capitalization, such as a stock split, dividend of Metron common shares or other capital reorganization, then the exercise prices of the Warrants will be adjusted appropriately. In addition, the exercise prices will be adjusted downward if Metron issues securities at a per share price less than the applicable exercise prices, respectively (a "Warrant Adjustment Issuance"), excluding, among other things, issuances in connection with certain strategic transactions and issuances of options to employees, managing directors and supervisory directors. After a Warrant Adjustment Issuance, the new exercise prices of the Warrants would be based on a weighted-average formula. Metron may give notice of mandatory termination of the Warrants provided that (i) the Metron common shares issuable upon conversion of the Warrants are registered for resale pursuant to the Securities Act of 1933 or are freely tradable without restriction or legend and have been continuously for at least the 20-trading day period immediately preceding the date of the notice of termination, (ii) the Metron common shares are listed or quoted for trading on Nasdaq National Market continuously during the 20-trading day period immediately preceding the date of the notice of mandatory termination and (iii) the price of Metron's common shares is equal to or greater than $11.00 for each of the 20 trading days immediately preceding the date of notice of termination (subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions).

        Metron entered into a Registration Rights Agreement, dated June 16, 2004, with the investors that purchased the Debentures and the Warrants, under which Metron agreed to file with the SEC within 30 days following the sale of the Debentures a registration statement covering the resale of the Metron common shares underlying the Debentures and the Warrants, which was extended to August 12, 2004. Accordingly, Metron filed a registration statement on Form S-3 on August 12, 2004 with respect to the resale of such shares from time to time.

        A copy of the subscription agreement entered into in connection with the sale of the Debentures and the Warrants was filed by Metron with the SEC as an exhibit to a Current Report on Form 8-K, filed on May 27, 2004, and a copy of the form of Debenture, form of Warrant and registration rights agreement entered into in connection with the sale of the Debentures and the Warrants were filed by Metron with the SEC as exhibits to Metron's Annual Report on Form 10-K, filed on August 12, 2004. Metron's audited consolidated financial statements, management's discussion and analysis of financial condition and results of operations and certain supplementary financial information are incorporated by reference to pages 26 through 71 of Metron's Annual Report on Form 10-K filed with the SEC on August 12, 2004 and delivered with this proxy statement.

REASONS FOR SHAREHOLDER APPROVAL

        Companies listed on Nasdaq, including Metron, are required to comply with NASD rules with respect to the listing of shares with Nasdaq. Section 4350(i)(1)(D)(ii) of the NASD Rules requires Nasdaq -listed companies to obtain shareholder approval prior to the issuance of "common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book value or market value of the stock" (the "20% Rule"). Prior to the Financing, Metron had 12,831,996 Metron common shares outstanding (the "Outstanding Shares"). Assuming no adjustments to the conversion price of the Debentures or the exercise prices of the Warrants, the Debentures are convertible into 1,666,665 Metron common shares and the Warrants are exercisable for 766,768 Metron common shares, for a total of 2,433,433 Metron common shares. This total constitutes 18.96% of the Outstanding Shares. While the conversion price of the Debentures and the exercise prices of the Warrants were set at premiums to the average prices of Metron's common shares during a period prior to the closing of the Financing, the conversion price of the Debentures and the exercise prices of Warrants were less than the market value of Metron's common shares on the closing date of the Financing. In addition, if there is a Debenture Adjustment Issuance or a Warrant Adjustment Issuance, Metron will be required to issue more than 18.96% of the Outstanding Shares under the terms of the Debentures and the Warrants. Accordingly, under the 20% Rule and pursuant to the terms of the Debentures and the Warrants, Metron is required to obtain shareholder approval before it can issue Metron common shares in excess of 19.999% of the Outstanding Shares (the "Issuable Maximum"), pursuant to the Debentures and the Warrants.

        In addition, Section 4350(i)(1)(B) of the NASD Rules requires shareholder approval "when the issuance or potential issuance will result in a change of control of the issuer." While Metron does not believe that the issuance of the Debentures and the Warrants will result in a change of control, and therefore Metron does not believe that Section 4350(i)(1)(B) applies to this issuance, a substantial adjustment to the conversion price of the Debentures or the exercise prices of the Warrants could result in a sufficient number of Metron common shares being issued and issuable upon conversion of the Debentures and exercise of the Warrants to constitute a change in control.

        See "Proposal 1—Sale of Substantially All of Metron's Assets—Principal Provisions of the Stock and Asset Purchase Agreement—Treatment of Options, Warrants and Debentures" regarding the effect of the sale of the assets of Metron to Applied Materials on the Debentures and the Warrants.

        Absent shareholder approval of this Proposal 3, Metron will not be able to convert the Debentures or exercise Warrants to the extent such conversion or exercise, when combined with all prior Debenture conversions, Warrant exercises and issuances of Common shares in payment of interest, would exceed the Issuable Maximum or result in a change of control of Metron. In addition, Metron's ability to pay interest on the Debentures in Metron common shares will be substantially limited unless shareholder approval of this Proposal 3 has been obtained.

        Any amount of the Debentures that holders of Debentures are unable to convert in excess of the Issuable Maximum or any amount of interest not payable in Metron common shares would remain a cash liability of Metron, due and payable at maturity or on the interest payment date. In that event, Metron may be required to raise additional funds in order to meet this obligation. Metron may not be able to raise sufficient funds at that time, and, even if Metron is able to raise sufficient funds, the terms of such financing may not be favorable to Metron.

        Edward D. Segal, FSI International, Inc. ("FSI"), Entegris, Inc. ("Entegris"), Broadview Associates and Royce Associates have entered into voting agreements with the investors who purchased the Debentures and the Warrants under which these shareholders have agreed to vote their Metron common shares FOR Proposal 3. Together, these shareholders hold approximately 29.3% of the outstanding Metron common shares as of July 31, 2004.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve this Proposal 3, provided that the votes represent more than half of the issued share capital of Metron.

THE SUPERVISORY BOARD RECOMMENDS
A VOTE FOR PROPOSAL 3.

PROPOSAL 4

APPROVAL OF ANNUAL ACCOUNTS

        At the Annual Meeting, Metron's shareholders will be asked to resolve to have the Annual Accounts ("jaarrekening") of Metron for the fiscal year ended May 31, 2004, drawn up in the English language and to adopt the Annual Accounts and to approve the allocation of the Company's profits to the Company's reserves or any losses against the Company's cash reserves, as required under Netherlands law and Metron's Articles of Association. In accordance with Article 2:362 of The Netherlands Civil Code, the Annual Accounts are the annual statutory accounts of Metron prepared in accordance with generally accepted accounting principles of The Netherlands. These Annual Accounts do not represent the consolidated accounts of Metron and all of its subsidiaries prepared in accordance with generally accepted accounting principles of the United States, as presented in the Consolidated Financial Statements contained in the Annual Report of Metron for the year ended May 31, 2004. Copies of the Annual Accounts are open for inspection at the principal executive offices of Metron, located at 4425 Fortran Drive, San Jose, California 95134-2300, USA, and Metron's principal office in The Netherlands, located at Kabelstraat 19, NL-1322 AD Almere, by registered shareholders and other persons entitled to attend meetings of shareholders of Metron. Such copies will be open for inspection from the date hereof until the close of the Annual Meeting.

        The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting is required to adopt the Annual Accounts and approve the allocation of any profits or losses to the Company's cash reserves, provided that the votes represent more than half of the issued share capital of Metron.

THE SUPERVISORY BOARD RECOMMENDS
A VOTE FOR PROPOSAL 4.

PROPOSAL 5

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee of the Supervisory Board has selected (a) PricewaterhouseCoopers N.V. as statutory auditors of the Annual Accounts ("jaarrekening") of Metron for the fiscal year ending May 31, 2005 and (b) PricewaterhouseCoopers LLP as Metron's independent registered public accountants for the fiscal year ending May 31, 2005 and has further directed that the selection of auditors of the Annual Accounts and independent registered public accountants be submitted to Metron's shareholders for ratification at the Annual Meeting. PricewaterhouseCoopers LLP audited Metron's financial statements for the fiscal years ended May 31, 2004, 2003 and 2002. Representatives of PricewaterhouseCoopers N.V. are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Shareholder ratification of the selection of PricewaterhouseCoopers N.V. as statutory auditors of Metron's Annual Accounts and PricewaterhouseCoopers LLP as Metron's independent registered public accountants is not required by Metron's Articles of Association or otherwise. However, the Supervisory Board is submitting the selection of PricewaterhouseCoopers N.V. as auditors of the Annual Accounts and PricewaterhouseCoopers LLP as independent registered public accountants to Metron's shareholders for ratification as a matter of good corporate practice. If Metron's shareholders fail to ratify the selections, the Audit Committee and the Supervisory Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Supervisory Board in their discretion may direct the appointment of different auditors of the Annual Accounts and/or independent accountants at any time during the year if they determine that such a change would be in the best interests of Metron and its shareholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers N.V. as statutory auditors of the Annual Accounts and PricewaterhouseCoopers LLP as independent accountants, provided that the votes represent more than half of the issued share capital of Metron.

        Metron's Supervisory Board has approved the continuing appointment of PricewaterhouseCoopers LLP as Metron's independent accountants to audit Metron's financial statements for the year ending May 31, 2005.

INDEPENDENT AUDITORS' FEES

        Independent Auditors' Fees

        The following table represents aggregate fees billed to Metron for fiscal years ended May 31, 2004 and May 31, 2003, by PricewaterhouseCoopers LLP, Metron's principal accountant.

	Fiscal Year Ended May 31,
	2004	2003
	(in thousands)
Audit Fees	$971	$782
Audit-Related Fees	35	84
Tax Fees	537	296
All Other Fees	—	—

Total Fees	$1,543	$1,162

        All fees described above were approved by the Audit Committee.

        Metron's Audit Committee has a policy for the pre-approval of non-audit services provided by PricewaterhouseCoopers LLP. According to Metron's pre-approval policy, the Audit Committee chairman can approve non-audit services up to a specified limit. Thereafter, any non-audit services provided by PricewaterhouseCoopers LLP, must be approved by the Audit Committee.

        The Audit Committee has determined that the rendering of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the auditor's independence.

        The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the selection of and to appoint PricewaterhouseCoopers N.V. as the statutory auditors of the Annual Accounts of Metron for the fiscal year ending May 31, 2005, and PricewaterhouseCoopers LLP as Metron's independent registered public accountants for the fiscal year ending May 31, 2005, provided that the votes represent more than half of the issued share capital of Metron.

THE SUPERVISORY BOARD RECOMMENDS
A VOTE FOR PROPOSAL 5.

PROPOSAL 6

APPROVAL OF THE PREPARATION OF THE ANNUAL REPORT IN ENGLISH

        Metron has prepared its Annual Accounts and Annual Report for the fiscal year ended May 31, 2004 in the English language. Netherlands law requires that Metron's shareholders authorize the preparation of Metron's Annual Report in a language other than Dutch. Such authorization will not constitute approval of any matter referred to in Metron's Annual Report.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the preparation of Metron's Annual Report in English, provided that the votes represent more than half of the issued share capital of Metron.

THE SUPERVISORY BOARD RECOMMENDS
A VOTE FOR PROPOSAL 6.

PROPOSAL 7

APPROVAL FOR THE SUPERVISORY BOARD TO ISSUE METRON COMMON SHARES UP TO THE AMOUNT OF THE AUTHORIZED CAPITAL OF METRON AND TO RESTRICT OR EXCLUDE PRE-EMPTIVE RIGHTS IN RELATION THERETO

        Metron's Articles of Association provide that the Supervisory Board of Metron has the authority to resolve upon (i) the issue of Metron common shares up to the amount of the authorized share capital and (ii) the restriction or exclusion of pre-emptive rights in respect of an issue of Metron common shares and that such authority will terminate five years after the date of execution of the deed of amendment, unless the general meeting of shareholders has extended such authority. This authority will expire in November of 2004. Metron's shareholders are being asked to approve the extension, for a period of one year, of the authority of the Supervisory Board to (i) issue Metron common shares up to the amount of the authorized share capital and (ii) restrict or exclude of pre-emptive rights in respect of an issue Metron common shares.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting, provided that the votes represent more than half of the issued share capital of Metron, is required to approve the extension, for a period of one year, of the authority of the Supervisory Board to (i) issue Metron common shares up to the amount of the authorized share capital and (ii) restrict or exclude pre-emptive rights in respect of an issue of Metron common shares.

THE SUPERVISORY BOARD RECOMMENDS
A VOTE FOR PROPOSAL 7.

PROPOSAL 8

APPROVAL OF THE COMPENSATION FOR THE SUPERVISORY BOARD OF METRON

        Recent amendments to The Netherlands Civil Code, which will become effective on October 1, 2004, require that the compensation of the members of Metron's Supervisory Board must be approved by Metron's shareholders. Each supervisory director of Metron currently receives an annual retainer of $10,000 (paid quarterly), a meeting fee of $1,000 ($500 for telephonic attendance and $500 for each committee meeting attended by committee members on a separate day and an extra $500 committee meeting fee for a committee chairman). The members of the Supervisory Board are also eligible for reimbursement for expenses incurred in connection with attendance at Supervisory Board meetings in accordance with Company policy. In the fiscal year ended May 31, 2004, the total compensation and expenses paid to non-employee supervisory directors was $126,712.

        Each supervisory director of Metron also receives stock option grants under the Amended and Restated 1997 Supervisory Directors' Stock Option Plan (the "Directors' Plan"). Only non-employee supervisory directors of Metron are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by Metron not to qualify as incentive stock options under the United States Internal Revenue Code (the "Code").

        Option grants under the Directors' Plan are non-discretionary. On April 13, 1997, each supervisory director then in office was automatically granted an option to purchase 15,000 Metron common shares from the Directors' Plan. Subsequently, each person who was or is elected or appointed for the first time to serve as a supervisory director is granted an option to purchase 15,000 Metron common shares from the Directors' Plan. In addition, on the date of each annual general meeting of shareholders, commencing with the 2003 annual general meeting of shareholders, each member of the Supervisory Board who has served as a director for at least six months and who is reelected at such annual general meeting of shareholders, is automatically granted an option to purchase 5,000 Metron common shares under the Director's Plan. Prior to the 2003 annual general meeting of shareholders, the annual automatic grant was an option to purchase 3,750 shares rather than 5,000. The exercise price of each option granted under the Directors' Plan may not be less than one hundred percent (100%) of the fair market value of the shares subject to such option on the date such option is granted. Options granted under the Directors' Plan generally may not be exercised until such options have vested. Options vest at a rate of 25%, at the end of the first year where such optionee has provided one year of continuous service to Metron or its affiliates as a director following the date of such option grant, and 25% each year thereafter in accordance with the terms of the grant. The term of each option granted under the Directors' Plan commences on the date it is granted and, unless sooner terminated as set forth in the option grant, expires on the date ten (10) years from the date of grant. In the event of certain mergers of Metron with or into another corporation or a consolidation, acquisition of assets or other change-in-control transactions involving Metron, the vesting of each option will accelerate and the option will terminate if not exercised prior to the consummation of the transaction.

        Metron intends to maintain the same level of annual compensation for members of the Supervisory Board during the fiscal year ending May 31, 2005 as was paid to members of the Supervisory Board during the fiscal year ended May 31, 2004. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the annual compensation of the Supervisory Board, provided that the votes represent more than half of the issued share capital of Metron.

THE SUPERVISORY BOARD RECOMMENDS
A VOTE FOR PROPOSAL 8.

PROPOSAL 9

APPROVAL OF COMPENSATION POLICY FOR METRON'S MANAGING BOARD

        Due to recent amendments to The Netherlands Civil Code, which will become effective on October 1, 2004, Metron is required to have a compensation policy for its Managing Board, and such policy must be approved by Metron's shareholders.

        The compensation committee of Metron's Supervisory Board has responsibility for Metron's overall compensation strategy and determines the compensation for the members of Metron's Managing Board. The compensation committee has adopted the compensation policy attached hereto as Annex L, to govern the compensation of Metron's managing directors beginning October 1, 2004.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the compensation policy for Metron's Managing Board, provided that the votes represent more than half of the issued share capital of Metron.

THE SUPERVISORY BOARD RECOMMENDS A VOTE FOR PROPOSAL 9.

PROPOSAL 10

        APPROVAL OF THE GRANT OF A DISCHARGE FROM LIABILITY TO METRON'S MANAGING BOARD AND SUPERVISORY BOARD FOR THE PERFORMANCE OF THEIR DUTIES DURING THE FISCAL YEAR ENDED MAY 31, 2004

        Due to amendments to The Netherlands Civil Code, the provision of Metron's Articles of Association which permits a discharge of liability of the members of Metron's Managing Board and Supervisory Board for the exercise of their duties during the fiscal year covered by the adoption by the shareholders of those annual accounts is no longer valid. The Netherlands Civil Code now requires that such discharge of liability be approved separately by the shareholders. The discharge of liability would be limited to liability for the duties of the members of Metron's Managing Board and the Supervisory Board which have been disclosed to the shareholders in the Annual Accounts.

        The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the discharge of liability of the members of Metron's Managing Board and the Supervisory Board for the exercise of their duties during the fiscal year ended May 31, 2004, provided that the votes represent more than half of the issued share capital of Metron.

THE SUPERVISORY BOARD RECOMMENDS
A VOTE FOR PROPOSAL 10.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Metron common shares as of July 31, 2004 by: (i) each supervisory director; (ii) each managing director named in the Summary Compensation Table; (iii) all managing directors and supervisory directors of Metron as a group; (iv) each of the executive officers named in the Summary Compensation Table; and (v) all those known by Metron to be beneficial owners of more than five percent of the Metron common shares. Unless otherwise indicated, to Metron's knowledge, all persons listed below have sole voting and investment power with respect to their Metron common shares, except to the extent authority is shared by spouses under applicable law. Unless otherwise noted, the address of each shareholder is c/o Metron Technology N.V., 4425 Fortran Drive, San Jose, California 94010.

	Total Ownership(1)
Name and Address	Metron Common Shares as of July 31, 2004	Total Shares Beneficially Owned(2)	Percentage
FSI International, Inc.(3) 3455 Lyman Boulevard, Chaska, MN 55318	1,497,003	1,526,166	11.88
Entegris, Inc. 3500 Lyman Boulevard Chaska, MN 55318	1,052,887	1,052,887	8.21
Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	1,370,900	1,370,900	10.68
Broadview Advisors, LLC(4) 100 E. Wisconsin Ave. Suite 2500 Milwaukee, WI 53202	743,100	743,100	5.79
Robert R. Anderson(5)	82,237	114,112	*
Dana C. Ditmore	0	0	*
Joel A. Elftmann(6)	0	2,813	*
William L. George	0	0	*
Bruce M. Jaffe(7)	2,000	16,063	*
Sho Nakanuma(8)	0	20,625	*
Edward D. Segal(9)	588,487	1,215,373	9.03
Dennis R. Riccio(10)	21,437	256,281	1.96
Douglas J. McCutcheon(11)	22,138	75,888	*
Gregory S. Greskovich(12)	0	28,750	*
Peter Postiglione	0	0	*
All Supervisory Directors and Managing Directors as a group (11 persons)(13)	716,299	1,729,903	12.49

*
Represents beneficial ownership of less than one percent of Metron's common shares.

(1)
This table is based upon information supplied by supervisory directors, managing directors and officers and with respect to the principal shareholders solely on Schedules 13D and 13G filed with the SEC.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC. Applicable percentage ownership is based on 12,831,996 Metron common shares outstanding as of July 31, 2004, together with applicable options for such shareholder. Metron common shares subject to options currently exercisable, or exercisable within 60 days of July 31, 2004, are not deemed outstanding for computing the percentage ownership of any other person. The number of Metron common shares outstanding as of July 31, 2004, does not include: (1) 2,953,858 Metron common shares issuable upon exercise of outstanding stock options under the Amended and Restated Employee Stock Option Plan (the "Option Plan"); (2) 1,001,274 Metron common shares available for grant pursuant to the Option Plan; (3) 427,310 Metron common shares issuable upon exercise of outstanding stock options under the Amended and Restated Metron Technology Supplemental Stock Option Plan (the "Supplemental Plan"); (4) 72,440 Metron common shares available for grant under the Supplemental Plan; (5) 10,785 Metron common shares reserved for sale under the Metron Technology Employee Stock Purchase Plan; (6) 154,951 Metron common shares reserved for sale under the 2003 Metron Technology Employee Stock Purchase Plan; (7) 173,750 Metron common shares issuable upon exercise of outstanding stock options under the 1997 Supervisory Directors' Stock Option Plan; (8) 51,250 Metron common shares available for grant under the 1997 Supervisory Directors' Stock Option Plan; (9) 867,002 Metron common shares issuable upon exercise of warrants issued on August 25, 2003; (10) 766,768 Metron common shares issuable upon exercise of warrants issued on June 16, 2004; (11) 1,847,000 Metron common shares issuable upon conversion of convertible debentures issued on August 25, 2003; and (12) 1,666,665 Metron common shares issuable upon conversion of convertible debentures issued on June 16, 2004.

(3)
Includes 29,063 shares issuable to Joel A. Elftmann pursuant to options exercisable within 60 days of July 31, 2004. Mr. Elftmann has assigned such options to FSI International, Inc.

(4)
Information is based upon Schedule 13F filed with the SEC on July 28, 2004.

(5)
Consists of 82,237 shares held by Mr. Anderson and 31,875 shares issuable pursuant to options exercisable within 60 days of July 31, 2004.

(6)
Consists of 2,813 shares issuable pursuant to options exercisable within 60 days of July 31, 2004.

(7)
Consists of 2,000 shares held by Mr. Jaffe and 14,063 shares issuable pursuant to options exercisable within 60 days of July 31, 2004.

(8)
Consists of 20,625 shares issuable pursuant to options exercisable within 60 days of July 31, 2004.

(9)
Consists of 458,959 shares held by Mr. Segal, 129,528 shares held by Segal Investments LP, an investment partnership of which Mr. Segal is the Managing Partner and 626,886 shares issuable pursuant to options exercisable within 60 days of July 31, 2004. Mr. Segal disclaims beneficial ownership of the shares held by Segal Investments LP.

(10)
Consists of 21,437 shares held by Mr. Riccio and 234,844 shares issuable pursuant to options exercisable within 60 days of July 31, 2004.

(11)
Consists of 22,138 shares held by Mr. McCutcheon and 53,750 shares issuable pursuant to options exercisable within 60 days of July 31, 2004.

(12)
Consists of 28,750 shares issuable pursuant to options exercisable within 60 days of July 31, 2004.

(13)
Includes an aggregate of 716,299 shares held by Supervisory Directors and Officers and 988,343 shares issuable pursuant to options exercisable within 60 days of July 31, 2004. The aggregate 716,299 shares held by Supervisory Directors and Officers includes 129,528 shares owned by the investment partnership of Mr. Segal.

CHANGES IN CONTROL

2003 Debentures

        On August 25, 2003, Metron completed the sale to certain institutional investors, in a transaction exempt from registration under the Securities Act, of convertible debentures in an aggregate principal amount of $7,000,000, bearing interest at the rate of 8% per annum and having a maturity date of February 25, 2007 (the "Debentures"), and warrants to purchase an aggregate of 867,002 Metron common shares (the "Financing Warrants"), of which 50% have an exercise price of $3.79 per share and 50% have an exercise price of $4.09 per share, and all of which are exercisable until August 25, 2007 (the "Financing"). The Debentures and Warrants were issued under a Subscription Agreement, dated August 25, 2003.

        Metron is entitled to issue Metron common shares in lieu of the cash payment of interest on the Debentures. Metron common shares issued in lieu of cash to pay interest are valued at 90% of the average of the volume-weighted average trading prices for the 20 trading days preceding the relevant interest payment date.

        The conversion price of the Debentures is subject to adjustments under certain circumstances. If certain changes occur to Metron's capitalization, such as a stock split, dividend of Metron common shares or other capital reorganization, then the conversion price of the Debentures will be adjusted appropriately. In addition, the conversion price will be adjusted downward if Metron issues securities at a per share price less than the then-applicable conversion price (a "Debenture Adjustment Issuance"), excluding, among other things, issuances in connection with certain strategic transactions and issuances of options to employees, managing directors and supervisory directors. After a Debenture Adjustment Issuance, the new conversion price of the Debentures would equal the per share price of such Debenture Adjustment Issuance. If the conversion price of the Debentures are adjusted, upon conversion of the Debentures more Metron common shares will be issued, and a change of control of Metron may occur.

2004 Debentures

        On June 16, 2004, Metron completed the sale to certain institutional investors, in a transaction exempt from registration under the Securities Act, of convertible debentures in an aggregate principal amount of $6,000,000, bearing interest at the rate of 6.5% per annum and having a maturity date of June 16, 2008 (the "2004 Debentures"), and warrants to purchase an aggregate of 766,768 Metron common shares (the "2004 Warrants"), of which 50% have an exercise price of $3.79 per share and 50% have an exercise price of $3.92 per share, and all of which are exercisable until June 16, 2009 (the "2004 Financing"). The 2004 Debentures and 2004 Warrants were issued under a Subscription Agreement, dated May 26, 2004.

        The 2004 Debentures are initially convertible into 1,666,665 Metron common shares at a price of $3.60 per share. Metron is entitled to issue Metron common shares in lieu of the cash payment of interest on the 2004 Debentures, subject to certain conditions, including shareholder approval of the issuance of additional Metron common shares. Metron common shares issued in lieu of cash to pay interest are valued at 90% of the average of the volume-weighted average trading prices for the 20 trading days preceding the relevant interest payment date.

        The conversion price of the Debentures is subject to adjustments under certain circumstances. If certain changes occur to Metron's capitalization, such as a stock split, dividend of Metron common shares or other capital reorganization, then the conversion price of the 2004 Debentures will be adjusted appropriately. In addition, the conversion price will be adjusted downward if Metron issues securities at a per share price less than the then-applicable conversion price (a "2004 Debenture Adjustment Issuance"), excluding, among other things, issuances in connection with certain strategic transactions and issuances of options to employees, managing directors and supervisory directors. After a 2004 Debenture Adjustment Issuance, the new conversion price of the 2004 Debentures would equal the per share price of such 2004 Debenture Adjustment Issuance. If the conversion price of the 2004 Debentures are adjusted, upon conversion of the 2004 Debentures more Metron common shares will be issued and a change of control of Metron may occur.

        Edward D. Segal, FSI International, Inc. ("FSI"), Entegris, Inc. ("Entegris"), Broadview Associates and Royce Associates have entered into voting agreements with the investors who purchased the Debentures, pursuant to which they have agreed to vote their Metron common shares in favor of the approval of the issuance of additional Metron common shares, in an aggregate amount exceeding 19.999% of the outstanding Metron common shares, at Metron's 2004 Annual Meeting of Shareholders. Together, these shareholders hold approximately 29.3% of the outstanding Metron common shares as of July 31, 2004.

Applied Transaction

        On August 16, 2004, Metron entered into a Stock and Asset Purchase Agreement ("Purchase Agreement") with Applied Materials, Inc. ("Applied"), a Delaware corporation, pursuant to which Applied would acquire the worldwide operating subsidiaries and business of Metron. Under the terms of the Purchase Agreement, Applied would pay approximately $84,567,158 in cash to Metron for all outstanding shares of Metron's worldwide operating subsidiaries and substantially all of the other assets of Metron would reimburse Metron for certain expenses, and would assume certain Metron liabilities. The acquisition, which is subject to regulatory and Metron shareholder approval and other closing conditions, is expected to close in Metron's second fiscal quarter, ending November 30, 2004.

        Edward D. Segal, Dennis R. Riccio, Douglas J. McCutcheon, Greg Greskovich, Sho Nakanuma, Bruce M. Jaffe, William L. George, Joel A. Elftmann, Dana C. Ditmore, Robert R. Anderson, Entegris, Inc. and FSI International, Inc., collectively holding an aggregate of approximately 22.05% of Metron common shares as of September 14, 2004 have entered into voting agreements with Applied, dated as of August 16, 2004, and have delivered proxies to Applied, pursuant to which they have agreed to vote their Metron common shares in favor of the approval of the Purchase Agreement and related matters contemplated by the Purchase Agreement at Metron's 2004 Annual Meeting of Shareholders.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the 1934 Act requires Metron's directors and executive officers, and persons who own more than ten percent of a registered class of Metron's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Metron common shares and other equity securities of Metron. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish Metron with copies of all Section 16(a) forms they file.

        To Metron's knowledge, based solely on a review of the copies of such reports furnished to Metron all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the fiscal year ended May 31, 2004.

EXECUTIVE COMPENSATION

Compensation of Supervisory Directors

        Each Supervisory Director of Metron receives an annual retainer of $10,000 (paid quarterly), a meeting fee of $1,000 ($500 for telephonic attendance and $500 for each committee meeting attended by committee members on a separate day and an extra $500 committee meeting fee for a committee chairman). The members of the Supervisory Board are also eligible for reimbursement for expenses incurred in connection with attendance at Supervisory Board meetings in accordance with Company policy. In the fiscal year ended May 31, 2004, the total compensation and expenses paid to non-employee supervisory directors was $126,712.

        Each supervisory director of Metron also receives stock option grants under the Directors' Plan. Only non-employee supervisory directors of Metron are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by Metron not to qualify as incentive stock options under the Code.

        Option grants under the Directors' Plan are non-discretionary. On April 13, 1997, each supervisory director then in office was automatically granted an option to purchase 15,000 Metron common shares from the Directors' Plan. Subsequently, each person who was or is elected or appointed for the first time to serve as a supervisory director is granted an option to purchase 15,000 Metron common shares from the Directors' Plan. In addition, on the date of each Annual Meeting, commencing with the 2003 Annual Meeting, each member of the Supervisory Board who has served as a director for at least six months and who is reelected at such Annual Meeting, is automatically granted an option to purchase 5,000 Metron common shares under the Director's Plan. Prior to the 2003 Annual Meeting, the annual automatic grant was an option to purchase 3,750 shares rather than 5,000. The exercise price of each option granted under the Directors' Plan may not be less than one hundred percent (100%) of the fair market value of the shares subject to such option on the date such option is granted. Options granted under the Directors' Plan generally may not be exercised until such options have vested. Options vest at a rate of 25%, at the end of the first year such optionee has provided one year of continuous service to Metron or its affiliates as a director following the date of such option grant, and 25% each year thereafter in accordance with the terms of the grant. The term of each option granted under the Directors' Plan commences on the date it is granted and, unless sooner terminated as set forth in the option grant, expires on the date ten (10) years from the date of grant. In the event of certain mergers of Metron with or into another corporation or a consolidation, acquisition of assets or other change-in-control transactions involving Metron, the vesting of each option will accelerate and the option will terminate if not exercised prior to the consummation of the transaction.

        During the fiscal year 2004, Metron granted options covering 50,000 shares to the supervisory directors of Metron, at an exercise price per share of $4.15. The fair market value of such Metron common shares on the date of grant was $4.15 per share (based on the closing sales price reported on Nasdaq for the date of grant). As of July 31, 2004, no options had been exercised under the Directors' Plan.

Compensation of Managing Directors

        The following table shows for the fiscal years ended May 31, 2004, 2003 and 2002 compensation awarded or paid to, or earned by, Metron's Chief Executive Officer and its other four most highly compensated officers (the "Named Executive Officers"):

Summary Compensation Table

							Long Term Compensation
		Annual Compensation
							Securities Underlying Options/ SARS (#)
Name and Principal Position	Year	Salary ($)		Bonus ($)	Other Annual Compensation ($)			All Other Compensation ($)
Edward D. Segal Chief Executive Officer and Managing Director	2004 2003 2002	276,788 276,300 286,533		— — —	— — —		80,000 50,000 120,000	16,301 34,425 129,832	(1) (1) (1)
Dennis R. Riccio President, Chief Operating Officer and Managing Director	2004 2003 2002	252,000 252,000 101,285		— — —	29,400 40,425 —	(2) (2)	100,000 35,000 300,000	1,188 1,172 425	(3) (3) (3)
Douglas J. McCutcheon Senior Vice President and Chief Financial Officer and Managing Director	2004 2003	225,000 96,000	(4)	— —	— 62,800	(5)	50,000 100,000	1,085 360	(3) (3)
Gregory S. Greskovich Vice President, Fab Solutions Group and Managing Director	2004	181,446	(6)	—	—		90,000	875	(3)
Peter Postiglione Vice President, Equipment Solutions Group	2004	120,416	(7)	—	—		50,000	582	(3)

(1)
For 2004, represents $12,920 in interest on shareholder receivables, $2,214 in car allowance and $1,167 in insurance premiums. For 2003, represents $31,704 in interest on shareholder receivables, $1,624 in car allowances and $1,097 in insurance premiums. For 2002, represents $3,150 in payments to a defined contribution plan, $1,611 in car allowances, $1,277 in insurance premiums, $80,307 in interest on shareholder receivables and $43,487 in tax services.

(2)
Represents housing allowance.

(3)
Represents insurance premiums.

(4)
Mr. McCutcheon was appointed Senior Vice President and Chief Financial Officer of Metron in January 2003.

(5)
Represents consulting arrangement prior to employment.

(6)
Mr. Greskovich was appointed the Vice President, Fab Solutions Group of Metron in June 2003.

(7)
Mr. Postiglione was appointed Vice President, Equipment Solutions Group in March 2004.

Stock Option Grants And Exercises

        Metron grants options to its executive officers under its Amended and Restated Employee Stock Option Plan (the "Option Plan") and Supplemental Stock Option Plan (the "Supplemental Plan"). As of July 31, 2004, options to purchase a total of 2,953,858 shares were outstanding under the Option Plan and options to purchase 1,001,274 shares remained available for grant thereunder, and options to purchase a total of 427,310 shares were outstanding under the Supplemental Plan and options to purchase 72,440 shares remained available for grant thereunder.

        The following tables show, for the fiscal year ended May 31, 2004, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers:

OPTION/SAR GRANTS IN FISCAL 2004

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
		% of Total Options/SARs Granted to Employees in Fiscal Year(1)
	Number of Securities Underlying Options/SARs Granted (#)
			Exercise Or Base Price ($/Sh)(2)
Name
				Expiration Date	5% ($)	10% ($)
Edward D. Segal(4)	80,000	7.8%	$2.45	May 31, 2013	$319,263	$508,374
Dennis R. Riccio(4)	100,000	9.7%	$2.45	May 31, 2013	399,079	635,467
Douglas J. McCutcheon(4)	50,000	4.9%	$2.45	May 31, 2013	199,540	317,733
Gregory S. Greskovich(4)	90,000	8.7%	$2.45	May 31, 2013	359,171	571,920
Peter Postiglione(5)	15,000	1.5%	$4.30	October 25, 2013	39,908	63,547
Peter Postiglione(6)	35,000	3.4%	$3.09	March 31, 2014	176,165	280,513

(1)
Based on options to purchase an aggregate of 1,028,900 shares granted to employees (including employee directors) during the fiscal year ended May 31, 2004. The foregoing total excludes options granted to consultants and non-employee directors.

(2)
The exercise price per share of each option was equal to the quoted fair market value of the Metron common shares on the date of grant.

(3)
The potential realizable value is calculated based on the term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. The 5% and 10% rates represent certain assumed rates of appreciation only, in accordance with the rules of the Securities and Exchange Commission, and do not reflect Metron's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual further performance of the common shares, and no gain to the optionee is possible unless the stock price increases over the option term.

(4)
6.25% of the shares subject to the option granted vested on September 1, 2003 and 6.25% of such shares vest every quarter during the four years thereafter.

(5)
25% of the shares subject to the option granted vest on October 26, 2004 and 25% of such shares vest annually for the three years thereafter.

(6)
25% of the shares subject to the option granted vest on April 1, 2005 and 25% of such shares vest annually for the three years thereafter.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR,
AND FISCAL YEAR-END OPTION/SAR VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)		Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#) Exercisable Unexercisable		Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End ($)(2) Exercisable Unexercisable
Edward D. Segal	10,000	—	(3)	38,750	91,250	$33,238	$72,463
Dennis R. Riccio	—	—		38,125	96,875	30,306	71,844
Douglas J. McCutcheon	—	—		43,750	106,250	56,125	129,875
Gregory S. Greskovich	—	—		22,500	67,500	14,400	43,200
Peter Postiglione	—	—		—	—	—	—

(1)
The value realized is based on the fair market value of the Metron common shares on the exercise date minus the exercise price.

(2)
The valuations are based on the fair market value of the Metron common shares on May 31, 2004 of $2.45, minus the exercise price of the options.

(3)
On the day Mr. Segal exercised his options, the market price of the shares purchased was less than the exercise price.

Equity Compensation Plan Information

        The following table provides certain information with respect to all of Metron's equity compensation plans in effect as of May 31, 2004.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,127,608	6.42	1,052,524
Equity compensation plans not approved by security holders	427,310	2.83	72,440

Total	3,554,918	5.99	1,124,964

Employment Agreements and Termination of Employment Arrangements

        Edward D. Segal, Dennis R. Riccio and Douglas J. McCutcheon are each employed pursuant to an employment contract with a subsidiary of Metron, which is incorporated in their country of residence. As a consequence of the fact that Metron was reporting operating losses, all Named Executive Officers agreed to accept a 10% reduction in their current base salaries effective October 1, 2001 for an indefinite period. The reductions remained in effect as of the end of fiscal year 2004.

        Edward D. Segal is employed pursuant to an employment contract entered into in September 1999 with Metron Technology Corporation, a California corporation and wholly-owned subsidiary of Metron ("MTC"), and with Metron. The employment contract provides that Mr. Segal will serve as a managing director of Metron and as Metron's Chief Executive Officer at an annual salary of not less than $295,000. The agreement also provides for Mr. Segal's participation in an annual incentive compensation plan approved by the Supervisory Board and for other usual and customary benefits. Metron and MTC agreed to indemnify Mr. Segal against any liability to which he may be subject for judgments, settlements, penalties, fees and expenses of defense, including attorney's fees, bonds and costs of investigation, arising out of or in any way related to acts or omissions as a member of Metron's Managing Board, or an executive officer, or in any other capacity in which services are rendered to Metron or MTC and its subsidiaries. However, Mr. Segal would not be entitled to indemnification under this agreement under certain circumstances, including if indemnification is unlawful. If Mr. Segal's employment is terminated by MTC without cause or by Mr. Segal for good reason or due to disability, in exchange for Mr. Segal's signing a release of all claims, he will continue to receive his base salary for a period of 12 months in addition to other customary benefits.

        Dennis R. Riccio is employed pursuant to an employment contract entered into in November 2001 with MTC and with Metron. The employment contract provides that Mr. Riccio will serve as a managing director of Metron and as Metron's President and Chief Operating Officer at an annual salary of not less than $280,000. The agreement also provides for Mr. Riccio's participation in an annual incentive compensation plan approved by the Supervisory Board and for other usual and customary benefits. Metron and MTC agreed to indemnify Mr. Riccio against any liability to which he may be subject for claims, damages, judgments, losses, liabilities, fees and expenses of defense, including attorney's fees, bonds and costs of investigation, arising out of or in any way related to acts or omissions as a member of Metron's Managing Board, or an executive officer, or in any other capacity in which services are rendered to Metron or MTC and its subsidiaries. However, Mr. Riccio would not be entitled to indemnification under this agreement under specified circumstances including if indemnification is unlawful. If Mr. Riccio's employment is terminated by MTC without cause or by Mr. Riccio for good reason or due to disability, in exchange for Mr. Riccio's signing a release of all claims, he will continue to receive his final base salary for a period of 12 months in addition to other customary benefits.

        Douglas J. McCutcheon is employed pursuant to an employment contract entered into in January 2003 with MTC and with Metron. The employment contract provides that Mr. McCutcheon will serve as a managing director of Metron and as Metron's Senior Vice President and Chief Financial Operating Officer at an annual salary of not less than $225,000. Metron granted Mr. McCutcheon an option to purchase 100,000 Metron common shares and an additional option to purchase 50,000 Metron common shares in June 2003. The agreement also provides for Mr. McCutcheon's participation in an annual incentive compensation plan approved by the Supervisory Board and for other usual and customary benefits. Metron and MTC agreed to indemnify Mr. McCutcheon against any liability to which he may be subject for claims, damages, judgments, losses, liabilities, fees and expenses of defense, including attorney's fees, bonds and costs of investigation, arising out of or in any way related to acts or omissions as a member of Metron's Managing Board, or an executive officer, or in any other capacity in which services are rendered to Metron or MTC and its subsidiaries. However, Mr. McCutcheon would not be entitled to indemnification under this agreement under specified circumstances including if indemnification is expressly prohibited under applicable law or prohibited by Metron's Articles of Association or MTC's Articles of Incorporation. If Mr. McCutcheon's employment is terminated by MTC without cause or by Mr. McCutcheon for good reason or due to disability, in exchange for Mr. McCutcheon's signing a release of all claims, he will continue to receive his final base salary for a period of 12 months in addition to other customary benefits.

Compensation Committee Interlocks and Insider Participation

        Metron's compensation committee consists of Messrs. Anderson, Elftmann and George.

        None of the current members of Metron's compensation committee is an officer or employee of Metron. Mr. Elftmann is President of Custom Fab Solutions LLC and was recently the Chairman of the Board of FSI, one of Metron's suppliers and shareholders. See "Item 13 Certain Relationships and Related Transactions." for a more detailed description of the relationship between Metron and each of FSI and Custom Fab Solutions LLC.

REPORT OF THE COMPENSATION COMMITTEE OF THE SUPERVISORY BOARD
ON EXECUTIVE COMPENSATION(1)

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of Metron under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

        The Compensation Committee (the "Committee") of the Supervisory Board generally makes decisions regarding the compensation of Metron's Chief Executive Officer, Edward D. Segal, and its other executive officers. During fiscal 2004, the Committee consisted of the following serving members of the Supervisory Board: Messrs. Anderson, Elftmann and George, all three are outside directors. The Committee has furnished the following report on the 2004 compensation of Edward D. Segal and Metron's other executive officers.

        In setting the compensation levels, the Committee considers the standard practices in the semiconductor equipment and materials industry, including data from surveys, as well as the practices of companies with whom Metron competes for executive talent. In addition, the Committee considers the overall performance of Metron in setting the compensation levels of Metron's executive officers. As a consequence of the fact that Metron was reporting operating losses since fiscal year 2002, the Committee recommended, and all executive officers agreed to accept, a 10% reduction in the current base salaries of all executive officers, effective October 1, 2001 and to continue for an indefinite period. The reductions remained in effect as of the end of fiscal year 2004. Metron believes that its total executive compensation package is near the median among its peers.

ELEMENTS OF ANNUAL COMPENSATION

Salary

        The Committee determines base salaries, incentive compensation and stock option grants of the executive officers in part in reliance on the Radford Survey (the "Survey") or the prevailing competitive salaries in the technology sector for similar positions and by evaluating those salary standards against the achievement by Metron of its corporate goals. The Committee compared the compensation of Metron's executive officers to equivalent data in the Survey and competitive market compensation levels to determine base salary, target bonuses and target total cash compensation. The Committee also reviewed and compared the practices of such companies with respect to stock option grants. Increases in annual salaries are based on actual corporate and individual performance against targeted performance and various subjective performance criteria. Targeted performance criteria vary for each executive officer based on his area of responsibility. Subjective performance criteria include an executive officer's ability to motivate others, develop the skills necessary to mature with Metron and recognize and pursue new business opportunities to enhance Metron's growth and success. The Committee does not use a specific formula based on these targeted performance and subjective criteria, but instead makes an evaluation of each executive officer's contributions in light of all of the criteria.

Stock Options

        The Committee grants stock options under Metron's stock option plans to foster executive ownership and to provide direct linkage with shareholder interests. The Committee considers the current level of equity holdings in Metron, stock options previously granted, industry practices, the executive's accountability level and assumed potential share value when determining stock option grants. The Committee relies upon competitive guideline ranges of retention-effective, target-gain objectives to be derived from option gains based upon relatively aggressive assumptions relating to planned growth and earnings. In this manner, potential executive gains parallel those of other shareholders over the long term. Therefore, the stock option program serves as Metron's primary long-term incentive and retention tool for executives and other key employees. The exercise prices of stock options granted to executive officers are equal to the market value of the shares on the date of grant.

CEO COMPENSATION

        Mr. Segal joined Metron as President and Chief Executive Officer in July 1995. In general, the factors utilized in determining Mr. Segal's compensation are the same as those applied to the other executive officers in the manner described in the preceding paragraphs, although achievement of Company financial performance goals have a greater impact on his total compensation.

        In establishing Mr. Segal's base salary, it was the Committee's intent to provide him with a level of stability and certainty each year. His base salary for the 2004 fiscal year before the 10% reduction for managing directors was $307,000 and is comparable to the reported base salaries for Chief Executive Officers in the Survey. Mr. Segal's compensation for the 2004 fiscal year did not contain an annual bonus component.

        In June 2003, the Committee awarded Mr. Segal additional options to purchase 80,000 Metron common shares.

        The Committee believes that Mr. Segal's compensation for the 2004 fiscal year is consistent with the criteria described above and the Committee's evaluation of his overall leadership and management of Metron.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

        Section 162(m) of the Code limits Metron to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

        The statute containing this law and the applicable proposed Treasury regulations offer a number of exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Committee believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million.

CONCLUSION

        In summary, it is the opinion of the Committee that the adopted executive compensation policies and plans provide the necessary total remuneration program to properly align Metron's performance and the interest of Metron's shareholders with competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long term.

Compensation Committee Robert R. Anderson Joel A. Elftmann William L. George

PERFORMANCE MEASUREMENT COMPARISON

        The following graph shows the total shareholder return of an investment of $100 in cash on November 18, 1999 for (i) Metron's common shares, (ii) the Standard & Poor's SmallCap Index of 600 companies (the "S&P SmallCap 600") and (iii) the peer group as published by SEMI in their SEMIndex for United States companies with a market cap of less than $250 million.

        The SEMIndex peer group with a market cap of $250 million consists of 21 companies in the semiconductor industry as follows: Aehr Test Systems; Aetrium, Inc., Amtech Systems Inc., August Technology Corporation, BE Semiconductor Industries N.V., Btu International Inc., Electroglas Inc., Emcore Corporation, Focus Entmt International Inc., FSI International Inc., Genus Inc., Ibis Technology Corporation, Inficon, Intest Corporation, Metron Technology N.V., Micro Component Technology Inc., Nanometrics Inc., Nova Measuring Instruments, Robotic Vision Sys Inc., Therma-Wave Inc., and Zygo Corporation.

COMPARISON OF 54 MONTH CUMULATIVE TOTAL RETURN*
AMONG METRON TECHNOLOGY, N.V., THE S & P SMALLCAP 600 INDEX
AND PEER GROUP

*
$100 invested on 11/18/99 in stock or on 10/31/99 in index-including reinvestment of dividends. Fiscal year ending May 31.

Copyright© 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

CERTAIN TRANSACTIONS

Transactions with FSI

        As of May 31, 2004, FSI held approximately 11.7% of Metron's outstanding shares. In fiscal 2004, 2003 and 2002 FSI products sold accounted for 1%, 11% and 13% of Metron's revenue, respectively. In addition, Mr. Elftmann, a Supervisory Director of Metron, was Chairman of the Board of FSI until January 2002.

Distribution Agreement.

        In October 2002, Metron and FSI entered into a transition agreement, providing for the early termination of their distribution agreements in Europe and Asia. Pursuant to the agreement, effective March 1, 2003, FSI assumed direct sales, service and applications support and logistics responsibilities for its surface conditioning and microlithography products in Europe and Asia, except that Metron continued to take purchase orders for spare parts until April 15, 2003 in accordance with the terms of the distribution agreements, while Metron continues to represent FSI products in Israel.

Other Agreements.

        As a Supervisory Director of Metron, Mr. Elftmann receives yearly option grants. In addition, Mr. Elftmann agreed to convey title to these options (if this is permitted by their terms) and any shares received upon exercise of the option to FSI or to sell the shares and remit the proceeds to FSI upon FSI's request.

Transactions with Entegris

        As of May 31, 2004, Entegris held approximately 8.21% of the outstanding Metron common shares.

Distribution Agreements.

        On January 8, 2001 Metron and Entegris entered into an agreement to modify their existing distribution relationship. Pursuant to that agreement, Entegris agreed to transfer to Metron 1,125,000 Metron common shares and make cash payments totaling $1.75 million to Metron over a 15-month period. On February 13, 2001, Metron and Entegris entered into a transition agreement whereby Entegris assumed direct sales responsibility for products from its Microelectronics Group in Europe beginning April 1, 2001, and in Asia beginning May 1, 2001. Pursuant to the transition agreement, Metron received revenue (either in the form of a 10% sales commission or a discount off the sales list price, which ranges from 5% to 40% depending on the product) for orders received before the above dates and shipped within the 90 days following these dates. In addition, on March 1, 2001, Metron and Entegris entered into a new distribution agreement, under which Metron will continue to distribute Entegris' Fluid Handling Group product line in all regions in Europe, Asia and parts of the United States covered under the previous distribution agreements. The distribution agreement will continue until August 31, 2005 and renew automatically for successive 5-year terms. The parties may terminate the agreement early under certain circumstances or, with 12 months' notice, at the end of the then-current term. Pursuant to the distribution agreement, Entegris has agreed to sell products to Metron at a 10% to 40% discount from the published list price, depending on the product. If Entegris asks Metron to act as a manufacturer's sales representative, Entegris will provide Metron with a commission structure for those sales. On August 30, 2004, Metron received a letter from Entegris notifying Metron of Entegris' intent to terminate the distribution agreement at the end of the current term of the agreement, which term ends on August 31, 2005.

Indebtedness of Management

        In July 1995, Edward D. Segal, President and Chief Executive Officer entered into a Tax Indemnification Agreement ("TIA") with Metron as part of its acquisition of Transpacific Technology Corporation. At the time of the acquisition and until it completed its initial public offering in November 1999, Metron was a "controlled foreign corporation" under Subpart F of the US Internal Revenue Code ("Subpart F"), and as a "US person" the officer/director was liable for personal income tax on income imputed to him under Subpart F. Under the agreement, Metron has provided cash advances for taxes due for Subpart F income that totaled $270,000 at May 31, 2004. Under the TIA, Mr. Segal is required to repay these advances only to the extent that he benefits from the increase in the tax basis of his holding of Metron stock. Accordingly, in fiscal 2001, Metron recorded a reserve of $160,000 against these advances. Repayment of a portion of the advances is required beginning with the first sale of shares owned by Mr. Segal.

Indemnity Agreements

        See "Employment Agreements and Termination of Employment Arrangements" for a description of indemnification provisions contained in agreements with Named Executive Officers.

Employment Agreements

        See "Employment Agreements and Termination of Employment Arrangements" for a description of employment agreements with Named Executive Officers.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as "householding," potentially means extra convenience for shareholders and cost savings for companies.

        This year, a number of brokers with account holders who are Metron shareholders will be "householding" Metron's proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to Julie Carlson, Metron Technology N.V., 4425 Fortran Drive, San Jose, California 95134-2300, USA. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

        A copy of Metron's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended May 31, 2004 is available without charge upon written request to: Julie Carlson, Metron Technology N.V., 4425 Fortran Drive, San Jose, California 95134-2300, USA.

WHERE YOU CAN FIND MORE INFORMATION

        The SEC allows Metron to "incorporate by reference" certain information Metron files with the SEC into this proxy statement, which means that Metron can disclose important information to you by referring you to another document Metron filed with the SEC. Metron's audited consolidated financial statements, management's discussion and analysis of financial condition and results of operations and certain supplementary financial information are incorporated by reference to pages 26 through 71 of Metron's 2004 Annual Report to Shareholders filed on Form 10-K on August 12, 2004 as SEC File Number 000-27863.

OTHER MATTERS

        The Board of Supervisory Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Supervisory Directors
Joel A. Elftmann Supervisory Director
September [ ], 2004

ANNEX A

STOCK AND ASSET PURCHASE AGREEMENT

BY AND BETWEEN

APPLIED MATERIALS, INC.

AND

METRON TECHNOLOGY N.V.

Dated as of August 16, 2004

A-i

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PURCHASER		A-28
5.1	Organization and Good Standing	A-28
5.2	Authorization of Agreement	A-28
5.3	Conflicts; Consents of Third Parties	A-29
5.4	Litigation	A-29
5.5	Investment Intention	A-29
5.6	Financial Advisors	A-29
ARTICLE VI COVENANTS AND AGREEMENTS		A-29
6.1	Access to Information; Confidentiality	A-29
6.2	Conduct of the Business Pending the Closing	A-30
6.3	Consents	A-33
6.4	Filings with Governmental Bodies	A-34
6.5	Other Actions	A-35
6.6	Non Negotiation; Non-Solicitation	A-35
6.7	Publicity	A-37
6.8	Company Stock Options and Other Awards	A-37
6.9	Use of Name	A-37
6.10	Environmental Matters	A-37
6.11	Employee Bonus Incentive Plan	A-38
6.12	Updated Schedules	A-38
6.13	Preparation of the Company Proxy Statement; Shareholders Meeting	A-38
6.14	Employee Benefits	A-39
6.15	Insurance	A-40
6.16	Intercompany Items	A-40
6.17	Liquidation and Satisfactions of Claims	A-40
6.18	Indemnification, Exculpation and Insurance	A-40
6.19	Certain Contracts	A-41
6.20	Agreements Regarding Certain Taxes	A-42
ARTICLE VII CONDITIONS TO CLOSING		A-44
7.1	Conditions Precedent to Each Party's Obligations	A-44
7.2	Conditions Precedent to Obligations of Purchaser	A-45
7.3	Conditions Precedent to Obligations of the Company	A-47
ARTICLE VIII DOCUMENTS TO BE DELIVERED		A-48
8.1	Documents to be Delivered by the Company	A-48
8.2	Documents to be Delivered by the Purchaser	A-48
ARTICLE IX MISCELLANEOUS		A-48
9.1	Certain Definitions	A-48
9.2	Non-Survivability of Representations and Warranties	A-56
9.3	Payment of Sales, Use or Similar Taxes	A-56
9.4	Expenses	A-56
9.5	Specific Performance	A-56
9.6	Further Assurances	A-56
9.7	Submission to Jurisdiction; Consent to Service of Process;	A-56
9.8	Entire Agreement; Amendments and Waivers	A-57
9.9	Governing Law	A-57
9.10	Table of Contents and Headings	A-57
9.11	Notices	A-57
9.12	Severability	A-58

A-ii

9.13	Binding Effect; Assignment	A-58
9.14	Counterparts	A-58

Exhibits

Exhibit A—Form of Voting Agreement

Exhibit B—Form of Non-Competition Agreement

Exhibit C—Form of Employee Bonus Incentive Plan

Exhibit D—Form of Assignment and Assumption Agreement

Exhibit E—Form of Indemnity Agreement

Annexes

Annex A—Purchased Companies

Annex A-1—Subsidiaries

Annex A-2—Joint Ventures

Annex B—Shareholders

A-iii

STOCK AND ASSET PURCHASE AGREEMENT

        This STOCK AND ASSET PURCHASE AGREEMENT is dated as of August 16, 2004 (the "Agreement") by and between Applied Materials, Inc., a Delaware corporation (the "Purchaser") and Metron Technology N.V., a company organized under the laws of The Netherlands (the "Company"). Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in Section 9.1.

RECITALS:

        A.    The Company is principally engaged in the business of marketing, sales, service and support solutions to semiconductor materials and equipment suppliers and semiconductor manufacturers and the marketing, sale, manufacture and support of early generation semiconductor equipment (the "Business") which operates through the direct or indirect ownership of (i) all of the issued and outstanding shares (collectively, the "Shares") of capital of the companies set forth on Annex A under "Purchased Companies" hereto (each a "Purchased Company" and collectively, the "Purchased Companies"); and (ii) the Subsidiaries of the Purchased Companies listed on Annex A-1 and Annex A-2.

        B.    The Company desires to sell, transfer and assign to Purchaser, and Purchaser desires to purchase, acquire and assume from the Company, the Purchased Assets and the Assumed Liabilities (each as defined below), for the purchase price and on the terms and subject to the conditions hereinafter set forth (the "Transaction").

        C.    Each of the Managing Board of the Company (the "Managing Board") and the Supervisory Board of the Company (the "Supervisory Board" and together with the Managing Board, the "Company Boards") has unanimously determined after taking into account the interests of the shareholders, employees and other stakeholders of the Company that this Agreement and the Transaction are reasonable, proper and advisable and are fair to, and in the best interests of the Company, the Business and the Company's shareholders, employees and other stakeholders.

        D.    In order to induce the Company and Purchaser to enter into this Agreement, concurrent with the execution of this Agreement, certain shareholders of the Company, listed on Annex B, have entered into Voting Agreements, in substantially the form attached hereto as Exhibit A (the "Voting Agreements").

        E.    As soon as practicable following the Closing, the Company intends to: (1) wind up its affairs, satisfy all valid claims of creditors and others having claims against the Company, and distribute any remaining assets (including any remaining Purchase Price) to its shareholders; (2) request delisting of its shares from Nasdaq; and (3) be dissolved and liquidated.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES

        1.1    Purchase and Sale of Assets.    On the terms and subject to the conditions set forth in this Agreement, at the Closing Purchaser shall (or shall cause its designated Affiliate or Affiliates to) purchase, acquire and accept from the Company and the Company shall (and in the case of Third Party Shares as defined in Section 4.7, the Company shall cause the holders of such Third Party Shares to) sell, transfer, assign, convey and deliver to Purchaser (or its designated Affiliate or Affiliates) all of the Company's (or such holder of Third Party Shares'), right, title and interest in, to and under the Purchased Assets, free and clear of all Liens except for Permitted Exceptions. "Purchased Assets" shall mean all of the business, assets, properties, contractual rights, goodwill, going concern value, rights and claims of the Company, wherever situated and of whatever kind and nature, real or personal, tangible or intangible, whether or not reflected on the books and records of the Company (other than the Excluded Assets), including without limitation each of the following assets:

          (a)   all stock or equity interests in any Person, including without limitation the Shares and the Third Party Shares;

          (b)   all of the Company's rights in, to and under the Company Intellectual Property and the Company Technology, including without limitation the Company Intellectual Property and the Company Technology set forth on Schedule 1.1(b);

          (c)   all rights of the Company under any Contracts relating to the Business, including, without limitation, those Contracts set forth on Schedule 1.1(c) (other than those Contracts which become Excluded Assets pursuant to Section 6.3), provided, with respect to the Contracts set forth or referred to in Schedule 6.19, only to the extent such Contracts become Purchased Assets in accordance with Section 6.19 (the "Purchased Contracts");

          (d)   all cash and cash equivalents, except to the extent expressly provided in Section 1.2(c);

          (e)   all accounts receivable and other current assets;

          (f)    all Permits, to the extent transferable under applicable Law;

          (g)   all Documents;

          (h)   all deposits, prepayments and rights to refunds (including without limitation any refunds relating to Taxes); and

          (i)    all other assets, if any, reflected on the Balance Sheet or otherwise used in connection with the Business.

        1.2    Excluded Assets    Nothing herein contained shall be deemed to sell, transfer, assign or convey the Excluded Assets to Purchaser, and the Company shall retain all right, title and interest to, in and under the Excluded Assets. "Excluded Assets" shall mean each of the following assets:

          (a)   any Contracts that become Excluded Assets in accordance with Section 6.3 or Section 6.19;

          (b)   the Initial Cash Payment;

          (c)   other cash and cash equivalents of the Company at the Effective Time, in an amount equal to the sum of (i) the aggregate cash payments received by the Company from and after the date of this Agreement and prior to the Effective Time upon the exercise of Warrants (as defined in Section 4.3(a)) and options issued under the Company Stock Plans (as defined in Section 4.3(a)) and (ii) Two Million Dollars ($2,000,000) in cash held by the Company as of the Effective Time;

          (d)   the Contracts set forth on Schedule 1.2(d) (the "Specified Contracts");

          (e)   all cash received by the Company after the Effective Time under the ESPP and upon the exercise of Warrants and options issued under the Company Stock Plans;

          (f)    the Company's rights under this Agreement, the Assignment and Assumption Agreement and the Indemnity Agreement;

          (g)   treasury shares in the Company; and

          (h)   the Company's articles of association, by-laws, minute books, corporate seal and other corporate records relating to its corporate organization and capitalization.

        1.3    Assumption of Liabilities    On the terms and subject to the conditions set forth in this Agreement, at the Closing, Purchaser shall (or shall cause its designated Affiliate or Affiliates to)

assume, effective as of the Closing, all of the Liabilities of the Company as of the Effective Time (other than Excluded Liabilities (as defined in Section 1.4 hereof)), and including, without limitation:

          (a)   any Liability for United States federal or Netherlands income taxes arising from the Closing of the transactions contemplated by this Agreement including any Liabilities for corporate income Taxes resulting from payments from the Purchaser to the Company pursuant to Section 6.20 but excluding any Liability for any withholding obligations or surtax except as provided for under Section 6.20;

          (b)   any Liability for sales, use, value added, transfer, recordation, intangible, documentary, stamp or similar Taxes or charges applicable to or resulting from, the transfer of the Purchased Assets to Purchaser as contemplated by this Agreement;

          (c)   any Liability to indemnify the officers and directors of the Company, the Purchased Companies or their Subsidiaries for matters arising prior to or as of the Effective Time; and

          (d)   any Liability under or with respect to any Purchased Asset (including, without limitation, all Liabilities under Contracts that become Purchased Assets in accordance with Section 6.3 or Section 6.19) (collectively, the "Assumed Liabilities").

        1.4    Excluded Liabilities    Purchaser will not assume or be liable for any Excluded Liabilities. The Company shall timely perform, satisfy and discharge in accordance with their respective terms all Excluded Liabilities. "Excluded Liabilities" shall mean the following Liabilities of the Company:

          (a)   except to the extent expressly included as an Assumed Liability, and except for the Surtax Liability and the Withholding Obligations pursuant to Section 6.20, any Liability arising or resulting from events occurring after the Effective Time, including without limitation any Liability (including Liabilities for surtax, withholding tax or other Taxes that do not become Assumed Liabilities under Section 6.20) arising in connection with the liquidation of the Company and/or any dividend or other distribution by the Company to its shareholders; provided, that the foregoing shall not limit the Purchaser's obligations under Section 6.20;

          (b)   except as provided in Section 1.3(c), any Liability under or with respect to any Excluded Assets including, without limitation, all Liabilities under all Contracts that become Excluded Assets in accordance with Section 6.3 or Section 6.19); provided, however, that the foregoing shall not limit Purchaser's obligations under the Indemnity Agreement;

          (c)   any Liability arising under this Agreement or the Voting Agreements;

          (d)   all Liabilities of the Company, the Purchased Companies or any of their Subsidiaries for fees, expenses and costs of legal, accounting, financial or other advisors incurred in connection with or arising from this Agreement, the Transaction or any of the other transactions contemplated hereby; provided, however, that Liabilities of the Purchased Companies and any of their Subsidiaries for fees, expenses and costs of legal, accounting, financial or other advisors arising after the Effective Time shall not be Excluded Liabilities;

          (e)   all Liabilities related to amounts payable in connection with the Transaction and related liquidation of the Company with respect to options, awards or other rights under the Company Stock Plans and the ESPP (including, without limitation, any Liability with respect to Taxes required to be paid or withheld in connection with any grant, exercise or acceleration of any option, award or other such right); and

          (f)    all Liabilities related to or arising from the Convertible Securities and/or the Warrants.

        1.5    Purchase Price Allocation.    Not later than sixty (60) days after the Closing Date, the Purchaser shall prepare and deliver to the Company copies of Form 8594 and any required exhibits thereto (the "Asset Acquisition Statement") allocating the Purchase Price among the Purchased Assets.

The Purchaser shall prepare and deliver to the Company from time to time revised copies of the Asset Acquisition Statement (the "Revised Statements") so as to report any matters on the Asset Acquisition Statement that need updating (including purchase price adjustments, if any). The Purchase Price paid by the Purchaser for the Purchased Assets shall be allocated in accordance with the Asset Acquisition Statement or, if applicable, the last Revised Statements, provided by the Purchaser to the Company, and all income Tax Returns and reports filed by the Purchaser and the Company shall be prepared consistently with such allocation.

ARTICLE II

PURCHASE PRICE AND PAYMENT

        2.1    Amount of Purchase Price.    The purchase price for the Purchased Assets (the "Purchase Price") shall be the sum of (a) an amount of cash equal to Eighty-Four Million Five Hundred Sixty-Seven Thousand One Hundred Fifty-Eight Dollars ($84,567,158) (the "Initial Cash Payment"), (b) assumption of the Assumed Liabilities, (c) the payments with respect to certain Taxes described in Section 6.20, and (d) the Reimbursable Costs pursuant to Section 9.4(b).

        2.2    Payment of Purchase Price.

          (a)   On the Closing Date, the Purchaser shall pay to the Company the Initial Cash Payment, which shall be paid by the delivery to the Company by wire transfer of immediately available funds into an account designated by the Company, and Purchaser shall assume the Assumed Liabilities by executing and delivering the Assignment and Assumption Agreement described in Section 8.1. The additional payments in respect of certain Taxes described in Section 6.20 shall be made at the times provided in such Section.

          (b)   The Transaction shall be deemed effective with respect to each Purchased Company and their Subsidiaries as of 12:01 a.m. local time on the Closing Date in the jurisdiction of such Purchased Company or Subsidiary (the "Effective Time").

ARTICLE III

CLOSING AND TERMINATION

        3.1    Closing Date.    Subject to the satisfaction of the conditions set forth in Section 7.1, Section 7.2 and Section 7.3 hereof (or the waiver thereof by the party entitled to waive that condition), the closing of the sale and purchase of the Purchased Assets and the assumption of the Assumed Liabilities provided for in Section 1.1 and Section 1.3 hereof (the "Closing") shall take place at 8:00 a.m. at the offices of Weil, Gotshal & Manges LLP, 201 Redwood Shores Parkway, Redwood Shores, California, or at such other location as the parties hereto agree as promptly as possible upon, and in any event within five (5) Business Days after, the satisfaction or waiver of the conditions set forth in Section 7.1, Section 7.2 and Section 7.3 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). The date on which the Closing shall be held is referred to in this Agreement as the "Closing Date".

        3.2    Termination of Agreement.    This Agreement may be terminated prior to the Closing as follows:

          (a)   by mutual written consent of the Purchaser and the Company;

          (b)   by either Purchaser or the Company:

    (i)
    if the Transaction shall not have been consummated on or before December 15, 2004 (the "Initial Outside Date"); provided, however, that: (A) if the Transaction shall not have been consummated on or before such date because the condition set forth in Section 7.1(b) has not been satisfied or waived, then such date shall be automatically extended to January 31, 2005 (the "Outside Date") and (B) the right to terminate this Agreement under this Section 3.2.(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Transaction to be consummated on or before such date;

    (ii)
    if any Order having the effect set forth in Section 7.1(c) shall be in effect and shall have become final and nonappealable; or

    (iii)
    if the Company Shareholder Approval shall not have been obtained at the Company Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof;

          (c)   by Purchaser, if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.2(a) or Section 7.2(b) and (B) is incapable of being cured, or is not cured, by the Company within sixty (60) calendar days following receipt of written notice of such breach or failure to perform from Purchaser;

          (d)   by the Company, if Purchaser shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(b) and (ii) is incapable of being cured, or is not cured, by Purchaser within sixty (60) calendar days following receipt of written notice of such breach or failure to perform from the Company; or

          (e)   by Purchaser, in the event that (i) a Company Adverse Recommendation Change shall have occurred or (ii) the Company Boards or any committee thereof shall have failed to publicly confirm their recommendation and declaration of advisability of this Agreement and the Transaction within five (5) business days after a written request by Purchaser that it do so.

        3.3    Procedure Upon Termination.    In the event of termination and abandonment by the Purchaser or the Company or both, pursuant to Section 3.2 hereof, written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall terminate, and the purchase of the Purchased Assets hereunder shall be abandoned, without further action by the Purchaser or the Company.

        3.4    Effect of Termination.    If this Agreement is terminated as provided herein, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the Purchaser or the Company, other than pursuant this Section 3.4 (Effect of Termination), Section 6.1(b) (Confidentiality), Section 9.4 (Expenses), and Article IX (Miscellaneous), which provisions shall each survive such termination, provided, however, that nothing in this Section 3.4 shall relieve (i) the Purchaser of any liability for a willful, knowing or intentional breach of this Agreement or (ii) the Company of any liability for a willful, Knowing or intentional breach of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as disclosed in a document of even date herewith and delivered by the Company to Purchaser prior to the execution and delivery of this Agreement and referring by numbered section (and, where applicable, by lettered subsection) of the representations and warranties in this Agreement (the "Company Disclosure Schedule") (it being understood that any matter disclosed in any section of the Company Disclosure Schedule shall be considered disclosed for other sections of the Company

Disclosure Schedule, but only to the extent such matter on its face would reasonably be expected to be pertinent to other sections of the Company Disclosure Schedule in light of the disclosure made), the Company represents and warrants to Purchaser as follows:

        4.1    Organization and Good Standing.

        Each of the Company, the Purchased Companies and their Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing (or its equivalent, if any) under the Laws of the jurisdiction of its incorporation as set forth on Annex A hereto, and has all requisite corporate or other applicable organizational power and authority to own, lease and operate its properties and to carry on its business as now conducted. Each of the Company, the Purchased Companies and their Subsidiaries is duly qualified or authorized to do business as a foreign corporation (or other applicable entity) and is in good standing under the Laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its respective business or the ownership of its respective properties requires such qualification or authorization.

        4.2    Authorization of Agreement.    The Company has all requisite power and authority to execute and deliver this Agreement, the Assignment and Assumption Agreement, the Indemnity Agreement and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by the Company in connection with the consummation of the transactions contemplated by this Agreement, and to consummate the transactions contemplated hereby (assuming the Company Shareholder Approval is obtained). The execution, delivery and performance by the Company of this Agreement, the Assignment and Assumption Agreement and the Indemnity Agreement have been duly authorized by all necessary corporate action on behalf of the Company (assuming the Company Shareholder Approval is obtained). This Agreement has been, and at or prior to the Closing, the Assignment and Assumption Agreement and the Indemnity Agreement will be, duly executed and delivered by the Company and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and the Assignment and Assumption Agreement and the Indemnity Agreement (when so executed and delivered) will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

        4.3    Capitalization.

        (a)   The authorized capital stock of the Company consists of forty million (40,000,000) common shares, par value 0.44 Euro per share ("Company Common Stock"), and ten million (10,000,000) preferred shares, par value 0.44 Euro per share (rounded off as permitted by Section 2:67c of the Dutch Civil Code) ("Company Preferred Stock"). At the close of business on August 13, 2004, (i) 14,226,897 shares of Company Common Stock were issued and outstanding (of which 1,394,901 shares of Company Common Stock were held by the Company in its treasury), (ii) four million seven hundred fifty thousand (4,750,000) shares of Company Common Stock were reserved for issuance under the Company's Amended and Restated Employee Stock Option Plan (the "Employee Option Plan"), 794,868 of which have been issued pursuant to the exercise of options granted under the Employee Option Plan, 3,272,267 of which are subject to outstanding options granted under the Employee Option Plan and 682,865 of which remain available for issuance under the Employee Option Plan, (iii) two hundred twenty-five thousand (225,000) shares of Company Common Stock were reserved for issuance under the Company's 1997 Supervisory Directors Stock Option Plan (the "Director Option Plan"), none of which have been issued pursuant to the exercise of options granted under the Director Option Plan, 173,750 of which are subject to outstanding options granted under the Director Option Plan and 51,250 of which remain available for issuance under the Director Option

Plan, (iv) five hundred thousand (500,000) shares of Company Common Stock were reserved for issuance under the Company's Supplemental Stock Option Plan (the "Supplemental Option Plan," together with the Employee Option Plan and the Director Option Plan, collectively the "Company Stock Plans"), 250 of which have been issued pursuant to the exercise of options granted under the Supplemental Option Plan, 426,560 of which are subject to outstanding options granted under the Supplemental Option Plan and 73,190 of which remain available for issuance under the Supplemental Option Plan, (v) two hundred thousand (200,000) shares of Company Common Stock were reserved for issuance under the Company's Employee Stock Purchase Plan (the "ESPP"), 45,049 of which have been issued pursuant to the ESPP, (vi) no shares of Company Preferred Stock were issued or outstanding, (vii) warrants to purchase an aggregate of 1,633,770 shares of Company Common Stock were outstanding ("Warrants"), and 1,633,770 shares of Company Common Stock were reserved for issuance upon exercise of the Warrants (correct and complete copies of which have been delivered to Purchaser) and (viii) 3,611,106 shares of Company Common Stock were reserved for issuance upon conversion of the Company's convertible debentures (correct and complete copies of which have been delivered to Purchaser) ("Convertible Securities"). All shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Included in Section 4.3(a) of the Company Disclosure Schedule is a correct and complete list, as of August 13, 2004, of all outstanding options or other rights to purchase or receive shares of Company Common Stock granted under the Company Stock Plans or otherwise (other than under the Warrants, Convertible Securities or the ESPP), and, for each such option or other right, the number of shares of Company Common Stock subject thereto, the terms of vesting, the grant and expiration dates and exercise price thereof and the name of the holder thereof. The current "Purchase Period" (as defined in the ESPP) commenced under the ESPP on June 1, 2004 and will (but for the transactions contemplated by this Agreement) end on December 1, 2004, and except for the purchase rights granted on such commencement date to the participants in the current Purchase Period, there are no other purchase rights outstanding under the ESPP as of the date of this Agreement. Since May 31, 2004, the Company has not issued any shares of its capital stock, voting securities or equity interests, or any securities convertible into or exchangeable or exercisable for any shares of its capital stock, voting securities or equity interests, other than (i) pursuant to the outstanding options, Warrants and Convertible Securities, in each case, referred to above in this Section 4.3(a) and (ii) as expressly permitted by Section 6.2 hereof. Except (i) as set forth above in this Section 4.3(a) or (ii) as otherwise expressly permitted by Section 6.2 hereof, as of the date of this Agreement there are not, and as of the Effective Time there will not be, any shares of capital stock, voting securities or equity interests of the Company issued and outstanding or any subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance of any shares of capital stock, voting securities or equity interests of the Company, including any representing the right to purchase or otherwise receive any Company Common Stock or Company Preferred Stock.

        (b)   Except for this Agreement, none of the Company, any of the Purchased Companies or any of their Subsidiaries has issued or is bound by any outstanding subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance or disposition of any shares of capital stock, cash based on the value of capital stock, voting securities or equity interests of any Purchased Company or any of their Subsidiaries. There are no outstanding obligations of the Company, the Purchased Companies or any of their Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock, voting securities or equity interests (or any options, warrants or other rights to acquire any shares of capital stock, voting securities or equity interests) of the Company, the Purchased Companies or any of their Subsidiaries.

        4.4    Purchased Companies and their Subsidiaries.    Section 4.4 of the Company Disclosure Schedule sets forth the name of each Purchased Company and each of its Subsidiaries, and, with respect to each Purchased Company and each of its Subsidiaries, the jurisdiction in which it is incorporated or organized, the jurisdictions, if any, in which it is qualified to do business, the number of shares of its authorized capital stock, the number and class of shares thereof duly issued and outstanding, the names of all shareholders or other equity owners and the number of shares of stock owned by each shareholder or the amount of equity owned by each equity owner. The outstanding shares of capital stock or equity interests of each Subsidiary are validly issued, fully paid and non-assessable, and all such shares or other equity interests represented as being owned by Company are owned by it free and clear of any and all Liens. No shares of capital stock are held by any Purchased Company or any of their Subsidiaries as treasury stock. There is no existing option, warrant, call, commitment or agreement to which any Purchased Company or Subsidiary is a party requiring, and there are no convertible securities of any Purchased Company or any of their Subsidiaries outstanding which upon conversion would require, the issuance of any additional shares of capital stock or other equity interests of any Purchased Company or any of their Subsidiaries or other securities convertible into shares of capital stock or other equity interests of any Purchased Company or any of their Subsidiaries or other equity security of any Purchased Company or any of their Subsidiaries.

        4.5    Corporate Records.

        (a)   The Company has delivered or made available to the Purchaser true, correct and complete copies of the articles of association and by-laws or comparable organizational documents of the Company, the Purchased Companies and each of their Subsidiaries.

        (b)   The minute books of the Company, the Purchased Companies and each of their Subsidiaries previously made available to the Purchaser contain complete and accurate records of all meetings and accurately reflect all other corporate action of the shareholders and Company Boards (including committees thereof) of the Company or the equivalent governing body of each of the Purchased Companies and each of their Subsidiaries. All stock transfer taxes levied or payable with respect to all transfers of shares of the Company, the Purchased Companies and their Subsidiaries prior to the date hereof have been paid and appropriate transfer tax stamps affixed.

        4.6    Conflicts; Consents of Third Parties.

        (a)   None of the execution and delivery by the Company of this Agreement, the Assignment and Assumption Agreement, the Indemnity Agreement and the consummation of the transactions contemplated hereby and thereby, or compliance by the Company with any of the provisions hereof or thereof will conflict with, or result in any violation of or default by the Company, the Purchased Companies or any of their Subsidiaries (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of any material benefit under, or give rise to any obligation of the Company to make any payment under, or to the increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Liens upon any of the properties or assets of the Company, the Purchased Companies or any of their Subsidiaries under any provision of (i) the articles of association and comparable organizational documents of the Company, the Purchased Companies or any of their Subsidiaries (assuming the Company Shareholder Approval is obtained); (ii) any Material Contract, or material Permit to which the Company, any of the Purchased Companies or any of their Subsidiaries is a party or by which any of the properties or assets of the Company, the Purchased Companies or any of their Subsidiaries are bound; (iii) any Order of any court, Governmental Body or arbitrator applicable to the Company, the Purchased Companies or any of their Subsidiaries; or any of the properties or assets of the Company, the Purchased Companies or any of their Subsidiaries as of the date hereof; and (iv) any applicable Law (other than Antitrust Laws).

        (b)   No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Company, the Purchased Companies or any of their Subsidiaries in connection with the execution and delivery of this Agreement, the Assignment and Assumption Agreement, the Indemnity Agreement or the compliance by the Company, the Purchased Companies or any of their Subsidiaries with any of the provisions hereof or thereof, the consummation of the transactions contemplated hereby or thereby or the taking of any other action contemplated hereby or thereby, or the continuing validity and effectiveness immediately following the Closing of any material Permit or material Contract of the Company, the Purchased Companies or any of their Subsidiaries, except for (i) compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder (the "HSR Act"); (ii) the filing with the United States Securities and Exchange Commission (the "SEC") of (A) a proxy statement relating to the Company Shareholders Meeting (as amended or supplemented from time to time, the "Company Proxy Statement") and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (iii) filings with and approvals of the Nasdaq National Market; and (iv) filings under Antitrust Laws.

        4.7    Ownership and Transfer of Shares.    The Company or a Purchased Company, as shown in Annex A, is the record and beneficial owner of the Shares free and clear of any and all Liens. The Company has the corporate power and authority to sell, transfer, assign and deliver the Shares held by the Company as provided in this Agreement (assuming the Company Shareholder Approval is obtained), and such delivery will convey to the Purchaser good and marketable title to such Shares, free and clear of any and all Liens. A Purchased Company is the record and beneficial owner of all of the outstanding shares of capital stock of the Subsidiaries of the Purchased Companies as set forth on Annex A-1 (other than those shares of capital stock set forth on Annex A-1 as not being held by a Purchased Company, (such shares of capital stock not held by a Purchased Company, but excluding the capital stock of Metron Technology Holding Limited and Metron Technology (Thailand) Limited being referred to as "Third Party Shares")), free and clear of any and all Liens. Each party shown on Annex A-1 as the owner of any Third Party Shares has the requisite power and authority to sell, transfer, assign and deliver such Third Party Shares as provided in this Agreement, and such delivery will convey to the Purchaser good and marketable title to such Third Party Shares, free and clear of any and all Liens. Metron Technology (Europa) is the record and beneficial of the number of outstanding shares of Metron Atkins Partnership set forth on Annex A-2, free and clear of any and all Liens.

        4.8    SEC Documents; No Undisclosed Liabilities.

        (a)   The Company has filed all required reports, schedules, forms, prospectuses, and registration, proxy and other statements with the SEC since June 1, 2001 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Company SEC Documents"). None of the Purchased Companies or any of their Subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act. As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act")) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), the Company SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates, nor any other communication disseminated by the Company to its securityholders since June 1, 2001 as of its respective dissemination date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has timely filed all required filings and forms with the Netherlands Authority for the Financial Markets (Stichting Autoriteit Financiele Markten) and the Company is in compliance in all material respects with the applicable provisions of the 1995 Act on the Supervision of the Securities Trade (Wet toezicht effectenverkeer).

        (b)   The consolidated financial statements of the Company included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), have been prepared in all material respects in accordance with GAAP (except, in the case of unaudited quarterly statements, as indicated in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments, none of which has been or will be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole). Without limiting the generality of the foregoing, with respect to each Annual Report on Form 10-K and each Quarterly Report on Form 10-Q included in the Company SEC Documents, the financial statements and other financial information included in such reports fairly present (within the meaning of the Sarbanes-Oxley Act of 2002) in all material respects the financial condition and results of operations of the Company as of, and for, the periods presented in such Company SEC Documents.

        (c)   The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, required to be disclosed by the Company in the reports that it files under the Exchange Act is accumulated and communicated to the Company's principal executive officer and its principal financial officer to allow timely decisions regarding disclosure; and such disclosure controls and procedures are effective to ensure information required to be disclosed in the Company's reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC rules and forms. The Company's principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to the Company's auditors and the audit committee of the Supervisory Board (x) all significant deficiencies in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls over financial reporting and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting. Neither the Company, any of the Purchased Companies nor any of their Subsidiaries nor any of their respective directors, officers, employees, auditors or accountants has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company, any of the Purchased Companies or any of its Subsidiaries has engaged in questionable accounting or auditing practices. No attorney representing the Company, any of the Purchased Companies or any of their Subsidiaries, whether or not employed by the Company, any of the Purchased Companies or any of their Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company, any of the Purchased Companies or any of their Subsidiaries or any of its officers, directors, employees or agents to the Company Boards or any committee thereof. With respect to each Annual Report on Form 10-K, each Quarterly Report on Form 10-Q and each amendment of any such report included in the Company SEC Documents filed since the enactment of the Sarbanes-Oxley Act of 2002, the principal executive officer and the principal financial officer of Company have made all certifications required by the

Sarbanes-Oxley Act of 2002 and any related rules and regulations promulgated by the SEC, and the statements contained in such certifications were complete and correct when made.

        (d)   The Company is in compliance in all material respects with the provisions of Section 13(b) of the Exchange Act. None of the Company, the Purchased Companies or any of their Subsidiaries or, to the Company's knowledge, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries, has, in any material respect, (i) used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act or (ii) accepted or received any unlawful contributions, payments, gifts or expenditures. Except as set forth in the Company SEC Documents or for events (or series of related matters) as to which the amounts involved do not exceed $60,000, since the Company's proxy statement dated September 29, 2003, no event has occurred that would be required to be reported as a "Certain Relationship or Related Transaction" pursuant to Item 404 of Regulation S-K promulgated by the SEC.

        (e)   Neither the Company nor any of its Subsidiaries has any Liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) whether or not required, if known, to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with GAAP or the notes thereto, except Liabilities (i) as and to the extent set forth on the unaudited balance sheet of the Company and its Subsidiaries as of May 31, 2004 (the "Balance Sheet Date") furnished with the Company's Form 8-K filed with the SEC on July 8, 2004 (the "Balance Sheet") (ii) incurred after the Balance Sheet Date in the Ordinary Course of Business that, individually or in the aggregate, are not material or (iii) arising under this Agreement.

        4.9    Information Supplied.    None of the information included or incorporated by reference in the Company Proxy Statement will, at the date it is first mailed to the shareholders of the Company and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Purchaser specifically for inclusion or incorporation by reference in the Company Proxy Statement. The Company Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

        4.10    Absence of Certain Developments.    Since the Balance Sheet Date and except as expressly permitted by Section 6.2 (i) the Company, the Purchased Companies and their Subsidiaries have each conducted their business in all material respects only in the Ordinary Course of Business and (ii) there has not been any event, change, occurrence or circumstance that has had or would reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, since the Balance Sheet Date and except as permitted by or in compliance with Section 6.2:

            (i)  there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property and assets of the Company, the Purchased Companies or any of their Subsidiaries having a replacement cost of more than $25,000 for any single loss or $100,000 for all such losses;

           (ii)  there has not been any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of the Company, the Purchased Companies or any of their Subsidiaries or any repurchase, redemption or other acquisition by the Company, the Purchased Companies or any of their Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interest in, the Company, the Purchased Companies or any of their Subsidiaries;

          (iii)  none of the Company, the Purchased Companies or any of their Subsidiaries have awarded or paid any bonuses to employees of the Company, any of the Purchased Companies or any of their Subsidiaries or entered into any employment (other than to the extent providing for "at-will" employment and without severance), deferred compensation, severance or similar agreement (nor amended any such agreement) or increased or agreed to increase the compensation payable (including equity compensation, whether payable in cash, stock or other property) or to become payable by it to any of the Company's, the Purchased Companies' or their Subsidiaries' respective directors, officers, employees, agents or representatives or increased or agreed to increase the coverage or benefits available under any severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, officers, employees, agents or representatives;

          (iv)  there has not been any change by the Company, the Purchased Companies or any of their Subsidiaries in accounting or Tax reporting principles, methods or policies;

           (v)  none of the Company, the Purchased Companies or any of their Subsidiaries have made or rescinded any election relating to Taxes, or settled or compromised any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes;

          (vi)  none of the Company, the Purchased Companies or any of their Subsidiaries have entered into any transaction or Contract other than in the Ordinary Course of Business or conducted its business other than in the Ordinary Course of Business;

         (vii)  none of the Company, the Purchased Companies or any of their Subsidiaries have failed to promptly pay and discharge current liabilities when due in the Ordinary Course of Business except where disputed in good faith by appropriate proceedings;

        (viii)  none of the Company, the Purchased Companies or any of their Subsidiaries have made any loans, advances or capital contributions to, or investments in, any Persons other than advances for reasonable business expenses to employees made in the Ordinary Course of Business and listed, in the case of loans to any officer or director of the Company, by individual in Section 4.10(viii) of the Company Disclosure Schedule;

          (ix)  none of the Company, the Purchased Companies or any of their Subsidiaries have mortgaged, pledged or subjected to any Lien (other than Permitted Exceptions) any of its assets, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets of the Company, the Purchased Companies or any of their Subsidiaries, except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the Ordinary Course of Business;

           (x)  none of the Company, the Purchased Companies or any of their Subsidiaries have discharged or satisfied any Lien (other than Permitted Exceptions), or paid any obligation or liability (fixed or contingent), except in the Ordinary Course of Business and which, in the aggregate, would not be material to the Company, the Purchased Companies and their Subsidiaries taken as a whole;

          (xi)  none of the Company, the Purchased Companies or any of their Subsidiaries have canceled or compromised any debt or claim or amended, canceled, terminated, relinquished, waived or released any Material Contract or material right except in the Ordinary Course of Business and which, in the aggregate, would not be material to the Company, the Purchased Companies and their Subsidiaries taken as a whole;

         (xii)  none of the Company, the Purchased Companies or any of their Subsidiaries have made or committed to make any capital expenditures or capital additions or betterments in excess of $25,000 individually or $250,000 per quarter;

        (xiii)  none of the Company, the Purchased Companies or any of their Subsidiaries have issued, created, incurred, assumed or guaranteed any Indebtedness in an amount in excess of $50,000 in the aggregate;

        (xiv)  the Company, the Purchased Companies or any of their Subsidiaries, have not granted any license or sublicense of any rights under or with respect to any Company Intellectual Property or Company Technology, except for grants of non-exclusive rights made in connection with sales of products;

         (xv)  none of the Company, the Purchased Companies or any of their Subsidiaries have instituted or settled any material Legal Proceeding; and

        (xvi)  none of the Company, the Purchased Companies or any of their Subsidiaries have agreed to do anything set forth in this Section 4.10.

        4.11    Taxes.

        (a)   (i) All Tax Returns required to be filed by or on behalf of and including the Company, the Purchased Companies and their Subsidiaries have been properly prepared and duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, correct and complete in all material respects; (ii) all Taxes due and payable by or on behalf of the Company, the Purchased Companies and their Subsidiaries have been timely paid in full; (iii) full reserves or accruals have been provided in the books of the Company and its Subsidiaries for all actual and contingent liabilities for Taxes (whether or not reflected on any Tax Returns) with respect to all periods through the end of the last monthly period for which the Company and its Subsidiaries ordinarily record items on their respective books; and (iv) none of the Company, the Purchased Companies or any of their Subsidiaries has executed or filed with any taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitations), and no power of attorney with respect to any Tax matter is currently in force.

        (b)   Each of the Company, the Purchased Companies and their Subsidiaries has complied with all applicable Laws, rules and regulations relating to the payment and withholding of Taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable Laws.

        (c)   The Company has made available to the Purchaser complete copies of (i) all federal, state, local and foreign Tax Returns of the Company, the Purchased Companies and their Subsidiaries relating to the taxable periods since January 1, 2001 and (ii) any audit report issued within the last three (3) years relating to Taxes due from or with respect to the Company, the Purchased Companies or any of their Subsidiaries, and their income, assets or operations. All income and franchise Tax Returns filed by or on behalf of the Company, the Purchased Companies or any of their Subsidiaries for the taxable years ended on the respective dates set forth on Section 4.11 of the Company Disclosure Schedule have been examined by the relevant taxing authority or the statute of limitations with respect to such Tax Returns has expired.

        (d)   Section 4.11 of the Company Disclosure Schedule lists (i) the income and franchise Taxes paid and income and franchise Tax Returns filed by or on behalf of or including the Company, the Purchased Companies and their Subsidiaries and (ii) all of the jurisdictions in which the Company, the

Purchased Companies and their Subsidiaries have an obligation to pay income or franchise Taxes or file income or franchise Tax Returns. No claim has been made by a taxing authority in a jurisdiction where the Company, any of the Purchased Companies or any of their Subsidiaries does not file an income or franchise Tax Return that such entity is or may be subject to income or franchise taxation by that jurisdiction.

        (e)   All deficiencies asserted or assessments made as a result of any examinations by any taxing authority of the Tax Returns of or covering or including the Company, the Purchased Companies or any of their Subsidiaries have been fully and timely paid, and there are no other audits or investigations by any taxing authority in progress, nor has the Company, any of the Purchased Companies or any of their Subsidiaries received any notice from any taxing authority that it intends to conduct such an audit or investigation. No issue has been raised by a federal, state, local or foreign taxing authority in any current or prior examination which, by application of the same or similar principles, would reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

        (f)    None of the Company, the Purchased Companies or any of their Subsidiaries has (i) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign Law by reason of a change in accounting method initiated by the Company, the Purchased Companies or any of their Subsidiaries or has received any written notice that a taxing authority has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company, the Purchased Companies or any of their Subsidiaries, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign Law with respect to the Company, the Purchased Companies or any of their Subsidiaries, or (iii) requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed by the extended due date.

        (g)   None of the property owned by the Company, the Purchased Companies or any of their Subsidiaries is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code, (iii) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code, (iv) subject to Section 168(g)(1)(A) of the Code, (v) "limited use property" (as that term is used in Rev. Proc. 2001-28), or (vi) subject to the same or reciprocal treatment under state Law as property described in clauses (i) through (v).

        (h)   None of the Company, the Purchased Companies or any of their Subsidiaries is a party to any tax sharing or similar agreement or arrangement (whether or not written) pursuant to which it will have any obligation to make any payments after the Closing.

        (i)    There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code.

        (j)    None of the Company, the Purchased Companies or any of their Subsidiaries is subject to any private letter ruling of the IRS or comparable rulings of other taxing authorities.

        (k)   There are no liens as a result of any unpaid Taxes upon any of the assets of the Company, the Purchased Companies or any of their Subsidiaries.

        (l)    None of the Company, the Purchased Companies or any of their Subsidiaries has any elections in effect for United States federal income tax purposes under Sections 108, 168, 338, 441, 463, 472, 1017, 1033 or 4977 of the Code.

        (m)  None of the Purchased Companies or any of their Subsidiaries is or has been a United States real property holding corporation within the meaning of Section 897 of the Code.

        (n)   None of the Purchased Companies or any of their Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355 of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two (2) years prior to the date of this Agreement or (ii) which could constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

        (o)   None of the Purchased Companies or any of their Subsidiaries has been a member of an affiliated group within the meaning of Section 1504 of the Code and any comparable or analogous group under state, local or foreign Tax Law (other than a group of which the Company is the common parent), or has any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any comparable provision of state, local or foreign Tax Law) (other than as a member of an affiliated group of which the Company is the common parent).

        (p)   None of the Purchased Companies or any of their Subsidiaries has in effect an entity classification election pursuant to Treasury Regulation Section § 301.7701(a)-3.

        (q)   None of the Purchased Companies or any of their Subsidiaries has in effect an election described in Section 897(i) of the Code.

        (r)   None of the non-United States Purchased Companies or any of their non-United States Subsidiaries has filed any United States Tax Returns;

        (s)   None of the non-United States Purchased Companies or any of their non-United States Subsidiaries has filed any Tax elections for United States Tax purposes;

        4.12    Real Property.

        (a)   Section 4.12(a) of the Company Disclosure Schedule sets forth a complete list of (i) all real property and interests in real property owned in fee by the Company, the Purchased Companies or any of their Subsidiaries (individually, an "Owned Property" and collectively, the "Owned Properties"), in each case identifying the legal name of the entity under which such Owned Property is held, and (ii) all real property and interests in real property leased by the Company, the Purchased Companies or any of their Subsidiaries (individually, a "Real Property Lease" and the real properties specified in such leases, together with the Owned Properties, being referred to herein individually as a "Company Property" and collectively as the "Company Properties") as lessee or lessor, in each case identifying the legal name of the entity under which such Real Property Lease is held. The Company, the Purchased Companies and their Subsidiaries have good and marketable fee title to all Owned Property, free and clear of all Liens of any nature whatsoever except (A) Liens set forth on Section 4.12(a) of the Company Disclosure Schedule and (B) Permitted Exceptions. The Company Property constitutes all interests in real property currently used or currently held for use in connection with the business of the Company, the Purchased Companies and their Subsidiaries and which are necessary for the continued operation of the business of the Company, the Purchased Companies and their Subsidiaries as the business is currently conducted. The Company, the Purchased Companies and their Subsidiaries have a valid and enforceable leasehold interest under each of the Real Property Leases, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and none of the Company, the Purchased Companies or any of their Subsidiaries has received any written notice of any default or event that with notice or lapse of time, or both, would constitute a default by the Company, the Purchased Companies or any of their Subsidiaries under any of the Real Property Leases and, to the Knowledge of the Company, no other party is in default thereof, and no party to any of the Real

Property Leases has exercised any termination rights with respect thereto. All of the Company Property, buildings, fixtures and improvements thereon owned or leased by the Company, the Purchased Companies and their Subsidiaries are in good operating condition and repair (subject to normal wear and tear). The Company, the Purchased Companies and their Subsidiaries have delivered or otherwise made available to the Purchaser true, correct and complete copies of (i) all deeds, title reports and surveys for the Owned Properties and (ii) the Real Property Leases, together with all amendments, modifications or supplements, if any, thereto.

        (b)   The Company, the Purchased Companies and their Subsidiaries have all material certificates of occupancy and Permits of any Governmental Body necessary for the current use and operation of each Company Property, and the Company, the Purchased Companies and their Subsidiaries have fully complied with all material conditions of the Permits applicable to them. No default or material violation, or event that with the lapse of time or giving of notice or both would become a default or material violation, has occurred in the due observance of any Permit.

        (c)   There does not exist any actual or, to the Knowledge of the Company, threatened or contemplated condemnation or eminent domain proceedings that affect any Company Property or any part thereof, and none of the Company, the Purchased Companies or any their Subsidiaries has received any notice, oral or written, of the intention of any Governmental Body or other Person to take or use all or any part thereof.

        (d)   None of the Company, the Purchased Companies or any of their Subsidiaries has received any written notice from any insurance company that has issued a policy with respect to any Company Property requiring performance of any structural or other repairs or alterations to such Company Property.

        (e)   Except as provided in the Real Property Leases, none of the Company, the Purchased Companies or any of their Subsidiaries owns or holds, and is not obligated under or a party to, any option, right of first refusal or other right to purchase, acquire, sell, assign or dispose of any real estate or any portion thereof or interest therein.

        4.13    Tangible Personal Property.

        (a)   Section 4.13(a) of the Company Disclosure Schedule sets forth each lease of personal property ("Personal Property Leases") involving annual payments in excess of $50,000 relating to personal property used in the business of the Company, the Purchased Companies and their Subsidiaries or to which any of the Company, any of the Purchased Companies or any of their Subsidiaries is a party or by which the properties or assets of the Company, the Purchased Companies or any of their Subsidiaries is bound other than those leases of personal property made after the date hereof as permitted by or in compliance with Section 6.2. The Company, the Purchased Companies and their Subsidiaries have delivered or otherwise made available to the Purchaser true, correct and complete copies of the Personal Property Leases, together with all amendments, modifications or supplements, if any, thereto.

        (b)   Each of the Company, the Purchased Companies and their Subsidiaries has a valid leasehold interest under each of the Personal Property Leases under which it is a lessee, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and there is no default under any Personal Property Lease by the Company, the Purchased Companies or any of their Subsidiaries or, to the Knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder.

        (c)   The Company, the Purchased Companies and their Subsidiaries have good and marketable title to all of the items of tangible personal property reflected in the Balance Sheet (except as sold or disposed of subsequent to the Balance Sheet Date in the Ordinary Course of Business) or acquired after the Balance Sheet Date, free and clear of any and all Liens other than the Permitted Exceptions. All such items of tangible personal property which, individually or in the aggregate, are material to the operation of the business of the Company, the Purchased Companies and their Subsidiaries are in good condition and in a state of good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used.

        4.14    Intellectual Property

        (a)   When used in this Section 4.14 and in throughout this Agreement, the following capitalized terms shall have the following meanings:

              (i)  "Company Intellectual Property" means all Intellectual Property used in or necessary for the conduct of the business of the Company, the Purchased Companies or any of their Subsidiaries.

             (ii)  "Company Technology" means all Technology used in or necessary for the conduct of the business of the Company, the Purchased Companies or any of their Subsidiaries.

            (iii)  "Intellectual Property" means all intellectual property rights arising from or in respect of the following, whether protected, created or arising under the laws of the United States or any other jurisdiction: (A) all patents and applications therefor, including continuations, divisionals, continuations-in-part, or reissues of patent applications and patents issuing thereon (collectively, "Patents"), (B) all trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, Internet domain names and corporate names and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, and all applications, registrations and renewals thereof (collectively, "Marks"), (C) copyrights and registrations and applications therefor, works of authorship and mask work rights (collectively, "Copyrights"), (D) proprietary and confidential information, including without limitation, discoveries, concepts, ideas, research and development, know-how, formulae, inventions, compositions, manufacturing and production processes and techniques, technical data, procedures, designs, drawings, specifications, databases, customer lists, supplier lists, pricing and cost information, business and marketing plans and proposals, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Copyrights or Patents (collectively, "Trade Secrets").

            (iv)  "Software" means any and all (A) computer programs, including any and all software implementations of algorithms, models, and methodologies, whether in source code or object code, (B) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (C) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, and (D) all documentation including user manuals and other training documentation related to any of the foregoing.

             (v)  "Technology" means, collectively, all designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, Software, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, and all recordings, graphs, drawings, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form, whether or not specifically listed herein, and all related technology, used in, incorporated in, embodied in, or displayed by any of the foregoing, or used or useful in the design, development, reproduction, maintenance or modification of any of the foregoing.

        (b)   Section 4.14(b) of the Company Disclosure Schedule sets forth an accurate and complete list of all Patents, registered Marks, pending applications for registrations of any Marks and unregistered Marks, registered Copyrights, and pending applications for registration of Copyrights, owned or filed by the Company, the Purchased Companies or any of their Subsidiaries. Section 4.14(b) of the Company Disclosure Schedule lists the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed.

        (c)   The Company, the Purchased Companies or one of their Subsidiaries is the sole and exclusive owner of all right, title and interest in and to all of the Patents, the Marks, each of the registered Copyrights and pending applications therefor filed by the Company, the Purchased Companies or any of their Subsidiaries and each of the other Copyrights in any works of authorship prepared by or for Company, the Purchased Companies or their Subsidiaries that resulted from or arose out of any work performed by or on behalf of Company, the Purchased Companies or any of their Subsidiaries or by any employee, officer, consultant or contractor of the Company, the Purchased Companies or any of their Subsidiaries. The Company, one of the Purchased Companies or one of their Subsidiaries is listed in the records of the appropriate United States or foreign agency as the sole owner of record for each item of registered Company Intellectual Property set forth in Section 4.14(b) of the Company Disclosure Schedule. The Company, one of the Purchased Companies or one of their Subsidiaries is the sole and exclusive owner of, or has valid and continuing rights to use, sell or license, as the case may be, all other Intellectual Property and Company Technology used, sold or licensed by Company, the Purchased Companies or any of their Subsidiaries in their businesses. The Company Intellectual Property owned or exclusively licensed to the Company, the Purchased Companies or any of their Subsidiaries is free and clear of any and all Liens (other than Permitted Exceptions); and to the Knowledge of the Company, each of the issued patents owned or exclusively licensed to the Company, the Purchased Companies or any of their Subsidiaries are subsisting is in full force and effect, and are valid and enforceable.

        (d)   To the Knowledge of the Company, the manufacturing, marketing, importation, offer for sale, sale or use of any products and services of the Company, the Purchased Companies and their Subsidiaries do not infringe or violate any Intellectual Property of any Person. To the Knowledge of the Company, the business practices and methods of the Company, the Purchased Companies and their Subsidiaries have not and do not infringe, violate or constitute an unauthorized use or misappropriation of any Intellectual Property of any Person and do not infringe, constitute an unauthorized use of, or violate any other right of any Person (including pursuant to any non-disclosure agreements or obligations to which Company, the Purchased Companies or any of their Subsidiaries or any of their present or former employees or consultants is a party). The Company Intellectual Property and the Company Technology constitute all of the Intellectual Property necessary to enable the Company, the Purchased Companies or any of their Subsidiaries to conduct their businesses in the manner which such businesses are conducted.

        (e)   Section 4.14(e) of the Company Disclosure Schedule sets forth a complete and accurate list of all material Contracts to which Company, the Purchased Companies or any of their Subsidiaries is a party (i) granting to any other Person the rights under any of the Company Intellectual Property or Company Technology, or (ii) pursuant to which Company, the Purchased Companies or any of their Subsidiaries is authorized to use any Intellectual Property or the Technology of any third Person, other than standard purchase orders and end user licenses used by the Company, the Purchased Companies or any of their Subsidiaries in the normal course of selling or licensing products to end users customers and excluding commercial off-the-shelf Software (the Contracts referred to in clauses (i) and (ii) above, collectively the "Intellectual Property Licenses").

            (i)  Each Intellectual Property License is in full force and effect and is the legal, valid and binding obligation of the Company, the Purchased Companies or one of their Subsidiaries, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in law or in equity).

           (ii)  Neither Company, the Purchased Companies nor any of their Subsidiaries are not in default under any Intellectual Property License, nor, to the Knowledge of the Company, is any other party to any Intellectual Property License in default thereunder, and, to the Knowledge of the Company, no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a default thereunder.

          (iii)  No party to any of the Intellectual Property Licenses has exercised any termination rights with respect thereto.

        (f)    To the Knowledge of Company, no Person (including employees and former employees of Company, the Purchased Companies or any of their Subsidiaries) is infringing, violating, misappropriating or otherwise misusing any Company Intellectual Property owned by the Company, or to which the Company has an exclusive license or similar exclusive right and none of the Company, the Purchased Companies or any of their Subsidiaries have made any such claims against any Person (including employees and former employees of the Company, the Purchased Companies or any of their Subsidiaries) and, to the Knowledge of the Company, there is no reasonable basis for any such claim.

        (g)   None of the Company, the Purchased Companies or any of their Subsidiaries is a party to or the subject of any pending or, to the Knowledge of the Company, any threatened suit, action, investigation or proceeding which involves a claim (i) against the Company, the Purchased Companies or any of their Subsidiaries of infringement, unauthorized use, or violation of any Intellectual Property of any Person, or challenging the ownership, use, validity or enforceability of any Company Intellectual Property or (ii) contesting the right of the Company, the Purchased Companies or any of their Subsidiaries to use, sell, exercise, license, transfer or dispose of any Company Intellectual Property or Company Technology or any products, processes, or materials covered thereby in any manner. The Company has not received notice of any such threatened claim, nor to the Knowledge of the Company, are there any facts or circumstances that would form the basis for any claim against the Company, the Purchased Companies or any of their Subsidiaries of (A) infringement, unauthorized use, or violation of any Intellectual Property of any Person, or (B) challenging the ownership, use, validity or enforceability of any Company Intellectual Property or Company Technology. There are no Orders of any Governmental Body to which the Company, the Purchased Companies or any of their Subsidiaries is a party or by which Company, the Purchased Companies or any of their Subsidiaries is bound which restrict the rights to use any of the Company Intellectual Property. The Company has not received any notice of infringement by the Company, the Purchased Companies or any of their Subsidiaries of any third party Patents and to the Knowledge of the Company, no such notices have been received by any of the Purchased Companies or any their Subsidiaries. None of the Company, the Purchased Companies or any of their Subsidiaries is seeking or has obtained a written opinion of counsel relating to any third party Patents.

        (h)   The Company, the Purchased Companies and their Subsidiaries have secured valid written assignments from all consultants and employees who contributed to the creation or development of the Company Intellectual Property owned by the Company, the Purchased Companies or any of their Subsidiaries or Company Technology owned by the Company, the Purchased Companies or any of their Subsidiaries of the rights to such contributions that the Company, the Purchased Companies or any of their Subsidiaries do not already own by operation of Law. To the Knowledge of the Company, no present or former consultant or employee has any right, title or interest, directly or indirectly, in whole or in part, in any Company Intellectual Property owned by the Company, the Purchased Companies or any of their Subsidiaries or Company Technology owned by the Company, the Purchased Companies or any of their Subsidiaries. To the Knowledge of the Company, no consultant or employee of the

Company, the Purchased Companies or any of their Subsidiaries is, as a result of or in the course of such consultant's or employee's engagement by the Company, the Purchased Companies or any of their Subsidiaries, in default or breach of any material term of any employment or consultant agreement, non-disclosure agreement, or similar agreement.

        (i)    No Trade Secret or any other non-public, proprietary information material to the business of the Company, the Purchased Companies or any of their Subsidiaries as presently conducted has been authorized to be disclosed or has been actually disclosed by the Company, the Purchased Companies or any of their Subsidiaries to any employee or any third party other than pursuant to a non-disclosure agreement restricting the disclosure and use of the Company Intellectual Property or Company Technology. The Company, the Purchased Companies and their Subsidiaries have taken all reasonably necessary and appropriate steps to protect and preserve the confidentiality of all Trade Secrets and any other Confidential information of the Company, the Purchased Companies or any of their Subsidiaries not otherwise protected by patents, patent applications or copyright owned or filed by the Company, the Purchased Companies or any of their Subsidiaries ("Confidential Information"). Each consultant and employee of the Company, the Purchased Companies and their Subsidiaries has entered into a written non-disclosure agreement with the Company, the Purchased Companies or any of their Subsidiaries in a form provided or made available to Purchaser. All use or disclosure or appropriation of Confidential Information by the Company, the Purchased Companies or any of their Subsidiaries by or to a third party has been pursuant to the terms of a written agreement between the Company, the Purchased Companies or any of their Subsidiaries and such third party.

        (j)    Section 4.14(k) of the Company Disclosure Schedule sets forth a complete and accurate list of all Software that is owned exclusively by the Company, the Purchased Companies or any of their Subsidiaries and is material to the operation of their businesses. It is the Company's, the Purchased Companies' and their Subsidiaries' practice to scan all Software and data residing on Company's, the Purchased Companies' and their Subsidiaries' computer network with a commercially available and up-to-date virus scan software. Software that is used by the Company in the manufacturing of, or that is incorporated in, the products of the Company, the Purchased Companies or any of their Subsidiaries contain no "viruses." For the purposes of this Agreement, "virus" means any computer code designed to disrupt, disable or harm in any manner the operation of any software or hardware including worms, bombs, backdoors, clocks, timers, or other disabling device code, designs or routines which causes the Software to be erased, inoperable, or otherwise incapable of being used, either automatically or with passage of time or upon command by any Person, excluding any standard access key, timers or similar devices designed to limit access of customers to properly purchased or licensed features or usage levels.

        (k)   All original equipment manufacturers and suppliers of components, parts and Software that are incorporated into Company's, the Purchased Companies' or any of their Subsidiaries' products have agreed to indemnify the Company, the Purchased Companies or any of their Subsidiaries for claims that the manufacture, use, sale, offer for sale, or import of such components, parts and/or Software infringe or violate any Intellectual Property rights of a third party.

        (l)    Except pursuant to the Intellectual Property Licenses set forth in Section 4.14(e), of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not result in (i) the Purchaser being bound by any non-compete or other restriction on the operation of any business of the Purchaser; (ii) the granting by the Purchaser of any rights or licenses to any Intellectual Property of the Purchaser to a third party; (iii) a material expansion of the scope of obligations that are currently owed by the Company, the Purchased Companies or any of their Subsidiaries; or (iv) the loss or impairment of the Company's, the Purchased Companies' or any of their Subsidiaries' rights under any Company Intellectual Property.

        4.15    Material Contracts.    Section 4.15 of the Company Disclosure Schedule sets forth all of the following Contracts to which the Company, the Purchased Companies or any of their Subsidiaries is a party or by which it is bound under which there are continuing obligations (other than confidentiality restrictions) and other than the Company Plans and Contracts made after the date hereof as permitted by or in compliance with Section 6.2 (collectively, the "Material Contracts"): (i) Contracts with any current officer or director of the Company, the Purchased Companies or any of their Subsidiaries; (ii) Contracts with any labor union or association representing any employee of the Company, the Purchased Companies or any of their Subsidiaries; (iii) Contracts pursuant to which any party is required to purchase or sell a stated portion of its requirements or output from or to another party; (iv) Contracts for the sale of any of the assets of the Company, the Purchased Companies or any of their Subsidiaries other than in the Ordinary Course of Business or for the grant to any person of any preferential rights to purchase any of its assets; (v) joint venture agreements; (vi) Contracts containing covenants of the Company, the Purchased Companies or any of their Subsidiaries not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with the Company, the Purchased Companies or any of their Subsidiaries in any line of business or in any geographical area; (vii) Contracts relating to the acquisition by the Company, the Purchased Companies or any of their Subsidiaries of any operating business or the capital stock of any other person; (viii) Contracts relating to the borrowing of money; (ix) any distributor, supplier (as such term is used in the Company SEC Documents), advertising, agency or manufacturer's representative Contract; (x) agreement of guarantee, support, assumption or endorsement of, or any similar commitment with respect to the Liability or Indebtedness of any other Person; (xi) trust indenture, mortgage, promissory note, loan agreement or (xii) other Contracts, other than Real Property Leases, which involve the expenditure by the Company, the Purchased Companies or any of their Subsidiaries of more than $150,000 in the aggregate or $25,000 annually or require performance by any party more than one year from the date hereof or are otherwise material to the Company, the Purchased Companies and any of their Subsidiaries taken as a whole. The Company, the Purchased Companies and their Subsidiaries have provided or made available to the Purchaser true and complete copies of all of the written Material Contracts and written summaries of the material terms of all of the oral Material Contracts. All of the Material Contracts and other agreements are in full force and effect and are the legal, valid and binding obligation of the Company, the Purchased Companies and/or any of their Subsidiaries, enforceable against them in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). None of the Company, the Purchased Companies or any of their Subsidiaries is in default in any material respect under any Material Contract, nor, to the Knowledge of the Company, the Purchased Companies or any of their Subsidiaries, is any other party to any Material Contract in default thereunder in any material respect.

        4.16    Employee Benefits Plans.

        (a)   Section 4.16(a) of the Company Disclosure Schedule sets forth a correct and complete list, by country, of each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), each bonus, stock option, stock purchase, incentive, deferred compensation, retirement, severance and other employee benefit plans, programs and arrangements, and each employment and compensation agreement (other than employment agreements that do not provide for severance, change in control or similar payments), which is maintained, contributed to, or required to be contributed to by the Company, the Purchased Companies, any of their Subsidiaries or any ERISA Affiliates for the benefit of any current or former employee, director or consultant of the Company, the Purchased Companies or any of their Subsidiaries (each an "Employee"), or with respect to which the Company, any of the Purchased Companies, or any of their Subsidiaries has or may have any liability or obligation (collectively, the "Company Plans").

        (b)   The Company has provided or made available to Purchaser correct and complete copies of: (i) each Company Plan and all material amendments thereto, all related trust documents, and all material written agreements and contracts that are currently in effect relating to each Company Plan; (ii) each material consulting, relocation or repatriation agreement between the Company, the Purchased Companies, or any of their Subsidiaries and any Employee; (iii) the two most recent tax returns (if any) for each Company Plan, if any; (iv) the most recent summary plan description, if any, with respect to each Company Plan; (v) the last approval letter, if any, from any Governmental Body relating to favorable tax treatment with respect to each Company Plan; (vi) all material correspondence to or from any governmental agency pertaining to any of the Company Plans, in each case which was sent or received in the last two years; (vii) a list of all retirement plans terminated by the Company, the Purchased Companies or any of their Subsidiaries; (viii) all discrimination tests, if any, for each Company Plan for the most recent two plan years; (ix) the last two annual actuarial valuations, if any, prepared for each Company Plan; (x) if the Company Plan is funded, the most recent annual and periodic accounting of the Company Plan's assets; (xi) all material communications to Employees regarding in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability under any Company Plan or proposed Company Plan that were given within the last year; and (xii) all prospectuses prepared in connection with any Company Plan. None of the Company, the Purchased Companies or any of their Subsidiaries has announced a plan or legally binding commitment to create any additional Company Plans with respect to any Employees or to amend or modify any Company Plans, except as contemplated by this Agreement.

        (c)   Neither the Company nor any ERISA Affiliate within the United States sponsors, maintains or contributes or has ever sponsored, maintained or contributed to (i) any plan subject to Title IV of ERISA or Section 412 of the Code, (ii) any "multiemployer plan," as defined in Section 3(37) of ERISA, or (iii) any plan described in Section 413 of the Code. All liabilities with respect to Company Plans that provide health benefits that are not fully insured through an insurance contract are accrued in compliance with GAAP and all such Company Plans are covered by stop-loss insurance policies that have been previously provided to Purchaser. No Company Plan is funded by, associated with or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code.

        (d)   The Company Plans have been maintained in all material respects in accordance with their terms and with all provisions of ERISA, the Code (including rules and regulations thereunder) and other applicable Federal and state Laws and regulations, and none of the Company, the Purchased Companies or any of their Subsidiaries or any "party in interest" or "disqualified person" with respect to the Company Plans has engaged in a non-exempt "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA or is subject to any liability or penalty under Section 4975 through 4980B of the Code or Title I of ERISA. None of the Company, the Purchased Companies or any their Subsidiaries, nor any officer or director of the Company, any of the Purchased Companies or any of their Subsidiaries, has any liability under Section 4975 through 4980B of the Code or Title I of ERISA, except for the continuation of health care benefits under the Company Plans in the ordinary Course of Business.

        (e)   The Company Plans intended to qualify under Section 401 of the Code are so qualified and any trusts intended to be exempt from federal income taxation under Section 501 of the Code are so exempt, and nothing has occurred with respect to the operation of the Company Plans that would reasonably be expected to cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code. Each Company Plan required to be registered or approved by a Governmental Body has been registered with, or approved by, and has been maintained, in all material respects, in good standing with the applicable Governmental Body and nothing has occurred with respect to the operation of such Company Plans which is reasonably likely to cause the loss of such good standing or the imposition of any material liabilities, penalty or tax under applicable law.

        (f)    Each Company Plan that is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of Subtitle A of the Code has been operated in a manner that is intended to meet such requirements.

        (g)   None of the Company, the Purchased Companies or any of their Subsidiaries is currently obligated to provide an Employee with any compensation or benefits pursuant to an agreement (e.g., an acquisition agreement) with a former employer of such Employee.

        (h)   None of the Company, the Purchased Companies or any of their Subsidiaries has violated Section 402 of the Sarbanes-Oxley Act of 2002.

        (i)    The present value of the accrued benefit liabilities (whether or not vested) under each Company Plan that is maintained outside the United States primarily for the benefit of persons substantially all of whom are not resident in the United States that provides pension, retirement, early retirement, profit-sharing, deferred compensation or other similar benefits (each, a "Non-U.S. Retirement Plan"), determined as of the date of this Agreement, either does not exceed the current value of the assets of such Non-U.S. Retirement Plan allocable to such benefit liabilities or any such excess has been accrued and reflected in the Balance Sheet. All benefits (whether or not vested) earned by Employees that will be payable after the date of this Agreement, under each Non-U.S. Retirement Plan are properly accrued and reflected in the Balance Sheet (except for benefits (whether or not vested) earned by employees in the Ordinary Course of Business after the Balance Sheet Date). Section 4.16(i) of the Company Disclosure Schedule sets forth each unfunded Company Plan whose accrued Liabilities are not reflected in the Balance Sheet.

        (j)    All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Company Plans (including workers compensation) or by Law, to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension), except for any insignificant delays or delinquencies, and all contributions for any period ending on or before the Closing Date that are not yet due will have been paid in accordance with the applicable Company Plan, or sufficient accruals for such contributions and other payments in accordance with GAAP are duly and fully provided for on the Balance Sheet (except for Liabilities for contributions or payments accruing in the Ordinary Course of Business after the Balance Sheet Date).

        (k)   Neither the Company nor any ERISA Affiliate or any organization to which the Company is a successor or parent corporation within the meaning of Section 4069(b) of ERISA has engaged in any transaction within the meaning of Section 4069 or 4212(c) of ERISA.

        (l)    There are no pending actions, claims or lawsuits that have been asserted or instituted against the Company Plans, the assets of any of the trusts under the Company Plans or the sponsor or administrator of any of the Company Plans, or against any fiduciary of the Company Plans with respect to the operation of any of the Company Plans (other than routine benefit claims), nor, to the Knowledge of the Company, are there any facts that would reasonably be expected to form the basis for any such claim or lawsuit.

        (m)  There is no material violation of ERISA, the Code or other applicable Laws with respect to the filing of applicable reports, documents and notices regarding the Company Plans with the applicable Governing Body or the furnishing of such documents to the participants in or beneficiaries of the Company Plans. All amendments and actions required to bring the Company Plans into conformity in all material respects with all of the applicable provisions of the Code, ERISA and other applicable Laws have been made or taken.

        (n)   None of the Company Plans provides for post-employment life, disability (except for disability benefits based on pre-termination events) or health insurance, benefits or coverage for any participant or any beneficiary of a participant, except as may be required by applicable Law (including, without limitation, the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and at the expense of the participant or the participant's beneficiary. Each of the Company and any ERISA Affiliate which maintains a "group health plan" within the meaning Section 5000(b)(1) of the Code has complied with the notice and continuation requirements of Section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder, if and to the extent such requirements are applicable.

        (o)   Except as contemplated by this Agreement, the execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not (whether alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Plan, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of Indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits. No Company Plan provides for severance or change of control benefits or a notice period upon termination of employment of more than three (3) months.

        (p)   No payment or benefit which has been, will be or may be made pursuant to the Agreement or by the Company, the Purchased Companies, or any of their Subsidiaries with respect to any Person may be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code.

        (q)   No stock or other security issued by the Company, the Purchased Companies or any of their Subsidiaries forms or has formed a material part of the assets of any Company Plan, except for the Company Stock Plans and ESPP. All securities issued to Employees pursuant to Company Plans have been issued in compliance with applicable Laws. The Company, the Purchased Companies and their Subsidiaries have withheld and reported all amounts required to be withheld and reported pursuant to applicable Laws with respect to securities issued to Employees located outside of the United States pursuant to Company Plans and Section 4.16(q) of the Company Disclosure Schedule sets forth a correct and complete list of all jurisdictions where the Company, the Purchased Companies or their Subsidiaries may be liable for social taxes with respect to securities issued to Employees located outside of the United States.

        (r)   None of the Company, the Purchased Companies or any of their Subsidiaries is liable for any material payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against the Company, the Purchased Companies or any of their Subsidiaries under any worker's compensation policy or long-term disability policy (other than routine claims for benefits). None of the Company, the Purchased Companies or any of their Subsidiaries has direct or indirect liability with respect to any misclassification of any person as an independent contractor rather than as an employee, or with respect to any employee leased from another employer.

        4.17    Employees and Labor.    None of the Employees is represented in his or her capacity as an employee of the Company, the Purchased Companies or any of their Subsidiaries by any labor organization. None of the Company, the Purchased Companies or any of their Subsidiaries has recognized any labor organization, or has any labor organization been elected as the collective bargaining agent of any Employees. None of the Company, the Purchased Companies or any of their Subsidiaries has entered into any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any Employees. There is no union organization activity involving any of the Employees, pending or threatened, nor has there ever been union representation involving any of the Employees in the Employees' capacities as employees of the Company, the

Purchased Companies or any of their Subsidiaries. There is no picketing, pending or, to the Knowledge of the Company, threatened, and there are no strikes, slowdowns, work stoppages, other job actions, lockouts, arbitrations, grievances or other labor disputes involving any of the Employees, pending, or to the Knowledge of the Company, threatened; nor to the Knowledge of the Company is there any reasonable basis for such actions. There are no complaints, charges or claims against the Company, the Purchased Companies or any of their Subsidiaries pending or, to Knowledge of the Company threatened, to be brought by or filed with any Governmental Body based on, arising out of, in connection with or otherwise relating to the employment or termination of employment or failure to employ by the Company, the Purchased Companies or any of their Subsidiaries, of any individual, and to the Knowledge of the Company, there is no reasonable basis for any such complaint, charge or claim. Each of the Company, the Purchased Companies and their Subsidiaries is in compliance with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, the Worker Adjustment and Retraining Notification Act and any similar state, local, national or foreign "mass layoff" or "plant closing" Law in all applicable jurisdictions relating to the employment of labor ("WARN"), collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax except for immaterial non-compliance. There has been no "mass layoff" or "plant closing" (as defined by WARN) with respect to the Company, the Purchased Companies or any of their Subsidiaries within the six (6) months prior to Closing.

        4.18    Litigation.    There is no suit, action, proceeding, investigation, claim or order pending or, to the Knowledge of the Company, threatened against the Company, the Purchased Companies or any of their Subsidiaries (or to the Knowledge of the Company, pending or threatened against any of the officers, directors or key employees of the Company, the Purchased Companies or any of their Subsidiaries with respect to their business activities on behalf of the Company, the Purchased Companies or any of their Subsidiaries), or to which the Company, the Purchased Companies or any of their Subsidiaries is otherwise a party, before any court, or before any governmental department, commission, board, agency, or instrumentality; nor to the Knowledge of the Company, is there any reasonable basis for any such action, proceeding, or investigation. None of the Company, the Purchased Companies or any of their Subsidiaries is subject to any Order except to the extent the same are not reasonably likely to have a Material Adverse Effect, and none of the Company, the Purchased Companies or any of their Subsidiaries is engaged in any legal action to recover monies due it or for damages sustained by it.

        4.19    Compliance with Laws; Permits.

        (a)   The Company, the Purchased Companies and their Subsidiaries are in compliance in all material respects with all Laws of any Governmental Body applicable to their business or operations. None of the Company, the Purchased Companies or any of their Subsidiaries has received any written or other notice of or been charged with the violation of any Laws. To the Knowledge of the Company, none of the Company, the Purchased Companies or any of their Subsidiaries is under investigation with respect to the violation of any Laws and, to the Knowledge of the Company, there are no facts or circumstances that would reasonably be expected to form the basis for any such violation. The Company, the Purchased Companies and their Subsidiaries currently have all Permits which are required for the operation of the Business as presently conducted.

        (b)   None of the Company, the Purchased Companies or any of their Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) in any material respect of any term, condition or provision of any Permit to which it is a party, to which its business is subject or by which its properties or assets are bound, and to the knowledge of the Company there are no facts or circumstances which would reasonably form the basis for any such default or violation.

        4.20    Environmental Matters.

        (a)   The operations of the Company, the Purchased Companies and their Subsidiaries are and have been in compliance with all applicable Environmental Laws which compliance includes obtaining, maintaining in good standing and complying with all Permits required by Environmental Laws ("Environmental Permits") and no action or proceeding is pending or, to the Knowledge of the Company, threatened to revoke, modify or terminate any such Environmental Permit. To the Knowledge of the Company, no facts, circumstances or conditions currently exist that would reasonably be expected to adversely affect such continued compliance with Environmental Laws and Environmental Permits or require currently unbudgeted capital expenditures to achieve or maintain such continued compliance with Environmental Laws and Environmental Permits.

        (b)   None of the Company, the Purchased Companies or any of their Subsidiaries is the subject of any outstanding written order or Contract with any governmental authority or person respecting (i) Environmental Laws, (ii) Remedial Action or (iii) any Release or threatened Release of a Hazardous Material.

        (c)   No claim has been made or is pending, or to the Knowledge of the Company, threatened against the Company, the Purchased Companies or any of their Subsidiaries alleging either or both that the Company may be in violation of any Environmental Law or Environmental Permit, or may have any liability under any Environmental Law.

        (d)   No facts, circumstances or conditions exist with respect to the Company, the Purchased Companies or any of their Subsidiaries or any property currently or formerly owned, operated or leased by the Company, the Purchased Companies or any of their Subsidiaries or any property to which the Company, the Purchased Companies or any of their Subsidiaries arranged for the disposal or treatment of Hazardous Materials that would reasonably be expected to result in the Company, the Purchased Companies or any of their Subsidiaries incurring unbudgeted Environmental Costs and Liabilities.

        (e)   There are (i) no pending investigations of the business, operations, or currently, or previously owned, operated or leased property of the Company, the Purchased Companies or any of their Subsidiaries that could lead to the imposition of any Environmental Costs and Liabilities or Liens under Environmental Laws and (ii) to the Knowledge of the Company, there are no investigations threatened against the business, operations, or currently or previously, owned operated or leased property of the Company, the Purchased Companies or any of their Subsidiaries that would reasonably be expected to lead to the imposition of any Environmental Costs and Liabilities or Liens under Environmental Laws.

        (f)    There is not located at any of the properties of the Company, the Purchased Companies of any of their Subsidiaries any (i) underground storage tanks, (ii) asbestos-containing material or (iii) equipment containing polychlorinated biphenyls.

        (g)   The transaction contemplated hereunder does not require the consent of or filings with any governmental authority with jurisdiction over the Company, the Purchased Companies or any of their Subsidiaries and environmental matters, and no real estate owned or leased by the Company, the Purchased Companies or any of their Subsidiaries is located in New Jersey or Connecticut.

        (h)   The Company, the Purchased Companies and their Subsidiaries have provided or made available to the Purchaser all environmentally related audits, studies, reports, analyses, and results of investigations that (i) have been performed with respect to the currently or previously owned, leased or operated properties of the Company, the Purchased Companies or any of their Subsidiaries, and (ii) are possessed by the Company, the Purchased Companies or any of their Subsidiaries.

        4.21    Insurance.    Section 4.21 of the Company Disclosure Schedule sets forth a complete and accurate list of all policies of insurance of any kind or nature covering the Company, the Purchased

Companies or any of their Subsidiaries or any of their respective employees, properties or assets, including, without limitation, policies of life, disability, fire, theft, workers compensation, employee fidelity and other casualty and liability insurance. All such policies are in full force and effect, and, to the Knowledge of the Company, none of the Company, the Purchased Companies or any of their Subsidiaries is in default of any provision thereof, except for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

        4.22    Inventories; Receivables; Payables.

        (a)   Except to the extent reflected in the Balance Sheet, the inventories of the Company, the Purchased Companies and their Subsidiaries are usable and, with respect to finished goods, are in good and marketable condition, and are saleable in the Ordinary Course of Business. Adequate reserves have been reflected in the Balance Sheet for shorts, obsolete or otherwise unusable inventory, which reserves were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied.

        (b)   All accounts receivable of the Company, the Purchased Companies or any of their Subsidiaries have arisen from bona fide transactions in the Ordinary Course of Business consistent with past practice. All accounts receivable of the Company, the Purchased Companies and their Subsidiaries reflected on the Balance Sheet are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts reflected thereon, which reserves were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied. All accounts receivable arising after the Balance Sheet Date are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts, which reserves were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied.

        (c)   All accounts payable of the Company, the Purchased Companies and their Subsidiaries reflected in the Balance Sheet or arising after the date thereof are the result of bona fide transactions in the Ordinary Course of Business and have been paid or are not yet due and payable.

        4.23    Related Party Transactions.    Except as disclosed in the Company SEC Documents filed and publicly available prior to the date of this agreement, none of the Company, the Purchased Companies or any of their Subsidiaries is indebted to any director, officer or employee of the Company, the Purchased Companies or any of their Subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses) and no such person is indebted to the Company, the Purchased Companies or any of their Subsidiaries, and there are no other transactions of the type required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act and the Exchange Act.

        4.24    Customers and Suppliers.    Section 4.24 of the Company Disclosure Schedule sets forth a list of the twenty (20) largest customers and the twenty (20) largest suppliers of the Company, the Purchased Companies and their Subsidiaries (as such term is used in the Company SEC Documents), taken as a whole, as measured by the dollar amount of purchases therefrom or thereby, during the fiscal year ended May 31, 2004, showing the approximate total sales by the Company, the Purchased Companies and their Subsidiaries to each such customer and the approximate total purchases by the Company, the Purchased Companies and their Subsidiaries from each such supplier, during such period. Since May 31, 2004, to the Knowledge of the Company, there has not been any material adverse change in the business relationship of the Company, the Purchased Companies or any of their Subsidiaries with any customer or supplier listed on Section 4.24 of the Company Disclosure Schedule.

        4.25    Banks.    Section 4.25 of the Company Disclosure Schedule contains a complete and correct list of the names and locations of all banks in which the Company, the Purchased Companies or any of their Subsidiaries have accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto. No person holds a power of attorney to act on behalf of the Company, the Purchased Companies or any of their Subsidiaries.

        4.26    Vote Required.    The affirmative vote of a two-thirds (2/3) majority of the valid votes cast at the Company Shareholders Meeting either in person or by proxy or any adjournment or postponement thereof, which a two-thirds (2/3) majority represents a majority of the issued share capital (the "Company Shareholder Approval"), is the only vote of the holders of any class or series of the capital stock of the Company necessary to approve this Agreement, the Transaction and the transactions contemplated hereby.

        4.27    Financial Advisors.    Except for Perseus Advisors, LLC, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Company, the Purchased Companies or any of their Subsidiaries in connection with the transactions contemplated by this Agreement or is entitled to any fee, commission or reimbursement of expenses or like payment in respect thereof.

        4.28    Opinion of Financial Advisor.    The Company has received the opinion of Perseus Advisors, LLC to the effect that, as of the date hereof, the Purchase Price is fair to the Company from a financial point of view.

        4.29    Title to Purchased Assets; Sufficiency.    The Company, the Purchased Companies and their Subsidiaries own and have good title to each of the Purchased Assets, free and clear of all Liens other than Permitted Exceptions. The Purchased Assets constitute all of the properties and assets used in or held for use in the Business (other than the Excluded Assets) and are sufficient for Purchaser to conduct the Business (other than as it relates to the Excluded Assets) from and after the Closing Date without interruption and in the Ordinary Course of Business as it has been conducted by the Company, the Purchased Companies and their Subsidiaries. Section 4.29 of the Company Disclosure Schedule sets forth all of the assets, properties, material Contracts, and registered Intellectual Property related to the Business held by and in the name of the Company.

        4.30    No Misrepresentation.    Neither this Agreement (including the Company Disclosure Schedule) nor any document, certificate or instrument furnished in connection therewith contains, with respect to the Company, the Purchased Companies and their Subsidiaries, any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. To the Knowledge of the Company there is no fact which has or would reasonably be expected in the future to result in a Material Adverse Effect and which has not been set forth in the Company SEC Documents or in this Agreement (including the Company Disclosure Schedule).

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PURCHASER

        The Purchaser hereby represents and warrants to the Company that:

        5.1    Organization and Good Standing.    The Purchaser is a corporation validly existing and in good standing under the laws of the State of Delaware.

        5.2    Authorization of Agreement.    The Purchaser has full corporate power and authority to execute and deliver this Agreement, the Voting Agreements, the Non-Competition Agreements, the Assignment and Assumption Agreement, the Indemnity Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by the Purchaser in connection with the consummation of the transactions contemplated hereby and thereby and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Purchaser of this Agreement, the Voting Agreements, the Non-Competition Agreements, the Assignment and Assumption Agreement and the Indemnity Agreement have been duly authorized by all necessary corporate action on behalf of the Purchaser. This Agreement and the

Voting Agreements have been, and at or prior to the Closing, the Non-Competition Agreements, the Assignment and Assumption Agreement and the Indemnity Agreement will be, duly executed and delivered by the Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement and the Voting Agreements constitutes, and the Non-Competition Agreements, the Assignment and Assumption Agreement and the Indemnity Agreement (when so executed and delivered) will constitute legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

        5.3    Conflicts; Consents of Third Parties.

        (a)   Neither of the execution and delivery by the Purchaser of this Agreement, the Voting Agreements, the Assignment and Assumption Agreement and the Indemnity Agreement, nor the compliance by the Purchaser with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the certificate of incorporation or bylaws of the Purchaser, (ii) conflict with, violate, result in the breach of, or constitute a default under any note, bond, mortgage, indenture, license, agreement or other obligation to which the Purchaser is a party or by which the Purchaser or its properties or assets are bound or (iii) violate any statute, rule, regulation, order or decree of any governmental body or authority by which the Purchaser is bound, except, in the case of clauses (ii) and (iii), for such violations, breaches or defaults as would not, individually or in the aggregate, have a material adverse effect on the business, properties, results of operations, prospects, condition (financial or otherwise) of the Purchaser and its subsidiaries, taken as a whole.

        (b)   No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Purchaser in connection with the execution and delivery of this Agreement, the Voting Agreements, the Non-Competition Agreements, the Assignment and Assumption Agreement and the Indemnity Agreement or the compliance by Purchaser with any of the provisions hereof or thereof, except for compliance with (i) the applicable requirements of the HSR Act or (ii) other Antitrust Laws.

        5.4    Litigation.    There are no Legal Proceedings pending or, to the knowledge of the Purchaser, threatened that are reasonably likely to prohibit or restrain the ability of the Purchaser to enter into this Agreement or consummate the transactions contemplated hereby.

        5.5    Investment Intention.    The Purchaser is acquiring the Shares for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act) thereof. Purchaser understands that the Shares have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

        5.6    Financial Advisors.    Except for Morgan Stanley & Co. Incorporated, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Purchaser in connection with the transactions contemplated by this Agreement and no person is entitled to any fee or commission or like payment in respect thereof.

ARTICLE VI
COVENANTS AND AGREEMENTS

        6.1    Access to Information; Confidentiality.

        (a)   The Company agrees that, prior to the Closing Date, the Purchaser shall be entitled, at its expense and through its officers, employees and representatives (including, without limitation, its legal advisors and accountants), to make such investigation of the properties, businesses and operations of the Company, the Purchased Companies and their Subsidiaries and such examination of the books, records and financial condition of the Company, the purchased Companies and their Subsidiaries as it reasonably requests and to make extracts and copies of such books and records. Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances, and the Company shall cooperate, and shall cause the Company, the Purchased Companies and their Subsidiaries to cooperate, fully therein. No investigation by the Purchaser prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the Company contained in this Agreement. In order that the Purchaser may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may reasonably request of the affairs of the Company, the Purchased Companies and their Subsidiaries, the Company shall cause the officers, employees, consultants, agents, accountants, attorneys and other representatives of the Company, the Purchased Companies and their Subsidiaries to cooperate fully with such representatives in connection with such review and examination.

        (b)   From and after the Closing until the date the Company is fully and finally liquidated and dissolved (i) the Company may retain copies of such financial information and similar records relating to any period prior to the Closing as will be required for the Company and its representatives to prepare and file the Company Tax Returns and effectuate the Company's liquidation and dissolution (the "Retained Records") and (ii) the Purchaser shall provide the Company and its representatives with access (upon reasonable notice and at reasonable times during normal business hours and in such a manner as to not interfere with the Purchaser's normal business operations) to such financial information and similar records. Except for such Retained Records that the Company may be required pursuant to applicable Law to retain for a period of time subsequent to the Company's dissolution and liquidation, on or prior to the date the Company is fully and finally liquidated and dissolved, the Company shall return all copies of the Retained Records to the Purchaser; provided, that any Retained Records so retained by the Company shall be returned to the Purchaser when no longer required under applicable Law to be retained by the Company.

        (c)   Except for disclosures expressly permitted by the terms of the Bilateral Confidentiality Agreement dated as of June 21, 2004, between Purchaser and the Company (as it may be amended from time to time, the "Confidentiality Agreement"), Purchaser shall hold, and shall cause its officers, employees, accountants, counsel, financial advisors and other Representatives to hold, all information received from the Company, directly or indirectly, in confidence in accordance with the Confidentiality Agreement.

        6.2    Conduct of the Business Pending the Closing.

        (a)   Except (i) as otherwise expressly contemplated by this Agreement, (ii) as set forth on Schedule 6.2(a), (iii) as Purchaser may consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed) and (iv) to the extent prohibited by applicable Law or the regulations or requirements of any stock exchange or regulatory organization applicable to the Company, the Purchased Companies or their Subsidiaries, the Company shall, and shall cause the Purchased Companies and their Subsidiaries to:

            (i)  conduct the respective businesses of the Company, the Purchased Companies and their Subsidiaries only in the Ordinary Course of Business;

           (ii)  use commercially reasonable efforts to (A) preserve the present business operations, organization (including, without limitation, management and the sales force) and goodwill of the Company, the Purchased Companies and their Subsidiaries and (B) preserve its present relationship with Persons having business dealings with the Company, the Purchased Companies and their Subsidiaries;

          (iii)  (A) maintain all of the assets and properties of the Company, the Purchased Companies and their Subsidiaries in their current condition, ordinary wear and tear excepted and (B) maintain (to the extent available) insurance upon all of the properties and assets of the Company, the Purchased Companies and their Subsidiaries in such amounts and of such kinds comparable to that in effect on the date of this Agreement;

          (iv)  (A) maintain the books, accounts and records of the Company, the Purchased Companies and their Subsidiaries in the Ordinary Course of Business, (B) continue to collect accounts receivable and pay accounts payable in the Ordinary Course of Business utilizing normal procedures and without discounting, deferring or accelerating payment of such accounts except for such actions taken in the Ordinary Course of Business that individually, and in the aggregate, are not material, and (C) use its commercially reasonable efforts to comply with all contractual and other obligations applicable to the operation of the Company, the Purchased Companies and their Subsidiaries; and

           (v)  comply in all material respects with applicable laws, including, without limitation, Environmental Laws.

        (b)   Except as otherwise expressly permitted by this Agreement or as provided on Schedule 6.2(b), and except to the extent required by applicable Law or the regulations or requirements of any stock exchange or regulatory organization applicable to the Company, the Purchased Companies or their Subsidiaries, the Company shall not, and shall cause the Purchased Companies and their Subsidiaries not to (without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed):

            (i)  (A) declare, set aside, make or pay any dividend or other distribution in respect of the capital stock of the Company, any of the Purchased Companies or any Subsidiaries, other than dividends or distributions by a wholly-owned subsidiary of a Purchased Company to such Purchased Company (or other than in connection with compliance with Section 6.16), or (B) other than pursuant to existing written Contracts listed on Schedule 6.2(b)(i), repurchase, redeem or otherwise acquire any outstanding shares of the capital stock or other securities of, or other ownership interests in, the Company, the Purchased Companies and their Subsidiaries;

           (ii)  transfer, issue, sell or dispose of any shares of capital stock or other securities of the Company, the Purchased Companies or any of their Subsidiaries or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities of the Company, the Purchased Companies or any of their Subsidiaries, except that the Company may (A) grant stock options under the Company Stock Plans in the Ordinary Course of Business; (B) issue shares of Company Common Stock pursuant to the ESPP and upon the exercise of options outstanding on the date hereof (or that are granted or issued after the date of this Agreement in compliance with this Agreement) under the Company Stock Plans; and (C) issue shares of Company Common Stock upon the exercise of Warrants or conversion of Convertible Securities;

          (iii)  effect any recapitalization, reclassification, stock split or like change in the capitalization of the Company, the Purchased Companies or any of their Subsidiaries;

          (iv)  amend the certificate of incorporation, articles of association, bylaws or other organizational documents of the Company, the Purchased Companies or any of their Subsidiaries;

           (v)  (A) increase the annual level of compensation (including equity compensation, whether payable in cash, stock or other property) of any employee, director or consultant of the Company, the Purchased Companies or any of their Subsidiaries, (B) grant any unusual or extraordinary bonus, benefit or other direct or indirect compensation to any employee, director or consultant, (C) increase the coverage or benefits available under any (or create any new) severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan or arrangement made to, for, or with any of the directors, officers, employees, agents or representatives of the Company, the Purchased Companies or any of their Subsidiaries or otherwise modify or amend or terminate any such plan or arrangement or (D) enter into any employment (other than to the extent providing for "at-will" employment and without severance), deferred compensation, severance, consulting, non-competition or similar agreement (or amend any such agreement) to which the Company, the Purchased Companies or any of their Subsidiaries is a party or involving a director, officer or employee of the Company, the Purchased Companies or any of their Subsidiaries in his or her capacity as a director, officer or employee of the Company, the Purchased Companies or any of their Subsidiaries; provided, however, that notwithstanding the foregoing, the Company may amend the Company Stock Plans to accelerate the vesting of options issued under the Company Stock Plans in connection with the Transaction;

          (vi)  except for trade payables incurred in the Ordinary Course of Business and amounts outstanding under existing credit facilities as of the date of this Agreement, borrow monies for any reason or draw down on any line of credit or debt obligation, or become the guarantor, surety, endorser or otherwise liable for any debt, obligation or liability (contingent or otherwise) of any other Person; provided that the Purchased Companies and their Subsidiaries may borrow or draw down under existing credit facilities so long as the aggregate principal amount outstanding thereunder as of the Effective Time does not exceed the amount outstanding thereunder as of the date of this Agreement;

         (vii)  subject to any Lien (except for Permitted Exceptions and leases that do not materially impair the use of the property subject thereto in their respective businesses as presently conducted), any of the properties or assets (whether tangible or intangible) of the Company, the Purchased Companies or any of their Subsidiaries;

        (viii)  acquire any material properties or assets or sell, assign, transfer, convey, lease or otherwise dispose of any of the material properties or assets of the Company, the Purchased Companies and their Subsidiaries except sales of products to customers in the Ordinary Course of Business; provided, however, that the Company may sell, transfer or convey its shares of capital stock of Metron Technology (Hong Kong) Limited, Metron Technology (Far East) Limited or Metron Technology (Nordic) AB to one or more Purchased Companies or Subsidiaries selected in consultation with the Purchaser (it being understood that, effective upon such sale, assignment, transfer or conveyance, the entity whose shares have been sold, assigned, transferred or conveyed shall be deemed, for purposes of this Agreement, to be a "Subsidiary" and not a "Purchased Company").

          (ix)  cancel or compromise any debt or claim or waive or release any material right of the Company, the Purchased Companies or any of their Subsidiaries except pursuant to existing Contracts listed in Schedule 6.2(b)(ix);

           (x)  enter into any commitment for capital expenditures of the Company, the Purchased Companies and their Subsidiaries in excess of $25,000 for any individual commitment and $250,000 per quarter for all commitments in the aggregate;

          (xi)  enter into, modify or terminate any labor or collective bargaining agreement of the Company, the Purchased Companies or any of their Subsidiaries or, through negotiation or otherwise, make any commitment or incur any liability to any labor organization with respect to the Company, the Purchased Companies or any of their Subsidiaries;

         (xii)  introduce any material change with respect to the operation of the Company, the Purchased Companies or any of their Subsidiaries, including any material change in the types,

  nature, composition or quality of its products or services, take any action to cause any material change in any contribution of its product or service lines to its revenues or net income, or, other than in the Ordinary Course of Business, make any change in product specifications or prices or terms of distributions of such products;

        (xiii)  permit the Company, the Purchased Companies or any of their Subsidiaries to enter into any transaction or to make or enter into any Contract which by reason of its size, nature or otherwise is not in the Ordinary Course of Business;

        (xiv)  permit the Company, the Purchased Companies or any of their Subsidiaries to enter into or agree to enter into any merger or consolidation with, any corporation or other entity, or engage in any new business or invest in, make a loan, advance or capital contribution to, or otherwise acquire the securities of any other Person;

         (xv)  enter into any Contract or transaction between the Company on one hand and any Purchased Company or their Subsidiaries on the other hand;

        (xvi)  (A) make or rescind any election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit controversy relating to Taxes or (B) except as required by applicable law or GAAP, make any change to any of its Tax or reporting or accounting practices, methods or policies;

       (xvii)  enter into any contract or agreement or commitment which restrains, restricts, limits or impedes the ability of the Company, the Purchased Companies or any of their Subsidiaries to compete with or conduct any business or line of business in any geographic area;

      (xviii)  change its fiscal year, revalue any of its assets or except as required under GAAP or applicable Law, make any changes in financial accounting methods, principles or practices except as required by GAAP or by a Governmental Body and as concurred to by the Company's independent public accountants;

        (xix)  commence or settle any Legal Proceeding;

         (xx)  enter into any Contract that if in effect as of the date hereof would be a Material Contract, other than Contracts of the type set forth on Schedule 6.2(b)(xx); or

        (xxi)  agree to do anything prohibited by this Section 6.2 or anything which would reasonably be expected to result in the condition set forth in Section 7.2(a) not being satisfied.

        6.3    Consents.

        (a)   Subject to Section 6.19, the Company shall use its commercially reasonable efforts, and the Purchaser shall cooperate with the Company, to obtain at the earliest practicable date all consents and approvals required to consummate the transactions contemplated by this Agreement, including, without limitation, the consents and approvals referred to in Section 4.6(b) and any consents or approval required for the transfer of the Contracts set forth on Schedule 1.1(c) .

        (b)   If any required consent to the assignment of any Contract to which the Company is a party is not obtained as of the Closing, such Contract shall be an Excluded Asset and shall not be assigned to the Purchaser; provided, however, if any such consent is not obtained prior to the Closing, the Company and the Purchaser shall, subject to Section 6.19, cooperate with each other as reasonably requested by the other party during the period between the Closing Date and the date upon which the Company may file its final Tax Return as contemplated by Section 6.20 (the "Dissolution Period") in order to obtain, at the expense of the Purchaser, the required consent to assignment. If such consent is obtained following the Closing, such Contract shall become a Purchased Contract as of the date such consent is obtained and shall be deemed to be included on Annex A to the Assignment and Assumption Agreement and the Purchaser shall promptly provide the Company with a copy of the Assignment and Assumption Agreement and the annex thereto evidencing such inclusion.

        6.4    Filings with Governmental Bodies.

        (a)   Each of the Purchaser and the Company shall (a) make or cause to be made all filings required of them or any of their respective Subsidiaries or Affiliates under the HSR Act or other Antitrust Laws with respect to the transactions contemplated hereby as promptly as practicable and, in any event, within ten (10) Business Days after the date of this Agreement in the case of all filings required under the HSR Act and within fifteen (15) Business Days in the case of all other filings required by other Antitrust Laws, (b) comply at the earliest practicable date with any request under the HSR Act or other Antitrust Laws for additional information, documents, or other materials received by each of them or any of their respective Subsidiaries from the Federal Trade Commission, the Antitrust Division or any other Governmental Body in respect of such filings or such transactions, and (c) cooperate with each other in connection with any such filing (including, to the extent permitted by applicable law, providing copies of drafts filings to the non-filing parties prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any of the Federal Trade Commission, the Antitrust Division or other Governmental Body under any Antitrust Laws with respect to any such filing or any such transaction. Each such party shall use commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to any applicable law in connection with the transactions contemplated by this Agreement. Each such party shall promptly inform the other parties hereto of any oral communication with, and provide copies of written communications with, any Governmental Body regarding any such filings related to the transaction contemplated by this Agreement. No party hereto shall independently participate in any formal meeting with any Governmental Body in respect of any such filings, investigation, or other inquiry related to the transactions contemplated by this Agreement without giving the other parties hereto prior notice of the meeting and, to the extent permitted by such Governmental Body, the opportunity to attend and/or participate. Subject to applicable law, the parties hereto will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto under the HSR Act or other Antitrust Laws. The Company and Purchaser may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 6.4 as "outside counsel only." Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient, unless express written permission is obtained in advance from the source of the materials (the Company or Purchaser, as the case may be).

        (b)   Each of Purchaser and the Company shall use commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Body with respect to the transactions contemplated by this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other United States federal or state or foreign statutes, rules, regulations, orders, decrees, administrative or judicial doctrines or other laws that are designed to prohibit, restrict or regulate competition, mergers or actions having the purpose or effect of monopolization or restraint of trade or significant impediment to effective competition or the creation or strengthening of a dominant position (collectively, the "Antitrust Laws"). Each of Purchaser and the Company shall use commercially reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement. Notwithstanding anything to the contrary in this Agreement, neither Purchaser or any of its Affiliates nor the Company shall be required (i) to hold separate (including by trust or otherwise) or divest any of their respective businesses product lines or assets, (ii) to agree to any limitation on the operation or conduct of their respective businesses, (iii) to waive any of the conditions set forth in Article VII of this Agreement or (iv) to contest any Legal Proceedings relating to the transactions contemplated by this Agreement.

        6.5    Other Actions.

        (a)   The Company and the Purchaser shall use their commercially reasonable efforts to (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

        (b)   From time to time following the Closing, the Company and Purchaser shall, and shall cause their respective Affiliates to, execute, acknowledge and deliver all such further conveyances, notices, assumptions, releases and acquaintances and such other instruments, and shall take such further actions, as may be necessary or appropriate to assure fully to Purchaser and its respective successors or assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to Purchaser, and to assure fully to the Company and its successors and assigns, the assumption by the Purchaser of the Assumed Liabilities, under this Agreement and the transactions contemplated hereby.

        6.6    Non Negotiation; Non-Solicitation.

        (a)   The Company shall not, nor shall it authorize or permit any of its Subsidiaries, any of their respective directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative (collectively, "Representatives") retained by it or any of its Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or knowingly encourage, or take any other action intended to, or which would reasonably be expected to, facilitate, any inquiries or the making of any proposal that constitutes or is reasonably likely to lead to a Company Takeover Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information, or otherwise cooperate in any way with, any Company Takeover Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative of the Company or any of its Subsidiaries shall be a breach of this Section 6.6(a) by the Company. The Company shall, and shall cause its Subsidiaries to, immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted heretofore with respect to any Company Takeover Proposal and request the prompt return or destruction of all confidential information previously furnished. Notwithstanding the foregoing, at any time prior to obtaining the Company Shareholder Approval, in response to a bona fide written Company Takeover Proposal that the Company Boards determine in good faith (after consultation with outside legal counsel and a financial advisor of nationally recognized reputation) constitutes or is reasonably likely to result in a Company Superior Proposal, and which Company Takeover Proposal was unsolicited and made after the date hereof and did not otherwise result from a breach of this Section 6.6(a), the Company may, if its Supervisory Board determines in good faith (after consultation with outside legal counsel) that it is necessary to do so in order to comply with its fiduciary duties to the shareholders, employees and other stakeholders of the Company under applicable Law, and subject to compliance with Section 6.6(c) and after giving Purchaser written notice of such determination, (A) furnish information with respect to the Company and its Subsidiaries to the person making such Company Takeover Proposal (and its Representatives) pursuant to a customary confidentiality agreement not less restrictive of such person than the Confidentiality Agreement, provided that all such information is provided to Purchaser prior to or substantially concurrent with the time it is provided to such person, and (B) participate in discussions or negotiations with the person making such Company Takeover Proposal (and its Representatives) regarding such Company Takeover Proposal.

        For purposes of this Agreement, "Company Takeover Proposal" shall mean any, inquiry, proposal or offer from any Person for (a) a merger, consolidation, dissolution, recapitalization or other business combination involving the Company, (b) the issuance of twenty percent (20%) or more of the equity securities of the Company as consideration for the assets or securities of another Person or (c) the purchase or acquisition in any manner, directly or indirectly, twenty percent (20%) or more of the equity securities of the Company or assets (including equity securities of any Subsidiary of the Company) that represent twenty percent (20%) or more of the total consolidated assets of the Company, in each case other than the transactions contemplated by this Agreement.

        For purposes of this Agreement, "Company Superior Proposal" shall mean any bona fide offer made by a third party that if consummated would result in such Person (or its shareholders) owning, directly or indirectly, all or substantially all of the shares of Company Common Stock then outstanding (or of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or all or substantially all of the total consolidated assets of the Company, which the Supervisory Board of the Company determines in good faith (after consultation with a financial advisor of nationally recognized reputation) to be (i) more favorable to the shareholders of the Company from a financial point of view than the Transaction (taking into account all the terms and conditions of such proposal and this Agreement (including any changes to the financial terms of this Agreement proposed by Purchaser in response to such offer or otherwise)) and (ii) reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal.

        (b)   Neither the Company Boards nor any committee thereof shall (i) (A) withdraw (or modify in a manner adverse to Purchaser), or propose to withdraw (or modify in a manner adverse to Purchaser), the approval, recommendation or declaration of advisability by such Company Boards or any such committee thereof of this Agreement or the Transaction or (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Company Takeover Proposal (any action described in this clause (i) being referred to as a "Company Adverse Recommendation Change") or (ii) approve or recommend, or propose to approve or recommend, or allow the Company or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to, or that is intended to or is reasonably likely to lead to, any Company Takeover Proposal (other than a confidentiality agreement pursuant to Section 6.6(a)). Notwithstanding the foregoing, each of the Company Boards may make a Company Adverse Recommendation Change (i) if such Company Board determines in good faith (after consultation with outside legal counsel) that it is necessary to do so in order to comply with its fiduciary duties to the shareholders, employees or other stakeholders of the Company under applicable Law and (ii) the Company has complied with all other provisions of this Section 6.6; provided, however, that no Company Adverse Recommendation Change may be made until after the fifth (5) business day following Purchaser's receipt of written notice from the Company (an "Adverse Recommendation Notice") advising Purchaser that the Company Boards intends to make such Company Adverse Recommendation Change and specifying the terms and conditions of such Company Superior Proposal, if any (it being understood and agreed that any amendment to the financial terms or other material terms of any Company Superior Proposal shall require a new Adverse Recommendation Notice and a new five (5) business day period). In determining whether to make a Company Adverse Recommendation Change in response to a Company Superior Proposal, the Company Boards shall take into account any changes to the terms of this Agreement proposed by Purchaser in response to an Adverse Recommendation Notice or otherwise.

        (c)   In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 6.6, the Company shall promptly (but in any event within 24 hours or receipt thereof) advise Purchaser orally and in writing of any Company Takeover Proposal or request for information that would reasonably be expected to lead to or contemplates any Company Takeover Proposal, or any inquiry that would reasonably be expected to lead to any Company Takeover Proposal, the terms and conditions of any such request, Company Takeover Proposal or inquiry (including any changes thereto) and the identity of the person making any such request, Company Takeover Proposal or inquiry, with a copy of any written Company Takeover Proposal or inquiry. The Company shall (i) keep Purchaser informed of the status and details (including any change to the terms thereof) of any such request,

Company Takeover Proposal or inquiry and (ii) provide to Purchaser as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to the Company or any of its Subsidiaries from any person that describes any of the terms or conditions of any such request, Company Takeover Proposal or inquiry.

        (d)   Nothing contained in this Section 6.6 shall prohibit the Company from (i) taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any required disclosure to the shareholders of the Company if, in the good faith judgment of the Company Boards (after consultation with outside legal counsel), failure to so disclose would constitute a violation of its fiduciary duties or applicable Law; provided, however, that in no event shall the Company or its Company Boards or any committee thereof take, or agree or resolve to take, any action prohibited by Section 6.6(b).

        6.7    Publicity.    None of the Company, the Purchased Companies or any of their Subsidiaries or the Purchaser shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby (except in connection with press releases or public announcements to be issued with respect to actions permitted to be taken by the Company or the Company Boards in accordance with Section 6.6) without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of the Purchaser or the Company, disclosure is otherwise required by applicable Law or by the applicable rules of the Nasdaq National Market or the Company, provided that, to the extent required by applicable law, the party intending to make such release shall use its commercially reasonable efforts consistent with such applicable Law to consult with the other party with respect to the text thereof; and provided, further, however, that each of the Purchaser and the Company may make public statements in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are consistent with previous press releases, public disclosures or public statements made jointly by Purchaser and the Company or previously approved by the Purchaser or the Company, as applicable pursuant to this Section 6.7 and do not disclose additional information beyond that contained in such previous joint or approved communications.

        6.8    Company Stock Options and Other Awards.    Purchaser shall not assume any options or other awards under the Company Stock Plans or the ESPP or any other option, warrant or other convertible security of the Company, the Purchased Companies or their Subsidiaries. The Company shall fully accelerate the vesting of all options and other awards under the Company Stock Plans at or prior to the Effective Time. Following the Closing, the Company shall take all actions necessary to ensure that outstanding options under the Company Stock Plans are cancelled in exchange for payments of cash by the Company to the holders equal to the positive difference (if any) between the value of the underlying Company Common Stock and the exercise price of such options, less applicable tax withholding.

        6.9    Use of Name.    The company hereby agrees that upon the consummation of the transactions contemplated hereby, the Purchaser, the Purchased Companies and their Subsidiaries shall have the sole right to the use of the names set forth on Schedule 6.9, and the Company shall not, and shall not cause or permit any Affiliate to, use such names or any variation or simulation thereof; provided, however, the Company make reference to the former name of the Company in connection with the liquidation and winding up of the Company. On or prior to the Closing Date, the Company shall effect a change in its name to such other name that is not similar or susceptible to confusion with Metron Technology N.V.

        6.10    Environmental Matters.

        (a)   The Company shall permit, and the Company shall cause the Purchased Companies and their Subsidiaries to permit, Purchaser and Purchaser's environmental consultant, to conduct, at the sole expense of the Purchaser, such investigations (including investigations known as "Phase I" environmental Site Assessments) of the environmental conditions of any of the company Properties and the operations conducted there at (subject to any limitations contained in valid, previously executed leases) as Purchaser, in its sole discretion, shall deem necessary or prudent ("Purchaser's Environmental Assessments"). Purchaser's Environmental Assessment shall be conducted by a qualified environmental consulting firm, possessing reasonable levels of insurance, in compliance with applicable laws and in a manner that minimizes the disruption of the operations of the Company, the Purchased Companies and their Subsidiaries, as the case may be.

        6.11    Employee Bonus Incentive Plan.    Prior to the Closing Date, Purchaser shall adopt the employee bonus incentive plan (the "Employee Bonus Incentive Plan") in substantially the form attached hereto as Exhibit C; provided, however, (i) that the financial provisions of such Employee Bonus Incentive Plan related to the persons identified on Schedule 7.2(i) and Schedule 7.2(k) (collectively, the "Key Employees") may not be changed between the date of this Agreement and the Effective Time, (ii) the offer letters presented to the Key Employees prior to the date of this Agreement shall not be amended or modified without the consent of the respective Key Employee and (iii) that the non- financial provisions of such Employee Bonus Incentive Plan related to the Key Employees may not be changed in any material respect between the date of this Agreement and the Effective Time. No later than five business days prior to the Closing Date, the Company shall provide Purchaser the proposal required by the terms of the Employee Bonus Incentive Plan.

        6.12    Updated Schedules.    The Company Disclosure Schedule shall be updated by the Company, as provided in this Section 6.12, and delivered to the Purchaser at the Closing (collectively, the "Updated Schedules"). The Updated Schedules shall be updated as of the Closing Date to reflect changes occurring between the date hereof and the Closing Date to the information set forth in response to the corresponding representations and warranties; provided, that, no such changes or Updated Schedules shall affect the representations and warranties (and corresponding Schedules) made as of the date hereof.

        6.13    Preparation of the Company Proxy Statement; Shareholders Meeting.

        (a)   As soon as practicable following the date of this Agreement, (i) the Company shall prepare and file with the SEC the Company Proxy Statement and (ii) Purchaser shall promptly provide to the Company any information required for inclusion in the Company Proxy Statement and shall promptly provide such other information or assistance in the preparation thereof as may be reasonably requested by the Company. The Company shall use its commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect thereto and to cause the Company Proxy Statement to be mailed to the shareholders of the Company as promptly as practicable after the date of this Agreement. The Company shall promptly notify Purchaser upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Company Proxy Statement and shall provide Purchaser with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC and its staff, on the other hand. In the event that the Company receives any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Company Proxy Statement, Purchaser shall promptly provide to the Company, upon receipt of notice from the Company, any information required for inclusion in the response of the Company to such comments or such request and shall promptly provide such other information or assistance in the preparation thereof as may be reasonably requested by the Company. Notwithstanding the foregoing, prior to filing or mailing the Company Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall provide Purchaser an opportunity to review and comment on such document or response. If at any time prior to the Effective Time any information relating to the Company or any of its respective Affiliates, directors or officers, should be discovered by the Company which should be set forth in an amendment or supplement to the Company Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company shall promptly notify the Purchaser and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the shareholders of the Company.

        (b)   The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "Company Shareholders Meeting") solely for the purpose of obtaining the Company Shareholder Approval and any other matter to facilitate the Transaction and the other transactions contemplated hereby and those matters set forth on Schedule 6.13(b). Subject to Section 6.6(b), the Company shall, through its Company Boards, recommend to its shareholders approval of the Transaction. Without limiting the generality of the foregoing, the Company's obligations pursuant to the first sentence of this Section 6.13(b) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Company Takeover Proposal or (ii) the withdrawal or modification by the Supervisory Board of the Company or any committee thereof of such Supervisory Board or such committee's approval or recommendation of this Agreement or the Transaction.

        6.14    Employee Benefits.

        (a)   Effective no later than the day immediately preceding the Effective Time, the Company and its ERISA Affiliates, as applicable, shall each terminate (i) any and all Company Plans that contain a cash or deferred arrangement intended to qualify under Section 401(k) of the Code (the "401(k) Plans") (unless Purchaser provides written notice to the Company that such 401(k) Plans shall not be terminated at least five days prior to the Closing Date) and (ii) any and all group severance, retention, separation or salary continuation plans, programs or arrangements (collectively, "Terminated Company Plans"). Unless Purchaser provides written notice to the Company otherwise, no later than five (5) days prior to the Closing Date, the Company shall provide Purchaser with evidence that the 401(k) Plans and the Terminated Company Plans have been terminated (effective no later than the day immediately preceding the Effective Time) pursuant to resolutions of the Company Boards or the board of directors of the applicable ERISA Affiliate. The form and substance of such resolutions shall be subject to the prior review and reasonable approval of Purchaser. The Company and the ERISA Affiliates also shall take such other actions in furtherance of terminating such 401(k) Plans and Terminated Company Plans as Purchaser may reasonably require.

        (b)   Prior to the Effective Time, the Company, the Purchased Companies and their Subsidiaries shall, to the extent required by applicable Laws, notify and consult with works council in non-US jurisdictions regarding the transactions contemplated by this Agreement and the transfer of employees of the Company, the Purchased Companies and their Subsidiaries to Purchaser or its subsidiaries and shall use commercially reasonable efforts, as reasonably requested by the Purchaser, under applicable Laws to facilitate the Purchaser's hiring of the employees of the Company, the Purchased Companies and their Subsidiaries as of the Effective Time; provided, that such actions shall be subject to the prior review and approval of Purchaser. Prior to the Effective Time, none of the Company, the Purchased Companies or any of their Subsidiaries shall make any representation to Employees regarding post-Closing employment practices, procedures and commitments of the Purchaser, including post-Closing employee benefit plans and compensation, without the prior written approval of Purchaser.

        (c)   To the extent permitted by applicable Law and applicable Tax qualification requirements (and subject to any generally applicable break in service or similar rule), Purchaser shall cause the employees of the Company, the Purchased Companies and their Subsidiaries who continue employment with Parent or any of its Affiliates ("Continuing Employees") to be credited with service for the period they were employed by the Company, the Purchased Companies and their Subsidiaries for purposes of eligibility and vesting under its 401(k) plan. Nothing in this Section 6.14(c) shall be construed to entitle any Continuing Employee to continue his or her employment with Purchaser or any of its Affiliates. To the extent permitted by the applicable plans and subject to approval by any applicable insurance carrier, with respect to any health plans in which employees of the Company, the Purchased Companies and their Subsidiaries are eligible to participate after the Effective Time, Purchaser or its affiliates shall waive all limitations as to pre-existing conditions exclusions with respect to participation and coverage requirements applicable to such employees (to the extent such exclusion was waived under applicable health plans offered to such employees by the Company, the Purchased Companies or their Subsidiaries).

        6.15    Insurance.    Following the Closing, to the extent permissible under applicable policies, the Purchased Companies and their Subsidiaries shall retain the benefit under any insurance policies, programs and arrangements maintained by the Company under which any of the Purchased Companies are entitled to coverage, of (a) any claims that have been made prior to the Closing under any claims made policies, programs and arrangements, and (b) all occurrence based policies, programs and arrangements in relation to events occurring prior to the Effective Time. The Company shall cooperate with the Purchaser, the Purchased Companies and their Subsidiaries in making and collecting claims under such policies, programs and arrangements. Any moneys paid to the Company in respect of such claims shall be promptly paid over to or as directed by Purchaser.

        6.16    Intercompany Items.    Prior to or at the Closing, except as set forth on Schedule 6.16 hereto (a) the Company shall contribute to the Purchased Companies all cash in excess of the amount permitted to be retained pursuant to Section 1.2(c) and (b) in manner acceptable to the Purchaser, all intercompany arrangements, accounts and agreements between the Company and any of its Affiliates (other than the Purchased Companies and their Subsidiaries), on the one hand, and the Purchased Companies and their Subsidiaries, on the other hand shall be terminated or settled, as of the Effective Time, and all obligations thereunder shall be cancelled and released without any payment being made in respect thereof.

        6.17    Liquidation and Satisfactions of Claims.

        (a)   As promptly as practicable following the Closing (subject to Section 6.20), the Company shall proceed to wind up its affairs, satisfy all valid claims of creditors and others having claims against the Company, and distribute any remaining assets to its shareholders, all in full compliance with applicable Law. To the extent that any distribution is subject to withholding or similar taxes, the Company shall withhold the required amounts from such distributions and remit such amounts to the applicable Tax authority as required by Law. In no event shall the Company make any distribution to its shareholders if, after giving effect to such distribution, the Company would be insolvent or unable to pay its debts as they come due, would have remaining liabilities in excess of its remaining assets, or would otherwise be unable to satisfy in full all valid claims against the Company.

        (b)   As soon as practicable after execution of this Agreement, the Company shall use all commercially reasonable efforts to institute or continue, as the case may be, the winding up the affairs, dissolution and liquidation as provided for under applicable Law of each of Metron Technology (Hong Kong) Limited, Metron Technology (Far East) Limited and Metron Technology (Nordic) AB.

        6.18    Indemnification, Exculpation and Insurance.

        (a)   Purchaser shall, and shall cause the Purchased Companies and their Subsidiaries to, indemnify and hold harmless, and provide advancement of expenses to, all past and present directors, officers and employees of the Company, the Purchased Companies and their Subsidiaries to the extent provided by the applicable charter or other organizational documents as currently in effect at the date hereof and as previously provided to the Purchaser or as provided for in the Contracts set forth on Schedule 6.18(a), for acts or omissions occurring at or prior to the Effective Time in their capacities as such, with references to the Company thereafter deemed to refer to the Purchaser; provided, however, that neither Purchaser nor any of the Purchased Companies or their Subsidiaries shall have any obligation to indemnify any individual Person under this Section 6.18 with respect to any matter constituting (i) a breach of this Agreement or any of the Transaction Agreements by such Person, (ii) criminal conduct by such Person, (iii) a material violation of any national, state or foreign securities laws by such Person, (iv) bad faith conduct or a breach of any applicable duty of loyalty by such Person, or (v) any other matter in respect of which indemnification would not be permitted for such Person under applicable Law.

        (b)   In the event that the Purchaser or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and other assets to any Person, then, and in each such case, Purchaser shall cause proper provision to be made so that the successors and assigns of Purchaser or transferee of such assets shall assume the obligations set forth in this Section 6.18.

        (c)   Notwithstanding any other provision of this Agreement to the contrary, the indemnitees to whom this Section 6.18 applies shall be third party beneficiaries of this Section 6.18. The provisions of this Section 6.18 are intended to be for the benefit of each such indemnitee, his or her heirs and his or her representatives. The obligations of Parent and the Purchased Companies and their Subsidiaries under this Section 6.18 shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 6.18 applies without the express written consent of such affected indemnitee.

        6.19    Certain Contracts.

        (a)   With respect to Contracts to which the Company is a party identified on Schedule 6.19(a) ("Company Contracts"), the Purchaser and the Company shall cooperate between the date hereof and the Closing Date in order to, at the Purchaser's election: (i) obtain any amendment to such Company Contract as specified by the Purchaser, and/or (ii) terminate such Company Contract on terms satisfactory to the Purchaser.

        (b)   If the Purchaser and the Company obtain all amendments to such Company Contract, if any, requested by the Purchaser, on or prior to the Closing Date, then such Company Contract shall constitute a Purchased Asset and shall be assigned to the Purchaser or its designee at Closing.

        (c)   If all required consents to the termination of any Company Contract that the Purchaser elects to terminate are obtained on or prior to the Closing Date, then such Company Contract shall be terminated as of or prior to the Effective Time, such Company Contract shall be an Excluded Asset and shall not be assigned to the Purchaser.

        (d)   If either (i) any amendments to any Company Contract requested by the Purchaser are not obtained, or (ii) any consent to termination of a Company Contract as to which the Purchaser has requested termination are not obtained, then (x) such Company Contract shall be an Excluded Asset and shall not be assigned to the Purchaser.

        (e)   In the event any Company Contracts are excluded as Excluded Assets pursuant to Section 6.19(d), the Company, and the Purchaser will cooperate with each other as reasonably requested by the other party during the Dissolution Period in order to obtain, at the expense of the Purchaser, the required amendment or termination of any such Company Contract as contemplated by this Section 6.19.

        (f)    With respect to the Contracts to identified on Schedule 6.19(f) which a Purchased Company or a Subsidiary are parties that are not Company Contracts, between the date hereof and the Closing Date, the Company will cooperate with Purchaser, as requested by Purchaser, to obtain an amendment to such Contract satisfactory to the Purchaser or to terminate such Contract on terms satisfactory to the Purchaser. The costs and expenses of any such amendment or termination shall be paid by the Purchaser.

        (g)   The Company shall use commercially reasonable efforts to, prior to the Closing, assign such Company Contracts as Purchaser may designate as soon as practicable following the execution of this Agreement to a Purchased Company or a Subsidiary as may be designated by the Purchaser as soon as practicable following the execution of this Agreement.

        6.20    Agreements Regarding Certain Taxes.

        (a)   As soon as practicable after the execution of the Agreement, the Company shall commence discussions with the revenue authorities of The Netherlands for the purpose of reaching agreement on the treatment of all material items relevant to the determination of: (i) the amount of surtax to be imposed by The Netherlands on (x) payments made by the Company to holders of the Company's stock options, Warrants and Convertible Securities, and (y) distributions to the Company's shareholders (collectively the "Surtax Liability") and (ii) the amount of dividend Tax the Company is obligated to withhold and remit to The Netherlands from such payments and distributions (the "Withholding Obligations"). For the avoidance of doubt, Purchaser shall be responsible for (i) Withholding Obligations pursuant to Section 6.20 (unless Section 6.20(g) applies) only with respect to the Initial Cash Payment, and not with respect to the distribution of any other payment, and (ii) the Surtax Liability pursuant to Section 6.20 (unless Section 6.20(g) applies) only with respect to the Initial Cash and payments made to the Company pursuant to this Section 6.20. The Company shall use all commercially reasonable efforts to take any action in accordance with applicable Law and consistent with the dissolution and liquidation of the Company within the period described in Section 6.20(g) that would reduce the amount of the Surtax Liability and Withholding Obligations to be paid to the Company by the Purchaser pursuant to Section 6.20. The Purchaser shall have the right, but not the obligation, to participate in, approve of and/or control in its sole discretion, any such efforts by the Company to reduce the Surtax Liability and Withholding Obligations; provided, however, that such discretion shall be exercised in a manner consistent with the prompt dissolution and liquidation of the Company within the period described in Section 6.20(g). In furtherance thereof (but not as a limitation of the means to used), at the request of the Purchaser, the Company shall (i) cause its employees and advisors to meet and consult with the Purchaser's employees and advisors to formulate strategies for such discussions and prepare for meetings with the revenue authorities; (ii) provide to Purchaser, copies of all correspondence between the Company and the revenue authorities; and (iii) invite a representative of the Purchaser to attend and participate in meetings with the revenue authorities.

        (b)   The Company shall make two (2) liquidating distributions to the Company's shareholders (the "Initial Distribution", the "Final Distribution" and collectively, the "Shareholder Distributions"), provided no distribution shall be made to the Company's shareholders (including, without limitation, the holders of the Convertible Securities) unless and until the Company's shareholders have approved the dissolution and liquidation of the Company. As promptly as practicable after the Closing Date and prior to the Initial Distribution, the Company (with the participation of its tax advisors) shall prepare and submit to the Purchaser a calculation of (i) the amount of the liquidating distribution to be paid to the shareholders of the Company in the Initial Distribution ("Initial Purchase Price Distribution"), (ii) the estimated amount of the Surtax Liability arising from the liquidation of the Company (the "Initial Surtax Liability Amount") and (iii) an estimate of the aggregate amount of the Withholding Obligations arising from the Initial Distribution. At the request of the Purchaser, the Company shall promptly deliver to the Purchaser copies of all calculations, work papers and other supporting data relating to such calculations, and drafts of all Tax Returns and other filings to be made with respect to the Taxes described in this Section 6.20. The Company shall, and shall cause its employees, consultants and advisors (including without limitation its tax advisors) to fully cooperate with the Purchaser and its advisors (including Purchaser's accountants) as Purchaser may request in connection with Purchaser's review of such calculations and draft Tax Returns. Purchaser shall have seven (7) Business Days to review and approve or modify the calculations provided by the Company set forth above, and will pay at the conclusion of such seven (7) Business Day period to the Company the Initial Surtax Liability reflected on the calculations as approved or revised by the Purchaser.

        (c)   As promptly as practicable after making the Initial Distribution, the Company shall deliver to the Purchaser calculations of the actual amount of any previously estimated Taxes (the "Revised Calculations"). Within fifteen (15) days after the Purchaser receives the Revised Calculations, the Purchaser shall pay to the Company an amount equal to the sum of (i) the actual amount of the Withholding Obligations arising from the Initial Cash Payment Distribution and (ii) the amount of the Withholding Obligation that would arise from the Company's payment of the aggregate remaining amount of the Initial Cash Payment to be distributed to the Company's shareholders in the Final Distribution (the "Final Purchase Price Distribution"), such amount to be calculated at the effective tax rate of the Withholding Obligation for the Initial Distribution. The payments by the Purchaser to the Company pursuant to the foregoing clauses (i) and (ii) shall be in complete satisfaction of the Purchaser's obligations to pay the Company with respect to Withholding Obligations under this Section 6.20.

        (d)   No less than thirty (30) days before the date of the Final Distribution, the Company shall prepare and submit to the Purchaser a calculation of (i) the amount of the liquidating distribution to be paid to the shareholders of the Company in the Final Distribution, (ii) the amount of any difference, if any, between the Initial Surtax Liability Amount and the Surtax Liability after the Final Distribution (the "Final Surtax Liability Amount") and (iii) an estimate of the aggregate amount of the Withholding Obligations arising from the Final Purchase Price Distribution (the "Final Purchase Price Distribution Withholding Obligation"). The Final Purchase Price Distribution Withholding Obligation shall be computed as if the Final Distribution consisted solely of the Final Purchase Price Distribution. At the request of the Purchaser, the Company shall promptly deliver to the Purchaser copies of all calculations, work papers and other supporting data relating to such calculations, and drafts of all Tax Returns and other filings to be made with respect to such Taxes. The Company shall, and shall cause its employees, consultants and advisors (including without limitation its independent accounting advisors) to fully cooperate with the Purchaser and its advisors (including Purchaser's accountants) as Purchaser may request in connection with Purchaser's review of such calculations and draft Tax Returns.

        (e)   Purchaser shall have seven (7) Business Days to review and approve or modify the calculations and draft Tax Returns provided by the Company as set forth in Section 6.20(d) above, and will pay to the Company (if the difference reflects an additional Surtax Liability), or receive from the Company (if the difference reflects a lesser Surtax Liability), the Final Surtax Liability Amount reflected on the calculations as approved or revised by the Purchaser. If the actual Final Purchase Price Distribution Withholding Obligation is less than the amount previously paid by the Purchaser to the Company pursuant to Section 6.20(c)(ii), the Company shall promptly pay to the Purchaser an amount equal to such excess.

        (f)    The Company shall not file any Tax Returns until the Purchaser has approved the calculations and Tax Returns in connection with Shareholder Distributions. In accordance with the time periods prescribed by applicable Law and as may be determined by the applicable Tax authorities, the Company shall (A) file the appropriate Tax Returns and make the other appropriate filings with respect to the sale of the Purchased Assets, the Shareholder Distributions and Surtax Liability and the Withholding Obligations, as approved by the Purchaser, and (B) pay all Taxes and other amounts shown to be due thereon. Purchaser shall be responsible for any interest or penalties imposed on the Company with respect to the amounts reflected on the Company's Tax Returns approved by Purchaser other than interest and penalties on any Taxes incurred by the Company after the Effective Time which are not Assumed Liabilities under this Agreement.

        (g)   During the six (6) month period beginning from and after the Closing Date (the "Tax Resolution Period"), the Company shall use all commercially reasonable efforts to obtain from the applicable Tax authorities a full and final resolution of the (i) Surtax Liability and Withholding Obligations described in this Section 6.20 and (ii) the Company's corporate income tax obligations (the "Income Tax Liabilities") The Purchaser shall have the right, but not the obligation, to participate in any discussions or negotiations with the applicable Tax authorities regarding such Taxes and the Purchaser shall have the right to approve, in its sole discretion, any settlement or other agreements with regard thereto. At any time during the Tax Resolution Period, the Purchaser shall have the right, but not the obligation, to assume full responsibility for any negotiation and resolution of the Surtax Liability and Withholding Obligations and the Income Tax Liabilities; provided that in such event, the Purchaser and the Company shall enter into an assumption agreement reasonably acceptable to the parties (and with the consent of the applicable Tax authorities, if required) whereby the Company assigns all of its rights (including without limitation, any right to refund), and the Purchaser assumes all Liabilities, arising out of or related to the Surtax Liability and Withholding Obligations and Income Tax Liabilities of the Company (a "Tax Liability Agreement"). In the event that the Company is unable to obtain a full and final resolution of the Surtax Liability and Withholding Obligations prior to the end of the Tax Resolution Period, subject to the approval of the liquidator of the Company and the applicable tax authority, the Purchaser and the Company shall enter into a Tax Liability Agreement to be effective upon the termination of the Tax Resolution Period. If the parties enter into a Tax Liability Agreement, all Liabilities assumed by the Purchaser pursuant to such agreement shall thereafter be deemed to be Assumed Liabilities. At the time of any assumption of Liabilities or execution of any Tax Liability Agreement by Purchaser as contemplated by this Section 6.20(e), and as a condition to Purchaser's obligations to enter into such agreement the Company shall remit to Purchaser cash in an amount equal to the sum of (i) the amount previously paid by Purchaser to the Company for any Surtax Liability or Withholding Obligations that the Company has not theretofore remitted to the applicable Tax authorities and (ii) an amount sufficient to pay in full any Taxes incurred by the Company after the Effective Time which are not Assumed Liabilities under this Agreement without regard to this Section 6.20(g); provided, in the event that after a full and final resolution is obtained from the applicable Tax authorities in connection with such Taxes the amount remitted to Purchaser exceeds the final amount of such Taxes, the Purchaser shall promptly pay to the Company such excess amount. Purchaser agrees that it shall not negotiate a resolution of the Company's Tax Liabilities by agreeing to increase the amount of Taxes referred to in clause (ii) of the preceding sentence unless it is advised by a qualified tax advisor mutually chosen by the Purchaser and Company that the applicable Tax authority's demand for such payment has a reasonable likelihood of success on the merits.

        (h)   If after the payment by the Company to the applicable Tax authorities of the Surtax Liability and Withholding Obligations it appears a refund of such payments may be obtainable, the Company shall cooperate during the Tax Resolution Period with the Purchaser to take such actions and execute such instruments as reasonably requested by the Purchaser to pursue and obtain such refund. Upon the expiration of the Tax Resolution Period, the Company shall grant to the Purchaser a power of attorney to act on its behalf to pursue any such Tax refund claims (which may be included in a Tax Liability Agreement, if any).

ARTICLE VII
CONDITIONS TO CLOSING

        7.1    Conditions Precedent to Each Party's Obligations.    The respective obligations of each party to this Agreement to consummate the transactions contemplated by this Agreement are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by agreement of the parties, in whole or in part, to the extent permitted by applicable law):

          (a)   the Company Shareholder Approval shall have been obtained;

          (b)   all filings required to be made shall have been made and all waiting periods (and any extension thereof) applicable to the Transaction under the HSR Act or any other applicable Antitrust Law shall have been terminated or shall have expired; and

          (c)   there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby.

        7.2    Conditions Precedent to Obligations of Purchaser.    The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by the Purchaser in whole or in part to the extent permitted by applicable law):

          (a)   all representations and warranties of the Company contained herein (as modified by the Company Disclosure Schedule delivered as of the date hereof, without giving effect to any update delivered as provided in Section 6.12) shall be true and correct, as of the Closing Date as though made on the Closing Date (except to the extent that such representations and warranties expressly relate to a specified earlier date, in which case such representations and warranties shall speak as of such date) without giving effect to any materiality or Material Adverse Effect qualifications contained therein; provided, however, that the condition set forth in this Section 7.2(a) shall be deemed satisfied so long as all failures of such representations and warranties to be true and correct, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect;

          (b)   the Company shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

          (c)   the Purchaser shall have been furnished with certificates (dated the Closing Date and in form and substance reasonably satisfactory to the Purchaser) executed by the Chief Executive Officer and Chief Financial Officer of the Company certifying as to the fulfillment of the conditions specified in Section 7.2(a) and Section 7.2(b) hereof;

          (d)   [intentionally omitted]

          (e)   there shall not have been or occurred any event or condition that would reasonably be expected to have a Material Adverse Effect;

          (f)    No Legal Proceeding shall be pending (or, in the case of Legal Proceedings in which a Governmental Body is, or is threatened to become, a party, threatened) against the Purchaser, any of the Purchased Companies or any of their Subsidiaries, and no Legal Proceeding in which any resulting Liability would be an Assumed Liability shall be pending (or, in the case of Legal Proceedings in which a Governmental Body is, or is threatened to become, a party, threatened) against the Company, that in any case seeks to restrain or prohibit, or obtain substantial damages with respect to, the transactions contemplated by this Agreement, in each case except for any Legal Proceeding of the type described in clause (e) of the definition of "Material Adverse Effect";

          (g)   the Company shall have provided the Purchaser with certificates issued by each Purchased Company meeting the requirements of Treasury Regulation Section 1.1445-2(c)(3) and the Company shall have provided proper notice to the U.S. Internal Revenue Service of the issuance of each such certificate pursuant to Treasury Regulation Section 1.897-2(h)(2);

          (h)   the Purchaser shall have received the written resignations of each director of each Purchased Company;

          (i)    the individuals set forth on Schedule 7.2(i) shall have executed and delivered non-competition agreements (the "Non-Competition Agreements"), in substantially the form attached hereto as Exhibit B, and such agreements shall be in full force and effect;

          (j)    the Company shall have provided Purchaser with evidence, reasonably satisfactory to Purchaser, as to the termination of the 401(k) Plans and the Terminated Company Plans in accordance with Section 6.14(a);

          (k)   none of the individuals identified on Schedule 7.2(k) shall have ceased to be employed by the Purchased Companies, or shall have directly expressed an intention to terminate his employment with the Purchased Companies. All of such individuals shall have accepted offers of employment with Purchaser and none of such individuals shall have withdrawn or otherwise terminated or directly expressed any intention to withdraw or otherwise terminate such acceptances; and

          (l)    (i) If the Closing occurs within ninety (90) days from the date of this Agreement, the Purchased Companies and their Subsidiaries, taken together as a whole, shall have on the date that is five (5) days prior to the Closing Date (the "Measurement Date") (a) a cash balance equal to or greater than Thirteen Million Dollars ($13,000,000) (the "Initial Cash Target"), (b) a Working Capital balance equal to or greater than Fifty Two Million Five Hundred Thousand Dollars ($52,500,000) (the "Initial Working Capital Target"), and (c) Debt equal to or less than Twenty Three Million Dollars ($23,000,000) (the "Initial Debt Target"). The foregoing condition shall also be deemed satisfied if the sum of: (1) the amount by which the Initial Cash Target exceeds the amount of the cash balance at the Measurement Date; plus (2) the amount by which the Initial Working Capital Target exceeds the Working Capital at the Measurement Date; plus (3) the amount by which the Debt at the Measurement Date exceeds the Initial Debt Target does not exceed One Million Dollars ($1,000,000).

             (ii)  If the Closing occurs after ninety (90) but within one hundred twenty (120) days from the date of this Agreement (a "Delayed Closing"), the Company shall determine the amount of the cash balance, Working Capital and Debt of the Company, the Purchased Companies and their Subsidiaries, taken together as a whole, as of the date that is eighty five (85) days from the date of the Agreement (the "Baseline Date").

              (A)  In the event of a Delayed Closing, if on the Baseline Date, the (1) cash balance is equal to or greater than the Initial Cash Target, (2) the Working Capital balance is equal to or greater than the Initial Working Capital Target, and (3) Debt is equal to or less than the Initial Debt Target, then the "New Cash Target" shall equal the Initial Cash Target, the "New Working Capital Target" shall equal the Initial Working Capital Target and the "New Debt Target" shall equal the Initial Debt Target.

              (B)  In the event of a Delayed Closing, if on the Baseline Date, (1) the (x) cash balance is less than the Initial Cash Target, (y) the Working Capital balance is less than the Initial Working Capital Target, or (z) Debt is in excess of the Initial Debt Target, and (2) the amount by which, on the Baseline Date, the sum of the amounts by which (x) the Initial Cash Target exceeds the cash balance, (y) the Initial Working Capital Target exceeds the Working Capital and (z) the Debt exceeds the Initial Debt Target (the "Baseline Date Shortfall") does not exceed One Million Dollars ($1,000,000), then (i) the "New Cash Target" shall equal the lesser of (x) the cash balance on the Baseline Date and (y) the Initial Cash Target, (ii) the "New Working Capital Target" shall equal the lesser of (x) the Working Capital balance on the Baseline Date and (y) the Initial Working Capital Target and (iii) the "New Debt Target" shall equal the greater of (x) the Debt on the Baseline Date and (y) the Initial Debt Target.

              (C)  In the event of a Delayed Closing, if on the Baseline Date, (1) the (x) cash balance is less than the Initial Cash Target, (y) the Working Capital balance is less than the Initial Working Capital Target, or (z) Debt is in excess of the Initial Debt Target, and (2) the Baseline Date Shortfall exceeds One Million Dollars ($1,000,000), then the "New Cash Target," the "New Working Capital Target" and the "New Debt Target" shall be determined by adjusting the actual amounts of the cash balance, Working Capital balance and Debt as of the Baseline Date by an aggregate amount of $1,000,000, pro rata in proportion to the amount by which such actual amounts contributed to the amount of the Baseline Date Shortfall.

            (iii)  In the event of a Delayed Closing, the Purchased Companies and their Subsidiaries, taken together as a whole, shall have on the Measurement Date, (i) a cash balance equal to or greater than the New Cash Target, (ii) a Working Capital balance equal to or greater than the New Working Capital Target, and (iii) Debt equal to or less than the New Debt Target. The condition set forth in this Section 7.2(l)(iii) shall also be deemed satisfied if the sum of (1) the amount by which the New Cash Target exceeds the amount of the Company's cash balance at the Measurement Date, plus (2) the amount by which the New Working Capital Target exceeds the Company's Working Capital at the Measurement Date, plus (3) the amount by which the Company's Debt at the Measurement Date exceeds the New Debt Target does not exceed Five Hundred Thousand Dollars ($500,000).

            (iv)  In the event Closing occurs more than one hundred twenty (120) days following the date of this Agreement, the conditions set forth in this Section 7.2(l) shall not be applicable.

        7.3    Conditions Precedent to Obligations of the Company.    The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by the Company, in whole or in part, to the extent permitted by applicable law):

          (a)   all representations and warranties of the Purchaser contained herein shall be true and correct in all respects as of the Closing Date as though made on the Closing Date (except to the extent that such representations and warranties expressly relate to a specified earlier date, in which case such representations and warranties shall speak as of such date) without giving effect to any materiality qualification contained therein; provided, however that the condition set forth in this Section 7.3(a) shall be deemed satisfied so long as all failures of such representations and warranties to be true and correct, individually, or in the aggregate, would not reasonably be expected to have a material adverse effect on Purchaser's ability to consummate the transactions contemplated hereby;

          (b)   the Purchaser shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date;

          (c)   the Company shall have been furnished with certificates (dated the Closing Date and in form and substance reasonably satisfactory to the Company) executed by an executive officer of the Purchaser certifying as to the fulfillment of the conditions specified in Section 7.3(a) and Section 7.3(b); and

          (d)   no Legal Proceedings shall be pending (or, in the case of Legal Proceedings in which a Governmental Body is, or is threatened to become, a party, threatened) against the Company that would reasonably be anticipated to (i) materially delay the post-Closing liquidation of the Company and the distribution of its assets to its shareholders as contemplated by this Agreement, or (ii) result in substantial damages with respect to the consummation of the transactions contemplated by this Agreement (other than damages that would be an Assumed Liability or that Purchaser otherwise agrees to assume).

ARTICLE VIII
DOCUMENTS TO BE DELIVERED

        8.1    Documents to be Delivered by the Company.    At the Closing, the Company shall deliver, or cause to be delivered, to the Purchaser the following:

          (a)   either (i) stock certificates representing the Shares and Third Party Shares, duly endorsed in blank or accompanied by stock transfer powers or (ii) transfer documents in a form agreed to by the parties and in accordance with applicable Law evidencing the irrevocable transfer of the Shares by the applicable transferor and Third Party Shares pursuant to this Agreement;

          (b)   the certificate referred to in Section 7.2(c);

          (c)   the written resignations of each of the directors of each Purchased Company;

          (d)   the certificates referred to in Section 7.2(g);

          (e)   certificates of good standing with respect to each Purchased Company that is organized under the Laws of a State within the United States;

          (f)    an Assignment and Assumption Agreement, in the form attached hereto as Exhibit D (the "Assignment and Assumption Agreement"); and

          (g)   agreements between the Company and the Purchaser evidencing the transfer of any Company Intellectual Property transferred pursuant to this Agreement, in forms reasonably satisfactory to the Purchaser.

        8.2    Documents to be Delivered by the Purchaser.    At the Closing, the Purchaser shall deliver to the Company the following:

          (a)   evidence of the wire transfer referred to in Section 2.2(a) hereof;

          (b)   the certificate referred to in Section 7.3(c) hereof;

          (c)   the Employee Bonus Incentive Plan;

          (d)   the Assignment and Assumption Agreement; and

          (e)   an Indemnity Agreement, in the form attached hereto as Exhibit E (the "Indemnity Agreement").

ARTICLE IX
MISCELLANEOUS

        9.1    Certain Definitions.

        (a)   For purposes of this Agreement, the following terms shall have the meanings specified in this Section 9.1:

          "401(k) Plans" shall have the meaning ascribed to such term in Section 6.14(a) hereof.

          "Adverse Recommendation Notice" shall have the meaning ascribed to such term in Section 6.6(b) hereof.

          "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through owners of voting securities, by contract or otherwise.

          "Antitrust Laws" shall have the meaning ascribed to such term in Section 6.4(b) hereof.

          "Asset Acquisition Statement" shall have the meaning ascribed to such term in Section 1.5 hereof.

          "Assignment and Assumption Agreement" shall have the meaning ascribed to such term in Section 8.1(f) hereof.

          "Assumed Liabilities" shall have the meaning ascribed to such term in Section 1.3 hereof.

          "Balance Sheet" shall have the meaning ascribed to such term in Section 4.8(e) hereof.

          "Balance Sheet Date" shall have the meaning ascribed to such term in Section 4.8(e) hereof.

          "Business" shall have the meaning ascribed to such term in Recital A hereof.

          "Business Day" means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

          "Closing Date" shall have the meaning ascribed to such term in Section 3.1 hereof.

          "COBRA" shall have the meaning ascribed to such term in Section 4.16(n) hereof.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Company Adverse Recommendation Change" shall have the meaning ascribed to such term in Section 6.6(b) hereof.

          "Company Boards" shall have the meaning ascribed to such term in Recital C hereof.

          "Company Common Stock" shall have the meaning ascribed to such term in Section 4.3(a) hereof.

          "Company Contracts" shall have the meaning ascribed to such term in Section 6.19(a) hereof.

          "Company Plans" shall have the meaning ascribed to such term in Section 4.16(a) hereof.

          "Company Preferred Stock" shall have the meaning ascribed to such term in Section 4.3(a) hereof.

          "Company Property" shall have the meaning ascribed to such term in Section 4.12(a) hereof.

          "Company Proxy Statement" shall have the meaning ascribed to such term in Section 4.6(b) hereof.

          "Company SEC Documents" shall have the meaning ascribed to such term in Section 4.8(a) hereof.

          "Company Shareholder Approval" shall have the meaning ascribed to such term in Section 4.26 hereof.

          "Company Shareholders Meeting" shall have the meaning ascribed to such term in Section 6.13(b) hereof.

          "Company Stock Plans" shall have the meaning ascribed to such term in Section 4.3(a) hereof.

          "Company Superior Proposal" shall have the meaning ascribed to such term in Section 6.6(a) hereof.

          "Company Takeover Proposal" shall have the meaning ascribed to such term in Section 6.6(a) hereof.

          "Confidentiality Agreement" shall have the meaning ascribed to such term in Section 6.1(c) hereof.

          "Continuing Employees" shall have the meaning ascribed to such term in Section 6.14(c) hereof.

          "Contract" means any contract, agreement, indenture, note, bond, loan, license, instrument, lease, commitment or other binding arrangement, whether oral or written.

          "Convertible Securities" shall have the meaning ascribed to such term in Section 4.3(a) hereof.

          "Debt" means the aggregate amount of all borrowings and Indebtedness, including without limitation all notes, bonds, debentures (other than the Convertible Securities), finance leases, capitalized leases, obligations under reimbursement agreements with respect to letters of credit and the deferred purchase price of any property (other than trade payables in the Ordinary Course of Business).

          "Director Option Plan" shall have the meaning ascribed to such term in Section 4.3(a) hereof.

          "Dissolution Period" shall have the meaning set forth in Section 6.3(b) hereof.

          "Documents" shall mean all files, documents, instruments, papers, books, reports, records, tapes, microfilms, photographs, letters, budgets, forecasts, ledgers, journals, title policies, customer lists, regulatory filings, operating data and plans, technical documentation (design specifications, functional requirements, operating instructions, logic manuals, flow charts, etc), user documentation (installation guides, user manuals, training materials, release notes, working papers, etc.), marketing documentation (sales brochures, flyers, pamphlets, web pages, etc.), and other similar materials related to the Business and the Purchased Assets in each case whether or not in electronic form; provided however, the following shall not be included as Documents: Company Stock Plans, ESPP, Convertible Securities, Warrants, 401(k) Plans and the Terminated Company Plans.

          "Effective Time" shall have the meaning ascribed to such term in Section 2.2(b) hereof.

          "Employee Bonus Incentive Plan" shall have the meaning ascribed to such term in Section 6.11 hereof.

          "Employee Option Plan" shall have the meaning ascribed to such term in Section 4.3(a) hereof.

          "Employee" shall have the meaning ascribed to such term in Section 4.16(a) hereof.

          "Environmental Costs and Liabilities" means, with respect to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person or in response to any violation of Environmental Law, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, to the extent based upon, related to, or arising under or pursuant to any Environmental Law, Environmental Permit, order or agreement with any Governmental Authority or other Person, which relates to any environmental, health or safety condition, violation of Environmental Law or a Release or threatened Release of Hazardous Materials.

          "Environmental Law" means any foreign, federal, state or local statute, regulation, ordinance, rule of common law or other legal requirement, as now or hereafter in effect, in any way relating to the protection of human health and safety, the environment or natural resources including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.) the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), as each has been or may be amended and the regulations promulgated pursuant thereto.

          "Environmental Permits" shall have the meaning ascribed to such term in Section 4.20(a) hereof.

          "ERISA" shall have the meaning ascribed to such term in Section 4.16(a) hereof.

          "ERISA Affiliate" shall mean any Person that is or has ever been under common control, or that is or has ever been treated as a single employer, with the Company, the Purchased Companies or any of their Subsidiaries under Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder.

          "ESPP" shall have the meaning ascribed to such term in Section 4.3(a) hereof.

          "Exchange Act" shall have the meaning ascribed to such term in Section 4.6(b) hereof.

          "Excluded Assets" shall have the meaning ascribed to such term in Section 1.2 hereof.

          "Excluded Liabilities" shall have the meaning ascribed to such term in Section 1.4 hereof.

          "Final Distribution" shall have the meaning ascribed to such term in Section 6.20(b) hereof.

          "Final Purchase Price Distribution" shall have the meaning ascribed to such term in Section 6.20(c) hereof.

          "Final Purchase Price Distribution Withholding Amount" shall have the meaning ascribed to such term in Section 6.20(d) hereof.

          "Final Surtax Liability Amount" shall have the meaning ascribed to such term in Section 6.20(d) hereof.

          "GAAP" means generally accepted United States accounting principles as of the date hereof.

          "Governmental Body" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

          "Hazardous Material" means any substance, material or waste that is regulated, classified, or otherwise characterized under or pursuant to any Environmental Law as "hazardous," "toxic," "pollutant," "contaminant," "radioactive," or words of similar meaning or effect, including without limitation, petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, urea formaldehyde insulation.

          "HSR Act" shall have the meaning ascribed to such term in Section 4.6(b) hereof.

          "Income Tax Liabilities" shall have the meaning ascribed to such term in Section 6.20(g) hereof.

          "Indebtedness" means, with respect to any Person, all obligations of such Person (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the Ordinary Course of Business), (d) under capital leases, and (e) in the nature of a guarantee of any of the obligations described in clauses (a) through (d) above of any other Person.

          "Indemnity Agreement" shall have the meaning ascribed to such term in Section 8.2(e) hereof.

          "Initial Cash Payment" shall have the meaning ascribed to such term in Section 2.1 hereof.

          "Initial Distribution" shall have the meaning ascribed to such term in Section 6.20(b) hereof.

          "Initial Outside Date" shall have the meaning ascribed to such term in Section 3.2(b)(i) hereof.

          "Initial Purchase Price Distribution" shall have the meaning ascribed to such term in Section 6.20(b) hereof.

          "Initial Surtax Liability Amount" shall have the meaning ascribed to such term in Section 6.20(b) hereof.

          "IRS" shall mean the United States Internal Revenue Service.

          "Key Employees" shall have the meaning ascribed to such term in Section 6.11.

          "Knowledge" or "Knowing" means with respect to the Company, the actual knowledge, after reasonable inquiry, of (i) the officers and directors of the Company, (ii) the officers and directors of the Purchased Companies and their Subsidiaries that are organized under the laws of a State with the United States; (iii) the directors of the Purchased Companies and their Subsidiaries that are organized under the laws of a jurisdiction outside of the United States, and (iv) the individuals holding the positions or exercising the functions of general manager, managing director or controller (or equivalent position or function) for each of the Company, the Purchased Companies and their Subsidiaries and (iii) the individuals listed on Schedule 9.1-A hereto.

          "Law" means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement.

          "Legal Proceeding" means any judicial, administrative or arbitral actions, suits, proceedings (public or private).

          "Liability" means any debt, liability or obligation (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due, and whether in contract, tort, strict liability or otherwise).

          "Lien" means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

          "Managing Board" shall have the meaning ascribed to such term in Recital C hereof.

          "Material Adverse Effect" means (i) a material adverse effect on the business, assets, properties, results of operations, condition (financial or otherwise) of the Company, the Purchased Companies and their Subsidiaries, taken as a whole or (ii) a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement or perform its obligations under this Agreement; provided, however, that none of the following, in and of itself, shall be deemed, either alone or in combination, to constitute a Material Adverse Effect: (a) any effect, change, event, occurrence or state of facts relating to the U.S. or the global economy or securities markets in general that does not (i) specifically relate to or (ii) disproportionately affect the Company, the Purchased Companies and their Subsidiaries, taken as a whole, (b) changes or developments in the semiconductor or semiconductor equipment industry generally, which changes or developments do not disproportionately affect the Company, the Purchased Companies and their Subsidiaries, taken as a whole, relative to other participants in the semiconductor or semiconductor equipment industry; (c) any change in the Company's stock price or trading volume; (d) any failure by the Company, the Purchased Companies and their Subsidiaries, taken as a whole, to meet internal projections or forecasts or published revenue or earnings predictions for any period ending (or for which revenues or earnings are released) on or after the date of this Agreement, but not the underlying causes of such failure or the consequences of such failure; (e) any change of supplier relationships (including any claims or demands made or Legal Proceedings commenced by any supplier) or any loss of employees directly resulting from the announcement or pendency of this Agreement or the Transaction; (f) any effect, change, event, occurrence or state of facts resulting from any action taken by the Company, the Purchased Companies or their Subsidiaries with Purchaser's consent or as expressly required by this Agreement; and (g) the occurrence or non-occurrence of any event or matter set forth on Schedule 9.1-B hereto.

          "Material Contracts" shall have the meaning ascribed to such terms in Section 4.15 hereof.

          "Non-Competition Agreement" shall have the meaning ascribed to such term in Section 7.2(i) hereof.

          "Non-U.S. Retirement Plan" shall have the meaning ascribed to such term in Section 4.16(i) hereof.

          "Order" means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award by any Governmental Body.

          "Ordinary Course of Business" means the ordinary and usual course of day to day operations of the Business as conducted prior to the date of this Agreement.

          "Outside Date" shall have the meaning ascribed to such term in Section 3.2(b)(i) hereof.

          "Owned Properties" shall have the meaning ascribed to such term in Section 4.12(a) hereof.

          "Permits" means any approvals, authorizations, consents, licenses, permits or certificates issued or given by any Governmental Body.

          "Permitted Exceptions" means (i) statutory liens for current taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided full reserves are established therefor to the extent required by GAAP; (ii) mechanics', carriers', workers', repairers' and similar Liens arising or incurred in the Ordinary Course of Business that are not material to the business, operations and financial condition of the property so encumbered or the Purchased Companies or their Subsidiaries; (iii) zoning, entitlement and other land use and environmental regulations by any Governmental Body, provided that such regulations have not been violated; and (iv) such other imperfections in title, charges, easements, restrictions and encumbrances which do not materially detract from the value of or materially interfere with the present use of any Company Property subject thereto or affected thereby.

          "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

          "Personal Property Lease" shall have the meaning ascribed to such term in Section 4.13(a) hereof.

          "Purchased Assets" shall have the meaning ascribed to such term in Section 1.1 hereof.

          "Purchased Company" shall have the meaning ascribed to such term in Recital A hereof.

          "Purchased Contracts" shall have the meaning ascribed to such term in Section 1.1(c) hereof.

          "Purchaser's Environmental Assessments" shall have the meaning ascribed to such term in Section 6.10 hereof.

          "Real Property Lease" shall have the meaning ascribed to such term in Section 4.12(a) hereof.

          "Reimbursable Costs" shall have the meaning ascribed to such term in Section 9.4(b) hereof.

          "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property.

          "Remedial Action" means all actions to (w) clean up, remove, treat or in any other way address any Hazardous Material; (x) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (y) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (z) to correct a condition of noncompliance with Environmental Laws.

          "Representatives" shall have the meaning ascribed to such term in Section 6.6(a) hereof.

          "Retained Records" shall have the meaning ascribed to such term in Section 6.1(b) hereof.

          "Revised Calculations" shall have the meaning ascribed to such term in Section 6.20(c) hereof.

          "Revised Statements" shall have the meaning ascribed to such term in Section 1.5 hereof.

          "SEC" shall have the meaning ascribed to such term in Section 4.6(b) hereof.

          "Securities Act" shall have the meaning ascribed to such term in Section 4.8(a) hereof.

          "Shareholder Distributions" shall have the meaning ascribed to such term in Section 6.20(b) hereof.

          "Shares" shall have the meaning ascribed to such term in Recital A hereof.

          "Specified Contracts" shall have the meaning ascribed to such term in Section 1.2(d) hereof.

          "Subsidiary" means any Person of which a majority of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by the Company or a Purchased Company.

          "Supervisory Board" shall have the meaning ascribed to such term in Recital C hereof.

          "Supplemental Option Plan" shall have the meaning ascribed to such term in Section 4.3(a) hereof.

          "Surtax Liability" shall have the meaning ascribed to such term in Section 6.20(a) hereof.

          "Taxes" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (i) and (iii) any transferee liability in respect of any items described in clauses (i) and/or (ii).

          "Tax Liability Agreement" shall have the meaning ascribed to such term in Section 6.20(g) hereof.

          "Tax Resolution Period" shall have the meaning ascribed to such term in Section 6.20(g) hereof.

          "Tax Returns" means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

          "Terminated Company Plans" shall have the meaning ascribed to such term in Section 6.14(a) hereof.

          "Third Party Shares" shall have the meaning ascribed to such term in Section 4.7 hereof.

          "Transaction" shall have the meaning ascribed to such term in Recital B hereof.

          "Transaction Agreements" means, collectively, this Agreement, the Voting Agreements, the Non-Competition Agreements, the Confidentiality Agreement the Assignment and Assumption Agreement and the Indemnity Agreement.

          "Updated Schedules" shall have the meaning ascribed to such term in Section 6.12 hereof.

          "Voting Agreements" shall have the meaning ascribed to such term in Recital D hereof.

          "WARN" shall have the meaning ascribed to such term in Section 4.17 hereof.

          "Warrants" shall have the meaning ascribed to such term in Section 4.3(a) hereof.

          "Withholding Obligations" shall have the meaning ascribed to such term in Section 6.20(a) hereof.

          "Working Capital" means the aggregate amount of all accounts receivable and inventory (in each case after reserves established in a manner consistent GAAP and with the Company's historic practice as reflected in the Balance Sheet), less the aggregate amount of all accounts payable. Working Capital shall not include cash and cash equivalents.

        (b)    Other Definitional and Interpretive Matters.    Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

          Calculation of Time Period.    When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

          Dollars.    Any reference in this Agreement to $ shall mean U.S. dollars.

          Exhibits/Schedules.    Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

          Gender and Number.    Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

          Headings.    The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any "Section" are to the corresponding Section of this Agreement unless otherwise specified.

          Herein.    The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

          Including.    The word "including" or any variation thereof means "including, without limitation" and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

        (c)   The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

        9.2    Non-Survivability of Representations and Warranties.    The respective representations and warranties and the pre-Closing covenants of the Company and the Purchaser contained in this Agreement or in any instrument delivered pursuant to this Agreement shall expire with, and be terminated and extinguished upon, the Effective Time. This Section 9.2 shall have no effect upon any obligations of the parties hereto to be performed after the consummation of the Transaction.

        9.3    Payment of Sales, Use or Similar Taxes.    All sales, use, transfer, intangible, recordation, documentary stamp or similar Taxes or charges, of any nature whatsoever, applicable to, or resulting from, the transactions contemplated by this Agreement shall be borne by the Purchaser.

        9.4    Expenses.

        (a)   Except as otherwise provided in this Agreement, the Company and the Purchaser shall each bear its own costs and expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

        (b)   Notwithstanding Section 9.4(a), the Purchaser shall reimburse the Company for reasonable costs and expenses incurred by the Company arising after the Effective Time that are reasonably necessary for the dissolution and liquidation of the Company and the continued existence of the Company through the date of the final liquidation of the Company. ("Reimbursable Costs") in an aggregate amount up to Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000). Upon presentation of documentation reasonably satisfactory to the Purchaser, the Purchaser shall promptly reimburse the Company in up to three (3) tranches: (i) upon the incurrence of the first One Million Dollars ($1,000,000) in Reimbursable Costs, (ii) upon the incurrence of the next One Million Dollars ($1,000,000) in Reimbursable Costs; and (iii) upon the incurrence of the last Seven Hundred Fifty Thousand ($750,000) in Reimbursable Costs. In the event that the final amount of the Reimbursable Costs is a portion of any tranche, the Purchaser shall reimburse the Company for such portion upon presentation of such final documentation reasonably satisfactory to the Purchaser. The Company shall use its commercially reasonable efforts to minimize the amount of Reimbursable Costs.

        9.5    Specific Performance.    The parties acknowledge and agree that the breach of this Agreement would cause irreparable damage and that the parties will not have an adequate remedy at law. Therefore, the respective obligations of the parties under this Agreement, including, without limitation, the Company's' obligation to sell the Shares to the Purchaser, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

        9.6    Further Assurances.    The Company and the Purchaser each agrees to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

        9.7    Submission to Jurisdiction; Consent to Service of Process;

        (a)   The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the County of Santa Clara in the State of California over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

        (b)   Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 9.10.

        9.8    Entire Agreement; Amendments and Waivers.    This Agreement (including the schedules and exhibits hereto) and the remainder of the Transaction Agreements represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and thereof, and this Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

        9.9    Governing Law.    This Agreement shall be governed by and construed in accordance with the Laws of the State of California without reference to such state's principles of conflict of laws, except that provisions of this Agreement related to the fiduciary duties of the Company Boards shall be governed by and construed in accordance with the Laws of The Netherlands without reference to such jurisdiction's principles of conflict of laws. The Company and the Purchaser agree that none of the Transaction Agreements may be dissolved pursuant to Section 6:265.1 of the Dutch Civil Code.

        9.10    Table of Contents and Headings.    The table of contents and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

        9.11    Notices.    All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or mailed by certified mail, return receipt requested, to the parties (and shall also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

    If to the Company, to:

    Metron Technology N.V.
    4425 Fortran Drive
    San Jose, CA 95134
    Attention: Edward D. Segal
    Facsimile No.: (408) 719-0452

    With a copy to:

    Suzanne Sawochka Hooper
    Cooley Godward LLP
    5 Palo Alto Square
    3000 El Camino Real
    Palo Alto, CA 94306
    Facsimile: (650) 849-7400

    If to Purchaser, to:

    Applied Materials, Inc.
    2881 Scott Boulevard, M/S 2064
    PO Box 58039
    Santa Clara, CA 95050
    Attention: Joseph J. Sweeney
    Facsimile No.: (408) 563-4635

    Applied Materials, Inc.
    3050 Bowers Avenue, M/S 0105
    PO Box 58039
    Santa Clara, CA 95054
    Attention: Jim Pursiano
    Facsimile No.: (408) 986-7260

    With a copy to:

    Richard S. Millard
    Weil Gotshal & Manges LLP
    201 Redwood Shores Parkway
    Redwood Shores, CA 94065
    Facsimile: (650) 802-3100

        9.12    Severability.    If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

        9.13    Binding Effect; Assignment.    This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by either the Company or the Purchaser (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; provided, however, that the Purchaser may assign this Agreement and any or all rights or obligations hereunder (including, without limitation, the Purchaser's rights to purchase the Shares) to any Affiliate of the Purchaser. Upon any such permitted assignment, the references in this Agreement to the Purchaser shall also apply to any such assignee unless the context otherwise requires.

        9.14    Counterparts.    This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

** REMAINDER OF PAGE INTENTIONALLY LEFT BLANK**

        IN WITNESS WHEREOF, the parties hereto have caused this Stock and Asset Purchase Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

APPLIED MATERIALS, INC., a Delaware corporation
By:

Name: Title:
METRON TECHNOLOGY N.V., a corporation organized under the laws of The Netherlands:
By:

Name: Title:

Annex A

Purchased Companies

Entity Name	Number of Shares Outstanding/Share Capital Outstanding	Shares Owned by Metron	Shares Owned by Third Parties
France
Metron Technology (France) EURL	€2,120,000 in 132,500 shares	€2,120,000 in 132,500 shares	0
Germany
Metron Technology (Deutschland) GmbH	DEM 2,500,500 in 5 shares	DEM 2,500,500 in 5 shares	0
Hong Kong
Metron Technology (Asia) Limited	HKD 10,000 in 1,000 shares	HKD 200 in 20 shares(1)	0
Metron Technology (Hong Kong) Limited	HKD200,000, in 20,000 shares	HKD 200 in 20 shares(2)	0
Metron Technology (Far East) Limited	HKD 10,000 in 1,000 shares	HKD 200 in 20 shares(3)	0
Israel
Metron Technology (Israel) Limited	32,000 shares	32,000 shares(4)	0
Italy
Metron Technology (Italia) S.r.L.	€78,000	€78,000	0
Japan
Metron Technology (Japan) KK	4,000 shares	1,000 shares	0
Malaysia
ECS Industries Sdn Bhd	MYR 300,000 in 300,000 shares	MYR 300,000 in 300,000 shares	0
Netherlands
Metron Technology (Benelux) B.V.	10,000 shares	2,000 shares	0
Singapore
Intec Technology (S) Pte Limited	SGD 500,000 in 500,000 shares	SGD 500,000 in 500,000 shares	0
Sweden
Metron Technology (Nordic) Aktiebolag	SEK 500,000, in 5,000 shares	SEK 500,000, in 5,000 shares	0
United Kingdom
Metron Technology (Europa) Limited	£10,000,000 in 10,000,000 shares	£7,589,573 in 7,589,573 shares	0
United States
T.A. Kyser Co	101 shares	101 shares	0
Metron Technology Corporation	1,000 shares	1,000 shares	0

(1)
19 shares (95%) owned by Metron Technology N.V.; 1 share (5%) owned by Metron Technology (Benelux) B.V.

(2)
19 shares (95%) owned by Metron Technology N.V.; 1 share (5%) owned by Metron Technology (Benelux) B.V.

(3)
19 shares (95%) owned by Metron Technology N.V.; 1 share (5%) owned by Metron Technology (Benelux) B.V.

(4)
31,999 shares owned by Metron Semiconductors Europa B.V., currently known as Metron Technology N.V.; 1 share owned by MSB Metron Semiconductors Benelux B.V. currently known as Metron Technology (Benelux) B.V.

A-A-1

Annex A-1

Subsidiaries of Purchased Companies

Entity Name	Number of Shares Outstanding/Share Capital Outstanding	Shares Owned by Metron	Shares Owned by Third Parties
China
Metron Technology (Shanghai) Limited	USD 200,000 (fully paid up)	Metron Technology (Asia) Limited—USD 200,000	0
Ireland
Metron Technology (Ireland) Limited	2 shares	Metron Technology (Europa) Limited—1 share	Michael George Beeby—1 share
Korea
Metron Technology (Korea) Limited	80,000 shares	Metron Technology (Asia) Limited—80,000 shares	0
Malaysia
Metron Technology (Malaysia) Sdn Bhd	MYR 100,000 in 100,000 shares	Metron Technology (Asia) Limited—100,000 shares	0
Singapore
Metron Technology (Singapore) Pte Limited	SGD 100,000 in 100,000 shares	Metron Technology (Asia) Limited—100,000 shares	0
Taiwan
Metron Technology (Taiwan) Limited	TWD 5,000,000	Metron Technology (Asia) Limited—TWD 4,000,000	Dennis Raymond Riccio—TWD 250,000 Edward Segal—TWD 500,000 Douglas John McCutcheon—TWD 250,000
Thailand
Metron Technology Holding Limited	1,000 shares	Metron Technology (Asia) Limited—490 shares	Cross Overseas Service Limited—490 shares S. Pramualsuk—15 shares O. Amaramorn—1 share C. Thuramachaya—1 share A. Thuramachaya—1 share Mr. C. Thuramachaya—1 share Mrs. C. Thuramachaya—1 share

A-A-1-1

Metron Technology (Thailand) Limited	10,000 shares	Metron Technology (Asia) Limited—4,900 shares Metron Technology Holding Limited—5,094 shares	Cross Overseas Service Limited—1 share S. Pramualsuk—1 share O. Amaramorn—1 share C. Thuramachaya—1 share A. Thuramachaya—1 share Mr. C. Thuramachaya—1 share
United Kingdom
Shieldcare Limited	£10,000 in 10,000 shares	Metron Technology (Europa) Limited—9,500 shares	0
Transpacific Technology Limited	£5,000 in 5,000 shares	Metron Technology Distribution Corporation—4,999 shares Metron Technology Corporation—1 share	0
United States
Metron Technology Distribution Corporation	5,000 shares	Metron Technology Corporation—5,000 shares	0

Annex A-2

Joint Ventures

Metron Atkins Partnership	£200,000 in 100,000 "A" shares and 100,000 "B" shares	Metron Technology (Europa) Limited—100,000 "B" shares	W.S. Atkins plc—100,000 "A" shares

A-A-1-2

Annex B

Shareholders Signing Voting Agreements

Entegris Inc.
FSI International, Inc.
Edward D. Segal
Douglas McCutcheon
Dennis R. Riccio
Greg Greskovich
Robert Anderson
Dana Ditmore
Joel Elftmann
William George
Bruce Jaffe
Sho Nakanuma

A-B-1

ANNEX B

August 16, 2004

Supervisory Board of Directors
Managing Board of Directors
Metron Technology N.V.
4425 Fortran Drive
San Jose, CA 95134-2300

Members of the Supervisory Board and Members of the Managing Board:

        We understand that Metron Technology N.V. ("Metron" or the "Company") and Applied Materials, Inc. ("Applied Materials"), propose to enter into a Stock and Asset Purchase Agreement dated August 16, 2004 (the "Purchase Agreement") which provides, among other things, for Applied Materials (or its designated affiliate or affiliates) to purchase, acquire and accept from the Company and for the Company to (or the Company shall cause certain third parties to) sell, transfer, assign, convey and deliver to Applied Materials (or its designated affiliate or affiliates) all of the Company's (or such third parties') right, title and interest in, to and under the Purchased Assets (as defined in the Purchase Agreement), free and clear of all liens except for permitted exceptions for a purchase price (the "Purchase Price") equal to the sum of (i) an amount of cash equal to approximately $84.6 million, (ii) on the terms and subject to the conditions of the Purchase Agreement, the assumption by Applied Materials (or its designated affiliate or affiliates) of the Assumed Liabilities (as defined in the Purchase Agreement), (iii) the payment to Metron by Applied Materials of an amount equal to the aggregate of certain taxes as described in the Agreement, and (iv) the Reimbursable Costs (as defined in the Agreement) (the "Transaction"). The terms and conditions of the Transaction are more fully set forth in the Purchase Agreement.

        You have asked for our opinion as to whether, as of the date hereof, the Purchase Price is fair from a financial point of view to Metron.

        For purposes of the opinion set forth herein, we have:

  (i)
  reviewed the Purchase Agreement and certain related documents;

  (ii)
  reviewed certain publicly available financial statements and other business and financial information of Metron and Applied Materials;

  (iii)
  reviewed certain internal financial statements and other financial and operating data concerning Metron prepared by the management of Metron;

  (iv)
  reviewed certain financial projections relating to Metron prepared by the management of Metron;

  (v)
  discussed the past and current operations and financial condition and the prospects of Metron with senior executives of Metron;

  (vi)
  reviewed and discussed with the senior management of Metron certain alternatives to the Transaction;

  (vii)
  reviewed and discussed with Metron's management its view of the strategic rationale for the Transaction;

  (viii)
  reviewed the recent reported closing prices and trading activity for Metron common stock;

B-1

  (ix)
  compared the financial performance of Metron and the prices and trading activity of the Metron common stock with that of certain other comparable publicly-traded companies and their securities;

  (x)
  reviewed certain recent equity research analyst reports covering Metron and the analyst projections contained therein;

  (xi)
  reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

  (xii)
  participated in discussions and negotiations among representatives of Metron and Applied Materials; and

  (xiii)
  performed such other analyses and considered such other factors as we deemed appropriate.

        We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections relating to Metron and prepared by the management of Metron, we have assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of Metron's management of the future financial performance of Metron. We have not made any independent valuation or appraisal of the assets or liabilities or technology of Metron, nor have we been furnished with any such appraisals. In addition, we have assumed that the Transaction will be consummated in accordance with the terms set forth in the Purchase Agreement. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

        We have acted as financial advisor to the Supervisory Board of Directors and Managing Board of Directors of Metron in connection with the Transaction and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Transaction as well as a fee for rendering this opinion. In the future, Perseus Advisors, LLC may provide financial advisory and/or financing services for Applied Materials.

        It is understood that this letter is for the information of the Supervisory Board of Directors and Managing Board of Directors of Metron and may not be used for any other purpose, or relied upon by any other party, without our prior written consent except that this opinion may be included in its entirety, if required, in any regulatory filing of a proxy or information statement made by Metron in respect of this transaction. In addition, this opinion does not in any manner address the prices at which the shares of Metron common stock will trade at any time, and Perseus Advisors, LLC expresses no opinion or recommendation as to how the stockholders of Metron should vote in connection with the Transaction.

        Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Purchase Price is fair from a financial point of view to Metron.

Very truly yours,
/s/ MARK WAISSAR Mark Waissar Managing Director

B-2

ANNEX C

INDEMNITY AGREEMENT

        THIS INDEMNITY AGREEMENT, is made as of [            ], 200[4] (this "Indemnity Agreement"), between Metron Technology N.V., a company organized under the laws of The Netherlands (the "Company") and Applied Materials, Inc., a Delaware corporation ("Purchaser"). The Company and Purchaser are referred to collectively in this Indemnity Agreement as the "Parties." Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

RECITALS

        A.    The Company and Purchaser are parties to a Stock and Asset Purchase Agreement, dated as of August 16, 2004 (the "Purchase Agreement"), providing for, among other things, the sale by the Company to Purchaser of the Purchased Assets and the assumption by Purchaser of the Assumed Liabilities.

        B.    This Indemnity Agreement is being entered into pursuant to Section 8.2(e) of the Purchase Agreement.

        NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

        1.    Indemnity.    From and after the date hereof, Purchaser shall defend, indemnify and hold harmless the Company and the Company's agents, directors, officers, employees, affiliates, successors and permitted assigns (together with the Company, the "Indemnitees") from and against any and all Liabilities, demands, claims, fees, costs or expenses of any nature arising under, resulting from or relating to any Contract of the Company which is not a Purchased Contract (other than the Specified Contracts) including, without limitation, those Contracts listed in Annex A hereto (it being understood that if a Contract of the Company becomes a Purchased Contract after the date hereof, Annex A shall be deemed to be amended to remove such Contract from the Annex) or any Legal Proceeding relating to a matter set forth in this Section 1.

        2.    Defense of Claims.    In the event of the assertion or commencement by any Person of any claim or Legal Proceeding with respect to which Purchaser may become obligated to defend, indemnify and hold harmless any Indemnitee pursuant to this Agreement, Purchaser shall assume the defense of such claim or Legal Proceeding at the sole expense of Purchaser after the Company or such Indemnitee notifies Purchaser of such claim or Legal Proceeding. Purchaser shall proceed to defend such claim or Legal Proceeding in a diligent manner with counsel selected by Purchaser in its sole discretion. Purchaser shall keep the Company or such Indemnitee informed of all material developments and events relating to such claim or Legal Proceeding. The Company or such Indemnitee, at its own expense, shall have the right to participate in the defense of such claim or Legal Proceeding, but Purchaser shall control such defense. Purchaser shall have the right, in its sole discretion, to settle, adjust or compromise such claim or Legal Proceeding and the Purchaser shall indemnify and hold harmless the Indemnitee for any and all Liabilities, fees, demands, costs or expenses incurred by such Indemnitee arising out of or resulting from such settlement, adjustment or compromise, provided such settlement, adjustment or compromise does not materially delay or hinder the dissolution and liquidation of the Company.

        3.    Miscellaneous Provisions.

          a.     Specific Performance.    The Parties acknowledge and agree that the breach of this Indemnity Agreement would cause irreparable damage and that the Parties will not have an adequate remedy at law. Therefore, the respective obligations of the Parties under this Indemnity Agreement, including, without limitation, the Purchaser's obligation to indemnify the Indemnitees, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any Party may have under this Indemnity Agreement or otherwise.

          b.     Further Assurances.    The Company and the Purchaser each agrees to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Indemnity Agreement and the consummation of the transactions contemplated hereby.

          c.     Submission to Jurisdiction; Consent to Service of Process.    The Parties hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the County of Santa Clara in the State of California over any dispute arising out of or relating to this Indemnity Agreement or any of the transactions contemplated hereby and each Party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts. The Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Parties hereby consents to process being served by any party to this Indemnity Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 3(g).

          d.     Entire Agreement; Amendments and Waivers.    This Indemnity Agreement and the remainder of the Transaction Agreements represent the entire understanding and agreement between the Parties with respect to the subject matter hereof and thereof, and this Indemnity Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Indemnity Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Indemnity Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

          e.     Governing Law.    This Indemnity Agreement shall be governed by and construed in accordance with the Laws of the State of California without reference to such state's principles of conflict of laws.

          f.      Headings.    The section headings of this Indemnity Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Indemnity Agreement.

          g.     Notices.    All notices and other communications under this Indemnity Agreement shall be in writing and shall be deemed given when delivered personally or mailed by certified mail, return receipt requested, to the Parties (and shall also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

If to the Company, to:

Metron Technology N.V.
4425 Fortran Drive
San Jose, CA 95134
Attention: Edward D. Segal
Facsimile No.: (408) 719-0452

With a copy to:

Suzanne Sawochka Hooper
Cooley Godward LLP
5 Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306
Facsimile: (650) 849-7400

If to Purchaser, to:

Applied Materials, Inc.
2881 Scott Boulevard, M/S 2064
PO Box 58039
Santa Clara, CA 95050
Attention: Joseph J. Sweeney
Facsimile No.: (408) 563-4635

Applied Materials, Inc.
3050 Bowers Avenue, M/S 0105
PO Box 58039
Santa Clara, CA 95054
Attention: Jim Pursiano
Facsimile No.: (408) 986-7260

With a copy to:

Richard S. Millard
Weil Gotshal & Manges LLP
201 Redwood Shores Parkway
Redwood Shores, CA 94065
Facsimile: (650) 802-3100

          h.     Severability.    If any provision of this Indemnity Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

          i.      Binding Effect; Assignment.    This Indemnity Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Nothing in this Indemnity Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Indemnity Agreement except as provided below. No assignment of this Indemnity Agreement or of any rights or obligations hereunder may be made by either the Company or the Purchaser (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consents shall be void; provided, however, that Purchaser may assign this Indemnity Agreement and any or all of its rights or obligations hereunder to any Affiliate of Purchaser; provided, however, that such assignment shall relieve Purchase of its obligations hereunder in the event that such Affiliate does not or cannot fulfill such assigned obligations. Upon any such permitted assignment, the references in this Indemnity Agreement to Purchaser shall also apply to any such assignee unless the context otherwise requires.

          j.      Counterparts.    This Indemnity Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Indemnity Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

          k.     Interpretation of Agreement.    Each Party acknowledges that it has participated in the drafting of this Indemnity Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in connection with the construction or interpretation of this Indemnity Agreement. Whenever required by the context hereof, the singular number will include the plural, and vice versa. As used in this Indemnity Agreement, the words "include" and "including," and variations thereof, will not be deemed to be terms of limitation, and will be deemed to be followed by the words "without limitation." Unless the context otherwise requires, references in this Indemnity Agreement to "Sections" are intended to refer to Sections of this Agreement. The headings contained in this Indemnity Agreement are for convenience of reference only, will not be deemed to be a part of this Indemnity Agreement and will not be referred to in connection with the construction or interpretation of this Indemnity Agreement.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Indemnity Agreement as of the date first written above.

METRON TECHNOLOGY N.V.
By:	Name: Title:
APPLIED MATERIALS, INC.
By:	Name: Title:

ANNEX D

VOTING AGREEMENT AND PROXY

        This VOTING AGREEMENT AND PROXY (this "Agreement") is dated as of August 16, 2004 by and between                         ("Shareholder") and Applied Materials, Inc., a Delaware corporation ("Purchaser").

RECITALS:

          A.    Concurrently herewith, Purchaser and Metron Technology N.V., a corporation organized under the laws of The Netherlands (the "Company") have entered into a Stock and Asset Purchase Agreement (as amended from time to time, the "Purchase Agreement"). Shareholder acknowledges receipt of a copy of the Purchase Agreement. Unless otherwise defined herein, capitalized terms used herein have the meanings ascribed to such terms in the Purchase Agreement.

          B.    The Purchase Agreement provides for, among other matters the sale by the Company to Purchaser of the Purchased Assets which includes the Business which operates through the ownership of all of the issued and outstanding shares of capital stock of the Purchased Companies.

          C.    Following the completion of the Transaction, the Company intends to wind up its affairs, satisfy all valid claims of creditors and others having claims against the Company and distribute any remaining assets to its shareholders.

          D.    As of the date hereof, Shareholder is the record and beneficial owner of that number of common shares, par value 0.44 Euro per share (calculated as permitted by Section 2:67c of the Dutch Civil Code), of the Company set forth the signature page hereto (such shares, together with any other capital stock of the Company acquired by Shareholder after the date hereof, being collectively referred to herein as the "Shares").

          E.    The Company Shareholder Approval (as defined in the Purchase Agreement) is a condition to the consummation of the Transaction.

          F.     As an inducement to Purchaser to enter into the Purchase Agreement, Purchaser and Shareholder have agreed to enter into this Agreement.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

          Section 1.    No Shop

            (a)    General.    So long as this Agreement remains in effect, Shareholder shall not, nor shall it authorize or permit any of Shareholder's Affiliates, any of their respective directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative (collectively, "Representatives") retained by Shareholder to, directly or indirectly through another Person, (i) solicit, initiate or knowingly encourage, or take any other action intended to, or which could reasonably be expected to facilitate, any inquiries or the making of any proposal that constitutes or is reasonably likely to lead to a Company Takeover Proposal (as defined in the Purchase Agreement)or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information, or otherwise cooperate in any way with, any Company Takeover Proposal.

            (b)    Notification.    So long as this Agreement remains in effect, Shareholder shall promptly (but in any event within 24 hours of receipt thereof) advise Purchaser orally and in writing of any Company Takeover Proposal or request for information received by Shareholder that would reasonably be expected to lead to or contemplates any Company Takeover Proposal, or any inquiry that would reasonably be expected to lead to any Company Takeover Proposal, the terms and conditions of any such request, Company Takeover Proposal or inquiry (including any changes thereto) and the identity of the person making any such request, Company Takeover Proposal or inquiry, with a copy of any written Company Takeover Proposal or inquiry. Shareholder shall (i) keep Purchaser informed of the status and details (including any change to the terms thereof) of any such request, Company Takeover Proposal or inquiry and (ii) provide to Purchaser as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material (or a written summary of any oral request. Company Takeover Proposal or inquiry) sent or provided to Shareholder from any person that describes any of the terms or conditions of any such request, Company Takeover Proposal or inquiry. Shareholder shall be deemed to have satisfied the notice requirement of this Section 1(b) if notices containing the information described herein are delivered by the Company in accordance with Section 6.6(c) of the Purchase Agreement.

            (c)    Ongoing Discussions.    Shareholder shall (and shall cause its Representatives to) immediately cease and cause to be terminated any existing discussions or negotiations with any Person conducted heretofore with respect to any Company Takeover Proposal and request the prompt return or destruction of all confidential information previously furnished by Shareholder.

            (d)    Fiduciary Duties.    This Section 1 shall not apply to any action taken by Shareholder in Shareholder's the capacity as either an officer or director of the Company and any actions taken by Shareholder in such capacity shall be governed solely by the Purchase Agreement.

          Section 2.    Agreement to Vote, Restrictions on Voting and Dispositions, Irrevocable Proxy.

            (a)    Agreement to Vote.    At every meeting of the shareholders of the Company called with respect to any of the following, and at every adjournment thereof, and in every action or approval by written consent of the shareholders of the Company in lieu of such a meeting with respect to any of the following, Shareholder shall vote or cause to be voted the Shares, and shall execute and deliver written consents and otherwise exercise all voting and other rights of Shareholder with respect to the Shares (i) in favor of adoption and approval of (x) the Purchase Agreement, the Transaction and the other matters contemplated by the Purchase Agreement, (y) any matter in furtherance of the Transaction and any of the other transactions contemplated by the Purchase Agreement and this Agreement, and (z) the waiver of any notice to Shareholder that may have been or may be required relating to the Transaction or any of the other transactions contemplated by the Purchase Agreement or this Agreement, and (ii) against any (x) Company Takeover Proposal made by any Person other than the Purchaser, without regard to any recommendation from the Company Boards to shareholders concerning such Company Takeover Proposal, and without regard to the terms of such Company Takeover Proposal, (y) any agreement, amendment of any agreement (including the Company's articles of association or other organizational documents), or any other action that is intended or could reasonably be expected to prevent, impede, interfere with, delay, postpone, or discourage the Transaction and any of the other transactions contemplated by the Purchase Agreement or this Agreement, and (z) any action, agreement, transaction or proposal that would result in a material breach of any representation, warranty, covenant, agreement or other obligation of the Company, the Purchased Companies or their Subsidiaries in the Purchase Agreement. Any such vote shall be cast (or consent shall be given) by Shareholder in accordance with the procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining that a quorum is present and for the purposes of recording such vote (or consent).

            (b)    Restrictions on Dispositions.    Shareholder hereby agrees that, without the prior written consent of Purchaser (except as may be specifically required by Order or applicable Law), Shareholder shall not, directly or indirectly, sell, offer to sell, give, pledge, encumber, assign, grant any option for the sale of or otherwise transfer or dispose of, or enter into any agreement, arrangement or understanding to sell, any Shares (collectively, "Transfer") other than to its Affiliates, provided that as a condition to such Transfer, such Affiliate shall execute an agreement that is identical to this Agreement (except to reflect the change of the Shareholder).

            (c)    Irrevocable Proxy.    Concurrently with the execution of this Agreement, Shareholder shall deliver to Purchaser a duly executed proxy in the form attached hereto as Exhibit A (the "Proxy") with respect to each meeting of Company shareholders, such Proxy to cover the total number of Shares in respect of which Shareholder is entitled to vote at any such meeting. Upon the execution of this Agreement by Shareholder, Shareholder hereby revokes any and all prior proxies given by Shareholder with respect to the Shares and agrees not to grant any subsequent proxies with respect to the Shares (other than the Proxy) until after the Expiration.

            (d)    Inconsistent Agreements.    Shareholder hereby agrees that, it shall not enter into any agreement, contract or understanding with any Person prior to the Expiration directly or indirectly to vote, grant a proxy or power of attorney or give instructions with respect to the voting of the Shares in any manner which is inconsistent with this Agreement.

            (e)    Permitted Transfers.    Section 2(b) shall not prohibit a transfer of Shares by Shareholder if Shareholder is an individual upon the death of Shareholder; provided, however, that a transfer referred to in this sentence shall be permitted only if, as a precondition to such transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Purchaser, to be bound by all of the terms of this Agreement.

          Section 3.    Non-disclosure.    From and after the date hereof, Shareholder shall not and shall cause its Representatives not to, directly or indirectly, disclose, reveal, divulge or communicate to any Person other than authorized officers, directors and employees of Purchaser or the Company or use or otherwise exploit for his or its own benefit or for the benefit of anyone other than the Purchaser or the Company, any Confidential Information (as defined below). Shareholder and its Representatives shall not have any obligation to keep confidential any Confidential Information if, and to the extent, disclosure thereof is specifically required by law; provided, however, Shareholder shall provide Purchaser with prompt notice of such requirement prior to making any disclosure so that Purchaser may seek an appropriate protective order. For purposes of this Section 3(c), "Confidential Information" shall mean any confidential information (whether or not in writing) with respect to the Purchase Agreement, any of the transactions contemplated thereby, and the Company, the Purchased Companies or their Subsidiaries, including, methods of operation, customers, customer lists, products, prices, fees, cost, technology, inventions, trade secrets, know-how, software, marketing methods, plans, personnel, suppliers, competitors, markets, other specialized information or proprietary matters (including, without limitation, information that was or will be developed, created, discovered by or on behalf of the Company, the Purchased Companies or their Subsidiaries or will become known by, or was or is conveyed to the Company, the Purchased Companies or their Subsidiaries) or information of any third party which the Company, the Purchased Companies or their Subsidiaries is under an obligation to keep confidential that is maintained by the Company as confidential. "Confidential Information" does not include, and there shall be no obligation hereunder with respect to, information that (i) is generally available to the public on the date of this Agreement or (ii) becomes generally available to the public other than as a result of a disclosure not otherwise permissible hereunder.

          Section 4.    Representations, and Warranties and Covenants of Shareholder.    Shareholder represents and warrants to Purchaser as follows: (i) Shareholder has all necessary power and authority to execute and deliver this Agreement and to perform Shareholder's obligations hereunder; (ii) this Agreement has been duly executed and delivered by Shareholder and the execution, delivery and performance of this Agreement by Shareholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Shareholder; (iii) assuming the due authorization, execution and delivery of this Agreement by Purchaser, this Agreement constitutes the valid and binding agreement of Shareholder enforceable against Shareholder in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the enforcement of creditors rights generally and subject to general equitable principles and to limitation on availability of equitable relief, including specific performance; (iv) the execution and delivery of this Agreement by Shareholder does not conflict with or violate any Law or agreement binding upon Shareholder, nor require any consent, notification, regulatory filing or approval, to any Person and (v) except for restrictions in favor of Purchaser pursuant to this Agreement and except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, the "blue sky" laws of the various States of the United States, and any similar laws or other restrictions or limitations which may applicable under the laws of The Netherlands, Shareholder owns, beneficially and of record, all of the Shares free and clear of any proxy, voting restriction, adverse claim or other lien and has sole voting power and sole power of disposition with respect to all Shares, with no restrictions on Shareholder's rights of voting or disposition pertaining thereto and no Person other than Shareholder has any right to direct or approve the voting or disposition of any Shares.

          Section 5.    Representations and Warranties of Purchaser.    Purchaser represents and warrants to Shareholder as follows: (i) each of this Agreement and the Purchase Agreement has been approved by Purchaser's board of directors; (ii) each of this Agreement and the Purchase Agreement has been duly executed and delivered by a duly authorized officer of Purchaser; and (iii) assuming the due authorization, execution and delivery of this Agreement by Shareholder, this Agreement constitutes a valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the enforcement of creditors rights generally and subject to general equitable principles and to limitation on availability of equitable relief, including specific performance.

          Section 6.    Further Assurances.    Each party hereto shall execute and deliver such additional instruments and other documents and shall take such further actions (including without limitation, in the case of the Shareholder, any amendments to this Agreement which Purchaser may reasonably request) as may be necessary or appropriate to effectuate, carry out and comply with all of his or its obligations under this Agreement.

          Section 7.    Effectiveness and Termination.

            (a)   It is a condition precedent to the effectiveness of this Agreement that the Purchase Agreement shall have been duly executed and delivered by each of the parties thereto and be in full force and effect. This Agreement shall automatically terminate and be of no further force or effect upon the earlier to occur of (i) such date and time as the Transaction shall become effective in accordance with the terms and provisions of the Purchase Agreement and (ii) the date of termination of the Purchase Agreement pursuant to its terms (the "Expiration").

          Section 8.    Miscellaneous.

            (a)    Expenses.    Each party shall bear his or its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

            (b)    Notices.    All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally. (ii) on the third business day after being mailed by certified mail, return receipt requested, (iii) the next business day after delivery to a recognized overnight courier, or (iv) upon transmission and confirmation of receipt by a facsimile operator if sent by facsimile (and shall also be transmitted by facsimile to the Persons receiving copies thereof), to the parties at the following addresses or facsimile numbers (or to such other address and facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

      If to Purchaser, to

      Applied Materials, Inc.
      2881 Scott Boulevard, M/S 2064
      PO Box 58039
      Santa Clara, CA 95050
      Attention: Joseph J. Sweeney
      Facsimile No.: (408) 563-4635

      and

      Applied Materials, Inc.
      3050 Bowers Avenue, M/S 0105
      PO Box 58039
      Santa Clara, CA 95054
      Attention: Jim Pursiano
      Facsimile No.: (408) 986-7260

      with a copy to (which shall not constitute notice):

      Weil, Gotshal & Manges, LLP
      201 Redwood Shores Parkway
      Redwood Shores, California 94065
      Facsimile: (650) 802-3100
      Attention: Richard S. Millard, Esq.

      If to any Shareholder, to the address for notice set forth on the signature pages hereto, with a copy to (which shall not constitute notice):

      Cooley Godward LLP
      5 Palo Alto Square
      3000 El Camino Real
      Palo Alto, CA 94306
      Attention: Suzanne Sawochka Hooper, Esq.

            (c)    Amendments, Waivers, Etc.    This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by Purchaser and Shareholder.

            (d)    Successors and Assigns.    No party may assign any of its or his rights or delegate any of its or his obligations under this Agreement without the prior written consent of the other parties, except that Purchaser may, without the consent of Shareholder, assign any of its rights and delegate any of its obligations under this Agreement to any Affiliate of Purchaser. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including without limitation any corporate successor by merger or otherwise. Notwithstanding any Transfer of Shares consistent with this Agreement, the transferor shall remain liable for the performance of all obligations of transferor under this Agreement.

            (e)    No Third Party Beneficiaries.    Nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement except as such rights as may inure to a successor or permitted assignee under Section 8(d).

            (f)    No Partnership, Agency, or Joint Venture.    This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

            (g)    Entire Agreement.    This Agreement embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter other than the Purchase Agreement and any other agreement, document or instrument expressly referenced therein.

            (h)    Severability.    The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or unenforceability of any other provisions of this Agreement.

            (i)    Specific Performance; Remedies Cumulative.    The parties hereto acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party, in addition to any other rights and remedies which the parties may have hereunder or at law or in equity, may, in his or its sole discretion, apply to a court of competent jurisdiction for specific performance or injunction or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such rights, powers or remedies by such party.

            (j)    No Waiver.    The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with his or its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of his or its right to exercise any such or other right, power or remedy or to demand such compliance.

            (k)    Governing Law.    Except for the proxy contemplated by Section 2(c) (which shall be governed by the laws of The Netherlands), this Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to the principles of conflict of laws thereof.

            (l)    Jurisdiction.    The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the County of Santa Clara in the State of California over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 8(b).

            (m)    Waiver of Jury Trial.    Shareholder hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement. Shareholder (i) certifies that no representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of any such litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the consideration to be received by the Company and its creditors and shareholders, including Shareholder, in connection with the consummation of the Transaction and the other matters contemplated by the Purchase Agreement.

            (n)    Drafting and Representation.    The parties have participated jointly in the negotiation and drafting of this Agreement. No provision of this Agreement will be interpreted for or against any party because that party or his or its legal representative drafted the provision.

            (o)    Name, Captions, Gender.    Section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

            (p)    Counterparts.    This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

        IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

Applied Materials, Inc., a Delaware corporation
By:
Name:
Title:
SHAREHOLDER:
Signature:
Address:

Facsimile:
Attention:
Number of Shares Held:
Common Stock

Exhibit A

IRREVOCABLE PROXY
TO VOTE STOCK OF METRON TECHNOLOGY N.V.

        The undersigned shareholder of Metron Technology N.V., a corporation organized under the law of The Netherlands ("Company"), hereby irrevocably (to the full extent permitted by applicable law) appoints the members of the Board of Directors of Applied Materials, Inc., a Delaware corporation ("Purchaser"), and each of them, or any other designee of Purchaser, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Company that now are or hereafter may be beneficially owned by the undersigned, or as to which the undersigned now or hereafter exercises voting control, and any and all other shares or securities of Company issued or issuable in respect thereof, or otherwise acquired by the undersigned on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned shareholder of Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration (as defined below).

        This Irrevocable Proxy is irrevocable (to the extent provided under law), is coupled with an interest, and is granted pursuant to that certain Voting and Proxy Agreement dated as of even date herewith by and between Purchaser and the undersigned, and is granted in consideration of Purchaser's entering into that certain Stock and Asset Purchase Agreement by and among Purchaser and the Company (the "Purchase Agreement"), which agreement provides for, among other matters, the sale by the Company to Purchaser of the Purchased Assets which includes the Company's business of marketing, sales, service and support solutions to semiconductor materials and equipment suppliers and semiconductor manufacturers and the marketing, sale, manufacture and support of early generation semiconductor equipment which operates through the ownership of all of the issued and outstanding shares of capital stock of the Purchased Companies the acquisition by the Purchaser of certain assets of the Company (the "Transaction").

        As used herein, the term "Expiration" shall mean the earlier to occur of (i) such date and time as the Transaction shall become effective in accordance with the terms and provisions of the Purchase Agreement, and (ii) the date of termination of the Purchase Agreement pursuant to its terms. This Irrevocable Proxy shall terminate at and as of the Expiration.

        The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents), at every annual, special or adjourned meeting of the shareholders of Company and in every action or approval by written consent in lieu of such meeting as follows:(i) in favor of adoption and approval of (x) the Purchase Agreement, the Transaction and the other matters contemplated by the Purchase Agreement, (y) any matter in furtherance of the Transaction and any of the other transactions contemplated by the Purchase Agreement and this Agreement, and (z) the waiver of any notice to Shareholder that may have been or may be required relating to the Transaction or any of the other transactions contemplated by the Purchase Agreement or this Agreement, and (ii) against any (x) Company Takeover Proposal made by any Person other than the Purchaser, without regard to any recommendation from the Company Boards to shareholders concerning such Company Takeover Proposal, and without regard to the terms of such Company Takeover Proposal, (y) any agreement, amendment of any agreement (including the Company's articles of association or other organizational documents), or any other action that is intended or could reasonably be expected to prevent, impede, interfere with, delay, postpone, or discourage the Transaction and any of the other transactions contemplated by the Purchase Agreement or this Agreement, and (z) any action, agreement, transaction or proposal that would result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company, the Purchased Companies or their Subsidiaries in the Purchase Agreement.

        The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned shareholder may vote the Shares on all other matters. All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

        This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

[Remainder of Page Intentionally Left Blank]

Dated: August 16, 2004
Signature:
Shares beneficially owned:
shares of Company Common Stock
shares of Company Common Stock issuable upon the exercise of outstanding options, warrants, or other rights

ANNEX E

NON-COMPETITION AGREEMENT
(California)

        This NON-COMPETITION AGREEMENT (this "Agreement") is entered into as of August 16, 2004, by and among Astra Corporation, a Delaware corporation ("Astra") and Edward D. Segal ("Shareholder").

RECITALS:

        A.    Tahoe, a corporation organized under the laws of the Netherlands (the "Company") is engaged in the business of marketing, sales, service and support solutions to semiconductor materials and equipment suppliers and semiconductor manufacturers and the marketing, sale, manufacture and support of early generation semiconductor equipment (the "Business").

        B.    Pursuant to that certain Stock and Asset Purchase Agreement dated August 16, 2004, by and between Astra and Tahoe (the "Purchase Agreement"), Astra will acquire the Business of the Company through the purchase of all or substantially all of the assets the Company (the "Transaction").

        C.    Following the completion of the Transaction, the Company intends to wind up its affairs, satisfy all valid claims of creditors and others having claims against the Company and distribute any remaining assets to its shareholders.

        D.    Shareholder has a substantial equity interest in the Company and therefore has a material economic interest in the consummation of the Transaction.

        E.    Shareholder is one of the Company's key employees and Shareholder acknowledges that he has detailed knowledge of Company Intellectual Property and other Confidential Information of the Company.

        F.     The parties agree that it is their mutual desire that the entire goodwill of the Company and the Business be transferred to Astra as part of the Transaction and acknowledge that they explicitly considered the value of the goodwill transferred as a component of the consideration to be paid by Astra in and for the Transaction. The parties further agree that Astra's failure to receive the entire goodwill contemplated by the Transaction would have the effect of reducing the value of the Transaction and the Company to Astra.

        G.    In order to protect the goodwill related to the Business, Astra and the Company have agreed that Astra's obligation to consummate the Transaction and the transactions contemplated by the Purchase Agreement and related documents is subject to the condition, among others, that Shareholder shall have entered into this Agreement and that this Agreement be in full force and effect.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

        1.1    Non-Competition.

          (a)   As an inducement for Astra to enter into the Purchase Agreement and consummate the Transaction, and in connection with receipt of consideration for Shareholder's equity interest in the Company in connection with the Transaction and Shareholder's participation in the Employee Bonus Incentive Plan, Shareholder agrees that from and after the Closing of the Transaction and until the earlier of (i) two (2) years following the Closing or (ii) twelve (12) months from the date of termination of the Shareholder's employment with Astra (the "Non-Competition Period") Shareholder shall not, directly or indirectly, engage, without the express prior written consent of Astra, in any business or activity in direct or indirect competition with the Business, whether as an employee, consultant, partner, principal, agent, representative, equity holder or in any other individual, corporate or representative capacity, or render any services or provide any advice to any Person in direct or indirect competition (or seeking to compete, directly or indirectly) with the Business (a "Competing Business"). Due to the global nature of the Business, the restrictions set forth in this Section 1.1 shall apply worldwide (the "Business Area").

          (b)   Notwithstanding the foregoing, Shareholder may own, directly or indirectly, up to one percent (1%) of any class of "publicly traded securities" of any Person which owns or operates a business that is a Competing Business. For the purposes of this Section 1.1(b), "publicly traded securities" shall mean securities that are traded on a national securities exchange or listed on the Nasdaq National Market.

        1.2    No Interference with the Business; Non-Solicitation.    As an inducement for Astra to enter into the Purchase Agreement and consummate the Transaction and Shareholder's participation in the Employee Bonus Incentive Plan, Shareholder agrees that during the Non-Competition Period, at any time or for any reason, Shareholder shall not, directly or indirectly, (a) with respect to the Business, solicit or divert any business or clients or customers made known to Shareholder during his employment with the Company or Astra or any Subsidiary of Astra away from Astra and/or any Subsidiary or joint venture of Astra, and/ or (b) induce customers, clients, suppliers, agents or other Persons under contract or otherwise associated or doing business with Astra and/or any Subsidiary or joint venture of Astra who are made known to Shareholder during his employment with the Company or Astra or a Subsidiary of Astra, to reduce or alter any such association or business with Astra and/or any Subsidiary or joint venture of Astra.

        1.3    Remedies.    The parties to this Agreement agree that (i) if Shareholder materially breaches this Agreement, the damage to Astra may be substantial, although difficult to ascertain, and money damages will not afford Astra an adequate remedy, and (ii) if Shareholder is in breach of any provision of this Agreement, or threatens a breach of this Agreement, Astra shall be entitled, in addition to all other rights and remedies as may be provided by law, the Purchase Agreement or otherwise, to seek specific performance and injunctive and other equitable relief to prevent or restrain a breach of any provision of this Agreement.

        1.4    Entire Agreement; Amendments and Waivers.    This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto. This Agreement may be amended or modified and the terms and conditions hereof may be waived, only by a written instrument signed by each of the parties or, in the case of waiver, by the party waiving compliance. No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies provided herein are cumulative and are not exclusive of any rights or remedies that either party may otherwise have at law or in equity.

        1.5    Several Agreements.    In addition to this Agreement between Astra and Shareholder, Astra has entered into a similar agreement with other key equity holders of the Company. It is expressly agreed that this Agreement and the obligations of the parties hereunder are to be construed separately from any similar agreements with any other key equity holder of the Company and a breach of a similar agreement by any other key equity holder of the Company shall not constitute a breach of this Agreement. No waiver by Astra of any term or condition of this Agreement with respect to Shareholder, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of any other agreement with respect to any other equity holder, employee of the Company or any other Person..

        1.6    Notices.    All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally. (ii) on the third business day after being mailed by certified mail, return receipt requested, (iii) the next business day after delivery to a recognized overnight courier, or (iv) upon transmission and confirmation of receipt by a facsimile operator if sent by facsimile (and shall also be transmitted by facsimile to the Persons receiving copies thereof), to the parties at the following addresses or facsimile numbers (or to such other address and facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

If to Astra:
With a copy to: Weil, Gotshal & Manges LLP 201 Redwood Shores Parkway Redwood Shores, California 94065 Facsimile No. (650) 802-3100 Attn: Richard Millard.
If to Shareholder:	To the address or facsimile number for notice set forth on the last page hereof (or if none so set forth, to any address then set forth for the Shareholder in the books and records of Astra).

Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving written notice specifying such change to the other parties hereto.

        1.7    Governing Law.    This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of California.

        1.8    Effective Date.    This Agreement shall be effective from and after the Closing Date; provided that in the event the Transaction is not consummated and the Purchase Agreement is validly terminated for any reason in accordance with its terms, this Agreement shall be null and void.

        1.9    Severability.    To the extent any provision of this Agreement shall be determined to be unlawful or otherwise unenforceable, in whole or in part, such determination shall not affect the validity of the remainder of this Agreement, and this Agreement shall be reformed to the extent necessary to carry out the intent of the parties. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. To the extent any provision of this Agreement shall be declared invalid or unenforceable for any reason by any Governmental Body in any jurisdiction, this Agreement (or provision thereof) shall remain valid and enforceable in each other jurisdiction where it applies. Shareholder acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement shall be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

        1.10    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of the parties hereto, the heirs and legal representatives of Shareholder and the successors and assigns of Astra. Shareholder shall not be entitled to assign his obligations hereunder. Astra may assign its rights under this Agreement to any Person (including, without limitation, successors and assigns of Astra).

Shareholder agrees that, upon request therefor, he will, in writing, acknowledge and consent to any such assignment of this Agreement.

        1.11    Definitions.    Capitalized terms used herein and not defined shall have the respective meanings ascribed to them in the Purchase Agreement unless otherwise expressly indicated.

        1.12    Waiver of Trial by Jury.    In any action or proceeding arising herefrom, the parties hereto consent to trial without a jury in any action, proceeding or counterclaim brought by any party hereto or its successors against any other party hereto or its successors in respect of any matter arising out of or in connection with this agreement, regardless of the form of action or proceeding.

        1.13    Independent Review and Advice.    Shareholder represents and warrants (a) that Shareholder has carefully read this Agreement; (b) that Shareholder executes this Agreement with full knowledge of the contents of this Agreement, the legal consequences thereof, and any and all rights which each party may have with respect to one another; (c) that Shareholder has had the opportunity to receive independent legal advice with respect to the matters set forth in this Agreement and with respect to the rights and asserted rights arising out of such matters; (d) that Shareholder has been advised to, and has had the opportunity to, consult with Shareholder's personal attorney prior to entering into this Agreement; and (e) that Shareholder is entering into this Agreement of Shareholder's own free will. Shareholder expressly agrees that he has no expectations or understandings contrary to the Agreement and no usage of trade or regular practice in the industry shall be used to modify this Agreement. The parties agree that this Agreement shall not be construed for or against either party in any interpretation thereof.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Non-Competition Agreement to be executed, as of the date first written above.

ASTRA, a Delaware corporation
By:	/s/ RUSSELL ELWANGER Name: Russell Elwanger Title: Vice President
[SHAREHOLDER]:
By:	/s/ EDWARD D. SEGAL Name: Edward D. Segal
Address

Facsimile Number

ANNEX F

NON-COMPETITION AGREEMENT
(California)

        This NON-COMPETITION AGREEMENT (this "Agreement,") is entered into as of August 16, 2004, by and among Astra Corporation, a Delaware corporation ("Astra") and Dennis R. Riccio ("Shareholder").

RECITALS:

        A.    Tahoe, a corporation organized under the laws of the Netherlands (the "Company") is engaged in the business of marketing, sales, service and support solutions to semiconductor materials and equipment suppliers and semiconductor manufacturers and the marketing, sale, manufacture and support of early generation semiconductor equipment (the "Business").

        B.    Pursuant to that certain Stock and Asset Purchase Agreement dated August 16, 2004, by and between Astra and Tahoe (the "Purchase Agreement"), Astra will acquire the Business of the Company through the purchase of all or substantially all of the assets the Company (the "Transaction").

        C.    Following the completion of the Transaction, the Company intends to wind up its affairs, satisfy all valid claims of creditors and others having claims against the Company and distribute any remaining assets to its shareholders.

        D.    Shareholder has a substantial equity interest in the Company and therefore has a material economic interest in the consummation of the Transaction.

        E.    Shareholder is one of the Company's key employees and Shareholder acknowledges that he has detailed knowledge of Company Intellectual Property and other Confidential Information of the Company.

        F.     The parties agree that it is their mutual desire that the entire goodwill of the Company and the Business be transferred to Astra as part of the Transaction and acknowledge that they explicitly considered the value of the goodwill transferred as a component of the consideration to be paid by Astra in and for the Transaction. The parties further agree that Astra's failure to receive the entire goodwill contemplated by the Transaction would have the effect of reducing the value of the Transaction and the Company to Astra.

        G.    In order to protect the goodwill related to the Business, Astra and the Company have agreed that Astra's obligation to consummate the Transaction and the transactions contemplated by the Purchase Agreement and related documents is subject to the condition, among others, that Shareholder shall have entered into this Agreement and that this Agreement be in full force and effect.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

        1.1    Non-Competition.

          (a)   As an inducement for Astra to enter into the Purchase Agreement and consummate the Transaction, and in connection with receipt of consideration for Shareholder's equity interest in the Company in connection with the Transaction and Shareholder's participation in the Employee Bonus Incentive Plan, Shareholder agrees that from and after the Closing of the Transaction and until the earlier of (i) two (2) years following the Closing or (ii) twelve (12) months from the date of termination of the Shareholder's employment with Astra (the "Non-Competition Period") Shareholder shall not, directly or indirectly, engage, without the express prior written consent of Astra, in any business or activity in direct or indirect competition with the Business, whether as an employee, consultant, partner, principal, agent, representative, equity holder or in any other individual, corporate or representative capacity, or render any services or provide any advice to any Person in direct or indirect competition (or seeking to compete, directly or indirectly) with the Business (a "Competing Business"). Due to the global nature of the Business, the restrictions set forth in this Section 1.1 shall apply worldwide (the "Business Area").

          (b)   Notwithstanding the foregoing, Shareholder may own, directly or indirectly, up to one percent (1%) of any class of "publicly traded securities" of any Person which owns or operates a business that is a Competing Business. For the purposes of this Section 1.1(b), "publicly traded securities" shall mean securities that are traded on a national securities exchange or listed on the Nasdaq National Market.

        1.2    No Interference with the Business; Non-Solicitation.    As an inducement for Astra to enter into the Purchase Agreement and consummate the Transaction and Shareholder's participation in the Employee Bonus Incentive Plan, Shareholder agrees that during the Non-Competition Period, at any time or for any reason, Shareholder shall not, directly or indirectly, (a) with respect to the Business, solicit or divert any business or clients or customers made known to Shareholder during his employment with the Company or Astra or any Subsidiary of Astra away from Astra and/or any Subsidiary or joint venture of Astra, and/ or (b) induce customers, clients, suppliers, agents or other Persons under contract or otherwise associated or doing business with Astra and/or any Subsidiary or joint venture of Astra who are made known to Shareholder during his employment with the Company or Astra or a Subsidiary of Astra, to reduce or alter any such association or business with Astra and/or any Subsidiary or joint venture of Astra.

        1.3    Remedies.    The parties to this Agreement agree that (i) if Shareholder materially breaches this Agreement, the damage to Astra may be substantial, although difficult to ascertain, and money damages will not afford Astra an adequate remedy, and (ii) if Shareholder is in breach of any provision of this Agreement, or threatens a breach of this Agreement, Astra shall be entitled, in addition to all other rights and remedies as may be provided by law, the Purchase Agreement or otherwise, to seek specific performance and injunctive and other equitable relief to prevent or restrain a breach of any provision of this Agreement.

        1.4    Entire Agreement; Amendments and Waivers.    This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto. This Agreement may be amended or modified and the terms and conditions hereof may be waived, only by a written instrument signed by each of the parties or, in the case of waiver, by the party waiving compliance. No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies provided herein are cumulative and are not exclusive of any rights or remedies that either party may otherwise have at law or in equity.

        1.5    Several Agreements.    In addition to this Agreement between Astra and Shareholder, Astra has entered into a similar agreement with other key equity holders of the Company. It is expressly agreed that this Agreement and the obligations of the parties hereunder are to be construed separately from any similar agreements with any other key equity holder of the Company and a breach of a similar agreement by any other key equity holder of the Company shall not constitute a breach of this Agreement. No waiver by Astra of any term or condition of this Agreement with respect to Shareholder, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of any other agreement with respect to any other equity holder, employee of the Company or any other Person.

        1.6    Notices.    All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally. (ii) on the third business day after being mailed by certified mail, return receipt requested, (iii) the next business day after delivery to a recognized overnight courier, or (iv) upon transmission and confirmation of receipt by a facsimile operator if sent by facsimile (and shall also be transmitted by facsimile to the Persons receiving copies thereof), to the parties at the following addresses or facsimile numbers (or to such other address and facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

If to Astra:
With a copy to: Weil, Gotshal & Manges LLP 201 Redwood Shores Parkway Redwood Shores, California 94065 Facsimile No. (650) 802-3100 Attn: Richard Millard.
If to Shareholder:	To the address or facsimile number for notice set forth on the last page hereof (or if none so set forth, to any address then set forth for the Shareholder in the books and records of Astra).

Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving written notice specifying such change to the other parties hereto.

        1.7    Governing Law.    This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of California.

        1.8    Effective Date.    This Agreement shall be effective from and after the Closing Date; provided that in the event the Transaction is not consummated and the Purchase Agreement is validly terminated for any reason in accordance with its terms, this Agreement shall be null and void.

        1.9    Severability.    To the extent any provision of this Agreement shall be determined to be unlawful or otherwise unenforceable, in whole or in part, such determination shall not affect the validity of the remainder of this Agreement, and this Agreement shall be reformed to the extent necessary to carry out the intent of the parties. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. To the extent any provision of this Agreement shall be declared invalid or unenforceable for any reason by any Governmental Body in any jurisdiction, this Agreement (or provision thereof) shall remain valid and enforceable in each other jurisdiction where it applies. Shareholder acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement shall be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

        1.10    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of the parties hereto, the heirs and legal representatives of Shareholder and the successors and assigns of Astra. Shareholder shall not be entitled to assign his obligations hereunder. Astra may assign its rights under this Agreement to any Person (including, without limitation, successors and assigns of Astra).

Shareholder agrees that, upon request therefor, he will, in writing, acknowledge and consent to any such assignment of this Agreement.

        1.11    Definitions.    Capitalized terms used herein and not defined shall have the respective meanings ascribed to them in the Purchase Agreement unless otherwise expressly indicated.

        1.12    Waiver of Trial by Jury.    In any action or proceeding arising herefrom, the parties hereto consent to trial without a jury in any action, proceeding or counterclaim brought by any party hereto or its successors against any other party hereto or its successors in respect of any matter arising out of or in connection with this agreement, regardless of the form of action or proceeding.

        1.13    Independent Review and Advice.    Shareholder represents and warrants (a) that Shareholder has carefully read this Agreement; (b) that Shareholder executes this Agreement with full knowledge of the contents of this Agreement, the legal consequences thereof, and any and all rights which each party may have with respect to one another; (c) that Shareholder has had the opportunity to receive independent legal advice with respect to the matters set forth in this Agreement and with respect to the rights and asserted rights arising out of such matters; (d) that Shareholder has been advised to, and has had the opportunity to, consult with Shareholder's personal attorney prior to entering into this Agreement; and (e) that Shareholder is entering into this Agreement of Shareholder's own free will. Shareholder expressly agrees that he has no expectations or understandings contrary to the Agreement and no usage of trade or regular practice in the industry shall be used to modify this Agreement. The parties agree that this Agreement shall not be construed for or against either party in any interpretation thereof.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Non-Competition Agreement to be executed, as of the date first written above.

ASTRA, a Delaware corporation
By:	/s/ RUSSELL ELWANGER Name: Russell Elwanger Title: Vice President
[SHAREHOLDER]:
By:	/s/ DENNIS RICCIO Name: Dennis Riccio
Address

Facsimile Number

ANNEX G

NON-COMPETITION AGREEMENT
(Texas)

        This NON-COMPETITION AGREEMENT (this "Agreement") is entered into as of August 16, 2004, by and among Applied Materials, Inc., a Delaware corporation ("Applied") and Greg Greskovich ("Employee").

RECITALS:

        A. Metron Technology N.V., a corporation organized under the laws of the Netherlands (the "Company") is engaged in the business of marketing, sales, service and support solutions to semiconductor materials and equipment suppliers and semiconductor manufacturers and the marketing, sale, manufacture and support of early generation semiconductor equipment (the "Business").

        B.    Pursuant to that certain Stock and Asset Purchase Agreement dated August 16, 2004, by and between Applied and Metron Technology N.V. (the "Purchase Agreement"), Applied will acquire the Business of the Company through the purchase of all or substantially all of the assets the Company (the "Transaction").

        C.    Following the completion of the Transaction, the Company intends to wind up its affairs, satisfy all valid claims of creditors and others having claims against the Company and distribute any remaining assets to its shareholders.

        D.    Employee is one of the Company's key employees and Employee acknowledges that he has detailed knowledge of Company Intellectual Property and other Confidential Information of the Company and will continue to receive such Confidential Information pursuant to the terms of an Employee Agreement between Applied and Employee.

        E.    The parties agree that it is their mutual desire that the entire goodwill of the Company and the Business be transferred to Applied as part of the Transaction and acknowledge that they explicitly considered the value of the goodwill transferred as a component of the consideration to be paid by Applied in and for the Transaction. The parties further agree that Applied's failure to receive the entire goodwill contemplated by the Transaction would have the effect of reducing the value of the Transaction and the Company to Applied.

        F.    In order to protect the goodwill related to the Business and the Confidential Information of the Company, Applied and the Company have agreed that Applied's obligation to consummate the Transaction and the transactions contemplated by the Purchase Agreement and related documents is subject to the condition, among others, that Employee shall have entered into this Agreement and that this Agreement be in full force and effect.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

        1.1    Non-Competition.

          (a)   As an inducement for Applied to enter into the Purchase Agreement and consummate the Transaction, and in connection with (i) receipt of consideration for Employee's equity interest in the Company in connection with the Transaction, (ii) Employee's participation in the Employee Bonus Incentive Plan and (iii) Employee's ongoing receipt of Confidential Information of the Company, Employee agrees that from and after the Closing of the Transaction and until the earlier of

              (i)  four (4) consecutive six (6) month periods (for a total of twenty (24) months) after the Closing, as follows

      (x)
      from the date of Closing until the date that is six (6) months after Closing,

      (y)
      from the date that is six (6) months after Closing until the date that is twelve (12) months after Closing,

      (z)
      from the date that is twelve (12) months after Closing until the date that is eighteen (18) months after Closing, and

      (xx)
      from the date that is eighteen (18) months after Closing until the date that is twenty-four (24) months after Closing, or

             (ii)  four (4) consecutive three (3) month periods (for a total of eighteen (12) months) from the date of termination of the Employee's employment with Applied, as follows

      (x)
      from the date of termination of the Employee's employment with Applied to the date that is three (3) months after such termination,

      (y)
      from the date that is three (3) months after such termination until the date that is six (6) months after such termination,

      (z)
      from the date that is six (6) months after such termination until the date that is nine (9) months after such termination, and

      (xx)
      from the date that is nine (9) months after such termination until the date that is twelve (12) months after such termination

(the "Non-Competition Period"), Employee shall not, directly or indirectly, engage, without the express prior written consent of Applied, in any business or activity in direct or indirect competition with the Business, whether as an employee, consultant, partner, principal, agent, representative, equity holder or in any other individual, corporate or representative capacity, or render any services or provide any advice to any Person in direct or indirect competition (or seeking to compete, directly or indirectly) with the Business (a "Competing Business"). Due to the global nature of the Business, the restrictions set forth in this Section 1.1 shall apply worldwide (the "Business Area").

          (b)   Notwithstanding the foregoing, Employee may own, directly or indirectly, up to one percent (1%) of any class of "publicly traded securities" of any Person which owns or operates a business that is a Competing Business. For the purposes of this Section 1.1(b), "publicly traded securities" shall mean securities that are traded on a national securities exchange or listed on the Nasdaq National Market.

        1.2    No Interference with the Business; Non-Solicitation.    As an inducement for Applied to enter into the Purchase Agreement and consummate the Transaction, and in connection with (i) receipt of consideration for Employee's equity interest in the Company in connection with the Transaction, (ii) Employee's participation in the Employee Bonus Incentive Plan and (iii) Employee's ongoing receipt of Confidential Information of the Company, Employee agrees that during the Non-Competition Period, at any time or for any reason, Employee shall not, directly or indirectly, (a) with respect to the Business, solicit or divert any business or clients or customers made known to Employee during his employment with the Company or Applied or any Subsidiary of Applied away from Applied and/or any Subsidiary or joint venture of Applied, and/ or (b) induce customers, clients, suppliers, agents or other Persons under contract or otherwise associated or doing business with Applied and/or any Subsidiary or joint venture of Applied who are made known to Employee during his employment with the Company or Applied or a Subsidiary of Applied, to reduce or alter any such association or business with Applied and/or any Subsidiary or joint venture of Applied.

        1.3    Remedies.    The parties to this Agreement agree that (i) if Employee materially breaches this Agreement, the damage to Applied may be substantial, although difficult to ascertain, and money damages will not afford Applied an adequate remedy, and (ii) if Employee is in breach of any provision of this Agreement, or threatens a breach of this Agreement, Applied shall be entitled, in addition to all other rights and remedies as may be provided by law, the Purchase Agreement or otherwise, to seek specific performance and injunctive and other equitable relief to prevent or restrain a breach of any provision of this Agreement.

        1.4    Entire Agreement; Amendments and Waivers.    This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto. This Agreement may be amended or modified and the terms and conditions hereof may be waived, only by a written instrument signed by each of the parties or, in the case of waiver, by the party waiving compliance. No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies provided herein are cumulative and are not exclusive of any rights or remedies that either party may otherwise have at law or in equity.

        1.5    Several Agreements.    In addition to this Agreement between Applied and Employee, Applied has entered into a similar agreement with other key equity holders of the Company. It is expressly agreed that this Agreement and the obligations of the parties hereunder are to be construed separately from any similar agreements with any other key equity holder of the Company and a breach of a similar agreement by any other key equity holder of the Company shall not constitute a breach of this Agreement. No waiver by Applied of any term or condition of this Agreement with respect to Employee, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of any other agreement with respect to any other equity holder, employee of the Company or any other Person..

        1.6    Notices.    All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally. (ii) on the third business day after being mailed by certified mail, return receipt requested, (iii) the next business day after delivery to a recognized overnight courier, or (iv) upon transmission and confirmation of receipt by a facsimile operator if sent by facsimile (and shall also be transmitted by facsimile to the Persons receiving copies thereof), to the parties at the following addresses or facsimile numbers (or to such other address and facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

If to Applied:	Applied Materials, Inc. 2881 Scott Boulevard, M/S 2064 PO Box 58039 Santa Clara, CA 95050 Attention: Joseph J. Sweeney Facsimile No.: (408) 563-4635
Applied Materials, Inc. 3050 Bowers Avenue, M/S 0105 PO Box 58039 Santa Clara, CA 95054 Attention: Jim Pursiano Facsimile No.: (408) 986-7260

With a copy to: Weil, Gotshal & Manges LLP 201 Redwood Shores Parkway Redwood Shores, California 94065 Facsimile No. (650) 802-3100 Attn: Richard Millard.
If to Employee:	To the address or facsimile number for notice set forth on the last page hereof (or if none so set forth, to any address then set forth for the Employee in the books and records of Applied).

Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving written notice specifying such change to the other parties hereto.

        1.7    Governing Law.    This Agreement shall be governed exclusively by and construed exclusively in accordance with the internal laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Texas. Each party hereby expressly consents to jurisdiction and venue in the State of Texas, and any action arising out of or relating to this Agreement shall be brought in the federal or state courts in Texas.

        1.8    Effective Date.    This Agreement shall be effective from and after the Closing Date; provided that in the event the Transaction is not consummated and the Purchase Agreement is validly terminated for any reason in accordance with its terms, this Agreement shall be null and void.

        1.9    Severability.    To the extent any provision of this Agreement shall be determined to be unlawful or otherwise unenforceable, in whole or in part, such determination shall not affect the validity of the remainder of this Agreement, and this Agreement shall be reformed to the extent necessary to carry out the intent of the parties. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. To the extent any provision of this Agreement shall be declared invalid or unenforceable for any reason by any Governmental Body in any jurisdiction, this Agreement (or provision thereof) shall remain valid and enforceable in each other jurisdiction where it applies. Employee acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement shall be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

        1.10    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of the parties hereto, the heirs and legal representatives of Employee and the successors and assigns of Applied. Employee shall not be entitled to assign his obligations hereunder. Applied may assign its rights under this Agreement to any Person (including, without limitation, successors and assigns of Applied). Employee agrees that, upon request therefor, he will, in writing, acknowledge and consent to any such assignment of this Agreement.

        1.11    Definitions.    Capitalized terms used herein and not defined shall have the respective meanings ascribed to them in the Purchase Agreement unless otherwise expressly indicated.

        1.12    Waiver of Trial by Jury.    In any action or proceeding arising herefrom, the parties hereto consent to trial without a jury in any action, proceeding or counterclaim brought by any party hereto or its successors against any other party hereto or its successors in respect of any matter arising out of or in connection with this agreement, regardless of the form of action or proceeding.

        1.13    Independent Review and Advice.    Employee represents and warrants (a) that Employee has carefully read this Agreement; (b) that Employee executes this Agreement with full knowledge of the contents of this Agreement, the legal consequences thereof, and any and all rights which each party may have with respect to one another; (c) that Employee has had the opportunity to receive independent legal advice with respect to the matters set forth in this Agreement and with respect to the rights and asserted rights arising out of such matters; (d) that Employee has been advised to, and has had the opportunity to, consult with Employee's personal attorney prior to entering into this Agreement; and (e) that Employee is entering into this Agreement of Employee's own free will. Employee expressly agrees that he has no expectations or understandings contrary to the Agreement and no usage of trade or regular practice in the industry shall be used to modify this Agreement. The parties agree that this Agreement shall not be construed for or against either party in any interpretation thereof.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Non-Competition Agreement to be executed, as of the date first written above.

APPLIED MATERIALS, INC., a Delaware corporation
By:	/s/ RUSSELL ELWANGER
Name: Russell Elwanger Title: Vice President
GREG GRESKOVICH:
By:	/s/ GREG GRESKOVICH Greg Greskovich
Address

Facsimile Number

ANNEX H

NON-COMPETITION AGREEMENT
(Arizona)

        This NON-COMPETITION AGREEMENT (this "Agreement") is entered into as of August 16, 2004, by and among Applied Materials, Inc., a Delaware corporation ("Applied") and Pete Postiglione ("Employee").

RECITALS:

        A.    Metron Technology N.V., a corporation organized under the laws of the Netherlands (the "Company") is engaged in the business of the marketing, sale, manufacture and support of early generation semiconductor equipment, and the marketing, sale, remanufacturing or refurbishment and support of semiconductor equipment (the "Business").

        B.    Pursuant to that certain Stock and Asset Purchase Agreement dated August 16, 2004, by and between Applied and Metron Technology N.V. (the "Purchase Agreement"), Applied will acquire the Business of the Company through the purchase of all or substantially all of the assets the Company (the "Transaction").

        C.    Following the completion of the Transaction, the Company intends to wind up its affairs, satisfy all valid claims of creditors and others having claims against the Company and distribute any remaining assets to its shareholders.

        D.    Employee is one of the Company's key employees and Employee acknowledges that he has detailed knowledge of Company Intellectual Property and other Confidential Information of the Company and will continue to receive such Confidential Information pursuant to the terms of an Employee Agreement between Applied and Employee.

        E.    The parties agree that it is their mutual desire that the entire goodwill of the Company and the Business be transferred to Applied as part of the Transaction and acknowledge that they explicitly considered the value of the goodwill transferred as a component of the consideration to be paid by Applied in and for the Transaction. The parties further agree that Applied's failure to receive the entire goodwill contemplated by the Transaction would have the effect of reducing the value of the Transaction and the Company to Applied.

        F.     In order to protect the goodwill related to the Business and the Confidential Information of the Company, Applied and the Company have agreed that Applied's obligation to consummate the Transaction and the transactions contemplated by the Purchase Agreement and related documents is subject to the condition, among others, that Employee shall have entered into this Agreement and that this Agreement be in full force and effect.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

        1.1    Non-Competition.

          (a)   As an inducement for Applied to enter into the Purchase Agreement and consummate the Transaction, and in connection with (i) receipt of consideration for Employee's equity interest in the Company in connection with the Transaction, (ii) Employee's participation in the Employee Bonus Incentive Plan and (iii) Employee's ongoing receipt of Confidential Information of the Company, Employee agrees that from and after the Closing of the Transaction and until the earlier of

              (i)  four (4) consecutive six (6) month periods (for a total of twenty-four (24) months) after the Closing, as follows

               (x)  from the date of Closing until the date that is six (6) months after Closing,

               (y)  from the date that is six (6) months after Closing until the date that is twelve (12) months after Closing,

               (z)  from the date that is twelve (12) months after Closing until the date that is eighteen (18) months after Closing, and

             (xx)  from the date that is eighteen (18) months after Closing until the date that is twenty-four (24) months after Closing, or

             (ii)  four (4) consecutive three (3) month periods (for a total of twelve (12) months) from the date of termination of the Employee's employment with Applied, as follows

               (x)  from the date of termination of the Employee's employment with Applied to the date that is three (3) months after such termination,

               (y)  from the date that is three (3) months after such termination until the date that is six (6) months after such termination,

               (z)  from the date that is six (6) months after such termination until the date that is nine (9) months after such termination, and

             (xx)  from the date that is nine (9) months after such termination until the date that is twelve (12) months after such termination,

  (the "Non-Competition Period"), Employee shall not, directly or indirectly, engage, without the express prior written consent of Applied, in any business or activity in direct or indirect competition with the Business, whether as an employee, consultant, partner, principal, agent, representative, equity holder or in any other individual, corporate or representative capacity, or render any services or provide any advice to any Person in direct or indirect competition (or seeking to compete, directly or indirectly) with the Business (a "Competing Business"). Due to the global nature of the Business, the restrictions set forth in this Section 1.1 shall apply worldwide (the "Business Area").

          (b)   Notwithstanding the foregoing, Employee may own, directly or indirectly, up to one percent (1%) of any class of "publicly traded securities" of any Person which owns or operates a business that is a Competing Business. For the purposes of this Section 1.1(b), "publicly traded securities" shall mean securities that are traded on a national securities exchange or listed on the Nasdaq National Market.

        1.2    No Interference with the Business; Non-Solicitation.    As an inducement for Applied to enter into the Purchase Agreement and consummate the Transaction, and in connection with (i) receipt of consideration for Employee's equity interest in the Company in connection with the Transaction, (ii) Employee's participation in the Employee Bonus Incentive Plan and (iii) Employee's ongoing receipt of Confidential Information of the Company, Employee agrees that during the Non-Competition Period, at any time or for any reason, Employee shall not, directly or indirectly, (a) with respect to the Business, solicit or divert any business or clients or customers made known to Employee during his employment with the Company or Applied or any Subsidiary of Applied away from Applied and/or any Subsidiary or joint venture of Applied, and/ or (b) induce customers, clients, suppliers, agents or other Persons under contract or otherwise associated or doing business with Applied and/or any Subsidiary or joint venture of Applied who are made known to Employee during his employment with the Company or Applied or a Subsidiary of Applied, to reduce or alter any such association or business with Applied and/or any Subsidiary or joint venture of Applied.

        1.3    Remedies.    The parties to this Agreement agree that (i) if Employee materially breaches this Agreement, the damage to Applied may be substantial, although difficult to ascertain, and money damages will not afford Applied an adequate remedy, and (ii) if Employee is in breach of any provision of this Agreement, or threatens a breach of this Agreement, Applied shall be entitled, in addition to all other rights and remedies as may be provided by law, the Purchase Agreement or otherwise, to seek specific performance and injunctive and other equitable relief to prevent or restrain a breach of any provision of this Agreement.

        1.4    Entire Agreement; Amendments and Waivers.    This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto. This Agreement may be amended or modified and the terms and conditions hereof may be waived, only by a written instrument signed by each of the parties or, in the case of waiver, by the party waiving compliance. No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies provided herein are cumulative and are not exclusive of any rights or remedies that either party may otherwise have at law or in equity.

        1.5    Several Agreements.    In addition to this Agreement between Applied and Employee, Applied has entered into a similar agreement with other key equity holders of the Company. It is expressly agreed that this Agreement and the obligations of the parties hereunder are to be construed separately from any similar agreements with any other key equity holder of the Company and a breach of a similar agreement by any other key equity holder of the Company shall not constitute a breach of this Agreement. No waiver by Applied of any term or condition of this Agreement with respect to Employee, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of any other agreement with respect to any other equity holder, employee of the Company or any other Person..

        1.6    Notices.    All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally. (ii) on the third business day after being mailed by certified mail, return receipt requested, (iii) the next business day after delivery to a recognized overnight courier, or (iv) upon transmission and confirmation of receipt by a facsimile operator if sent by facsimile (and shall also be transmitted by facsimile to the Persons receiving copies thereof), to the parties at the following addresses or facsimile numbers (or to such other address and facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

If to Applied:	Applied Materials, Inc. 2881 Scott Boulevard, M/S 2064 PO Box 58039 Santa Clara, CA 95050 Attention: Joseph J. Sweeney Facsimile No.: (408) 563-4635
Applied Materials, Inc. 3050 Bowers Avenue, M/S 0105 PO Box 58039 Santa Clara, CA 95054 Attention: Jim Pursiano Facsimile No.: (408) 986-7260

With a copy to: Weil, Gotshal & Manges LLP 201 Redwood Shores Parkway Redwood Shores, California 94065 Facsimile No. (650) 802-3100 Attn: Richard Millard.
If to Employee:	To the address or facsimile number for notice set forth on the last page hereof (or if none so set forth, to any address then set forth for the Employee in the books and records of Applied).

Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving written notice specifying such change to the other parties hereto.

        1.7    Governing Law.    This Agreement shall be governed exclusively by and construed exclusively in accordance with the internal laws of the State of Arizona, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Arizona. Each party hereby expressly consents to jurisdiction and venue in the State of Arizona, and any action arising out of or relating to this Agreement shall be brought in the state courts of Arizona.

        1.8    Effective Date.    This Agreement shall be effective from and after the Closing Date; provided that in the event the Transaction is not consummated and the Purchase Agreement is validly terminated for any reason in accordance with its terms, this Agreement shall be null and void.

        1.9    Severability.    To the extent any provision of this Agreement shall be determined to be unlawful or otherwise unenforceable, in whole or in part, such determination shall not affect the validity of the remainder of this Agreement, and this Agreement shall be reformed to the extent necessary to carry out the intent of the parties. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. To the extent any provision of this Agreement shall be declared invalid or unenforceable for any reason by any Governmental Body in any jurisdiction, this Agreement (or provision thereof) shall remain valid and enforceable in each other jurisdiction where it applies. Employee acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement shall be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

        1.10    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of the parties hereto, the heirs and legal representatives of Employee and the successors and assigns of Applied. Employee shall not be entitled to assign his obligations hereunder. Applied may assign its rights under this Agreement to any Person (including, without limitation, successors and assigns of Applied). Employee agrees that, upon request therefor, he will, in writing, acknowledge and consent to any such assignment of this Agreement.

        1.11    Definitions.    Capitalized terms used herein and not defined shall have the respective meanings ascribed to them in the Purchase Agreement unless otherwise expressly indicated.

        1.12    Waiver of Trial by Jury.    In any action or proceeding arising herefrom, the parties hereto consent to trial without a jury in any action, proceeding or counterclaim brought by any party hereto or its successors against any other party hereto or its successors in respect of any matter arising out of or in connection with this agreement, regardless of the form of action or proceeding.

        1.13    Independent Review and Advice.    Employee represents and warrants (a) that Employee has carefully read this Agreement; (b) that Employee executes this Agreement with full knowledge of the contents of this Agreement, the legal consequences thereof, and any and all rights which each party may have with respect to one another; (c) that Employee has had the opportunity to receive independent legal advice with respect to the matters set forth in this Agreement and with respect to the rights and asserted rights arising out of such matters; (d) that Employee has been advised to, and has had the opportunity to, consult with Employee's personal attorney prior to entering into this Agreement; and (e) that Employee is entering into this Agreement of Employee's own free will. Employee expressly agrees that he has no expectations or understandings contrary to the Agreement and no usage of trade or regular practice in the industry shall be used to modify this Agreement. The parties agree that this Agreement shall not be construed for or against either party in any interpretation thereof.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Non-Competition Agreement to be executed, as of the date first written above.

APPLIED MATERIALS, INC., a Delaware corporation
By:	/s/ RUSSELL ELWANGER Name: Russell Elwanger Title: Vice President
PETE POSTIGLIONE:
By:	/s/ PETE POSTIGLIONE Pete Postiglione:
Address

Facsimile Number

ANNEX I

                      NautaDutilh N.V.
                      Concept de dato 15 september 2004

STATUTENWIJZIGING
METRON TECHNOLOGY N.V.

        Heden, [    ] tweeduizend vier, verscheen voor mij, Mr Frits Willem Oldenburg, notaris te Amsterdam:

          [    ].

        De comparant verklaarde dat de algemene vergadering van aandeelhouders van Metron Technology N.V., een naamloze vennootschap, statutair gevestigd te Amsterdam (adres: 1322 AD Almere, Kabelstraat 19, handelsregisternummer: 39039113), hierna genoemd: de "vennootschap", gehouden te [    ] op [    ] tweeduizend vier besloten heeft de statuten van de vennootschap partieel te wijzigen.

        De statuten van de vennootschap zijn laatstelijk gewijzigd op zeventien november negentienhonderd negenennegentig voor ondergetekende notaris.

        Ter uitvoering van voormeld besluit verklaarde de comparant de statuten van voormelde vennootschap bij deze als volgt partieel te wijzigen:

  Artikel 2 lid 1 komt te luiden als volgt:

  "1.
  De vennootschap is genaamd: Nortem N.V."

  Artikel 19 lid 15 komt te luiden als volgt:

  "15.
  Een commissaris wordt benoemd voor een periode van in beginsel een jaar, aanvagend op de dag volgend op de dag van zijn (her)benoeming in de jaarlijkse algemene vergadering en eindigend op de dag van de jaarlijkse algemene vergadering gehouden in het daarop volgende boekjaar. Indien een commissaris niet is benoemd in de jaarlijkse algemene vergadering, maar in een buitengewone algemene vergadering zal hij in beginsel zitting hebben voor een periode korter dan een jaar, welke periode aanvangt op de dag volgend op zijn (her)benoeming in de buitengewone algemene vergadering en eindigt op de dag van de eerste jaarlijkse algemene vergadering die zal worden gehouden na bovenvermelde buitengewone algemene vergadering. Na verloop van zijn zittingsduur is hij onmiddellijk herbenoembaar voor een volgende periode van een jaar."

  Artikel 21 lid 1 sub d wordt vernummerd tot artikel 21 lid 1 sub e.

  Aan artikel 21 lid 1 wordt een nieuw sub d toegevoegd welke komt te luiden als volgt:

  "d.
  het verlenen van décharge aan de directie en de raad van commissarissen;"

  Artikel 27 lid 5 komt te luiden als volgt:

  "5.
  De algemene vergadering stelt de jaarrekening vast."

  SLOTVERKLARING

          De comparant verklaarde tenslotte:

    •
    dat hij door voormelde algemene vergadering van aandeelhouders is aangewezen om de verklaring als bedoeld in artikel 2:125 van het Burgerlijk Wetboek aan te vragen of te doen aanvragen en om na het verkrijgen van die verklaring de notariële akte van statutenwijziging te doen verlijden;

    •
    dat bedoelde verklaring is verkregen blijkens een aan deze akte gehechte Ministeriële verklaring nummer N.V. 157.527 de dato [...] tweeduizend vier.

        De comparant is mij, notaris, bekend.

        Deze akte is verleden te Amsterdam op de dag aan het begin van deze akte vermeld.

        Nadat vooraf door mij, notaris, de zakelijke inhoud van deze akte aan de comparant is medegedeeld en door mij, notaris, is toegelicht, heeft hij verklaard van de inhoud daarvan te hebben kennisgenomen, met de inhoud in te stemmen en op volledige voorlezing daarvan geen prijs te stellen. Onmiddellijk na beperkte voorlezing is deze akte door de comparant en mij, notaris, ondertekend.

                      NautaDutilh N.V.
                      Draft dated 15 September 2004

AMENDMENT TO THE ARTICLES OF ASSOCIATION
METRON TECHNOLOGY N.V.

Office (unofficial) translation of the deed of amendment
to the articles of association
of Metron Technology N.V.

In this translation an attempt has been made
to be as literal as possible,
without jeopardising the overall continuing.
Inevitably, differences may occur in translation, and
if so, the Dutch text will govern.

        On this the [...] day of [...] two thousand and four, appeared before me, Frits Willem Oldenburg, civil law notary at Amsterdam:

          [...].

        The person appearing declared that the general meeting of shareholders of Metron Technology N.V., a limited liability company ("naamloze vennootschap "), having its corporate seat at Amsterdam, (address: 1322 AD Almere, Kabelstraat 19, trade register number: 39039113), hereinafter referred to as: the "company", held at [...] on the [...] day of [...] two thousand and four has resolved to amend the articles of association of the company.

        The articles of association of the company were last amended on the seventeenth day of November nineteen hundred and ninety-nine before the undersigned civil law notary.

        Further to this resolution the person appearing stated that the articles of association of the company are amended as follows:

  Article 2 paragraph 1 will read as follows:

  "1.
  The name of the company is: Nortem N.V."

  Article 19 paragraph 15 will read as follows:

  "15.
  Supervisory directors shall serve for a period of (in principle) one year, such period to commence on the date following the date of his (re-)election in the annual general meeting and ending on the date of the annual general meeting held in the following financial year. If a supervisory director has not been elected in the annual general meeting but in an extraordinary general meeting, he shall in principle serve for a period less than one year, such period to commence on the date following the date of his (re-)election in the extraordinary general meeting and ending on the date of the first annual general meeting which will be held after the extraordinary general meeting referred to above. After his term of office has expired, each supervisory director shall immediately be eligible for re-election for a subsequent year term."

  Article 21 paragraph 1 sub d will be renumbered into article 21 paragraph 1 sub e.

  A new sub d will be added to article 21 paragraph 1 which will read as follows:

  "d.
  to release the management board and the supervisory board;"

  Article 27 paragraph 5 will read as follows:

  "5.
  The general meeting shall adopt the annual accounts."

  FINAL PROVISION

          Finally, the person appearing declared:

    •
    that he has been appointed by the abovementioned general meeting of shareholders to apply for the declaration of no objection as mentioned in article 2:125 of the Dutch Civil Code and after obtaining that declaration to lay down and confirm the amendment of the articles of association by notarial deed;

    •
    that the abovementioned declaration of no objection was issued as appears from a Ministerial Declaration of no objection, attached to this deed, under number N.V. 157.527, dated the [...] day of [...] two thousand and four.

        The person appearing is known to me, civil law notary.

        This Deed was executed in Amsterdam on the date mentioned in its heading.

        After I, civil law notary, had conveyed and explained the contents of the Deed in substance to the person appearing, [he/she] declared that [he/she] had taken note of the contents of the Deed, was in agreement with the contents and did not wish them to be read out in full. Following a partial reading, the Deed was signed by the person appearing and by me, civil law notary.

ANNEX J

METRON TECHNOLOGY N.V.

AMENDED AND RESTATED
CHARTER OF THE AUDIT COMMITTEE

ADOPTED AS OF                        , 2004

PURPOSE AND POLICY

        The primary purpose of the Audit Committee (the "Committee") shall be to act on behalf of the Supervisory Board of Directors (the "Board") of Metron Technology N.V. (the "Company") in fulfilling the Board's oversight responsibilities with respect to Metron's corporate accounting and financial reporting processes, the systems of internal control over financial reporting, and audits of financial statements, as well as the quality and integrity of Metron's financial statements and reports and the qualifications, independence and performance of the firm or firms of certified public accountants engaged as Metron's independent outside auditors for the purpose of preparing or issuing an audit report or performing audit services. (the "Auditors"). The Committee shall also be designated as Metron's Qualified Legal Compliance Committee (the "QLCC") within the meaning of Rule 205.2(k) of Title 17, Chapter II of the Code of Federal Regulations (the "Rules of Professional Conduct"). The operation of the Committee shall be subject to the Articles of Association of Metron as in effect from time to time and The Netherlands Civil Code.

        The policy of the Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication among the Committee, the Auditors and Metron's financial management.

COMPOSITION

        The Committee shall consist of at least three members of the Board. The members of the Committee shall satisfy the independence and financial literacy requirements of Nasdaq applicable to Committee members as in effect from time to time, when and as required by Nasdaq. At least one member shall satisfy the applicable Nasdaq financial sophistication requirements as in effect from time to time. The members of the Committee shall be appointed by and serve at the discretion of the Board. Vacancies occurring on the Committee shall be filled by the Board. The Chairman of the Committee shall be appointed by the Board.

MEETINGS AND MINUTES

        The Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate. Minutes of each meeting of the Committee shall be prepared and distributed to each supervisory director of Metron and the Secretary of Metron promptly after each meeting. The Chairman of the Committee shall report to the Board from time to time, or whenever so requested by the Board.

AUTHORITY

        The Committee shall have authority to appoint, determine compensation for, and at the expense of Metron, retain and oversee the Auditors as set forth in Section 10A(m)(2) of the Securities Exchange Act of 1934, as amended, and the rules thereunder and otherwise to fulfill its responsibilities under this charter. The Committee shall have authority to retain and determine compensation for, at the expense of Metron, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Committee shall also have authority to pay, at the expense of Metron, ordinary administrative expenses that, as determined by the Committee, are necessary or appropriate in carrying out its duties. The Committee shall have authority to initiate investigations, to provide notices, including notices to the Securities and Exchange Commission, to retain experts, to recommend that Metron implement remedial or other appropriate actions and otherwise to carry out its responsibilities as a QLCC. The Committee shall have full access to all books, records, facilities and personnel of Metron as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Committee shall have authority to require that any of Metron's personnel, counsel, accountants (including the Auditors) or investment bankers, or any other consultant or advisor to Metron attend any meeting of the Committee or meet with any member of the Committee or any of its special legal, accounting or other advisors and consultants. The approval of this Charter by the Board shall be construed as a delegation of authority to the Committee with respect to the responsibilities set forth herein.

RESPONSIBILITIES

        The Committee shall oversee Metron's financial reporting process on behalf of the Board, shall have direct responsibility for the appointment, compensation, retention and oversight of the work of the Auditors and any other registered public accounting firm engaged for the purpose of performing other review or attest services for Metron. The Auditors and each such other registered public accounting firm shall report directly and be accountable to the Committee. The Committee's functions and procedures should remain flexible to address changing circumstances most effectively. To implement the Committee's purpose and policy, the Committee shall be charged with the following functions and processes with the understanding, however, that the Committee may supplement or (except as otherwise required by applicable laws or rules) deviate from these activities as appropriate under the circumstances:

          1.    Evaluation and Retention of Auditors.    To evaluate the performance of the Auditors, to assess their qualifications and to determine whether to retain or to terminate the existing Auditors or to appoint and engage new auditors for the ensuing year, which retention shall be subject only to ratification by Metron's shareholders (if the Committee or the Board elects to submit such retention for ratification by the shareholders).

          2.    Approval of Audit Engagements.    To determine and approve engagements of the Auditors, prior to commencement of such engagements, to perform all proposed audit, review and attest services, including the scope of and plans for the audit, the compensation to be paid, at Metron's expense, to the Auditors, which approval may be pursuant to pre-approval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of pre-approval authority to one or more Committee members so long as any such pre-approval decisions are presented to the full Committee at the next scheduled meeting.

          3.    Approval of Non-Audit Services.    To determine and approve engagements of the Auditors, prior to commencement of such engagements (unless in compliance with exceptions available under applicable laws and rules related to immaterial aggregate amounts of services), to perform any proposed permissible non-audit services, including the scope of the service and the compensation to be paid therefor, which approval may be pursuant to pre-approval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of pre-approval authority to one or more Committee members so long as any such pre-approval decisions are presented to the full Committee at the next scheduled meeting.

          4.    Audit Partner Rotation.    To monitor the rotation of the partners of the Auditors on Metron's audit engagement team as required by applicable laws and rules and to consider periodically and, if deemed appropriate, adopt a policy regarding rotation of auditing firms.

          5.    Auditor Conflicts.    At least annually, to receive and review written statements from the Auditors delineating all relationships between the Auditors and Metron, consistent with Independence Standards Board Standard No. 1, to consider and discuss with the Auditors any disclosed relationships and any compensation or services that could affect the Auditors' objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the Auditors.

          6.    Audited Financial Statement Review.    To review, upon completion of the audit, the financial statements proposed to be included in Metron's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission and to recommend whether or not such financial statements should be so included.

          7.    Annual Audit Results.    To review with management and the Auditors the results of the annual audit, including the Auditors' assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any material audit adjustments proposed by the Auditors and any adjustments proposed but not recorded, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the Auditors under the standards of the Public Company Accounting Oversight Board (United States), as appropriate.

          8.    Quarterly Results.    To review with management and the Auditors, as appropriate, the results of the Auditors' review of Metron's quarterly financial statements, prior to public disclosure of quarterly financial information, if practicable, or filing with the Securities and Exchange Commission of Metron's Quarterly Report on Form 10-Q, and any other matters required to be communicated to the Committee by the Auditors under standards of the Public Company Accounting Oversight Board (United States).

          9.    Accounting Principles and Policies.    To review with management and the Auditors significant issues that arise regarding accounting principles and financial statement presentation, including critical accounting policies and practices, alternative accounting policies available under generally accepted accounting principles ("GAAP") related to material items discussed with management and any other significant reporting issues and judgments.

          10.    Risk Assessment and Management.    To review with management and the Auditors, as appropriate, Metron's major financial risk exposures and the steps taken by management to monitor and control these exposures.

          11.    Management Letters.    To review with the Auditors and, if appropriate, management, any management letter issued or, to the extent practicable, proposed to be issued by the Auditors and management's response, if any, to such letter, as well as any additional material written communications between the Auditors and management.

          12.    Disagreements Between Auditors and Management.    To review with management and the Auditors or any other registered public accounting firm engaged to perform review or attest services any material conflicts or disagreements between management and the Auditors or such other accounting firm regarding financial reporting, accounting practices or policies and to resolve any conflicts or disagreements regarding financial reporting.

          13.    Internal Control Over Financial Reporting.    To confer with management and the Auditors, as appropriate, regarding the scope, adequacy and effectiveness of internal control over financial reporting.

          14.    Separate Sessions.    Periodically, to meet in separate sessions with the Auditors, as appropriate, and management to discuss any matters that the Committee, the Auditors or management believe should be discussed privately with the Committee.

          15.    Complaint Procedures.    To establish procedures, when and as required by applicable laws and rules, for the receipt, retention and treatment of complaints received by Metron regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

          16.    Regulatory and Accounting Initiatives.    To review with counsel, the Auditors and management, as appropriate, any significant regulatory or other legal or accounting initiatives or matters that may have a material impact on Metron's financial statements, compliance programs and policies if, in the judgment of the Committee, such review is necessary or appropriate.

          17.    Engagement of Registered Public Accounting Firms.    To determine and approve engagements of any registered public accounting firm (in addition to the Auditors) to perform any other review or attest service, including the compensation to be paid to such firm and the negotiation and execution, on behalf of Metron, of such firm's engagement letter, which approval may be pursuant to pre-approval policies and procedures, including the delegation of pre-approval authority to one or more Committee members, so long as any such pre-approval decisions are presented to the full Committee at the next scheduled meeting.

          18.    Ethical Compliance.    To review the results of management's efforts to monitor compliance with Metron's programs and policies designed to ensure adherence to applicable laws and rules, as well as to its Code of Business Conduct and Ethics, including review and approval of related-party transactions as required by Nasdaq rules.

          19.    Investigations.    To investigate any matter brought to the attention of the Committee within the scope of its duties if, in the judgment of the Committee, such investigation is necessary or appropriate.

          20.    Proxy Report.    To prepare the report required by the rules of the Securities and Exchange Commission to be included in Metron's annual proxy statement.

          21.    Annual Charter Review.    To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

          22.    Report to Board.    To report to the Board with respect to material issues that arise regarding the quality or integrity of Metron's financial statements, the performance or independence of Metron's Auditors or such other matters as the Committee deems appropriate from time to time or whenever it shall be called upon to do so.

          23.    Annual Committee Evaluation.    To conduct an annual evaluation of the performance of the Committee.

          24.    Procedures for Receipt of Attorney Report.    To adopt written procedures for the confidential receipt, retention and consideration of any report of evidence of a material violation under Rule 205.3 of the Rules of Professional Conduct.

          25.    QLCC Responsibilities.    To carry out the responsibilities of a QLCC as set forth in the Rules of Professional Conduct.

          26.    General Authority.    To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

        It shall be the responsibility of management to prepare Metron's financial statements and periodic reports and the responsibility of the Auditors to audit those financial statements. These functions shall not be the responsibility of the Committee, nor shall it be the Committee's responsibility to ensure that the financial statements or periodic reports are complete and accurate, conform to GAAP or otherwise comply with applicable laws.

ANNEX K

METRON TECHNOLOGY N.V.

CHARTER OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
OF THE SUPERVISORY BOARD OF DIRECTORS

ORGANIZATION

        The Nominating and Corporate Governance Committee (the "Committee") of the Supervisory Board of Directors (the "Board") of Metron Technology N.V. ("Metron"), shall consist of at least two members of the Board. No Committee member shall be an employee of Metron and each member shall be free from any relationship that would interfere with the exercise of his or her independent judgment, as determined by the Board, in accordance with the applicable independence requirements of Nasdaq, when and as required by Nasdaq. The members of the Committee and the Committee chairperson shall be appointed by the Board.

STATEMENT OF POLICY

        The purpose of the Committee shall be to (i) oversee all aspects of Metron's corporate governance functions on behalf of the Board; (ii) make recommendations to the Board regarding corporate governance issues; (iii) identify, review and evaluate candidates to serve as supervisory directors of Metron and review and evaluate incumbent supervisory directors; (iv) serve as a focal point for communication between such candidates, non-committee supervisory directors and Metron's management; (v) recommend to the Board for selection candidates to the Board; and (vi) make other recommendations to the Board regarding affairs relating to the supervisory directors of Metron.

OPERATING PRINCIPLES AND PROCESSES

        In fulfilling its function and responsibilities, the Committee should give due consideration to the following operating principles and processes:

  •
  Communication—Regular and meaningful contact throughout the year with the Board, committee chairpersons, members of senior management and independent professional advisors to the Board and its various committees, as applicable, is viewed as important for strengthening the Committee's knowledge of relevant current and prospective corporate governance issues.

  •
  Committee Education/Orientation—Developing with management and participating in a process for systematic review of important corporate governance issues and trends in corporate governance practices that could potentially impact Metron will enhance the effectiveness of the Committee.

  •
  Resources—The Committee shall be authorized to access such internal and external resources as the Committee deems necessary or appropriate to fulfill its defined responsibilities, including engagement of independent counsel, consultants and other professional advisors, as well as executive search firms to help identify supervisory director candidates. The Committee shall have sole authority to approve fees, costs and other terms of engagement of such outside resources. The Committee shall have the authority to perform such other functions, and shall have such powers, as may be necessary or appropriate in the efficient and lawful discharge of its responsibilities hereunder.

  •
  Reporting to the Board—The Committee, through the Committee chairperson, shall report all material activities of the Committee to the Board from time to time, or whenever so requested by the Board.

RESPONSIBILITIES

        The operation of the Committee will be subject to the provisions of the Articles of Association of Metron and The Netherlands Civil Code, each as in effect from time to time. The Committee will have the full power and authority to carry out the following primary responsibilities or to delegate such power and authority to one or more subcommittees of the Committee:

  •
  Supervisory Director Nominations—The Committee has the responsibility of identifying, reviewing and evaluating candidates to serve on Metron's Board, including consideration of any potential conflicts of interest as well as applicable independence and experience requirements. The Committee shall also have the primary responsibility for reviewing, evaluating and considering the recommendation for nomination of incumbent supervisory directors for reelection to the Board, as well as monitoring the size of the Board. The Committee shall also recommend to the Board for selection candidates to the Board. The Committee shall also have the power and authority to consider recommendations for Board nominees and proposals submitted by Metron's shareholders and to establish any policies, requirements, criteria and procedures, including policies and procedures to facilitate shareholder communications with the Board, to recommend to the Board appropriate action on any such proposal or recommendation and to make any disclosures required by applicable law in the course of exercising its authority.

  •
  Board Assessment—The Committee shall periodically review, discuss and assess the performance of the Board, including Board committees, seeking input from senior management, the full Board and others. The assessment shall include evaluation of the Board's contribution as a whole and effectiveness in serving the best interests of Metron and its shareholders, specific areas in which the Board and/or management believe contributions could be improved, and overall Board composition and makeup, including the reelection of current Board members. The factors to be considered shall include whether the supervisory directors, both individually and collectively, can and do provide the integrity, experience, judgment, commitment, skills and expertise appropriate for Metron. The Committee shall also consider and assess the independence of supervisory directors, including whether a majority of the Board continue to be independent from management in both fact and appearance, as well as within the meaning prescribed by Nasdaq. The results of these reviews shall be provided to the Board for further discussion as appropriate.

  •
  Board Committee Nominations—The Committee, after due consideration of the interests, independence and experience of the individual supervisory directors and the independence and experience requirements of Nasdaq, the rules and regulations of the Securities and Exchange Commission and applicable law, shall recommend to the entire Board annually the chairmanship and membership of each committee.

  •
  Continuing Education—The Committee shall consider instituting a plan or program for the continuing education of supervisory directors.

  •
  Corporate Governance Principles—Further, the Committee shall periodically review Company policy statements to determine their adherence to Metron's Code of Business Conduct and Ethics.

  •
  Procedures for Information Dissemination—The Committee shall oversee and review the processes and procedures used by Metron to provide information to the Board and its committees. The Committee should consider, among other factors, the reporting channels through which the Board and its committees receive information and the level of access to outside advisors where necessary or appropriate, as well as the procedures for providing accurate, relevant and appropriately detailed information to the Board and its committees on a timely basis.

  •
  Management Succession—The Committee shall periodically review with the Chief Executive Officer the plans for succession to the offices of Metron's Chief Executive Officer and make recommendations to the Board with respect to the selection of appropriate individuals to succeed to these positions.

  •
  Self-Assessment—The Committee shall review, discuss and assess its own performance at least annually. The Committee shall also periodically review and assess the adequacy of this charter, including the Committee's role and responsibilities as outlined in this Charter, and shall recommend any proposed changes to the Board for its consideration.

MEETINGS

        The Committee will hold at least one regular meeting per year and additional meetings, as the Committee deems appropriate.

MINUTES AND REPORTS

        Minutes of each meeting will be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of Metron. The Chairman of the Committee will report to the Board from time to time, or whenever so requested by the Board.

ANNEX L

POLICY WITH RESPECT TO THE COMPENSATION OF THE MANAGING DIRECTORS OF METRON

        The Compensation Committee (the "Committee") of Metron Technology N.V. (the "Company") determines base salaries, incentive compensation and stock option grants of the managing directors in part in reliance on the Radford Survey (the "Survey") or the prevailing competitive salaries in the technology sector for similar positions and by evaluating those salary standards against the achievement by the Company of its corporate goals. The Committee compares the compensation of the Company's managing directors to equivalent data in the Survey and competitive market compensation levels to determine base salary, target bonuses and target total cash compensation. The Committee also reviews and compares the practices of such companies with respect to stock option grants. Increases in annual salaries are based on actual corporate and individual performance against targeted performance and various subjective performance criteria. Targeted performance criteria vary for each managing director based on his area of responsibility. Subjective performance criteria include a managing director's ability to motivate others, develop the skills necessary to mature with Company and recognize and pursue new business opportunities to enhance the Company's growth and success. The Committee does not use a specific formula based on these targeted performance and subjective criteria, but instead makes an evaluation of each managing director's contributions in light of all of the criteria.

        In reports of the Committee to the Company's shareholders for fiscal years ending after October 1, 2004, the Committee shall disclose in its report the total compensation of each current managing director, including:

    1.
    the amount of salary paid to each managing director, including any deferred salary;

    2.
    the amount of bonus paid to each managing director;

    3.
    the amount of compensation to be paid to each managing director upon the termination of his/her employment, if determinable.

        Additionally, if any compensation was paid in the form of a bonus, the Committee shall describe the reasons why it granted such bonus.

        Furthermore, the Committee shall disclose in its report the total compensation for each former managing director whose employment with the Company terminated during the fiscal year to which the Committee's report relates (the "Applicable Period") including:

    1.
    the amount of deferred salary (if any) paid to such former managing director during the Applicable Period;

    2.
    the amount of compensation paid to such former managing director upon the termination of his/her employment.

        If options to purchase the common shares of the Company ("Stock Options") have been granted to a managing director during the Applicable Period, the Committee shall disclose in its report:

    1.
    the exercise price of the Stock Options granted to such managing director during the Applicable Period and the price of the underlying common shares on the date of grant, if the exercise price is lower than the price of the underlying common shares at the time the Stock Options were granted;

    2.
    the number of common shares issuable upon exercise of the Stock Options held by such managing director not yet exercised as of the beginning of the Applicable Period;

    3.
    the number of common shares issuable upon exercise of the Stock Options granted by the Committee during the Applicable Period to such managing director, with the conditions

L-1

      pertaining thereto. If a change was made to any conditions relating to such Stock Options or to Stock Options granted in a prior period during the Applicable Period, such changes must be disclosed separately;

    4.
    the number of common shares issued upon exercise of the Stock Options by such managing director during the Applicable Period, which must in each instance state the number of common shares for which each Stock Option that exercised and the exercise price;

    5.
    the number of common shares issuable upon exercise of the Stock Options not yet exercised by such managing director at the end of the Applicable Period, including:

    a.
    the exercise price of such Stock Options;

    b.
    the expiration date of such Stock Options;

    c.
    the principal conditions applicable to the exercise of such Stock Options;

    d.
    any financing arrangement made in connection with the grant of such Stock Options; and

    6.
    the criteria applied by the Committee for the grant or exercise of such Stock Options, if applicable.

        The Committee shall disclose in its report the amount of any loans, advances and guarantees provided by the Company and/or, its subsidiaries to, or on behalf of, each managing director of the Company that were in existence during the Applicable Period. The report shall disclose, as of the end of the Applicable Period, the amounts still outstanding, the interest rate and any other material provisions as well as any repayments made during the Applicable Period.

        Any information required by this policy to be disclosed in the report of the Committee may be incorporated by reference into such report from any other document, including the proxy statement of which such report forms a part, filed by the Company with the United States Securities and Exchange Commission.

L-2

METRON TECHNOLOGY N.V.
PROXY SOLICITED BY THE BOARD OF SUPERVISORY DIRECTORS
FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON [                        ], 2004

The undersigned hereby appoints Edward D. Segal and Douglas J. McCutcheon, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of Metron Technology N.V. ("Metron") which the undersigned may be entitled to vote at the Annual General Meeting of Shareholders of Metron Technology N.V. to be held at the law offices of NautaDutilh, Strawinskylaan 1999, 1077 XV Amsterdam, The Netherlands, on [                        ], 2004 at 5:30 p.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSALS 2 AND FOR PROPOSALS 1, 3, 4, 5, 6, 7, 8, 9 and 10 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

SUBMIT YOUR PROXY TO VOTE BY FACSIMILE.    To submit your proxy to vote by facsimile, please follow these three easy steps: (1) read the accompanying Proxy Statement, (2) complete, sign, and date the Proxy Card and (3) fax the completed, signed, and dated Proxy Card to (303) 262-0700. Your facsimile transmission must be received prior to 8:30 a.m. Pacific Standard Time on [                        ], 2004.

SUBMIT YOUR PROXY TO VOTE BY MAIL.    To submit your proxy to vote by mail, please follow these three easy steps: (1) read the accompanying Proxy Statement, (2) complete, sign and date the Proxy Card and (3) mail the completed, signed and dated Proxy Card in the enclosed return envelope which is postage prepaid if mailed in the United States. Your return envelope must be received prior to 8:30 a.m. Pacific Standard Time on [                        ], 2004.

☐	Mark this box with an X if you have made changes to your name or address details above.
The supervisory board recommends a vote for Proposal 1 and the nominees for supervisory director listed below.

PROPOSAL 1: To approve: (a) the sale and transfer of substantially all of Metron's assets to Applied Materials, Inc., a Delaware corporation, pursuant to the stock and asset purchase agreement, dated August 16, 2004, entered into between Metron and Applied Materials; (b) the amendment of the Articles of Association of Metron to: (i) change the name of Metron to "Nortem N.V." in connection with the asset sale; and (ii) remove from the Articles of Association provisions that are no longer permitted under The Netherlands Civil Code, and to designate each of Metron's managing directors and each junior civil law notary working with NautaDutilh to apply for the declaration referred to in article 2:125 of The Netherlands Civil Code, and to have the deed of amendment executed; (c) the dissolution and liquidation of Metron immediately following the closing of the asset sale; and (d) the appointment of a liquidator (vereffenaar) for Metron.	For ☐	Against ☐
PROPOSAL 2: To elect supervisory directors to hold office until the next Annual Meeting of Shareholders and until their successors are elected.
	For	Withhold
01 - Robert R. Anderson	☐	☐
02 - Dana C. Ditmore	☐	☐
03 - Joel A. Elftmann	☐	☐
04 - William L. George	☐	☐
05 - Bruce M. Jaffe	☐	☐

The supervisory board recommends a vote for proposals 3, 4, 5, 6, 7, 8, 9 and 10.
	For	Against	Abstain
PROPOSAL 3: To approve Metron's ability to issue Metron common shares in an aggregate amount exceeding 19.999% of the outstanding Metron common shares pursuant to convertible debentures and warrants issued in June 2004, and the issuance to any single purchaser of Metron common shares pursuant to convertible debentures or warrants in an aggregate amount that results in a "change of control" of Metron for purposes of the Nasdaq listing standards	☐	☐	☐
PROPOSAL 4: To approve the adoption of the Annual Accounts ("jaarrekening") of Metron for the fiscal year ended May 31, 2004.	☐	☐	☐

PROPOSAL 5: To ratify the selection of and, to the extent required, to appoint: (a) PricewaterhouseCoopers N.V. as statutory auditors of the Annual Accounts ("jaarrekening") of Metron for the fiscal year ending May 31, 2005; and (b) PricewaterhouseCoopers LLP as independent registered public accountants of Metron for its fiscal year ending May 31, 2005.	☐	☐	☐
PROPOSAL 6: To approve the preparation of Metron's Annual Report for the fiscal year ended May 31, 2005 in the English language.	☐	☐	☐

PROPOSAL 7: To extend the authority of the Supervisory Board, for a period of one year: (a) to issue Metron common shares up to the amount of the authorized capital of Metron; and (b) to restrict or exclude pre-emptive rights in relation thereto.	☐	☐	☐
PROPOSAL 8: To approve the compensation of the Supervisory Board for the fiscal year ending May 31, 2005.	☐	☐	☐
PROPOSAL 9: To adopt the compensation policy for Metron's Managing Board.	☐	☐	☐
PROPOSAL 10: To grant discharge from liability to the members of Metron's Managing Board and Supervisory Board for the performance of their duties during the fiscal year ended May 31, 2004.	☐	☐	☐

Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as your name appears hereon. If the shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.
 Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)1UPX
☐☐/☐☐/☐☐☐☐

QuickLinks

TABLE OF CONTENTS
SUMMARY TERM SHEET RELATED TO PROPOSAL 1
QUESTIONS AND ANSWERS RELATED TO PROPOSAL 1
RISK FACTORS RELATED TO PROPOSAL 1
INFORMATION CONCERNING SOLICITATION AND VOTING
CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS IN THIS PROXY STATEMENT
PROPOSAL 1 SALE OF SUBSTANTIALLY ALL OF METRON'S ASSETS, DISSOLUTION AND RELATED TRANSACTIONS
PROPOSAL 2 ELECTION OF SUPERVISORY DIRECTORS
THE SUPERVISORY BOARD RECOMMENDS A VOTE FOR EACH NAMED NOMINEE.
THE SUPERVISORY BOARD RECOMMENDS A VOTE FOR EACH NAMED NOMINEE.
PROPOSAL 3
THE SUPERVISORY BOARD RECOMMENDS A VOTE FOR PROPOSAL 3.
PROPOSAL 4 APPROVAL OF ANNUAL ACCOUNTS
THE SUPERVISORY BOARD RECOMMENDS A VOTE FOR PROPOSAL 4.
PROPOSAL 5 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
THE SUPERVISORY BOARD RECOMMENDS A VOTE FOR PROPOSAL 5.
PROPOSAL 6 APPROVAL OF THE PREPARATION OF THE ANNUAL REPORT IN ENGLISH
THE SUPERVISORY BOARD RECOMMENDS A VOTE FOR PROPOSAL 6.
PROPOSAL 7
THE SUPERVISORY BOARD RECOMMENDS A VOTE FOR PROPOSAL 7.
PROPOSAL 8
THE SUPERVISORY BOARD RECOMMENDS A VOTE FOR PROPOSAL 8.
PROPOSAL 9
THE SUPERVISORY BOARD RECOMMENDS A VOTE FOR PROPOSAL 9.
PROPOSAL 10
THE SUPERVISORY BOARD RECOMMENDS A VOTE FOR PROPOSAL 10.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE OF THE SUPERVISORY BOARD ON EXECUTIVE COMPENSATION(1)
COMPARISON OF 54 MONTH CUMULATIVE TOTAL RETURN* AMONG METRON TECHNOLOGY, N.V., THE S & P SMALLCAP 600 INDEX AND PEER GROUP
CERTAIN TRANSACTIONS
HOUSEHOLDING OF PROXY MATERIALS
WHERE YOU CAN FIND MORE INFORMATION
OTHER MATTERS
  ANNEX A
STOCK AND ASSET PURCHASE AGREEMENT BY AND BETWEEN APPLIED MATERIALS, INC. AND METRON TECHNOLOGY N.V. Dated as of August 16, 2004
TABLE OF CONTENTS
STOCK AND ASSET PURCHASE AGREEMENT
RECITALS
ARTICLE I PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES
ARTICLE II PURCHASE PRICE AND PAYMENT
ARTICLE III CLOSING AND TERMINATION
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY
ARTICLE V REPRESENTATIONS AND WARRANTIES OF PURCHASER
ARTICLE VI COVENANTS AND AGREEMENTS
ARTICLE VII CONDITIONS TO CLOSING
ARTICLE VIII DOCUMENTS TO BE DELIVERED
ARTICLE IX MISCELLANEOUS
REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
Annex A Purchased Companies
Annex A-1 Subsidiaries of Purchased Companies
Annex A-2 Joint Ventures
Annex B Shareholders Signing Voting Agreements
  ANNEX B
  ANNEX C
  ANNEX D
VOTING AGREEMENT AND PROXY
Exhibit A IRREVOCABLE PROXY TO VOTE STOCK OF METRON TECHNOLOGY N.V.
NON-COMPETITION AGREEMENT (California)
  ANNEX F
  ANNEX G
NON-COMPETITION AGREEMENT (Arizona)
  ANNEX I
  ANNEX J
AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE ADOPTED AS OF , 2004
  ANNEX K
CHARTER OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE OF THE SUPERVISORY BOARD OF DIRECTORS
  ANNEX L
POLICY WITH RESPECT TO THE COMPENSATION OF THE MANAGING DIRECTORS OF METRON